--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                AMENDMENT NO. 4
                                       TO
                                  SCHEDULE 14A
                                 (RULE 14A-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/x/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.
/x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    Common Stock, par value of $.01 per share
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    This transaction applies to an aggregate of 12,448,286 shares ('Cash Out Shares') of common stock of Allied Digital Technologies Corp. computed as follows: (i) 13,623,394 outstanding shares of Common Stock (the 'Allied Common Stock'), less (ii) the sum of (a) 74,998 shares held by certain members of management which will be converted into shares of surviving corporation common stock (the 'Surviving Corporation Common Stock'), after the Merger as described in the Proxy Statement and (b) 1,100,110 shares currently owned by 399 Venture Partners, Inc. which will be converted into shares of the Surviving Corporation capital stock
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    $5.00 per share of Common Stock
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    $63,777,061--The proposed maximum aggregate value of the transaction is (sum of (i) the product of the Cash Out Shares and $5.00, and (ii) cash consideration of $1,535,631 to be paid for the options being surrendered in connection with the transaction).
--------------------------------------------------------------------------------

(5) Total fee paid:

    $12,755.42
--------------------------------------------------------------------------------

/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3) Filing Party:
--------------------------------------------------------------------------------

(4) Date Filed:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  COVER LETTER
                  [LOGO OF ALLIED DIGITAL TECHNOLOGIES CORP.]
                                MERGER PROPOSED

     The Board of Directors of Allied Digital Technologies Corp. ('Allied') has approved a merger in which Allied and Analog Acquisition Corp., a Delaware corporation ('AAC'), a corporation formed at the direction of 399 Venture Partners, Inc. ('399') which is an affiliate of Citicorp Venture Capital, Ltd. ('CVC'), will merge, with Allied being the surviving corporation (the 'Merger'). The Board of Directors of Allied has determined that the right to receive $5.00 in cash for each share of Allied common stock is fair to Allied stockholders and is in the best interests of Allied stockholders. Accordingly, the Board of Directors recommends that stockholders vote in favor of the Merger. Certain members of Allied's Board of Directors have interests in the Merger that may be in conflict with the interests of Allied stockholders generally. See 'Special Factors--Conflicts of Interest' in the proxy statement attached hereto (the 'Proxy Statement').

     The Board of Directors has called a special meeting of stockholders (the 'Special Meeting') to vote whether to approve and adopt the Merger in accordance with the Agreement and Plan of Merger, dated as of May 5, 1998, between Allied and AAC.

YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend the Special Meeting, please take the time to vote on the proposal submitted by completing and mailing the enclosed proxy card to us. Please sign, date and mail your proxy card indicating how you wish to vote. If you fail to return your proxy card, the effect will be a vote against the Merger.

     The date, time and place for the Special Meeting is:

           - September   , 19  , at       a.m., local time

           - at the [address]

     The enclosed Proxy Statement provides you with detailed information about the Merger. In addition, you may obtain information about Allied from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

                                          Very truly yours,

                                          George N. Fishman
                                          Co-Chairman and Chief Executive
                                          Officer
                                          Allied Digital Technologies Corp.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE 'SEC') NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THIS PROXY STATEMENT IS DATED SEPTEMBER   , 1998, AND FIRST MAILED TO
STOCKHOLDERS ON OR ABOUT SEPTEMBER   , 1998.

                  [LOGO OF ALLIED DIGITAL TECHNOLOGIES CORP.]
                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                 140 FELL COURT
                           HAUPPAUGE, NEW YORK 11788
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER   , 1998


To the Stockholders of
Allied Digital Technologies Corp.


     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the 'Special Meeting') of Allied Digital Technologies Corp., a Delaware corporation ('Allied' or the 'Company'), will be held at
                         , at   a.m., local time, on September   , 1998, to
consider and act upon the following matters which are described in more detail in the accompanying Proxy Statement:

          1. To consider and vote upon a proposal recommended by the Board of Directors of Allied to approve and adopt a plan of merger in accordance with the Agreement and Plan of Merger, dated as of May 5, 1998 (the 'Merger Agreement'), between Allied and Analog Acquisition Corp. ('AAC'), a Delaware corporation formed at the direction of 399 Venture Partners, Inc. ('399'), pursuant to which (i) AAC shall be merged with and into Allied (the 'Merger') with Allied being the surviving corporation (the 'Surviving Corporation') and (ii) each stockholder of Allied (other than 399, certain management stockholders who have elected to retain an aggregate of 74,998 shares of Allied common stock which shall be converted into shares of surviving corporation common stock (the 'Surving Corporation Common Stock'), and stockholders who are entitled to, and have perfected, their appraisal rights) will become entitled to receive $5.00 in cash for each outstanding share of Allied common stock, par value $.01 per share (the 'Allied Common Stock'), owned immediately prior to the effective date of the Merger. A copy of the Merger Agreement is attached as Annex B to, and is described in, the accompanying Proxy Statement.

          2. To transact any and all other business that may properly come before the Special Meeting or any adjournment(s) thereof.


     Allied has fixed the close of business on August 27, 1998, as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. A complete list of the stockholders entitled to vote at the Special Meeting or any adjournment thereof will be maintained at Allied's principal executive offices, will be open to examination by any stockholder for any purpose relevant to the Special Meeting during ordinary business hours for a period of ten days prior to the Special Meeting, and will be available at and during the Special Meeting.


     Any stockholder of Allied giving a proxy has the unconditional right to revoke his proxy at any time prior to its use at the Special Meeting (i) by attending the Special Meeting and voting in person, (ii) by delivering to Allied prior to the vote at the Special Meeting a duly executed proxy bearing a later date, or (iii) by giving written notice of revocation to Allied addressed to Mr. Charles P. Kavanagh, Secretary, Allied Digital Technologies Corp., 140 Fell Court, Hauppauge, New York 11788, prior to the vote at the Special Meeting. If a stockholder returns a proxy but does not specify a choice on his proxy, the proxy will be voted in favor of the Merger. Further information regarding the Special Meeting is set forth in the attached Proxy Statement.

     You are cordially invited to attend the Special Meeting. However, whether or not you expect to attend the Special Meeting in person, please complete, sign, vote and return the accompanying proxy without delay in the enclosed postage prepaid envelope. The proxy is revocable and will not be used if you are present and prefer to vote in person. If you receive more than one proxy card because you own shares registered in different names, or at different addresses, sign and return each proxy card.

                                            By Order of the Board of Directors
                                          ______________________________________
                                                   Charles P. Kavanagh
                                                        Secretary


Hauppauge, New York
September   , 1998

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             -----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................................................       1
SUMMARY...................................................................................................       4
SUMMARY PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA......................................................       9
MARKET PRICE AND DIVIDEND INFORMATION.....................................................................      10
INFORMATION CONCERNING THE ALLIED SPECIAL MEETING.........................................................      11
  Record Date; Voting Rights..............................................................................      11
  Proxies.................................................................................................      12
  Surrender of Share Certificates.........................................................................      12
SPECIAL FACTORS...........................................................................................      14
  Background of the Merger Transaction....................................................................      14
  Recommendation of the Allied Board; Effects and Reasons for the Merger..................................      19
  The Board's Recommendation..............................................................................      22
  Purposes and Reasons of CVC, 399 and AAC for the Merger.................................................      22
  Positions of CVC, 399 and AAC as to Fairness of the Merger..............................................      23
  Purposes and Reasons of Mr. Olesen for the Merger.......................................................      23
  Position of Mr. Olesen as to Fairness of the Merger.....................................................      23
  Fairness Opinion........................................................................................      24
  Certain Effects of the Merger...........................................................................      29
  Conflicts of Interest...................................................................................      29
  Material Federal Income Tax Consequences of the Merger..................................................      32
THE MERGER................................................................................................      34
  Ownership of Capital Stock..............................................................................      34
  Litigation..............................................................................................      38
  Conduct of Allied's Business After the Merger...........................................................      38
  Effective Time..........................................................................................      38
  Accounting Treatment....................................................................................      38
  Appraisal Rights........................................................................................      38
  Debt Financing..........................................................................................      41
  Expenses of the Transaction.............................................................................      41
THE MERGER AGREEMENT......................................................................................      42
  The Merger..............................................................................................      42
  The Surviving Corporation...............................................................................      42
  Consideration to be Received in the Merger..............................................................      42
  Surrender and Payment for Shares........................................................................      43
  Representations and Warranties..........................................................................      44
  Certain Pre-Closing Covenants...........................................................................      45
  No Solicitation of Transactions.........................................................................      45
  Directors and Officers of Allied Following the Merger...................................................      46

  Indemnification.........................................................................................      46
  Financing...............................................................................................      47
  Cooperation and Reasonable Best Efforts.................................................................      47
  Conditions to the Consummation of the Merger............................................................      47
  Termination.............................................................................................      48
  Termination Fees........................................................................................      49
  Amendment and Waiver....................................................................................      49
  Expenses................................................................................................      50
  Certificate of Incorporation............................................................................      50
  Designations............................................................................................      50
  Stockholder Voting Agreements...........................................................................      51
  Rollover Agreements.....................................................................................      52
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA...........................................................      53
SELECTED PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA.....................................................      55
BUSINESS AND OPERATIONS OF ALLIED.........................................................................      56
  General.................................................................................................      56
  Corporate Organization..................................................................................      56
  Multimedia Software Industry............................................................................      56
  Demand for Primary Products and Services................................................................      56
  Sales and Marketing.....................................................................................      57
  Manufacturing...........................................................................................      59
  Licenses................................................................................................      61
  Competition.............................................................................................      61
  Employees...............................................................................................      62
  Properties..............................................................................................      62
  Legal Proceedings.......................................................................................      64
PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA..............................................................      65
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...............................................................................      72
OWNERSHIP OF ALLIED COMMON STOCK..........................................................................      76
STOCKHOLDER PROPOSALS.....................................................................................      80
WHERE YOU CAN FIND MORE INFORMATION.......................................................................      80
INDEPENDENT AUDITORS......................................................................................      81
OTHER MATTERS.............................................................................................      82
TABLE OF CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS....................................................     F-1

Annex A--Fairness Opinion.................................................................................     A-1
Annex B--Agreement and Plan of Merger with Exhibits attached thereto......................................     B-1
            Exhibit A-1--Form of Stockholder Voting Agreement
            Exhibit A-2--Form of Rollover Agreement
            Exhibit B-1--Form of Amended and Restated Certificate of Incorporation
               of Allied Digital Technologies Corp. (with classified Board of Directors provision)
            Exhibit B-2--Form of Amended and Restated Certificate of Incorporation
               of Allied Digital Technologies Corp. (without classified Board of Directors provision)
            Exhibit C--Amended and Restated By-Laws of Allied Digital Technologies Corp.
            Exhibit D--Schedule of Rollover Stockholders
            Exhibit E--Form of Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP
Annex C--Section 262 of the Delaware General Corporation Law..............................................     C-1
Annex D-1-- Form of Amended and Restated Certificate of Incorporation
             (with classified Board of Directors provision)...............................................   D-1-1
Annex D-2-- Form of Amended and Restated Certificate of Incorporation
             (without classified Board of Directors provision)............................................   D-2-1
Annex E--Form of Stockholder Voting Agreement.............................................................     E-1
Annex F--Form of Rollover Agreement.......................................................................     F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY SHOULD ALLIED MERGE WITH AAC?

     For Allied (as defined herein) stockholders, the Merger (as defined herein) provides liquidity for their shares of common stock of the Company (as defined herein), par value $.01 per share ('Allied Common Stock'), at a premium of approximately 47% over the average closing price for the four-week period immediately preceding the date that Allied first made any public announcement regarding the Merger. The Board of Directors has determined that the Merger and the consideration to be received is fair and is in the best interests of the Company's stockholders. See 'Special Factors--Recommendation of the Allied Board; Effects and Reasons for the Merger.' Certain members of Allied's Board of Directors have interests in the Merger that may be in conflict with the interests of Allied stockholders generally. See 'Special Factors--Conflicts of Interest.'

WHO IS AAC?

     Analog Acquisition Corp. ('AAC') is a Delaware corporation formed at the direction of 399 Venture Partners, Inc. ('399'), an affiliate of Citicorp Venture Capital, Ltd. ('CVC'), for the purpose of merging with and into Allied.

WHAT WILL BE RECEIVED IN EXCHANGE FOR ALLIED COMMON STOCK?

     Other than 74,998 shares owned by certain members of management (collectively, the 'Rollover Shares'), 1,100,110 shares owned by 399 and shares owned by stockholders who have demanded appraisal rights and satisfied the procedures relating to appraisal rights, each share of Allied Common Stock will be converted automatically into the right to receive $5.00 per share, without interest. See 'The Merger--Ownership of Capital Stock.'

WHERE AND WHEN IS THE SPECIAL MEETING?

     The Special Meeting (as defined herein) (and any adjournments of the
Special Meeting) of Allied stockholders will be held at            , local time,
on September   , 1998, at the                (the 'Special Meeting').

HOW WILL I BE TAXED ON THE MERGER?

     For U.S. Federal income tax purposes, the receipt of cash by holders of Allied Common Stock will be a taxable transaction. All stockholders are urged to consult their tax advisors to determine the effect of the Merger under federal tax law (or foreign tax law where applicable), and under their own state and local tax laws. See 'Special Factors--Material Federal Income Tax Consequences of the Merger.'

WHAT WILL HAPPEN TO ALLIED AFTER THE MERGER?

     After the Merger, Allied Common Stock will no longer be publicly traded and, therefore, the public will no longer participate in its future earnings and growth. Allied will be privately owned by a group of investors, including certain members of management who will continue to be employed by Allied after the Merger. After the Merger, shares of Allied Common Stock will no longer be listed on the American Stock Exchange, Inc. ('AMEX'). See 'Special Factors--Certain Effects of the Merger.'

ARE THERE RISKS TO BE CONSIDERED?

     The cash consideration of $5.00 for each share of Allied Common Stock will not change even if the market price of Allied Common Stock changes before the Merger is completed. For other factors to be considered. See 'Special Factors--Background of the Merger Transaction.'

ARE ALLIED STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

     Yes. Under Delaware General Corporation Law ('DGCL'), Allied stockholders are entitled to appraisal rights. The rules governing satisfaction of the requirements for exercising appraisal rights must be strictly complied with or a stockholder's appraisal rights may be lost. For a description of these rights and how to satisfy the requirements of the DGCL, see 'The Merger--Appraisal Rights' and Annex C.

WHO CAN VOTE AT THE SPECIAL MEETING?


     Holders of Allied Common Stock at the close of business on August 27, 1998 (which is the Record Date (as defined herein)) may vote at the Special Meeting. Each share of Allied Common Stock is entitled to one vote.


WHAT VOTE IS REQUIRED?

     The Merger must be approved by the holders of a majority of the shares of Allied Common Stock outstanding on the Record Date. On the Record Date, there were 13,623,394 shares of Allied Common Stock outstanding. In connection with the Merger Agreement (as defined herein), AAC entered into stockholder voting agreements ('Stockholder Voting Agreements') with certain stockholders of Allied who are directors and/or members of management. These Stockholder Voting Agreements provide that shares of Allied Common Stock subject to these Stockholder Voting Agreements will be voted in favor of the Merger and the Merger Agreement. However, the provision in the Stockholder Voting Agreements that restricts such stockholders from soliciting or responding to any Acquisition Proposal (as defined herein) does not restrict any stockholder who is a director of Allied from taking any actions that are taken in such stockholder's capacity as a director of Allied. The number of shares of Allied Common Stock that will be voted for the Merger pursuant to all of these Stockholder Voting Agreements is 8,233,641, which represents approximately 60.4% of the shares of Allied Common Stock that are entitled to vote at the Special Meeting. In addition, 399 owns 1,100,110 shares of Allied Common Stock or approximately 8.1%, which together with the shares of Allied Common Stock that are subject to Stockholder Voting Agreements amount to approximately 68.51% of the outstanding shares of Allied Common Stock.

WHAT WILL HAPPEN TO OPTIONS TO PURCHASE ALLIED COMMON STOCK AND WARRANTS TO PURCHASE ALLIED COMMON STOCK AND ARE MANAGEMENT STOCKHOLDERS TREATED DIFFERENTLY FROM OTHER STOCKHOLDERS?

     As provided in the Rollover Agreements (as defined herein), certain members of management of Allied, including Donald L. Olesen, a Director and President-National Sales and Marketing Division of Allied, and John K. Mangini, Chief Operating Officer of Allied, will exercise certain options held by them to acquire shares of Allied Common Stock which will be converted into shares of Surviving Corporation Class A Common Stock (as defined herein) at the Effective Time (as defined herein). Other than such members of Allied management, current stockholders of Allied will not have an opportunity to continue their equity interest in Allied following the Merger, and therefore will not share in any future earnings or the potential growth of Allied. For further information, see 'Special Factors--Certain Effects of the Merger.'

     Except as otherwise provided in the Rollover Agreements, each option to purchase Allied Common Stock, except for 'Substitute Options' (as defined in the Allied Amended and Restated 1994 Long Term Incentive Plan (the 'Option Plan')) and the Anchor Bay Option (as defined in the Merger Agreement), outstanding immediately prior to the Effective Time (as defined herein) (whether or not the option is vested or exercisable) will be canceled and in exchange therefor, each holder of an option to purchase Allied Common Stock will receive a cash payment equal to the product of (a) the excess of the cash consideration in the Merger over the exercise price of the option multiplied by (b) the number of shares subject to the option, less any applicable withholding taxes.

     The Class A warrants issued by Allied with an exercise price of $6.75 per share of Allied Common Stock (the 'Class A Warrants'), Class B warrants issued by Allied with an exercise price of $7.50 per share of Allied Common Stock (the 'Class B Warrants') and Class C warrants issued by Allied with an exercise price of $9.00 per share of Allied Common Stock (the 'Class C Warrants') (the Class A Warrants, Class B Warrants and Class C Warrants, being referred to collectively herein as the 'Warrants'), the Substitute Options, and the Anchor Bay Option will have been adjusted in accordance with their terms, unless any such Warrants have expired in accordance with their terms, such that, upon exercise and payment of the exercise price, any holder thereof will have the right to receive only $5.00 per share, and in no event will have the right to receive any shares of capital stock of Allied or the Surviving Corporation. The Class A Warrants and Class B Warrants expired on July 28, 1998 in accordance with their terms.

IF MY SHARES OF ALLIED COMMON STOCK ARE HELD IN 'STREETNAME' BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     No. The law does not allow your broker to vote your shares of Allied Common Stock on the Merger at the Special Meeting without your direction. You should have received instructions from your broker regarding how to vote your shares. Please follow the directions your broker provides to you. Shares that are not voted because you do not instruct your broker are called 'broker non-votes,' and will have the effect of a vote 'AGAINST' the Merger.

IF I SEND IN MY PROXY CARD BUT FORGET TO INDICATE MY VOTE, HOW WILL MY SHARES BE VOTED?

     If you sign and return your proxy card but do not indicate how your shares are to be voted at the Special Meeting, the shares represented by your proxy will be voted 'FOR' the Merger.

WHAT SHOULD I DO NOW TO VOTE AT THE SPECIAL MEETING?

     Sign, mark and mail your proxy card indicating your vote on the Merger in the enclosed return envelope as soon as possible, so that your shares of Allied Common Stock can be voted at the Special Meeting.

MAY I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

     Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You can do this in three ways: First, you can send Allied a written statement that you would like to revoke your proxy (which to be effective must be received by Allied at its executive offices prior to the vote at the Special Meeting). Second, you can send Allied a new proxy card prior to the vote at the Special Meeting, which to be effective must be received by Allied prior to the vote at the Special Meeting. You should send your revocation or new proxy card to the Secretary of the Company at the address on the cover of this proxy statement (the 'Proxy Statement'). Third, you can attend the Special Meeting and vote in person. However, your attendance alone will not revoke your proxy; you must attend and cast your vote at the Special Meeting. If your shares are held by a broker, you must follow the directions provided by your broker to have your shares voted or to change your instructions.

DO I SEND IN MY STOCK CERTIFICATES NOW?

     No. Assuming the Merger is completed, you will receive written instructions for delivering your certificates representing Allied Common Stock in order to receive the $5.00 cash consideration in the Merger from American Stock Transfer & Trust Company, who has been appointed as Paying Agent (as defined) in connection with the Merger. DO NOT SEND YOUR CERTIFICATES NOW.

                                    SUMMARY

     Throughout this document the term 'Merger' refers to the merger between Analog Acquisition Corp., a Delaware corporation ('AAC'), and Allied Digital Technologies Corp., a Delaware corporation ('Allied' or the 'Company'), with Allied being the surviving corporation (the 'Surviving Corporation'). The term 'Merger Agreement' refers to the Agreement and Plan of Merger, dated as of May 5, 1998, between Allied and AAC, a copy of which is included as Annex B to this Proxy Statement.

     This summary may not contain all of the information that is important to you. For a more complete understanding of the Merger and the other information contained in this document, you should read this entire document carefully, as well as the additional documents to which it refers. For instructions on obtaining more information, see 'Where You Can Find More Information.'

Allied....................................  Allied is engaged primarily in the duplication and replication of multimedia software products. Through its subsidiary, Allied Digital,
                                            Inc. ('ADI') (formerly known as Hauppauge Record Manufacturing Ltd.), a New York corporation, the Company duplicates and replicates film and video products for the corporate communication, educational, religious and special interests video markets, as well as analog audiocassettes for the recorded music and spoken word industries and compact discs with a primary focus on the recorded music industry.
                                            The Company's principal executive office is located at 140 Fell
                                            Court, Hauppauge, New York 11788 and its telephone number is (516)
                                            232-2323.

AAC.......................................  AAC is a Delaware corporation which was formed at the direction of
                                            399, an affiliate of CVC, solely for the purpose of merging with and into Allied and furthering the transactions contemplated by the
                                            Merger Agreement. 399 owns 1,100,110 shares of Allied Common Stock or approximately 8.1% of the issued and outstanding shares of Allied
                                            Common Stock. AAC has no other material operations.

Reasons for the Merger....................  The Company operates its businesses in industries where its products are viewed by customers as commodities with the primary product purchase decision made on price, all other factors being equal.
                                            Accordingly, the Company's products have experienced declining unit prices over the past several years. The restrictive nature of
                                            Allied's existing credit facility limits Allied's ability to expand its operating capacity and to offer additional services to its customers. The Board of Directors of Allied believes that these factors together with the relatively low public float of the
                                            Company's stock make it improbable that the public markets will value shares of Allied's Common Stock consistently with the Company's prospects. Accordingly, the Board of Directors believes that it is fair and in the best interests of Allied stockholders to accept $5.00 in cash for their shares, a price determined by the Allied Board of
                                            Directors' financial advisor to be fair and a 47% premium over the average closing price of Allied Common Stock for the four-week period immediately preceding the date on which the Company first publicly announced the Merger. See 'Special Factors-- Recommendation of the
                                            Allied Board; Effects and Reasons for the Merger.'

Recommendation to Stockholders............  Allied's Board of Directors has approved the Merger and recommends that Allied stockholders vote 'FOR' the proposal to approve the
                                            Merger. See 'Special Factors--The Board's

                                            Recommendation.' Certain members of Allied's Board of Directors have interests in the Merger that may be in conflict with the interests of
                                            Allied stockholders generally. See 'Special Factors--Conflicts of
                                            Interest.'

Date, Time and Place of the Special
  Meeting.................................  This Proxy Statement is being furnished to holders of shares of
                                            Allied Common Stock in connection with the approval of the Merger for use at the Special Meeting. The Special Meeting will be held at the
                                                                           , located at                   , at
                                                        , local time, on September   , 1998, and at any
                                            adjournments thereof.

Record Date...............................  The Company has set a record date for determining those stockholders who are entitled to notice of and to vote at the Special Meeting. The
                                            Record Date is August 27, 1998 (the 'Record Date').

Total Value of the Merger.................  The total transaction value of the Merger is expected to be approximately $108,777,061, which includes (i) approximately
                                            $62,241,430 in cash to be paid for shares of Allied Common Stock, other than the Rollover Shares, based on the number of shares of
                                            Allied Common Stock outstanding on May 28, 1998; (ii) $1,535,631 in cash to be paid to holders of options to purchase shares of Allied
                                            Common Stock (net of option exercise prices) when the Merger is completed; and (iii) indebtedness of approximately $45 million.

Options/Warrants..........................  Except as otherwise provided in the Rollover Agreements, each option to purchase Allied Common Stock, except for Substitute Options or the
                                            Anchor Bay Option, outstanding immediately prior to the Effective
                                            Time (whether or not the option is vested or exercisable) will be canceled and in exchange therefor, each holder of an option to purchase Allied Common Stock will receive a cash payment equal to the product of (a) the excess of the cash consideration in the Merger over the exercise price of the option multiplied by (b) the number of shares subject to the option, less any applicable withholding taxes.

                                            The Class A Warrants, Class B Warrants, Class C Warrants, the
                                            Substitute Options, and the Anchor Bay Option will have been adjusted in accordance with their terms, unless any such Warrants have expired in accordance with their terms, such that, upon exercise and payment of the exercise price, any holder thereof will have the right to receive only $5.00 per share, and in no event will have the right to receive any shares of capital stock of Allied or the Surviving
                                            Corporation. Note that the Class A Warrants and Class B Warrants expired on July 28, 1998 in accordance with their terms.

Conflicts of Interest.....................  Donald L. Olesen, President--National Sales and Marketing Division
                                            and a director of Allied, and John K. Mangini, Chief Operating
                                            Officer of Allied, will retain 26,250 and 26,248 shares of Allied
                                            Common Stock, respectively, and convert them into 26,250 and 26,248 shares of Surviving Corporation Class A Common Stock (as defined herein), respectively. In addition, Mr. Mangini will own two shares of AAC Common Stock (as defined herein) at Closing which will be converted in the Merger into two shares of Surviving Corporation
                                            Class A Common Stock. Certain other members of management who are not officers will retain an aggregate of 22,500

                                            shares of Allied Common Stock which will be converted into 22,500 shares of Surviving Corporation Class A Common Stock after the
                                            Merger. It is anticipated that George Fishman and William H. Smith will retire upon consummation of the Merger. Neither AAC nor Allied has any present intention to change members of management of Allied.
                                            See 'Special Factors--Conflicts of Interest' and 'The Merger
                                            Agreement--Rollover Agreements' for further information.

Appraisal Rights..........................  Under the DGCL, Allied's stockholders are entitled to appraisal rights. Pursuant to the Merger Agreement, the obligation of AAC to merge with and into Allied is subject to the condition, which may be waived by AAC, that holders of no more than 10% of the outstanding shares of Allied Common Stock qualify for appraisal rights in accordance with the DGCL. See 'The Merger--Appraisal Rights' and
                                            Annex C.

Conditions to the Merger..................  The Merger will be completed only if a number of conditions are met or waived by Allied and AAC, as appropriate. These conditions include:

                                            -- The stockholders of Allied approve the Merger;

                                            -- Allied shall have received all necessary financing for the consideration to be paid to stockholders in the Merger;

                                            -- Holders of not more than 10% of the outstanding shares of Allied
                                               Common Stock qualify for appraisal rights in accordance with the
                                               DGCL;

                                            -- AAC shall be reasonably satisfied that the Merger will be recorded as a recapitalization for financial reporting purposes;

                                            -- No judgment, injunction or order prohibiting the Merger exists;

                                            -- All necessary government approvals are obtained.

                                            See 'The Merger Agreement--Conditions to the Consummation of the
                                            Merger' for a complete description.

Superior Acquisition Proposals and
  Termination Fee.........................  Allied may accept another offer under certain circumstances. However,
                                            Allied must pay AAC $3,375,000, and reimburse AAC for its reasonable out-of-pocket expenses up to a maximum of $1,000,000, if the Merger
                                            Agreement is terminated in the event that:

                                            -- Allied's Board of Directors notifies AAC that it has determined, in good faith, and after consultation with and advice from its financial advisors, that another acquisition proposal is
                                               reasonably likely to be subject to completion and, if consummated, is more favorable from a financial point of view than the Merger
                                               ('Superior Acquisition Proposal');

                                            -- Allied's Board of Directors approves, recommends or endorses a
                                               Superior Acquisition Proposal;

                                            -- Allied breaches any material representation, warranty, covenant, agreement or other obligation under the Merger Agreement and the breach continues without cure for a period of 30 days after notice by AAC, another acquisition proposal has been made and within 12 months of the termination by AAC, Allied enters into

                                               a definitive agreement or consummates an agreement with respect to any other acquisition proposal;

                                            -- the Merger has not occurred before September 30, 1998, another acquisition proposal has been made and within 12 months of the termination by AAC, Allied enters into a definitive agreement or consummates an agreement with respect to any other acquisition proposal;

                                            -- Allied's Board of Directors withdraws, modifies or amends, in a manner adverse to AAC, its approval of the Merger or its
                                               recommendation that Allied's stockholders approve the Merger, another acquisition proposal has been made and, within 12 months of the termination by AAC, Allied enters into a definitive agreement or consummates an agreement with respect to any other acquisition proposal; or

                                            -- Allied fails to call a special meeting of its stockholders to consider and vote upon the Merger, another acquisition proposal has been made and, within 12 months of the termination by AAC,
                                               Allied enters into a definitive agreement or consummates an agreement with respect to any other acquisition proposal.

Amending or Waiving Terms of the Merger
  Agreement...............................  Allied and AAC may amend the Merger Agreement by mutual consent before or after Allied's stockholders vote on the Merger. Once
                                            Allied's stockholders approve the Merger, however, applicable law may require that subsequent amendments be approved by Allied
                                            stockholders. Also, either Allied or AAC may waive circumstances that, under the Merger Agreement, would allow them to withdraw from the Merger.

Federal Income Tax Consequences...........  The receipt of cash by holders of Allied Common Stock will be a taxable transaction. All stockholders are urged to consult their tax advisors to determine the effect of the Merger on the holder under federal law, and under their own state and local tax laws. See
                                            'Special Factors--Material Federal Income Tax Consequences of the
                                            Merger.'

Accounting Treatment......................  The Merger is intended to qualify as a recapitalization for accounting purposes. Accordingly, the Merger will have no impact on the historical basis of Allied's assets and liabilities.

Regulatory and Third-Party
  Approvals...............................  There are no material regulatory approvals required. Failure to obtain non-material governmental consents will not prevent completion of the Merger. Note that, as a condition to the Merger, which may be waived by AAC, Allied is obligated to obtain the consents of various third parties, if necessary, who are parties to contracts with
                                            Allied.

Allied Common Stock Information...........  The closing price of a share of Allied Common Stock on April 20,
                                            1998, which was the day immediately preceding Allied's announcement that it had received an offer for a cash merger at $5.00 per share, was $3.9375. The closing price of a share of Allied Common Stock on
                                            May 4, 1998, which was the last day before the public announcement of the signing of the Merger Agreement, was $4.375. Also, the closing price of a share of Allied Common Stock

                                            on September   , 1998, which was the last trading day for which a
                                            closing price was available before this document was mailed, was
                                            $          .

Allied Recent Earnings....................  Allied reported (i) second quarter net sales of $39,554,000 and net income of $488,000, or $.04 per dilutive share and (ii) for the six-
                                            month period ended January 31, 1998, net sales of $88,592,000 and net income of $1,578,000, or $0.12 per dilutive share.

Opinion of Furman Selz....................  Furman Selz LLC ('Furman Selz'), financial advisor to the Independent
                                            Committee (as defined) of the Allied Board of Directors, has provided an opinion to the Board of Directors dated May 4, 1998 that, subject to certain factors stated in the opinion, the cash price of $5.00 per share of Allied Common Stock provided in the Merger Agreement is fair, from a financial point of view, to holders of Allied Common
                                            Stock. The full text of Furman Selz's written opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken by Furman Selz, is included at the back of this document as Annex A. Furman Selz's opinion was provided for the information and assistance of Allied's Board of Directors and is not a recommendation as to how Allied stockholders should vote at the
                                            Special Meeting. Stockholders of Allied are urged to, and should, read Furman Selz's opinion carefully in its entirety. See Annex A.

              SUMMARY PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA

     The following table sets forth summary pro forma unaudited condensed financial data for the Company, as adjusted to give effect to the Transactions (as defined herein), which have been derived from, and should be read in conjunction with, the Pro Forma Unaudited Condensed Financial Data, including the notes thereto, appearing elsewhere in this Proxy Statement. The summary pro forma unaudited condensed financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                   PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                          STATEMENTS OF EARNINGS DATA
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                             NINE MONTH PERIOD ENDED     YEAR ENDED
                                                                                 APRIL 30, 1998         JULY 31, 1997
                                                                             -----------------------    -------------
Net sales.................................................................          $ 127,110             $ 159,148
Cost of sales.............................................................             99,868               127,034
                                                                                  -----------           -------------
Gross profit..............................................................             27,242                32,114
Operating expenses........................................................             19,131                24,305
                                                                                  -----------           -------------
Income from operations....................................................              8,111                 7,809
Interest expense..........................................................             (7,767)              (10,888)
Other, net................................................................                162                   168
                                                                                  -----------           -------------
Loss before income taxes..................................................                506                (2,911)
Provision (benefit) for income taxes......................................              1,030                  (375)
                                                                                  -----------           -------------
Net loss..................................................................               (524)               (2,536)
Preferred stock dividends.................................................             (1,485)               (1,980)
                                                                                  -----------           -------------
Net loss available to common stockholders.................................          $  (2,009)            $  (4,516)
                                                                                  -----------           -------------
                                                                                  -----------           -------------
Loss per common share--basic and diluted(a)...............................          $   (4.02)            $   (9.03)
                                                                                  -----------           -------------
                                                                                  -----------           -------------
Weighted average common shares outstanding--basic and diluted.............                500                   500
                                                                                  -----------           -------------
                                                                                  -----------           -------------
Other Data:
Ratio of earnings to fixed charges(b).....................................              1.06x                    --


------------------


(a) Pro forma loss per common share--basic and diluted for the nine month period ended April 30, 1998 and for the year ended July 31, 1997 is based on the 500 shares of Class A Common Stock and Class B Common Stock of the Surviving Corporation that will be outstanding following the Transactions.



(b) For the purpose of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense, whether expensed or capitalized and (iii) that portion of rental expense considered to represent interest cost. On a pro forma basis for the twelve months ended July 31, 1997, giving effect to the Recapitalization (as defined herein) as if it occurred on August 1, 1996, earnings were insufficient to cover fixed charges by $2,911.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Market Information. Allied Common Stock is traded on the AMEX under the symbol 'ADK'.

     The Company's Class A Warrants and the Company's Class B Warrants were traded on the AMEX under the symbols 'ADK.WS.A.' and 'ADK.WS.B.' The Class A Warrants and the Class B Warrants expired on July 28, 1998 in accordance with their terms. The Company's Class C Warrants are privately held and no trading market for the Company's Class C Warrants currently exists.

     The following table sets forth for the periods indicated the high and low sales prices per share for the Allied Common Stock and the high and low sales prices per warrant of the Warrants on AMEX. The information with respect to AMEX quotations was obtained from AMEX.

                                                                                          ALLIED           ALLIED
                                                                       ALLIED            CLASS A           CLASS B
                                                                    COMMON STOCK         WARRANTS          WARRANTS
                                                                   --------------     --------------    -------------
                                                                    HIGH      LOW      HIGH     LOW     HIGH    LOW
                                                                    ----      ----     ----     ----    ----    ----
FISCAL 1996:
First Quarter (quarter ended October 31, 1995)...................   $  6 3/8  $ 5 1/8   $    1  $ 7/8   $ 5/8   $ 1/2
Second Quarter (quarter ended January 31, 1996)..................   $  4 1/8  $ 3 3/4   $  3/4  $ 5/16  $ 3/8   $ 1/4
Third Quarter (quarter ended April 30, 1996).....................   $  4 1/8  $ 3 3/8   $  5/8  $ 3/8   $ 3/16  $ 1/4
Fourth Quarter (quarter ended July 31, 1996).....................   $  3 1/4  $ 2 5/8   $  3/8  $ 1/4   $ 1/8   $ 1/8

FISCAL 1997:
First Quarter (quarter ended October 31, 1996)...................   $  3 1/8  $ 2 9/16  $ 5/16  $ 1/16  $ 1/8   $ 1/8
Second Quarter (quarter ended January 31, 1997)..................   $  3 3/8  $ 2       $  1/8  $ 1/64  $ 1/8   $ 1/16
Third Quarter (quarter ended April 30, 1997).....................   $  2 5/8  $ 1 7/8   $ 1/32  $ 1/64  $ 1/8   $ 1/16
Fourth Quarter (quarter ended July 31, 1997).....................   $  2 1/8  $ 1 1/2   $ 1/32  $ 1/32  $ 1/16  $ 1/16

     As of August 17, 1998, the last sales price reported on AMEX for Allied Common Stock was $4.4375. The last sales prices reported on AMEX for the Class A Warrants and the Class B Warrants were $0.015625 on July 22, 1998 and $0.03125 on July 22, 1998, respectively.

     As of May 28, 1998, there were approximately 82 record holders of Allied Common Stock, four record holders of Class A Warrants, one record holder of Class B Warrants, and 15 record holders of Class C Warrants.

     Dividends. The Company has not paid any dividends on Allied Common Stock since its inception. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. It is the current policy of the Company's Board, in view of the Company's contemplated financial requirements, to retain all earnings, if any, for use in the Company's business operations.

     In July 1997, the Board of Directors voted to extend the expiration date of the Class A Warrants and the Class B Warrants one year to July 28, 1998. The Class A Warrants and Class B Warrants expired on July 28, 1998 in accordance with their terms.

     The Company is a legal entity separate and distinct from its subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends and other distributions from its operating subsidiaries, borrowings and sales of equity. The right of the Company, and consequently its shareholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of creditors of such subsidiary (except to the extent claims of the Company in its capacity as a creditor are recognized). Restrictions contained in Allied's credit agreement impose limitations on the amount of distributions that the Company's subsidiaries may make to the Company and prohibit the Company from using any such distributions to pay dividends to its shareholders.

     On May 28, 1998, there were 13,623,394 shares of Allied Common Stock outstanding and approximately 82 stockholders of record.

     Prior to the commencement of trading on April 21, 1998, Allied publicly announced that it had received a proposal to acquire all of Allied's outstanding shares in a cash merger at $5.00 per share. The closing sale price of a share of Allied Common Stock on the AMEX on April 20, 1998, the last trading day prior to such announcement, was $3.9375.

     The Company does not pay any cash dividends on its common stock and does not have any plans to do so in the future. The Company intends to continue a policy of retaining income for use in its business.

               INFORMATION CONCERNING THE ALLIED SPECIAL MEETING

     Throughout this document the term 'Merger' refers to the merger between Analog Acquisition Corp., a Delaware corporation ('AAC'), and Allied Digital Technologies Corp., a Delaware corporation ('Allied' or the 'Company'), with Allied being the surviving corporation (the 'Surviving Corporation'). The term 'Merger Agreement' refers to the Agreement and Plan of Merger, dated as of May 5, 1998, between Allied and AAC, a copy of which is included as Annex B to this Proxy Statement.

     This Proxy Statement (the 'Proxy Statement') is being furnished to the stockholders of Allied in connection with the solicitation of proxies by the Board of Directors of Allied for use at the Special Meeting to be held at the
       located at        , at        a.m., local time, on September   , 1998,
and at any adjournments or postponements of the Special Meeting. At the Special Meeting, holders of record as of July 30, 1998 of Allied Common Stock will be eligible to vote upon the Allied Board of Directors' recommendation to approve and adopt a plan of merger in accordance with the Merger Agreement, pursuant to which (i) AAC shall be merged with and into Allied, with Allied being the surviving corporation, and (ii) each outstanding share of Allied Common Stock will be canceled and converted automatically into the right to receive $5.00 in cash, payable to the holder thereof, without interest, other Rollover Shares held by certain members of management, 1,100,110 shares of Allied Common Stock owned by 399 and shares of Allied Common Stock held by stockholders who are entitled to, and who have perfected, their appraisal rights. See 'The Merger--Appraisal Rights' and 'The Merger Agreement--Rollover Agreements' for further information.

     This Proxy Statement and the accompanying form of proxy are first being
mailed on or about August   , 1998, to all stockholders of record of Allied as
of the Record Date (as defined below).

RECORD DATE; VOTING RIGHTS


     The Board of Directors has fixed the close of business on August 27, 1998 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponements thereof. Each holder of record of Allied Common Stock at the close of business on the Record Date is entitled to one vote for each share then owned on each matter submitted to a vote of stockholders. As of the Record Date, there were 13,623,394 shares of Allied Common Stock outstanding. The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.


     Approval of the principal terms of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Allied Common Stock entitled to vote at the Special Meeting pursuant to the 'DGCL'. A failure to vote, an abstention from voting, or a broker non-vote, will have the same legal effect as a vote cast against approval of the Merger and the Merger Agreement. Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the Special Meeting. Accordingly, beneficial owners of shares must instruct their brokers or nominees how to vote their shares at the Special Meeting.

     Each of George N. Fishman, Donald L. Olesen (and related entities), and William H. Smith (and related entities) have entered into Stockholder Voting Agreements with AAC setting forth, among other things, that shares of Allied Common Stock owned by them will be voted in favor of the Merger and the Merger Agreement. See 'Stockholder Voting Agreements' for further information. The shares covered by the Stockholder Voting Agreements together with the shares owned by 399 represent approximately 68.51% of the issued and outstanding Allied Common Stock. Although Seymour Leslie, Eugene Gargaro and Werner Jean, each of whom is a director of Allied, are not parties to the Stockholder Voting Agreements, Allied has been advised that such persons currently intend to vote their shares of Allied Common Stock in favor of the Merger.

     Votes at the Special Meeting will be tabulated by an Inspector of Election appointed by Allied.

     The Allied Board of Directors, relying in part on the advice of its financial advisors, has determined that the right to receive $5.00 in cash for each share of Allied Common Stock is fair, from a financial point of view, to, and in the best interests of, all of Allied's stockholders. However, any holder of record of shares of Allied Common Stock who makes a written demand prior to the taking of the vote regarding the Merger at the Special Meeting, by following the procedures prescribed by Section 262 of the DGCL, and has the right under
Section 262 to an appraisal of the 'fair value' of such shares by the Delaware Court of Chancery, and to the payment of such fair value, by Allied, as the surviving corporation in the Merger, in lieu of receiving the consideration provided under the Merger Agreement (the 'Appraisal Rights'). A summary of the procedures relating to the exercise of Appraisal Rights as provided in Section 262 of the DGCL is included herein under 'The Merger--Appraisal Rights' and the full text of Section 262 of the DGCL is included as Annex C hereto. The obligation of AAC to merge with and into Allied is subject to the condition, which may be waived by AAC, that holders of no more than 10% of the outstanding shares of the Allied Common Stock satisfy the DGCL's procedures to qualify for Appraisal Rights in accordance with Delaware law. See 'The Merger--Appraisal Rights' and Annex C.

PROXIES

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised (i) by filing with the Secretary of Allied an instrument revoking it before the vote of the Special Meeting; (ii) by executing a proxy bearing a later date; or (iii) by attending the Special Meeting and voting in person at the Special Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by Allied will be voted in accordance with the instructions indicated thereof, and if no instructions are indicated, will be voted to approve the Merger.

     Allied will bear all of the expenses in connection with the printing and mailing and the solicitation of proxies in connection with this Proxy Statement. Allied will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out of pocket expenses incurred in sending this Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of stock. Allied stockholder proxies may be solicited by directors, officers, regular employees or agents of Allied, in person, by letter or by telephone or telegram.

     Allied will also reimburse custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of their stock in accordance with regulations of the Securities and Exchange Commission (the 'SEC') and the AMEX.

SURRENDER OF SHARE CERTIFICATES

     American Stock Transfer & Trust Company has been designated to act as agent (the 'Paying Agent') for the benefit of the holders of shares of Allied Common Stock in connection with the Merger to receive the $5.00 cash consideration to which holders of shares will become entitled, and will deposit with the Paying Agent the proceeds of the Debt Financing (as defined herein) required in order to consummate the Merger. Such funds will be invested by the Paying Agent as directed by the Surviving Corporation. Promptly after the date the Merger becomes effective (the 'Effective Time'), the Surviving Corporation will send, or will cause the Paying Agent to send, to each holder of shares of Allied Common Stock outstanding immediately prior to the Effective Time a letter of transmittal (the 'Letter of Transmittal') for use in effecting the surrender of certificates. The Letter of Transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates representing shares of Allied Common Stock to the Paying Agent. American Stock Transfer & Trust Company will receive a fee which Allied expects will not exceed $12,500 as compensation for its services plus reimbursement of its out-of-pocket expenses in connection therewith. Allied has agreed to indemnify the Paying Agent against certain liabilities arising out of or in connection with its engagement.

     Each holder of Allied Common Stock that has been converted into the right to receive the cash consideration in the Merger, upon surrender to the Paying Agent of a certificate or certificates representing such shares, together with a properly completed Letter of Transmittal covering such shares, will be entitled to receive the cash consideration payable in respect of such shares. Until so surrendered, each such certificate will, after the

Effective Time, represent for all purposes, only the right to receive such cash consideration. No interest will be paid or will accrue on any cash payable as cash consideration in the Merger.

     If any portion of the cash consideration is to be paid to a person other than the registered holder of the shares of Allied Common Stock represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such payment that the certificate or certificates so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment will pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

     At any time following the sixth month after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Allied Common Stock, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any cash consideration that may be payable upon due surrender of the certificates held by them to the fullest extent permitted by law. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor the Paying Agent will be liable to any holder of a share for any Merger Consideration (as defined herein) delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law.

     Any portion of the cash consideration made available to the Paying Agent to pay for shares of Allied Common Stock for which appraisal rights have been perfected will be returned to Allied, upon demand.

     At the Effective Time, the stock transfer books of Allied will be closed to the extent permitted by applicable law and thereafter there will be no further registration of transfers of Allied Common Stock on the records of Allied. From and after the Effective Time, the holders of Allied Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares except as provided in the Merger Agreement or by applicable law.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF ALLIED.

     STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO ALLIED IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER TRANSACTION

     The terms of the Merger Agreement are the result of arms-length negotiations between representatives, legal counsel and financial advisors of Allied and those of AAC. The following is a brief discussion of the background of those negotiations.

     The Board of Directors of Allied believes that the public markets have not valued Allied's Common Stock consistently with the prospects of Allied's business. Accordingly, the Board of Directors and management of Allied have from time to time considered and/or acted upon strategic alternatives for Allied, including acquisitions within its industry and a sale of all or a portion of its business.

     In June 1997, Allied received an unsolicited inquiry from a company in its industry (the 'First Bidder') concerning a possible transaction between the First Bidder and Allied. Following such inquiry, Allied entered into a confidentiality agreement with the First Bidder, and members of management of Allied met and shared certain non-public information with its representatives. As a result of such discussions and its review of such information, the First Bidder submitted a written proposal in which it offered to acquire Allied at the then current market price of $1.875 per share, payable in common stock of the First Bidder. After reviewing the proposal, management of Allied, with the knowledge of the Board, determined that the consideration offered by the First Bidder was substantially below the fair value of Allied's Common Stock and would not maximize shareholder value. Based upon such determination, Allied rejected the First Bidder's proposal.


     Around November of 1997, members of the Board of Directors and management held internal discussions concerning the desirability of pursuing a sale of Allied in light of Allied's recent financial performance, the present strength of the mergers and acquisitions market, the conditions in the industry and the state of the economy in general. At such time, George N. Fishman, Co-Chairman and Chief Executive Officer of Allied, was approached by John K. Percival, an investment banker and financial advisor who had business relations with persons with whom Mr. Fishman was familiar, to discuss possible strategic opportunities for Allied. Mr. Percival is a principal of PHC Capital, LLC (the successor to Percival, Hudgins & Company, LLC), an investment banking firm that provides advisory services to public and private companies. Mr. Percival was formerly the President and CEO of The Essex Company, a leading underwriter of industrial development bonds and other securities. Mr. Percival had approximately 15 years experience in the investment banking and financial advisory business. Mr. Fishman met with Mr. Percival to conduct more detailed discussions regarding strategic alternatives that might be available to Allied. Based upon these discussions, Mr. Percival was retained by Allied on November 20, 1997 to act as Allied's financial advisor in connection with the possible merger with, or sale of all of Allied's assets or stock to, a third party. Mr. Percival had no prior business relations with Allied, any of its officers or directors or any of its affiliates.


     Following the engagement of Mr. Percival, Mr. Percival discussed with the Board of Directors various strategies for finding potential strategic partners. Based upon Mr. Percival's advice, the Board determined that a public canvass of the marketplace might adversely affect Allied's relationships with its employees, customers and suppliers and concluded that conducting a general solicitation for an acquiror could potentially diminish Allied's perceived value to acquirors and was not the best way to maximize shareholder value. Rather, the Board decided that the best way to maximize shareholder value was to contact, through Mr. Percival, a select group of potential acquirors and to cooperate fully with any potential bidder who came forward.

     In accordance with the Board's decision, Mr. Percival began contacting a select group of potential acquirors in December 1997 to solicit their interest in a possible transaction with Allied and arranged for the execution of confidentiality agreements by interested parties. Upon execution of a confidentiality agreement, each potential acquiror was provided with a package of non-public information relating to Allied, including certain projections.

     On December 15, 1997, Allied entered into a confidentiality agreement with one such interested party (the 'Second Bidder'). The Second Bidder visited Allied's facilities in Hauppauge, New York on December 16, 1997 for the purpose of meeting with management and examining non-public information relating to Allied. The Second Bidder submitted a written proposal dated January 26, 1998, in which it offered to acquire Allied in a transaction that would result in management and directors receiving $4.00 per share, consisting of $2.40 in cash and $1.60 in notes, and the remaining stockholders receiving cash consideration of $5.00 per share. The Second Bidder conditioned consummation of a merger with Allied on Allied achieving certain targeted earnings benchmarks. After considering the proposal, the Board determined that the Second Bidder's proposal was inadequate. Upon instructions from the Board, Mr. Percival communicated the Board's decision to the Second Bidder and invited it to increase the consideration offered in its proposal and eliminate the condition relating to targeted earnings. The Second Bidder declined to do so and withdrew its bid and discussions with the Second Bidder were then terminated.

     In early January, 1998, Mr. Percival contacted CVC to solicit its interest in a possible transaction with Allied. CVC already had familiarity with Allied because 399, an affiliate of CVC, is the owner of 1,100,110 shares of Allied or approximately 8.1% of the outstanding shares of Allied Common Stock. On January 12, 1998, CVC signed a confidentiality agreement with the Company and on February 4, 1998, CVC representatives met with members of Allied management at Allied's headquarters in Hauppauge, New York and reviewed a package of non-public information relating to Allied.

     On February 9, 1998, CVC delivered a letter to Allied proposing to acquire Allied in a cash merger, through a new company to be formed, directly or indirectly, at the direction of CVC, in which all Allied shareholders would receive $5.00 cash per share. The proposal was contingent upon completion of due diligence, including a pre-acquisition review by a public accounting firm, and completion of financing arrangements.


     On approximately February 20, CVC advised Mr. Percival of additional details pertaining to its proposal. First, CVC would seek to enter into an exclusivity agreement with Allied that would prohibit Allied while negotiating with CVC from soliciting other offers or providing information to competing bidders over a seven week period; Allied would be entitled, however, to consider unsolicited offers during such time. Second, CVC would be entitled to a break up/expense reimbursement fee of 3% of the total transaction value, or $3.375 million, in the event Allied elected to pursue alternative proposals or offers during the seven-week exclusivity period.


     On February 23, 1998, the Board held a telephonic meeting to discuss the CVC proposal. The Board was advised by Mr. Fishman that CVC appeared to be unwilling to invest more time, money and resources toward pursuing a transaction with Allied unless Allied was willing to negotiate exclusively with it, subject to Allied being permitted to consider unsolicited offers. After considering all relevant issues, including the fact that all other interested parties had either declined to make an offer or, as stated above in the case of the First Bidder and the Second Bidder, offered consideration inferior to what CVC was offering, the Board authorized Mr. Percival to seek an exclusivity agreement with CVC on terms more favorable to Allied, including a lower break-up fee and a shorter exclusivity period, which might otherwise have a discouraging effect on other potential bidders.


     The Allied Board met again on February 26, 1998 prior to and immediately following Allied's annual stockholder meeting. The Board further discussed the terms of the CVC proposal. The Board also discussed an unsolicited letter that was delivered to Allied on February 23, 1998 from a third party (the 'Third Bidder') in which the Third Bidder proposed to acquire all outstanding shares for cash at a price per share that reflected a total enterprise value (including outstanding debt) of approximately $110-$120 million. The Third Bidder made its proposal contingent on obtaining satisfactory financing, on completion of a satisfactory due diligence review and on Allied meeting certain minimum financial tests. Although Mr. Percival advised the Board that on a per share basis, the Third Bidder's proposal would not result in a higher bid than the existing offer by CVC, the Board agreed that it was in the best interests of Allied's Stockholders to have discussions with the Third Bidder. The Board instructed Mr. Percival to secure a confidentiality agreement with the Third Bidder and arrange for it to review the package of non-public information inspected by the other interested parties. The Board also instructed Mr. Percival to solicit a higher cash offer from CVC.


     Representatives of the Third Bidder met with members of Allied's management at Allied's Hauppauge, New York headquarters on March 5, 1998 and reviewed the package of non-public information. Following such meeting, the Third Bidder informed Allied that it would be unable to secure the requisite financing to support a transaction with Allied and withdrew its proposal, and discussions with the Third Bidder were terminated.


     Following the February 23, 1998 Board Meeting, Mr. Percival held several discussions with representatives of CVC to solicit a higher cash offer and negotiate an exclusivity arrangement on terms more favorable to Allied than those originally proposed. As a result of such discussions, CVC delivered a letter to Allied dated March 2, 1998 in which it repeated its $5 cash offer but agreed to reduce the period of exclusivity from seven to six weeks and to reduce the break up/expense reimbursement fee from $3.375 million to $2.5 million. In subsequent discussions with representatives of Allied, CVC agreed to structure the break-up/expense reimbursement fee as follows: if Allied breached the exclusivity agreement prior to the earlier of (i) 30 days following the date of signing of the exclusivity agreement and (ii) the date of delivery by CVC to Allied of a highly confident letter from a nationally recognized financial institution and a letter of acknowledgment from CVC that a pre-acquisition due diligence review by a public accounting firm has been completed and that CVC was then prepared to proceed with negotiations toward completion of a definitive merger agreement (the 'CVC Delivery Letters'), Allied would be required to reimburse CVC for all of its reasonable out-of-pocket expenses up to $1 million, or if Allied received a superior offer, Allied would have to reimburse CVC for such expenses up to $1 million if Allied consummated such other transaction, or consummated any other transaction within six months of notifying CVC of the original superior offer. If Allied breached the exclusivity agreement following the delivery of the CVC Delivery Letters, Allied would have to pay CVC $2.5 million promptly. In addition, if CVC delivered the CVC Delivery Letters prior to the expiration of the six week exclusivity period (the 'Termination Date') and following such delivery of the CVC Delivery Letters, Allied delivered a notice to CVC that Allied accepted a superior offer, Allied would be obligated to pay CVC $2.5 million if any other acquisition were consummated within six months following the Termination Date.


     The Allied Board approved the foregoing terms and Allied and CVC executed an exclusivity agreement containing such terms on March 10, 1998 (the 'Exclusivity Agreement').


     Following the execution of the Exclusivity Agreement, representatives of CVC began conducting its due diligence investigation of Allied. On March 20 and March 23, representatives of CVC held meetings with Allied management at Allied's headquarters in Hauppauge, New York. Also in attendance at such meetings were representatives of JP Morgan Securities Inc. ('JP Morgan'), with whom CVC had been conducting discussions regarding the possibility of JP Morgan participating in the contemplated public or private offering of debt securities to partly finance the Merger. During such time, representatives of Price Waterhouse L.L.P. performed a review and analysis of Allied's business for the purpose of preparing and delivering a report of their findings to CVC and 399.

     On approximately April 2, 1998, Allied, its counsel and Mr. Percival, and representatives of 399 and AAC and their counsel, began negotiating the terms of the Merger Agreement, including, among other issues, the amount of the break-up fee payable following the execution of the Merger Agreement, the scope of Allied's representations and warranties and the disclosure schedules, and responsibility for expenses payable upon termination. AAC had also expressed its unwillingness to enter into the Merger Agreement unless certain stockholders of Allied executed the Stockholder Voting Agreements to vote their shares in favor of the Merger. See 'Stockholder Voting Agreements.' Because of the additional resources to be devoted by AAC following the execution of the Merger Agreement, AAC insisted that it be entitled to a break-up fee payable by Allied following the execution of the Merger Agreement that was higher than the break-up fee payable pursuant to the Exclusivity Agreement, consisting of $3.375 million plus reimbursement of its expenses (without a maximum) as well as a fee payable by each of the Allied stockholders who would be party to any of the Stockholder Voting Agreements equal to 50% of the differential between the consideration offered by AAC and the consideration agreed to with a higher bidder. As a result of extensive negotiations conducted by counsel to the respective parties during which AAC made it clear that it would withdraw its offer if its proposed terms for a break-up fee were not substantially agreed to, the parties agreed that AAC would be entitled to a break-up fee payable by Allied equal to $3.375 million, but with a cap on its right to expense reimbursement equal to $1 million, and with no right to share in any increased consideration payable to stockholders who are parties to the Stockholder Voting Agreements. In addition, the parties agreed to limit the stockholders who would be required to execute a Stockholder Voting Agreement to George N. Fishman, William H. Smith, related trusts and members of his family, and Donald L. Olesen, and related trusts and members of his family.

     399 proposed that Allied itself, as opposed to AAC, issue the debt securities to be offered in connection with the Merger (the 'Debt Financing') in order that the transaction be treated as a leveraged recapitalization. Accordingly, Allied insisted that it be reimbursed for all expenses incurred by it in the event that the Merger is not consummated, or at a minimum, any expenses relating to the Debt Financing and new revolving credit facility. After extensive negotiations, the parties agreed that Allied would not incur any expenses relating to the Debt Financing and the revolving credit facility. On May 4, 1998, 399 and AAC signed an agreement (the 'Debt Expense Agreement') providing that in the event the Merger is not consummated, 399 and AAC will, jointly and severally, be responsible for the payment of any fees due, or reimbursement of any expenses incurred by JP Morgan or any other lender relating to the Debt Financing proposed in connection with the Merger, including without limitation the new revolving credit facility. The Debt Expense Agreement specifically provided that Allied would be entitled to rely on it.


     Although the Board believed that appointment of an independent committee of directors was not necessary because no director except for Donald L. Olesen would retain any continuing ownership interest in or have any other employment, consulting or other relationship with the Surviving Corporation following the Merger, the Board nevertheless elected to establish an independent committee of directors (the 'Independent Committee') consisting of Seymour Leslie and Eugene
A. Gargaro Jr. for the sole purpose of selecting in a more efficient manner a financial advisor to render a fairness opinion to the Board. At no time did Mr. Olesen participate in any discussions with any financial advisor or any negotiations with any potential or actual bidder. The Board authorized the Independent Committee to interview candidates and negotiate compensation for the financial advisor, to make a recommendation to the Board as to the engagement of a financial advisor and to coordinate with the financial advisor in presenting the conclusions of the financial advisor to the Board. Because seven of the Board's eight directors would not retain any continuing ownership interest in or have any other relationship with the Surviving Corporation, the authority delegated to the Independent Committee did not include the authority to negotiate with potential or actual bidders or make an independent evaluation of the price being offered by CVC or recommend the CVC offer to the Board as a whole.



     On April 15, 1998, Mr. Leslie, on behalf of the Independent Committee, held separate meetings with Furman Selz and BT Alex.Brown Incorporated, and considered proposals from each as to the possible engagement of such institution by the Independent Committee to render an opinion as to the fairness from a financial point of view of the $5.00 offer. The Independent Committee had invited two other institutions, Cowen & Co. ('Cowen') and SBC Warburg Dillon Read, Inc. ('Dillon Read') to make proposals for such engagement. Dillon Read declined to bid for the engagement. Cowen declined the invitation to meet in person with the Independent Committee but submitted its proposal in writing. Based upon all relevant factors, including professional reputation and proposed fees, and after reviewing the proposal letters submitted by each of the foregoing institutions, the Independent Committee recommended to the Board that Allied retain Furman Selz to render an opinion as to the fairness, from a financial point of view, of the $5.00 per share proposal by CVC. The Independent Committee also recommended the engagement of the law firm of Olshan, Grundman, Frome & Rosenzweig ('Olshan Grundman') as special counsel to the Independent Committee. The Board approved the engagement of both firms, and on April 29, 1998, Allied executed an engagement letter with Furman Selz and retained Olshan Grundman.


     On April 20, 1998, Allied and AAC agreed to amend the Exclusivity Agreement and extend the termination of the exclusivity period from April 21, 1998 to May 12, 1998.

     On April 21, 1998, in response to unusual trading activity in shares of Allied Common Stock, Allied publicly announced that it received a proposal to acquire all of Allied's outstanding shares in a cash merger at $5.00 per share and that it agreed with the party making the proposal not to solicit offers for a certain period of time.

     On April 21, 1998, 399 delivered a letter to AAC pursuant to which 399 agreed to acquire outstanding capital stock of AAC in exchange for $13,124,450 (the 'Equity Investment') and not to receive cash Merger Consideration in the Merger in the sum of $5,500,550 in respect of the 1,100,110 shares of Allied Common Stock owned by 399, which shares will be converted into shares of capital stock in the Surviving Corporation following the Merger.

     On April 21, 1998, JP Morgan delivered a letter to CVC stating that it was highly confident that up to $100 million principal amount of debt securities can be sold as publicly registered securities or in a private sale to institutions pursuant to Rule 144A of the General Rules and Regulations under the Securities Act of 1933, as amended (the 'Securities Act'), under current capital market conditions (the 'Highly Confident Letter').

     The Highly Confident Letter, however, expressly states that it does not constitute a commitment or undertaking on the part of JP Morgan to purchase or place any of these debt securities on behalf of CVC or Allied. In addition, the Highly Confident Letter, speaks only as of the date of its issuance and is subject to a number of significant qualifications, including: (i) the absence of any material adverse change in the current U.S. financial markets or U.S. regulatory conditions generally, or in the high yield debt market for new issuance of senior subordinated securities specifically, or in the condition (financial or otherwise), business or prospects of Allied and its subsidiaries taken as a whole, since the date of Allied's latest financial statements; (ii) all necessary actions by governmental agencies having been taken and the receipt of any necessary third-party approvals or consents, the absence of any order or injunction restraining the merger and the absence of other pending litigation involving AAC or Allied or its subsidiaries as to which, in the judgment of JP Morgan, there is a reasonable possibility of an outcome which could materially adversely affect AAC's or Allied's ability to perform its obligations under the debt securities; (iii) the negotiation and execution of all necessary agreements to provide for the Merger and the financings thereof, including a customary underwriting agreement with respect to the debt securities, all on terms and conditions satisfactory to JP Morgan; (iv) the rating of the debt securities by Standard & Poor's Rating Group of at least B or higher and by Moody's Investors Service of at least B3 or higher; (v) the availability of audited and unaudited consolidated financial statements of AAC and Allied, as well as any required audited and unaudited pro forma consolidated financial statements of AAC and Allied that meet the requirements of Regulation S-X of the General Rules and Regulations under the Securities Act; (vi) the satisfaction of all conditions regarding the availability of the Equity Investment (other than the closing of the sale of the debt securities) as well as evidence of committed bank financing acceptable to JP Morgan in the form of a working capital facility and (vii) satisfactory completion by JP Morgan of its due diligence (including discussions with customers and consultants and advisors employed by CVC) up until the issuance of the debt securities with respect to the financial condition, business, results of operations and prospects of AAC, Allied and their businesses.


     On May 1, 1998, Mr. Leslie, on behalf of the Independent Committee, met with representatives of Furman Selz, who made an oral presentation to Mr. Leslie regarding the fairness of the consideration, from a financial point of view, to be paid to the Allied stockholders in the Merger.

     On May 3, 1998, AAC delivered the Highly Confident Letter to the Company.


     On May 4, 1998, the Board of Directors of Allied held a special telephonic meeting for the purpose of considering the draft of the Merger Agreement that was delivered to each of the directors. All the directors were present except Mr. Olesen, who is expected to remain employed by, and retain a continuing equity interest in, the Surviving Corporation. Also in attendance at the meeting were Mr. Percival, counsel to Allied, counsel to the Independent Committee, and representatives of Furman Selz. After the special meeting of the Board of Directors was called to order, Mr. Percival brought the Board of Directors up-to-date regarding his activities on behalf of Allied and reported on the entities that he contacted regarding a possible transaction involving Allied. Mr. Percival reported that he had no further contacts with the First, Second or Third Bidders and that, other than CVC, no other viable bidder had emerged. In addition, Mr. Percival noted that since the Company's public announcement on April 21, 1998 of the receipt of an offer of $5.00 per share, no other candidate had proposed a transaction involving the Company.



     Furman Selz then delivered its oral opinion (confirmed in writing on May 4, 1998) to the Board of Directors of Allied that, based upon and subject to the matters set forth in its written opinion, the consideration to be offered in the Merger is fair, from a financial point of view, to the holders of Allied Common Stock. See '--Fairness Opinion.'


     The Board of Directors then reviewed the basic provisions of the Merger and the actions contemplated by the Merger. In addition, the Board of Directors discussed the execution of the Stockholder Voting Agreements by certain stockholders. Counsel to the Company outlined for the Board of Directors the structure of the Merger and the principal terms of the Merger Agreement, including the significant covenants and conditions, the provisions for termination, payment of a termination fee, expense reimbursement and the directors' responsibilities as members of the Allied Board of Directors.


     After a lengthy discussion, the Board of Directors (except Mr. Olesen, who did not participate in the meeting (see above)) (i) unanimously voted to approve the Merger Agreement, stating its belief that the Merger is fair and in the best interests of the stockholders, and recommended to the stockholders that they approve and adopt the Merger Agreement; and (ii) authorized the officers to sign the Merger Agreement.


     On May 5, 1998, the Company and AAC entered into the Merger Agreement, and AAC entered into the Stockholder Voting Agreements with George N. Fishman, Donald L. Olesen (and related entities) and William H. Smith (and related entities). On the same day, the Company announced that it had entered into a definitive Merger Agreement with AAC and that certain stockholders had executed agreements to vote their shares in favor of the Merger. To date, there have been no other indications of interest from other prospective parties.

     Because the Company and JP Morgan could not agree on certain conditions related to the contemplated financing, Allied explored certain other financing alternatives and elected to finance the Merger from loans proposed to be arranged through a syndicate of banks which may be led by Fleet National Bank or a comparable financial institution and Citicorp Mezzanine Partners, L.P. At the Effective Time, it is anticipated that the Company will enter into a loan agreement with Fleet National Bank or a comparable financial institution providing for a $25 million Revolving credit facility and a $25 million Term A facility, each maturing on December 31, 2003, and a $50 million Term B facility maturing on December 31, 2005. It is expected that loans under the Revolving credit facility and Term A facility will bear interest for the initial six months at the applicable London Interbank Offered Rate ('LIBOR') plus 2.50% or Prime Rate plus 1.25% and loans under the Term B facility will bear interest for the initial six months at the applicable LIBOR rate plus 3.00% or Prime Rate plus 1.50%, and, thereafter, all loans under the Term and Revolving credit facility will bear interest at applicable margins over the LIBOR and Prime rates determined on the basis of the Company's ratio of total debt to 12 months trailing earnings before interest, taxes, depreciation and amortization. It is expected that the senior Term credit facilities will be secured by substantially all of the assets of the Company and guaranteed by its subsidiaries. It is also anticipated that at the Effective Time the Company will enter into a loan agreement with Citicorp Mezzanine Partners, L.P. ('CMP') providing for an approximately $20 million unsecured senior subordinated credit facility with a maturity date of 10 years from the Closing Date and an annual interest rate of 12.00%. In connection with the issuance of the unsecured senior subordinated credit facility, it is anticipated that CMP will be entitled to receive warrants to purchase up to 7 1/2% (subject to reduction by 50% in the event of a prepayment of the credit facility provided by CMP) of the fully diluted Surviving Corporation Common Stock outstanding as of the Closing Date, after giving effect to the Merger, at an exercise price of $0.01.


     Other than in connection with the transactions as described above, there have been no material transactions between the Company and AAC.

RECOMMENDATION OF THE ALLIED BOARD; EFFECTS AND REASONS FOR THE MERGER


     From April 28, 1998 until May 4, 1998, Furman Selz, at the request of the Independent Committee, evaluated and prepared a report on the $5.00 offer made by CVC. At its May 4, 1998 meeting, the Board of Directors received a presentation by representatives of Furman Selz with respect to the fairness, from a financial point of view, of the $5.00 per share in cash to be received by the Allied stockholders in the Merger. Following its presentation, Furman Selz delivered its opinion that the cash consideration to be received by the Allied stockholders in the Merger was fair, from a financial point of view, to Allied's stockholders.


     The Merger has not been structured so that approval of at least a majority of unaffiliated security holders is required.


     THE BOARD OF DIRECTORS, IN A VOTE OF 7 TO 0 WITHOUT THE PARTICIPATION OF MR. OLESEN (SEE '--BACKGROUND OF THE MERGER TRANSACTION'), INCLUDING ALL OF THE NON-EMPLOYEE DIRECTORS, DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE ALLIED UNAFFILIATED STOCKHOLDERS AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. CERTAIN MEMBERS OF THE BOARD OF DIRECTORS HAVE INTERESTS IN THE MERGER IN CONFLICT WITH THE INTERESTS OF ALLIED STOCKHOLDERS GENERALLY. SEE '--CONFLICTS OF INTEREST.' ALL OF THE DIRECTORS OF ALLIED WHO ARE NOT EMPLOYEES OF ALLIED HAVE APPROVED THE MERGER.


     In reaching its determination and recommendation, the Board was influenced by the following factors, each of which supported the Board's determination that the Merger is fair to Allied's unaffiliated stockholders:

          (i) During a three month period beginning in December of 1997, Mr. Percival contacted a select group of potential acquirors to solicit their interest in a possible transaction with Allied. Despite these efforts, only 399 made a firm offer to acquire Allied. See '--Background of the Merger Transaction';

          (ii) Furman Selz presented its analysis and rendered its opinion to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the $5.00 per share in cash to be received by Allied's stockholders in the Merger was fair to such holders from a financial point of view. In arriving at its opinion, Furman Selz reviewed premiums paid on companies' stock prices in comparable transactions, performed a leveraged acquisition analysis to determine an overall implied pre-tax value per share for Allied, and performed an aggregate value analysis based on discounted cash flows. See '--Fairness Opinion';

          (iii) Following the public announcement of the receipt by Allied of a proposal to acquire all of Allied's outstanding shares in a cash merger at $5.00 per share and during the two-week period leading up to the execution of the Merger Agreement, no other party proposed any other transaction for the Company to consider;


          (iv) The combined resources of 399 and CVC, together with the nature and sources of financing, including that to be provided by other sources, contemplated to complete the Merger, indicated a strong likelihood that the Merger would be completed. 399 had made a commitment in writing on April 21, 1998 to make an equity contribution of $13,124,450 to be used to partially fund the payment of the cash consideration and expenses incurred in the Merger. JP Morgan had delivered a letter to CVC on April 21, 1998, which was delivered to Allied on May 3, 1998, stating that it was highly confident that up to $100 million principal amount of debt securities could be sold as publicly registered securities or in a private sale to eligible institutions. CVC had also received verbal assurances from other financing sources regarding alternative financing arrangements. See 'The Merger--Debt Financing';


          (v) The combination of the Company's products experiencing declining unit prices as a result of the Company's customers' viewing the Company's products as commodities with their primary product purchase decision made on price, and the low public float of Allied Common Stock making it improbable that Allied Common Stock would be valued in the public market at levels consistent with the Company's prospects;

          (vi) The restrictive nature of Allied's existing credit facility limits Allied's ability to expand its operating capacity and offer additional services to its customers; and

          (vii) The Merger Consideration represents a 47% premium over the average closing price for shares of Allied Common Stock for the four-week period immediately preceding the date that Allied first made any public announcement regarding the Merger and a significant premium over Allied's net book value per share.

     Each of the foregoing factors supported the Board's determination that the Merger is fair to the unaffiliated stockholders. In view of the wide variety of factors considered in connection with its consideration of the proposed Merger, the Board of Directors did not find it practicable, and did not quantify or otherwise attempt, to assign relative weights to the specific factors considered in reaching its determination. The Board did not consider Allied's liquidation value because a liquidation of Allied was not considered by management to be a viable option and, in any event, Allied believes that the liquidation value would have resulted in a per share value far below the $5.00 consideration offered in the Merger.

     In making its fairness determination, the Board of Directors considered that, although the Merger Agreement provides that the Company may not solicit or encourage any Acquisition Proposal the Company may, if the Board's fiduciary responsibilities under applicable law (as advised by counsel) so require, participate in negotiations with third parties with respect to a Superior Acquisition Proposal before the Merger is consummated. In this regard, the Board of Directors considered the potential chilling effect on offers or proposals for an Acquisition Proposal that could be caused by the provisions of the Merger Agreement that provide for the payment of a $3.375 million termination fee and reimbursement of expenses incurred by AAC up to $1 million under certain circumstances. The Board of Directors believed that (i) a discrete but effective solicitation process had taken place in a way that did not adversely affect relationships with Allied's employees, customers and suppliers and that Allied's perceived value to potential acquirors was not diminished; (ii) the lack of an expression of interest from any other potential bidder following the public announcement on April 21, 1998 made it unlikely that an Acquisition Proposal from another party would materialize; (iii) preliminary proposals received from and the financing resources of 399 and CVC enhanced the probability of closing the transaction; and (iv) CVC made it clear that it would withdraw its offer if the termination fees and expense reimbursement terms of the Merger Agreement were not accepted. After considering these factors, in addition to the fact that the termination fee requested by CVC as a percentage of Allied's total enterprise value was equal to the mean of termination fees payable in approximately 150 transactions of this size that reported termination fees since 1995, the Board concluded that the provisions relating to the expense reimbursement and termination fees requested by CVC were not unreasonable and that the Company still would be able to entertain a Superior Acquisition Proposal that would benefit the stockholders notwithstanding such termination fees and expenses.

     The Board believed it was not necessary to structure the Merger so as to require approval of at least a majority of unaffiliated security holders, and have a majority of directors who are not employees of Allied retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for the purpose of negotiating the terms of the Merger and/or preparing a report concerning the fairness of the Merger. because (i) the Board created an Independent Committee of directors, consisting of directors who are not employees of Allied and who will not have any continuing interest in or other relationship with the Surviving Corporation, to make a recommendation to the Board as to the engagement of an investment bank to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid to Allied's stockholders in the Merger, (ii) Furman Selz, who was engaged by the Board, delivered its opinion that such consideration was fair to Allied's stockholders, (iii) seven of the eight directors on the Board would not have any continuing ownership interest in or other relationship with the Surviving Corporation and (iv) the Merger was approved unanimously by all directors who are not employees of Allied.



     Because the Independent Committee's authority was limited to interviewing potential financial advisors to render a fairness opinion, negotiating compensation for such financial advisor and making a recommendation to the Board as to the engagement of such financial advisor, the Independent Committee did not form an opinion, separate and apart from that of the Board as a whole, as to the fairness of the Merger and did not vote separately, or make any recommendation to the Board as to how it should vote, on the Merger.



     In considering whether the Merger is fair to Allied's unaffiliated stockholders and whether to approve the Merger, the Board reviewed estimates of future financial results prepared by management. The Company does not, as a matter of course, make public forecasts or estimates as to future financial results. However, management of the Company, in connection with the possible sale of the Company, prepared and provided to John K. Percival for delivery to
(i) potential bidders (including 399), (ii) representatives of Furman Selz, and
(iii) various financing sources certain estimates of future operations for fiscal years 1998 through 2002. These estimates of future operations, which are summarized in the table below, do not reflect the debt to be incurred in connection with the Merger. See 'The Merger--Debt Financing.' Such projections were the only projections prepared by Allied in connection with the Merger.


     None of these estimates was prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Grant Thornton (as defined herein), the Company's independent public accountants, has not performed any procedures with respect to these estimates of future operations and assumes no responsibility for them. Although the Company believes it had a reasonable basis for the estimates at the time of their presentation, they are only an estimate, and actual results may vary considerably. Neither the Board of Directors nor any of the Company's advisors, agents or representatives assumes any responsibility for the accuracy of any of these estimates. Actual results may be materially higher or lower than those shown. Because estimates of future operations of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which will be beyond the control of the Company, there can be no assurance that any of these estimates will be realized.

     The 1998 estimates of future operations reflect the Company's detailed operating plan while the estimates for the remaining years were developed by senior management in contemplation of seeking and implementing a transaction to enhance stockholder value.

                                                         1998E       1999E       2000E       2001E       2002E
                                                        --------    --------    --------    --------    --------
                                                                             (IN THOUSANDS)
                                                                             --------------
Revenues.............................................   $167,155    $172,342    $182,975    $190,968    $197,504
Cost of Services.....................................   $132,262    $135,745    $142,950    $149,055    $153,757
                                                        --------    --------    --------    --------    --------
Gross Margin.........................................   $ 34,893    $ 36,597    $ 40,025    $ 41,913    $ 43,747
                                                        --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------
Total Operating Expenses.............................   $ 22,396    $ 21,600    $ 21,000    $ 21,000    $ 21,000
Operating Income.....................................   $ 12,497    $ 14,997    $ 19,025    $ 20,913    $ 22,747
Earnings before interest, taxes, depreciation and
  amortization.......................................   $ 20,617    $ 23,658    $ 28,190    $ 30,077    $ 31,911

     The Company's estimates of future operations were focused on cashflow and the current base business only. The Company did not attempt to estimate the beneficial effects of implementing its strategic plan or take into account the development of DVD (as defined herein). The estimates are based on sales and operating assumptions that include (i) an increase in sales from $167.2 million in Fiscal 1998 to $197.5 million in Fiscal 2002, and (ii) an increase in gross margin from 20.87% of sales in Fiscal 1998 to 22.15% of sales in Fiscal 2002. The sales growth referred to in the above sentence assumes (i) a 44.48% increase in CD (as defined herein) unit volume, and (ii) a 25.32% increase in video duplication unit volume. The improvement in gross margin referred to above assumes better utilization of both CD replication and video duplication equipment.

     These estimates of future operations do not give effect to the Merger (including payment of any fees or expenses) or the Debt Financing. The fact that the estimates were furnished to 399 and certain other parties who had expressed an interest in a transaction with Allied and signed a confidentiality agreement, and subsequently were adapted for inclusion in information given to prospective lenders and investors in Allied, as the Surviving Corporation, should not be regarded as an indication that Allied or any person who received such information considers them an accurate prediction of future events. Because the estimates and assumptions underlying the above estimates are inherently subject to significant economic and competitive uncertainties beyond Allied's control, there can be no assurance that the projected results can be realized or that actual results would not be higher or lower than those estimated. See 'Pro Forma Unaudited Condensed Financial Data' of Allied for actual results for the year ended July 31, 1997. Moreover, such estimates of future operations are included in this Proxy Statement only because such information was provided to 399 and certain other parties who had expressed an interest in acquiring Allied, and prospective lenders and other investors. Consequently, the inclusion of the estimates of future operations herein should not be regarded as a representation by the Company, the holders of Rollover Shares, or any other person or entity that these results will be achieved. Readers are cautioned not to place undue reliance on this information.

     The Merger is being proposed at this time because the relatively low public float of the Allied Common Stock, the declining unit prices for Allied's products over the past several years as a result of such products being viewed as commodities and Allied's limited ability to expand operating capacity and offer additional services as a result of the restrictive nature of its existing credit facility making it improbable that the public markets will value Allied Common Stock consistently with Allied's prospects. The Merger is being structured so that Allied will be the Surviving Corporation and certain current officers and directors of Allied will retain an equity interest in the Surviving Corporation in order to (i) effect a recapitalization for accounting purposes,
(ii) avoid the negative tax consequences of an asset sale, and (iii) preserve the corporate identity of the Company and its existing contractual arrangements with third parties.

     In approving the transaction, the Board of Directors was aware of and considered as a negative factor that as a result of the Merger, Allied's stockholders would no longer participate in the future growth and earnings of the Company. However, after taking into account that the public markets historically failed to value Allied Common Stock consistently with Allied's prospects, the Board of Directors believed that a sale of the Company would achieve a fair price for the Company and a greater value for Allied's stockholders than if it remained a public company.

THE BOARD'S RECOMMENDATION

     The Allied Board has approved the Merger Agreement, the Merger and the transactions contemplated thereby and recommends that the stockholders of Allied vote 'FOR' approval and adoption of the Merger Agreement and the Merger and believes that the consideration to be received by unaffiliated Allied stockholders is fair and in the best interests of Allied stockholders. Certain members of the Allied Board of Directors have interests in the Merger that may be in conflict with the interests of Allied's stockholders generally. See '--Conflicts of Interest.' The Merger was approved by a majority of non-employee directors of the Company.

PURPOSES AND REASONS OF CVC, 399 AND AAC FOR THE MERGER

     The purposes of the Merger are to enable 399, facilitated by discussions with CVC and its participation in AAC, to make an investment in the Company.

     The transaction has been structured as a merger pursuant to which Allied is the Surviving Corporation and certain current officers and directors of Allied retain an equity interest in the Surviving Corporation in order to

(i) effect a recapitalization for accounting purposes, (ii) avoid the negative tax consequences of an asset sale, and (iii) preserve the corporate identity of the Company and its existing contractual arrangements with third parties.

POSITIONS OF CVC, 399 AND AAC AS TO FAIRNESS OF THE MERGER

     CVC, 399 and AAC, as the parties proposing to acquire the Company, did not participate in the deliberations of the Board regarding, or receive advice from the Company's financial advisors as to, the fairness of the Merger to the Company's stockholders. As a result, CVC, 399 and AAC are not in a position to specifically adopt the conclusions of the Board as to such matters. In addition, none of CVC, 399 or AAC has conducted any separate investigation, analysis or formal evaluation with respect to the fairness of the Merger to the unaffiliated stockholders of the Company.

     However, CVC, 399 and AAC have analyzed publicly available information, as well as other information that is set forth in this Proxy Statement, regarding Allied. Based upon that analysis and their understanding from discussions with senior management of the Company regarding the factors considered by the Board set forth herein, CVC, 399 and AAC believe that the Merger is fair to the Company's unaffiliated stockholders. In addition, the results of the due diligence investigation conducted by CVC and 399, including visits to the Company's facilities, document review and analysis of publicly available information regarding comparable companies in the industry, validated the position of CVC, 399 and AAC as set forth above. In particular, CVC, 399 and AAC have considered (i) the historical market prices for shares of the Allied Common Stock, as reported on the AMEX, including (A) the closing price on April 20, 1998, the last day the Allied Common Stock traded before the announcement of the Merger Agreement, of $3.9375 per share and (B) the range from a low of $1.50 to a high of $4.00 during the 52 weeks prior to April 21, 1998, (ii) the substantial premium the Company stockholders per share cash price represents in relation to the historical market prices for the Allied Common Stock, including the approximately 47% premium of that price over the average closing price for the four week period immediately preceding the date Allied first made any public announcement relating to the Merger (see '--Fairness Opinion'), (iii) the extent of the Board's efforts to sell the Company described in 'Background of the Merger,' (iv) the fact that the Company's three largest stockholders (together with related family members or affiliated trusts) agreed to enter into Stockholder Voting Agreements to vote their shares of Allied Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, (v) the receipt by the Board of the written opinion of its independent financial advisor (see '--Fairness Opinion') to the effect that, based on the assumptions made, matters considered and limits of the review undertaken, the Merger is fair from a financial point of view to Allied's stockholders (other than holders of the Rollover Shares), (vi) the arm's-length nature of the negotiations among CVC, 399, AAC and the Company, and (vii) the other analyses of and factors examined by the Board (as set forth in detail above in '--Recommendation of the Allied Board; Effects and Reasons for the Merger'). Although none of CVC, 399 or AAC has assigned specific relative weights to the aforementioned factors, CVC, 399 and AAC believe they provide a reasonable basis for the belief that the Merger is fair to the stockholders of the Company (other than holders of the Rollover Shares). This belief should not, however, be construed as a recommendation to the Company's stockholders by CVC, 399 and AAC to vote to approve the Merger Agreement and the transactions contemplated thereby.

PURPOSES AND REASONS OF MR. OLESEN FOR THE MERGER

     The purposes of Donald L. Olesen in agreeing to the transactions contemplated by the Merger Agreement are to continue the pursuit of his strategic view of the future of Allied and to enable existing stockholders of the Company to realize a substantial premium on the shares of Allied Common Stock owned by them. See '--Recommendation of the Allied Board; Effects and Reasons for the Merger' and '--Conflicts of Interest.'

POSITION OF MR. OLESEN AS TO FAIRNESS OF THE MERGER

     Mr. Olesen believes that the Merger is fair to the unaffiliated stockholders of Allied. This belief should not, however, be construed as a recommendation by Mr. Olesen, in his personal capacity, to Allied's stockholders to vote to approve the Merger Agreement and the transactions contemplated thereby. Mr. Olesen has not undertaken any formal evaluation of the fairness of the Merger to the stockholders of Allied and did not find it practicable to quantify or otherwise attach relative weights to the various factors considered by him. However, in arriving at his belief that the Merger is fair to the unaffiliated stockholders of the Company, Mr. Olesen considered the same factors as considered by the Board, as well as certain considerations resulting from his general familiarity with the multimedia manufacturing business. Finally, Mr. Olesen considered the presently favorable environment for merger transactions in the United States capital markets and the availability to 399 and CVC of financing, both of which factors could be subject to change.

     Mr. Olesen believes that the Merger is procedurally fair, although the approval of a majority of Allied's unaffiliated stockholders is not separately required, and an unaffiliated representative was not retained to act on behalf of such stockholders. In reaching this conclusion, Mr. Olesen took into account a number of factors relevant to procedural fairness as described above, including the bidding process conducted by Allied, the establishment of the Independent Committee and its deliberations, and the fairness opinion issued by Allied's financial advisor.

FAIRNESS OPINION


     Furman Selz was retained by the Board on the recommendation of the Independent Committee to render a fairness opinion to the Board of Directors with respect to the Merger. Furman Selz was hired based on its qualifications and expertise in providing advice to companies in the media industry, as well as its reputation as an internationally recognized investment banking firm. Pursuant to a letter agreement dated April 29, 1998, the maximum fee payable to Furman Selz for its role as the Independent Committee's financial advisor is $250,000.


     At the request of Allied, on May 4, 1998, Furman Selz delivered an oral opinion to the Allied Board, which was subsequently confirmed in writing, that, based upon and subject to the matters set forth in its written opinion as of such date, the cash price of $5.00 per share of Allied Common Stock (the 'Merger Consideration') to be paid in the Merger to the holders of the Allied Common Stock excluding treasury shares, shares held directly or indirectly by AAC, the Rollover Shares and Dissenting Shares (as defined herein), was fair, from a financial point of view. The full text of the written opinion of Furman Selz, dated as of May 4, 1998, is set forth as Annex A to this Proxy Statement and describes the assumptions made, matters considered and limits on the review undertaken. Allied stockholders are urged to read the opinion in its entirety.

     Furman Selz's opinion addresses only the fairness of the Merger Consideration to be offered in the Merger, from a financial point of view, to the stockholders of Allied excluding treasury shares, shares held directly or indirectly by AAC, the Rollover Shares and Dissenting Shares, and does not constitute a recommendation to any stockholder of Allied as to how such stockholder should vote with respect to the approval of the Merger.

     For purposes of the opinion, Furman Selz was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

     In arriving at its opinion, Furman Selz assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided to it by the Company and Furman Selz has not assumed responsibility for any independent verification of such information or undertaken any obligation to verify such information. In addition, with respect to the financial forecasts and projections of the Company used in Furman Selz's analysis, the management of the Company informed Furman Selz that such forecasts and projections represent the best current judgment of the management of the Company as to the future financial performance of the Company on a stand-alone basis, and Furman Selz assumed that the projections had been reasonably prepared based on such current judgment. Furman Selz assumed no responsibility for and expresses no view as to such forecasts and projections or the assumptions on which they were based.

     Furman Selz also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Furman Selz's opinion necessarily is based upon regulatory, economic, market and other conditions, as well as information made available to Furman Selz as of May 4, 1998. The regulatory, economic, market and other conditions and the information made available to Furman Selz could only be evaluated by Furman Selz on the date of the fairness opinion.

     In connection with rendering its opinion, dated as of May 4, 1998, Furman
Selz: (i) reviewed the Merger Agreement and certain related documents and the financial terms of the Merger set forth therein; (ii) reviewed Allied's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, Quarterly Report on Form 10-Q for the quarter ended January 31, 1998 and certain other filings with the SEC made by the Company, including Proxy Statements and Forms 8-K; (iii) reviewed certain other publicly available information concerning Allied and the trading market for Allied Common Stock; (iv) reviewed certain non-public information relating to Allied, including financial forecasts and projections furnished to Furman Selz by Allied; (v) reviewed certain publicly available information, including research reports, concerning certain other companies engaged in businesses which Furman Selz believed to be comparable to the Company's and the trading markets for certain of such companies' securities;
(vi) reviewed the financial terms of certain recent mergers and acquisitions which Furman Selz believed to be relevant; (vii) conducted discussions with certain members of senior management of Allied concerning its businesses and operations, assets, present condition and future prospects; and (viii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as Furman Selz deemed, in its sole judgment, to be necessary, appropriate or relevant to render its opinion.

     The following is a summary of the six primary valuation analyses of Allied performed by Furman Selz: (i) a transaction valuation analysis, which was used to determine transaction related multiples based on the Merger Consideration to be offered to the holders of Allied Common Stock for comparative purposes; (ii) a premiums paid analysis, which referenced premiums paid in transactions similar to the Merger based on a specific set of criteria defined below; (iii) a comparable company trading analysis, which consisted of comparing financial market and operating performances of selected publicly traded media duplication and post production services companies that were determined to be in similar lines of business as Allied; (iv) a comparable transaction analysis, which consisted of reviewing financial aspects of selected acquisitions of assets, businesses or interests of media duplication and post production services companies that were determined to be in similar lines of business as Allied; (v) a leveraged acquisition analysis; and (vi) a discounted cash flow analysis, both of which were used to calculate an implied pretax value per share at which Allied Common Stock could be valued.

Transaction Valuation Analysis

     Furman Selz calculated the Transaction Value, defined as the transaction value of equity, which in the case of the Merger is based on AAC's offer of $5.00 per share for Allied Common Stock multiplied by the fully diluted shares outstanding (the 'Transaction Equity Value'), plus net debt. Transaction Value was analyzed as a multiple of current (1997 actual) and forward (1998) year revenue, earnings before interest, taxes, depreciation and amortization ('EBITDA') and earnings before interest and taxes ('EBIT'). Transaction Equity Value was analyzed as a multiple of current and forward year net income. The Transaction Value multiples of current year revenue, EBITDA and EBIT associated with the Merger are 0.65x, 5.5x and 11.7x, respectively. The Transaction Value multiples of forward year revenue, EBITDA and EBIT associated with the merger are 0.64x, 5.0x and 8.0, respectively. The Transaction Equity Value multiples of current and forward year net income associated with the Merger are 39.7x and 20.9x, respectively. Furman Selz calculated revenue, EBITDA and EBIT multiples based on Transaction Value and net income multiples based on Transaction Equity Value in order to compare such multiples to the multiples calculated in the comparable company trading analysis and comparable transaction analysis discussed below. Although Furman Selz calculated several Transaction Value and Transaction Equity Value multiples, EBITDA and net income multiples formed the primary basis of comparison for such analyses because EBITDA and net income multiples are the multiples typically used to value companies in Allied's industry. Accordingly, revenue and EBIT multiples were less relevant factors used in the determination of Furman Selz's fairness opinion.

Premiums Paid Analysis

     Furman Selz reviewed premiums paid on target companies' stock prices one day, one week and one month prior to the announcement of an acquisition. Furman Selz reviewed transactions that met the following criteria: (i) transaction value was greater than $50 million and less than $150 million, (ii) acquiror acquired a 50% or greater interest in the target and (iii) the announcement occurred between December 31, 1995 and May 1, 1998. The review resulted in a range of premiums (discounts) paid (i) one day prior to announcement of (70.4%) to

132.0%, with a median of 20.6% and a mean of 24.2%, (ii) one week prior to announcement of (85.0%) to 169.8%, with a median of 26.6% and a mean of 28.5%, and (iii) one month prior to announcement of (86.3%) to 540.0%, with a median of 31.2% and a mean of 37.4%. Furman Selz noted that the Merger Consideration (as defined herein) was a 27.0%, 48.1% and 63.3% premium to the closing price of Allied's common stock one day, one week and one month, respectively, prior to the first public announcement of the Merger and the merger premiums compared favorably with premiums paid in the other transactions reviewed by Furman Selz.

Summary of Multiple Analyses

                                                                                                 CURRENT    FORWARD
                                                                                                 -------    -------
Transaction Valuation Analysis
  Revenue.....................................................................................    0.65x      0.64x
  EBITDA......................................................................................     5.5x       5.0x
  EBIT........................................................................................    11.7x       8.0x
  Net Income..................................................................................    39.7x      20.9x

                                                           CURRENT                               FORWARD
                                              ---------------------------------     ---------------------------------
                                              HIGH      LOW     MEAN     MEDIAN     HIGH      LOW     MEAN     MEDIAN
                                              -----    -----    -----    ------     -----    -----    -----    ------
Comparable Company Trading Analysis
  Revenue...................................  3.33x    0.72x    1.81x    1.48x      1.46x    1.05x    1.26x    1.26x
  EBITDA....................................  13.7x     6.0x     8.7x     6.7x       5.9x     4.6x     5.2x     5.2x
  EBIT......................................  21.1x    10.6x    16.0x    16.2x      14.8x    14.8x    14.8x    14.8x
  Net Income................................  36.2x    16.3x    23.9x    21.6x      19.9x    14.8x    16.7x    16.0x
Comparable Transaction Analysis
  Revenue...................................  2.70x    0.57x    1.28x    1.15x         --       --       --       --
  EBITDA....................................   8.0x     3.2x     5.5x     5.1x         --       --       --       --
  EBIT......................................  13.0x     6.7x     9.6x    10.0x         --       --       --       --
  Net Income................................  27.0x    11.2x    17.5x    15.4x         --       --       --       --

Comparable Company Trading Analysis

     Furman Selz prepared a comparable company trading analysis that consisted of comparing financial market and operating performances of selected publicly traded media duplication and post production services companies, which Furman Selz determined to be in similar lines of business as Allied ('Selected Comparable Companies'). Furman Selz noted that each of the selected companies is distinguishable from Allied, and that, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors to which they are being compared. The multiples and ratios for each of the Selected Comparable Companies were based on the most recent publicly available information and published estimates of research analysts. The Selected Comparable Companies included: Four Media Company; Video Services Corporation; The Todd-AO Corporation; Nimbus CD International, Inc.; Cinram International Inc. and Vaughn Communications, Inc. With respect to the Selected Comparable Companies, Furman Selz considered total enterprise value as a multiple of current (1997 Actual) and forward (1998) year EBITDA. Furman Selz's analysis of the Selected Comparable Companies indicated total enterprise value multiples of current and forward year EBITDA ranging from 6.0x to 13.7x, with a median of 6.7x and a mean of 8.7x, and 4.6x to 5.9x, with a median of 5.2x and a mean of 5.2x, respectively. In addition, with respect to the Selected Comparable Companies, Furman Selz considered equity value as a multiple of current (1997 Actual) and forward (1998) year net income. Furman Selz's analysis of the Selected Comparable Companies indicated equity value multiples of current and forward year net income ranging from 16.3x to 36.2x, with a median of 21.6x and a mean of 23.9x, and 14.8x to 19.9x, with a median of 16.0x and a mean of 16.7x, respectively. Furman Selz noted that the Transaction Value multiple of current year EBITDA calculated for the Merger (see 'Transaction Valuation Analysis') was below the range of current year EBITDA multiples for the Selected Comparable Companies; however, the Transaction Value multiple of forward year EBITDA and Transaction Equity Value multiples of current and forward year net income calculated for the merger (see 'Transaction Valuation Analysis') compared favorably with the respective multiples derived in the comparable company trading analysis. In addition, Furman Selz noted that Transaction Value multiples of current and forward year revenue and forward year EBIT calculated for the Merger (see 'Transaction Value Analysis') were below the respective ranges of current and forward year revenue and forward year EBIT multiples for the Selected Comparable Companies; however, the Transaction Value multiple of current year EBIT calculated for the Merger (see 'Transaction Valuation Analysis') compared favorably with the current year EBIT multiple derived in the comparable company trading analysis.

Comparable Transaction Analysis

     Furman Selz prepared a comparable transaction analysis that consisted of reviewing financial aspects of selected acquisitions of assets, businesses or interests in businesses in the media duplication and post production industries, which Furman Selz determined to be in similar lines of business as Allied ('Selected Comparable Transactions'). Furman Selz noted that no such transactions took place under directly comparable market conditions or competitive conditions or circumstances and that, accordingly, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues which would affect the price an acquiror is willing to pay in an acquisition. Selected Comparable Transactions included (acquiror/target): Four Media Company/Visualize Inc.; The Todd-AO Corporation/Hollywood Digital; Cinram International Inc./Disc Manufacturing Inc.; Vaughn Communications, Inc./Satastar Corporate Services, Inc.; Carlton Communications Plc/Technicolor Holdings Inc.; Vaughn Communications, Inc./Centercom, Inc.; McCown De Leeuw & Co./Nimbus CD International, Inc.; The Todd AO Corporation/ Chrysalis Television Facilities, Ltd.; The Todd-AO Corporation/ Kaytea Rose, Inc. (dba Skywalker Sound South); Allied Digital Technologies Corp./HMG Digital Technologies Corp.; The Todd-AO Corporation/Paskal Video and International Post Limited/Audio Plus Video International, Inc. The analysis of Selected Comparable Transactions yielded a range of transaction value multiples of current year EBITDA of 3.2x to 8.0x, with a median of 5.1x and a mean of 5.5x. The analysis of Selected Comparable Transactions yielded a range of transaction equity value multiples of current year net income of 11.2x to 27.0x, with a median of 15.4x and a mean of 17.5x. Furman Selz noted that the Transaction Value multiples of current year EBITDA and Transaction Equity Value multiples of current year net income calculated for the Merger (see 'Transaction Valuation Analysis') compared favorably with the respective multiples derived in the comparable transaction analysis. In addition, Furman Selz noted that the Transaction Value multiples of current year revenue and EBIT calculated for the Merger (see 'Transaction Valuation Analysis') compared favorably with the respective multiples derived in the comparable transaction analysis.

Leveraged Acquisition Analysis

     In order to estimate, based on Furman Selz's reasonable judgement, an overall implied pre-tax value per share at which Allied could be valued, Furman Selz prepared a leveraged acquisition analysis. Furman Selz relied, at the request of Allied's management, without independent verification, upon forecasted financial information for Allied provided by Allied's management. The leveraged acquisition analysis for the Company assumed management projections for the years 1998 through 2003, a capitalization structure similar to the one proposed by AAC, and that certain members of management will own 15% of the common equity immediately following the transaction and 25% of the common equity in the year 2003. The analysis was performed assuming a range of required rates of return to the equity sponsor of 25% to 40% and a range of EBITDA exit multiples of 4.0x to 5.0x. The analysis produced a range of implied equity values per share of Allied of $4.64 to $6.16. Furman Selz noted that the Merger Consideration to be offered in the Merger compared favorably with the range of implied equity values per share calculated in the leveraged acquisition analysis.

Discounted Cash Flow Analysis

     In order to estimate, based on Furman Selz's reasonable judgment, an overall implied pre-tax value per share at which Allied could be valued, Furman Selz prepared an aggregate valuation analysis and a segment valuation analysis based on discounted cash flows. Furman Selz relied, at the request of Allied's management, without independent verification, upon forecasted financial information for Allied provided by Allied's management.

        Aggregate Valuation Analysis. The aggregate valuation analysis, based on information provided by Allied's management, consisted of (i) calculating a range of net present values for the projected unleveraged free cash flows in the forecast for Allied using various discount rates reflecting weighted average costs of capital which Furman Selz deemed appropriate in its reasonable judgment and (ii) combining such values with terminal values calculated by multiplying projected EBITDA in 2003 by a range of EBITDA terminal value multiples, which Furman Selz deemed appropriate in its reasonable judgment, and discounting the values using the same discount rates utilized for the unleveraged free cash flows. Furman Selz applied discount rates ranging from 10.0% to 20.0% and EBITDA terminal value multiples ranging from 4.0x to 5.0x. The net present value of the projected free cash flows combined with the net present value of the terminal value yielded a range of total enterprise values. In order to derive a range of implied equity values per share for Allied, Furman Selz subtracted from the range of total enterprise values net debt and divided the result by the number of fully diluted shares outstanding of Allied Common Stock. Based on such analysis, Furman Selz derived a range of implied equity values per share of Allied of $4.02 to $8.42. The Merger Consideration to be offered in the Merger compared favorably with the range of implied equity values per share calculated in the Aggregate Valuation Analysis.

        Segment Valuation Analysis. The segment valuation analysis, based on information provided by Allied's management, consisted of (i) calculating a range of net present values for the projected unleveraged free cash flows in the forecast for each segment of Allied, video, audio and CD/CD-ROM, using various discount rates reflecting weighted average costs of capital which Furman Selz deemed appropriate in its reasonable judgment and (ii) combining such values with terminal values for each segment calculated by multiplying each segment's projected EBITDA in 2003 by a range of EBITDA terminal value multiples, which Furman Selz deemed appropriate in its reasonable judgment, and discounting the values using the same discount rates utilized for the unleveraged free cash flows of the respective segment. Furman Selz applied (i) discount rates ranging from 10.0% to 20.0% and EBITDA terminal value multiples ranging from 4.0x to 6.0x to the Video segment, (ii) discount rates ranging from 10.0% to 20.0% and EBITDA terminal value multiples ranging from 2.0x to 4.0x to the Audio segment and (iii) discount rates ranging from 10.0% to 20.0% and EBITDA terminal value multiples ranging from 6.0x to 9.0x to the CD/CD-ROM segment. The aggregate of each segment's net present value of projected free cash flows combined with the net present value of the terminal values yielded a range of implied total enterprise values. In order to derive a range of implied equity values per share for Allied, Furman Selz subtracted from the range of implied total enterprise values the aggregate of the estimated value of corporate expenses and net debt and divided the result by the number of fully diluted shares outstanding of Allied Common Stock. Based on such analysis, Furman Selz derived a range of implied equity values per share of Allied of $3.60 to $9.00. The Merger Consideration to be offered in the Merger compared favorably with the range of implied equity values per share calculated in the Segment Valuation Analysis.

Other Analyses and Factors


     In rendering its opinion, Furman Selz (i) prepared a history of trading prices and trading volumes for Allied Common Stock from May 1, 1996 through May 1, 1998, which showed a range of prices of $1.56 to $4.63; (ii) compared Allied's indexed stock price performance relative to the Selected Comparable Companies stock price index and the Standard & Poor's 500 Index from May 1, 1996 through May 1, 1998, which showed that Allied's stock price generally underperformed such indices; and (iii) reviewed financial and operating characteristics of Allied and its industry performance.


     The foregoing is a summary of the material aspects of the financial analyses used by Furman Selz in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Furman Selz's opinion. In arriving at its opinion, Furman Selz considered the results of all such analyses. The analyses were prepared solely for the purposes of Furman Selz providing its opinion as to the fairness of the Merger Consideration to be offered in the Merger, from a financial point of view, to the holders of Allied Common Stock, excluding treasury shares, shares held directly or indirectly by AAC, the Rollover Shares and Dissenting Shares, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any analysis of the fairness of the Merger Consideration to be offered in the Merger, from a financial point of view, to the holders of Allied Common Stock, involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. The estimates utilized by Furman Selz were developed solely for purposes of its analysis and the presentations to the Allied Board and reflected computations of the potential values through the application of various generally accepted valuation techniques. Such estimates may not reflect actual market values, and do not necessarily reflect values which may be realized if any other assets of Allied are sold. Furman Selz has not appraised or undertaken any valuation of any assets or property nor has it made any solvency analysis of Allied. Furman Selz's opinion and the related presentation to the Allied Board on May 4, 1998 was one of many factors taken into consideration by the Allied Board in making its determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Furman Selz.

     Furman Selz's opinion is for the use and benefit of the Allied Board in its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Furman Selz was not requested to opine as to, and its opinion does not in any manner address, Allied's underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies which might exist for Allied or the effect of any other transaction in which Allied might engage.

     In the ordinary course of its business, Furman Selz may actively trade the securities of Allied for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to a letter agreement dated April 29, 1998, Allied paid to Furman Selz a cash fee of $250,000 when Furman Selz delivered its opinion to the Allied Board on May 4, 1998. Furthermore, Allied has agreed to reimburse Furman Selz for certain out-of-pocket expenses and to indemnify Furman Selz for certain liabilities arising in connection with Furman Selz's opinion.

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, the holders of Rollover Shares will own approximately 51% of the aggregate shares of Surviving Corporation Class A Common Stock. Other than the Rollover Shareholders, current stockholders of Allied will not have an opportunity to continue their equity interest in the Surviving Corporation and therefore will not share in the future earnings and potential growth of Allied, nor have the right of equity ownership. Upon consummation of the Merger, Allied Common Stock will no longer be traded on the AMEX, trading information will no longer be available and the registration of the Allied Common Stock under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), will be terminated. The termination of the registration of the Allied Common Stock under the Exchange Act will reduce the information required to be furnished to the SEC and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholder meetings, no longer applicable.

     Because the Rollover Shares will remain outstanding after the Merger, the Rollover Stockholders may share in the future earnings and potential growth of Allied, if any. Although an investment in the Surviving Corporation following the consummation of the Merger involves substantial risk resulting from the limited liquidity of any such investment and the high debt-to-equity ratio and consequent substantial fixed charges that will apply to Allied subsequent to the Merger, if the projections made by Allied are realized, the value of such an equity investment would be considerably greater than the original cost thereof. Further, even if the projections are not met, the investors in Allied may earn a substantial return on their investment. See 'Business and Operations of Allied--Forward-looking Statements.' The receipt of cash pursuant to the Merger will be a taxable transaction. See '--Material Federal Income Tax Consequences of the Merger.'

CONFLICTS OF INTEREST


     Because the Board of Directors created an Independent Committee of Directors consisting of directors who are not employees of Allied and who will not have any continuing interest in or other relationship with the Surviving Corporation to make a recommendation to the Board as to the engagement of an investment bank to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid to Allied's shareholders in the Merger, and the investment bank engaged by the Board upon the recommendation of the Independent Committee delivered its opinion that such consideration was fair to Allied's shareholders, and because the Merger was approved unanimously by all directors who are not employees of Allied, the Board believed it was not necessary to structure the Merger so as to (i) require approval of at least a majority of unaffiliated securityholders, and (ii) have a majority of directors who are not employees of Allied retain an unaffiliated representative to act solely on behalf of unaffiliated securityholders for the purpose of negotiating the terms of the Merger and/or preparing a report concerning the fairness of the Merger. Because the Independent Committee's authority was limited, however, to interviewing potential financial advisors to render a fairness opinion, negotiating compensation for such financial advisors and making a recommendation to the Board as to the engagement of such financial advisors, the Independent Committee did not form an opinion, separate and apart from that of the Board as a whole, as to the fairness of the Merger and did not vote separately, or make any recommendation to the Board as to how it should vote, on the Merger.


     In considering the recommendation of Allied's Board of Directors with respect to the Merger, the Merger Agreement and the transactions contemplated thereby, Allied's stockholders should be aware that certain members of Allied's management and Board of Directors (as identified in the following paragraphs) have interests in the Merger that may be in conflict with the interests of stockholders of Allied generally. The Board of Directors of Allied was aware of these interests and considered them, among other matters, in approving the Merger, the Merger Agreement, and the transactions contemplated thereby. These interests are detailed below.

     1. Certain officers and employees of the Company (the 'Rollover Stockholders') will be exchanging the Rollover Shares set forth opposite his or her name below for the same number of shares of Surviving Corporation Class A Common Stock of the Surviving Corporation ('Surviving Corporation Class A Common Stock') as follows:

ROLLOVER STOCKHOLDER                                           ROLLOVER SHARES
----------------------------------------------  ----------------------------------------------
John K. Mangini...............................  26,248 shares of Allied Common Stock
Donald L. Olesen..............................  26,250 shares of Allied Common Stock
Steven Granat.................................  2,500 shares of Allied Common Stock
Brian Wilson..................................  5,000 shares of Allied Common Stock
Emily M. Hill.................................  3,750 shares of Allied Common Stock
David R. Conrad...............................  3,750 shares of Allied Common Stock
Charles Mantione..............................  2,500 shares of Allied Common Stock
John J. Mangini...............................  2,500 shares of Allied Common Stock
Edward Simek..................................  2,500 shares of Allied Common Stock

     John K. Mangini, who serves as Chief Operating Officer of Allied, holds options to purchase 225,000 shares of Allied Common Stock at a weighted average exercise price of $2.0972 and no shares of Allied Common Stock. It is expected that Mr. Mangini will exercise options to acquire 26,248 shares of Allied Common Stock which will be converted into 26,248 shares of Surviving Corporation Class A Common Stock and not be converted into the right to receive the cash consideration in the Merger. Mr. Mangini will receive the cash consideration in the Merger less the option exercise price with respect to 198,752 shares of Allied Common Stock. In addition, Mr. Mangini will own 2 shares of AAC Common Stock, upon issuance of capital stock, which will be converted into 2 shares of Class A Common Stock.

     Mr. Donald L. Olesen, a Director and President--National Sales and Marketing Division of Allied, has beneficial ownership, directly or indirectly, of 872,400 shares of Allied Common Stock (approximately 6.4% of the Allied Common Stock). As of the date hereof, Mr. Olesen holds options to purchase 30,000 shares of Allied Common Stock at an exercise price of $2.4375. Mr. Olesen will receive the cash consideration in the Merger (or, with respect to shares subject to options, the cash consideration in the Merger less the option exercise price) with respect to approximately 876,150 shares of Allied Common Stock or approximately $4,380,750. It is expected that Mr. Olesen will exercise options to acquire 26,250 shares of Allied Common Stock which will be converted into 26,250 shares of Surviving Corporation Class A Common Stock and not be converted into the right to receive the cash consideration in the Merger. Mr. Olesen will receive the cash consideration in the Merger less the option exercise price relating to 3,750 shares covered by options and will receive cash consideration in the Merger for 872,400 shares owned by him. See 'The Merger--Ownership of Capital Stock' and '--Certain Effects of the Merger.'

     In addition, as of the date hereof, Emily M. Hill holds options to purchase 7,500 shares of Allied Common Stock at an exercise price of $2.4375 per share. It is expected that Ms. Hill will exercise options to acquire 3,750 shares of Allied Common Stock that will be converted on a one-for-one basis for 3,750 shares of Surviving Corporation Class A Common Stock and will receive the cash consideration in the Merger less the option exercise price with respect to 3,750 shares of Allied Common Stock or approximately $9,609.375. As of the date hereof, David R. Conrad holds options to purchase 7,500 shares of Allied Common Stock at an exercise price of $2.4375 per share. It is expected that Mr. Conrad will exercise options to acquire 3,750 shares of Allied Common Stock that will be converted on a one-for-one basis for 3,750 shares of Surviving Corporation Class A Common Stock and will receive the cash consideration in the Merger less the option exercise price with respect to 3,750 shares of Allied Common Stock or approximately $9,609.375. As of the date hereof, Charles A. Mantione holds options to purchase 7,500 shares of Allied Common Stock at an exercise price of $2.4375. It is expected that Mr. Mantione will exercise options to acquire 2,500 shares of Allied Common Stock that will be converted on a one-for-one basis for 2,500 shares of Surviving Corporation Class A Common Stock and will receive the cash consideration in the Merger less the option exercise price with respect to 5,000 shares of Allied Common Stock or approximately $12,812.50. John J. Mangini holds options to purchase 25,000 shares of Allied Common Stock at an exercise price of $2.4375. It is expected that Mr. Mangini will exercise options to acquire 2,500 shares of Allied Common Stock that will be converted on a one-for-one basis for 2,500 shares of Surviving Corporation Class A Common Stock and will receive the cash consideration in the Merger less the option exercise price with respect to 22,500 shares of Allied Common Stock or approximately $57,656.25. As of the date hereof, Brian Wilson holds options to purchase 20,000 shares of Allied Common Stock at an exercise price of $2.4375 per share. It is expected that Mr. Wilson will exercise options to acquire 5,000 shares of Allied Common Stock that will be converted on a one-for-one basis for 5,000 shares of Surviving Corporation Class A Common Stock and will receive the cash consideration in the Merger less the option exercise price with respect to 15,000 shares of Allied Common Stock or approximately $38,438.

     2. 399 beneficially owns 1,100,110 shares of Allied Common Stock representing approximately 8.1% of the outstanding Allied Common Stock. Michael Delaney, Vice President of 399, does not own beneficially any shares of Allied Common Stock but holds options to purchase 25,000 shares of Allied Common Stock at an exercise price of $8.63 per share. AAC does not beneficially own any shares or options or warrants to purchase shares of Allied Common Stock.

     3. In connection with the Merger, Allied will prepay $10,016,027 aggregate principal amount of loans owed to certain stockholders or option holders, some of whom are members of the Board of Directors or management including (a) $8,770,643 payable to William H. Smith, (b) $670,130 payable to George N. Fishman (c) $284,303 payable to Donald L. Olesen, (d) $137,518 payable to 399,
(e) $42,123 payable to Brian Wilson, (f) $40,412 payable to Charles Kavanagh;
(g) $70,898 payable to Seymour Leslie. $463,944 aggregate principal amount of such indebtedness is being prepaid by Allied to persons who will have a continuing equity interest in the Surviving Corporation. For a description of such indebtedness, see 'Notes To Condensed Consolidated Financial Statements--Subordinated 10% Notes Payable to Stockholders', '--Additional Subordinated 10% Notes Payable to Stockholders', and '--Subordinated 11% Series B Notes Payable to Stockholders.'

     4. Allied has employment agreements with Messrs. Olesen and Mangini with terms expiring December 31, 2001 and July 31, 2000, respectively, and had an employment agreement with Mr. Fishman which expired December 31, 1997. Pursuant to such employment agreements, (i) Mr. Fishman has continued to serve as the Chairman of the Board and Chief Executive Officer of ADI (formerly known as Hauppauge Record Manufacturing Ltd.), a wholly-owned subsidiary of Allied, and as Co-Chairman of the Board and Chief Executive Officer of Allied at a base salary of $206,000 per annum, (ii) Mr. Olesen has continued to serve as the President of ADI and serves as President-National Sales and Marketing Division of Allied at a base salary of $355,000 per annum, and (iii) Mr. Mangini has continued to serve as the Chief Operating Officer of Allied at a base salary of $275,000 per annum. In Fiscal 1997, Mr. Fishman, upon his own initiative, accepted a reduced salary of $173,153. The base salary of each of Messrs. Olesen and Mangini is subject to a cost of living increase on an annual basis based upon a percentage equal to the percentage rate of inflation during the previous calendar year as measured by the Consumer Price Index for urban wage earners published by the U.S. Department of Labor, Bureau of Labor Statistics for the New York-Northern New Jersey area. If either Messrs. Olesen or Mangini is terminated without 'cause' prior to the expiration of his employment term, such executive will be entitled to receive an amount equal to his respective base salary (as adjusted) until the scheduled expiration of such term. In addition, each employment agreement prohibits such executive from competing with the Company during the term of agreement, provided that in the case of termination by the employer without cause, the employer continues to pay such executive his salary.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a general summary of the material United States federal income tax consequences of the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the 'Code'), regulations promulgated by the United States Treasury Department, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service (the 'Service') in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Allied Common Stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Allied Common Stock as part of a 'straddle,' 'hedge' or 'conversion transaction' or who have a 'functional currency' other than the United States dollar or to persons who have received their Allied Common Stock as compensation. Further, this discussion does not address the state, local or foreign tax consequences of the Merger.

     For United States federal income tax purposes, AAC will be disregarded as a transitory entity and the Merger of AAC with and into Allied will be treated as exchanges of a portion of Allied Common Stock for the cash or stock consideration in the Merger by its holders.

     The receipt of the cash consideration in the Merger by holders of Allied Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between the cash consideration received in the Merger and the holder's basis per share in the Allied Common Stock. Except as provided in the following paragraph, if a holder holds Allied Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder's holding period is more than eighteen months. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 20% (not taking into account any phase-out of personal exemptions and certain itemized deductions) whereas, the maximum federal income tax rate on ordinary income and net short-term capital gains (i.e., gain on capital assets held for less than twelve months) of an individual is currently 39.6% (not taking into account any phase-out of personal exemptions and certain itemized deductions). For capital assets held by an individual more than twelve months but not more than eighteen months, the maximum capital gains tax rate is 28%. Under a provision of the pending tax legislation that has been passed by the United States House of Representatives and the Senate, the maximum tax rate of 20% would be afforded to capital assets that are held by individuals for more than one year, rather than eighteen months. If this provision is enacted in its present form, it will be effective with respect to capital gains that are properly taken into account on or after January 1, 1998. For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income ($1,500 in the case of married individuals filing separate returns). In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

     A holder of Rollover Shares (or any other holder of Allied Common Stock who, after application of certain constructive ownership provisions of the Code, is considered to own Rollover Shares) who receives the cash consideration of $5.00 in the Merger for a portion of the holder's Allied Common Stock in the Merger, and who also continues to own stock (either directly or constructively) in Allied after the Merger, will be treated as having received such cash as a distribution in redemption of such holder's Allied Common Stock and will recognize a capital gain or loss in the manner described above, unless such payment, under each such holder's particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Code. Therefore, any holder of Rollover Shares who will continue to own shares of Surviving Corporation Common Stock after the Merger, either directly or constructively by reason of the ownership of Surviving Corporation Common Stock by a related person or entity (or any other holder of Surviving Corporation Common Stock who is considered to own constructively Rollover Shares by reason of the ownership of Rollover Shares by a related person or entity) should consult his or her own tax advisor in connection with the proposed Merger.

     399 will be treated as retaining a portion of its Allied Common Stock and exchanging a portion of its Allied Common Stock for Series A Preferred Stock, par value $.01 per share, of the Surviving Corporation (the 'Surviving Corporation Series A Preferred Stock'). There will be no United States federal income tax consequences with respect to the portion of Surviving Corporation Common Stock retained by 399. With respect to the portion exchanged for Surviving Corporation Series A Preferred Stock, 399 will be treated as receiving a dividend equal to the fair market value of such Surviving Corporation Series A Preferred Stock from Allied. Depending on particular circumstances of 399 with respect to its investment in Allied (e.g., eligibility to claim a dividend received deduction, tax basis, etc.) and the earnings and profits of Allied, such dividend may be taxed as ordinary income, capital gain or part ordinary income and part capital gain. The tax basis in the shares of Surviving Corporation Series A Preferred Stock received by 399 in exchange for Allied Common Stock as well as shares of Surviving Corporation Series A Preferred Stock purchased by 399 will equal the fair market value of such Surviving Corporation Series A Preferred Stock at the time of such exchange or purchase, as the case may be.

     A holder of Allied Common Stock may be subject to backup withholding at the rate of 31% with respect to payments of cash consideration in the Merger received pursuant to the Merger, unless the holder (a) provides a correct taxpayer identification number ('TIN') in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding on payments made to certain holders with respect to shares of Allied Common Stock pursuant to the Merger, each holder must provide the disbursing agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Allied Common Stock who does not provide Allied with his or her correct TIN may be subject to penalties imposed by the Service, as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. Allied (or its agent) will report to the holders of Allied Common Stock and the Service the amount of any 'reportable payments,' as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL OF THE POTENTIAL TAX CONSEQUENCES THAT MAY OCCUR AS A RESULT OF THE MERGER. ALLIED STOCKHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE MERGER, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER JURISDICTION OF THE ABOVE-DESCRIBED TRANSACTIONS.

                                   THE MERGER

OWNERSHIP OF CAPITAL STOCK

     Concurrently with the Merger, it is anticipated that the following steps will be taken:


          (a) At the Effective Time, it is anticipated that the Company will enter into a loan agreement with Fleet National Bank or a comparable financial institution providing for a $25 million Revolving credit facility and a $25 million Term A facility, each maturing on December 31, 2003, and a $50 million Term B facility maturing on December 31, 2005. It is expected that loans under the Revolving credit facility and Term A facility will bear interest for the initial six months at the applicable LIBOR rate plus 2.50% or Prime Rate plus 1.25% and loans under the Term B facility will bear interest for the initial six months at the applicable LIBOR rate plus 3.00% or Prime Rate plus 1.50%, and, thereafter, all loans under the Term and Revolving credit facility will bear interest at applicable margins over the LIBOR and Prime rates determined on the basis of the Company's ratio of total debt to 12 months trailing earnings before interest, taxes, depreciation and amortization. It is expected that the senior Term credit facilities will be secured by substantially all of the assets of the Company and guaranteed by its subsidiaries. It is also anticipated that at the Effective Time the Company will enter into a loan agreement with CMP providing for an approximately $20 million unsecured senior subordinated credit facility with a maturity date of 10 years from the Closing Date and an annual interest rate of 12.00%. In connection with the issuance of the unsecured senior subordinated credit facility, it is anticipated that CMP will be entitled to receive warrants to purchase up to 7 1/2% (subject to reduction by 50% in the event of a prepayment of the credit facility provided by CMP) of the fully diluted Surviving Corporation Common Stock outstanding as of the Closing Date, after giving effect to the Merger, at an exercise price of $0.01.


          (b) Pursuant to the Merger, each outstanding share of Allied Common Stock other than the Rollover Shares and the 1,100,110 shares owned by 399 immediately prior to the Merger less any shares owned by Allied stockholders who are entitled to, and have perfected, their appraisal rights will be cancelled and converted into the right to receive $5.00 per share in cash. For accounting purposes, the Company will be deemed to have purchased these shares (12,448,286 shares of Allied Common Stock).

          (c) Pursuant to the Merger, 74,998 Rollover Shares will be converted on a one-for-one basis into 74,998 shares of the Surviving Corporation Class A Common Stock with an ascribed value of $5.00 per share.

          (d) Prior to the Merger, AAC will have issued two shares of AAC Common Stock to John K. Mangini, and one share of AAC Common Stock to 399 and 131,244.45 shares of Series A Preferred Stock, par value $.01 per share ('AAC Series A Preferred Stock') to 399. Pursuant to the Merger, (i) three shares of AAC Common Stock (representing each share of AAC Common Stock outstanding immediately prior to the Effective Time of the Merger) with an ascribed value of $5.00 per share will be cancelled and converted on a one-for-one basis into three shares of Surviving Corporation Class A Common Stock with an ascribed value of $5.00 per share and (ii) 131,244.45 shares of AAC Series A Preferred Stock with a stated value of $100 (representing each share of AAC Series A Preferred Stock outstanding prior to the Effective Time) will be cancelled and converted on a one-for-one basis into 131,244.45 shares of Surviving Corporation Series A Preferred Stock with a stated value of $100 per share.

          (e) Pursuant to the Merger, 1,100,110 shares of Allied Common Stock owned by 399 will be converted as follows: (i) 73,999 shares of Allied Common Stock owned by 399 will be cancelled and converted into 73,999 shares of Surviving Corporation Class A Common Stock with an ascribed value of $5.00 per share on a one-for-one basis; (ii) 351,000 shares of Allied Common Stock owned by 399 will be cancelled and converted into 351,000 shares of Surviving Corporation Class B Common Stock (the 'Surviving Corporation Class B Common Stock') with an ascribed value of $5.00 per share on a one-for-one basis; and (iii) 675,111 shares of Allied Common Stock owned by 399 will be cancelled and converted into 33,755.55 shares of Surviving Corporation Series A Preferred Stock with a stated value of $100 per share on the basis of twenty shares of Allied Common Stock for one share of Surviving Corporation Series A Preferred Stock.

          The following illustration sets forth the security ownership of the Rollover Stockholders and 399 in AAC and the Company immediately prior to the Effective Time and immediately after the Effective Time. See 'Special Factors--Conflicts of Interest.'

                                 PRE-EFFECTIVE TIME                                            POST-EFFECTIVE TIME
                                  AAC COMMON STOCK                                      SURVIVING CORPORATION COMMON STOCK
                          ---------------------------------                            ------------------------------------
John K. Mangini.........           2   AAC Common Stock      399.....................     74,000     Surviving Corporation
                                                                                                     Class A Common Stock
399.....................           1   AAC Common Stock      399.....................    351,000     Surviving Corporation
                                                                                                     Class B Common Stock
                                       AAC Series A
399.....................  131,244.45   Preferred Stock       399.....................    165,000     Surviving Corporation
                                                                                                     Series A Preferred
                                                                                                     Stock
                                                             John K. Mangini.........     26,250(1)  Surviving Corporation
                                                                                                     Class A Common Stock

                                                                                               POST-EFFECTIVE TIME
                                 PRE-EFFECTIVE TIME                                     SURVIVING CORPORATION COMMON STOCK
                                 ALLIED COMMON STOCK                                               (CONTINUED)
                          ---------------------------------                            ------------------------------------
399.....................   1,100,110   Allied Common Stock   Donald L. Olesen........     26,250     Surviving Corporation
                                                                                                     Class A Common Stock
John K. Mangini.........      26,248   Allied Common Stock   Steven Granat...........      2,500     Surviving Corporation
                                                                                                     Class A Common Stock
Donald Olesen...........      26,250   Allied Common Stock   Brian Wilson............      5,000     Surviving Corporation
                                                                                                     Class A Common Stock
Steven Granat...........       2,500   Allied Common Stock   Emily M. Hill...........      3,750     Surviving Corporation
                                                                                                     Class A Common Stock
Brian Wilson............       5,000   Allied Common Stock   David R. Conrad.........      3,750     Surviving Corporation
                                                                                                     Class A Common Stock
Emily M. Hill...........       3,750   Allied Common Stock   Charles Mantione........      2,500     Surviving Corporation
                                                                                                     Class A Common Stock
David R. Conrad.........       3,750   Allied Common Stock   John J. Mangini.........      2,500     Surviving Corporation
                                                                                                     Class A Common Stock
Charles Mantione........       2,500   Allied Common Stock   Edward Simek............      2,500     Surviving Corporation
                                                                                                     Class A Common Stock
John J. Mangini.........       2,500   Allied Common Stock

Edward Simek............       2,500   Allied Common Stock

------------------

(1) Represents 26,248 Rollover Shares owned by Mr. Mangini plus conversion of 2 shares of AAC Common Stock owned by Mr. Mangini.

     The Merger will be accounted for as a leveraged recapitalization as there will be a significant continuation of stockholder ownership. Further, AAC, formed solely for the purpose of effectuating the Merger, will merge with and into the Company. Accordingly, the Transactions will have no impact on the historical basis of Allied's assets and liabilities.

     The Surviving Corporation Series A Preferred Stock, Surviving Corporation Class A and Surviving Corporation Class B Common Stock will have the following designations:

     Preferred Stock. The Surviving Corporation Amended and Restated Certificate of Incorporation (as defined herein) will be amended in the Merger to provide that the Surviving Corporation may issue 500,000 shares of Surviving Corporation Preferred Stock. The Surviving Corporation Amended and Restated Certificate of Incorporation will also be amended in the Merger to create a series of Surviving Corporation Preferred Stock designated as Surviving Corporation Series A Preferred Stock consisting of 250,000 authorized shares. The Surviving Corporation Series A Preferred Stock will have a stated value of $100 per share and will be entitled to semi-annual dividends when, as and if declared, which dividends will be cumulative, whether or not earned or declared, and will accrue at a rate of 12%, compounding daily. The vote of holders of a majority of the outstanding shares of the Surviving Corporation Series A Preferred Stock, voting as a separate class, will be required to (i) amend the Surviving Corporation's Certificate of Incorporation or By-Laws or alter the powers, rights, privileges or preferences of the Series A Preferred Stock, if such amendment or alteration would adversely affect the relative rights and preferences of the holders of the Surviving Corporation Series A Preferred Stock, and (ii) authorize the issuance of any class of Preferred Stock which ranks senior to or pari passu with the Surviving Corporation Series A Preferred Stock with respect to dividends upon liquidation, dissolution or winding up of the Surviving Corporation, (iii) increase the number of shares of Surviving Corporation Series A Preferred Stock authorized for issuance or (iv) issue after the Effective Time any shares of Surviving Corporation Series A Preferred Stock (with certain exclusions, except for any issuance of shares of Surviving Corporation Series A Preferred Stock which have been redeemed or otherwise acquired. Except as described in the immediately preceding sentence or as otherwise required by law, the Surviving Corporation Series A Preferred Stock will not be entitled to vote. The Surviving Corporation may not pay any dividend upon (except for a dividend payable in Junior Stock, as defined below), or redeem or otherwise acquire shares of, capital stock junior to the Surviving Corporation Series A Preferred Stock (including the Surviving Corporation Common Stock (as defined in the Merger Agreement)) ('Junior Stock') unless all cumulative dividends on the Surviving Corporation Series A Preferred Stock have been paid in full. Upon liquidation, dissolution or winding up of the Surviving Corporation, holders of Series A Preferred Stock will be entitled to receive out of the legally available assets of the Surviving Corporation, before any amount shall be paid to holders of Junior Stock, an amount equal to $100 per share of Series A Preferred Stock, plus all accrued and unpaid dividends to the date of final distribution. If such available assets are insufficient to pay the holders of the outstanding shares of Surviving Corporation Series A Preferred Stock in full, such assets, or the proceeds thereof, will be distributed ratably among such holders. The Surviving Corporation Series A Preferred Stock will not be mandatorily redeemable prior to the earlier of the eleventh anniversary of the Closing and the date upon which a Sale of the Surviving Corporation or a Qualifying Offering (as such terms are defined in the Surviving Corporation Amended and Restated Certificate of Incorporation) occurs.

     Common Stock. The Surviving Corporation Amended and Restated Certificate of Incorporation will provide that the Surviving Corporation may issue 750,000 shares of common stock, par value $0.01 per share, divided into two classes consisting of 500,000 shares of Surviving Corporation Class A Stock and 250,000 shares of Surviving Corporation Class B Stock. The holders of Surviving Corporation Class A Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders of the Surviving Corporation. Except as required by law, the holders of Surviving Corporation Class B Stock will have no voting rights. Under the Amended and Restated Certificate of Incorporation, a holder of either class of Common Stock may convert any or all of his shares into an equal number of shares of the other class of Surviving Corporation Common Stock.

     Stock Options/Warrants. The Merger Agreement provides that on the effective date of the Merger, Allied's stock option plans will terminate, and except as otherwise provided in the Rollover Agreements, each option to purchase Allied Common Stock, except for 'Substitute Options' (as defined in the Option Plan) or the Anchor Bay Option (as defined in the Merger Agreement), outstanding immediately prior to the Effective Time (whether or not the option is vested or exercisable) will be canceled and in exchange therefor, each holder of an option to purchase Allied Common Stock will receive a cash payment equal to the product of (a) the excess of the cash consideration in the Merger over the exercise price of the option multiplied by (b) the number of shares subject to the option, less any applicable withholding taxes.

     The Class A Warrants, Class B Warrants, Class C Warrants, the Substitute Options, and the Anchor Bay Option will have been adjusted in accordance with their terms, unless any such Warrants have expired in accordance with their terms, such that, upon exercise and payment of the exercise price, any holder thereof will have the right to receive only $5.00 per share, and in no event will have the right to receive any shares of capital stock of Allied or the Surviving Corporation.

     As of April 13, 1998, there were options outstanding to purchase an aggregate of 973,750 shares of Allied Common Stock at a weighted average exercise price of $3.9483, which options were held by 24 persons and one entity.

     The following table sets forth, as to each executive officer and director of Allied, (i) the number of shares of Allied Common Stock subject to options held by such persons as of the Record Date, (ii) the respective weighted average per share exercise price of such options, and (iii) except as noted, the amount of cash such persons would be entitled to receive in connection with the Merger in respect of such options. The information appearing below with respect to beneficial ownership of Allied Common Stock underlying options has been determined as of May 27, 1998 and includes all vested and unvested options held by these persons. However, information as to the receipt of the cash consideration in the Merger for shares subject to outstanding options has been determined after giving effect to acceleration of the vesting of all outstanding options as a result of the Merger.

                                                              NUMBER OF SHARES
                                                                 SUBJECT TO       WEIGHTED AVERAGE     AGGREGATE NET
NAME OF OPTION HOLDER                                              OPTION          EXERCISE PRICE     VALUE OF OPTIONS
-----------------------------------------------------------   ----------------    ----------------    ----------------
William H. Smith...........................................             --                  --                  --
George N. Fishman..........................................             --                  --                  --
Donald L. Olesen...........................................         30,000            $ 2.4375            $ 76,875
H. Sean Mathis.............................................         50,000            $ 7.5025                   0
Seymour Leslie.............................................         25,000            $ 8.6300                   0
Eugene A. Gargaro, Jr......................................             --                  --                  --
Werner H. Jean.............................................             --                  --                  --
John A. Morgan.............................................             --                  --                  --
Charles P. Kavanagh........................................         20,000            $ 2.4375            $ 51,250
John K. Mangini............................................        225,000            $ 2.0972            $653,130
All Directors and Executive officers as a Group (10
  persons).................................................        350,000            $ 3.3846            $565,390

     Benefits Under Employment Agreements. Allied is not a party to any employment agreements with any of its executive officers that would require the payment of any lump sum severance amounts as a result of employment termination of the executive officer in the event of a 'change of control' of Allied.

     Employment by Allied or AAC. As a result of the Merger, Allied will be the Surviving Corporation, and employees of Allied will remain employees of the Surviving Corporation.

     Indemnification. Pursuant to the terms of the Merger Agreement, for a period of six (6) years after the Effective Time, and subject to any limitation imposed from time to time under applicable law, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of Allied and its subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under Allied's certificate of incorporation and bylaws, or any of its subsidiary's certificate of incorporation or bylaws, in either case, as in effect on the date of the execution of the Merger Agreement.

     For a period of six (6) years after the Effective Time, the Surviving Corporation will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by Allied's or any of its subsidiary's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided, that, in satisfying its obligation to provide liability insurance, the Surviving Corporation will not be obligated under the Merger Agreement, to pay premiums in excess of 150% of the amount per annum Allied paid in its last full fiscal year.

     The Company's Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, the Company's By-Laws require the Company to indemnify Allied directors and officers to the fullest extent permitted under the law. The Company maintains director and officer insurance coverage for directors and officers of Allied.

LITIGATION

     On May 12, 1998, a complaint purporting to state a class action was filed in the Delaware Court of Chancery by Crandon Capital Partners, alleged to be a stockholder of Allied, on behalf of itself and all others similarly situated, against Allied and its directors. The plaintiffs allege that the Merger is wrongful, unfair and harmful to holders of Allied Common Stock and that it has been effected with unfair dealing, that the proposed consideration of $5.00 per share is unfair to Allied's stockholders and that the directors of Allied have violated their fiduciary obligation owed to the plaintiffs and other members of the class. The complaint seeks to enjoin the Merger and an unspecified amount of damages, in addition to payment of attorneys' fees and reimbursement of expenses. Management believes that this claim is without merit and does not believe such claim will have a material adverse effect on the Merger or on the Company's financial condition, results of operations or liquidity.

CONDUCT OF ALLIED'S BUSINESS AFTER THE MERGER

     As a condition to the consummation of the Merger, all directors of Allied designated by AAC will submit their resignations effective upon consummation of the Merger; however, neither Allied nor AAC has any present intention to change the composition of management. Except with respect to Messrs. Fishman and Smith who are retiring, AAC and members of management of Allied expect that the day to day business and operations of Allied will be conducted substantially as they are currently being conducted by Allied. In addition, after the Merger, Allied intends to seek certain strategic acquisitions of companies in comparable industries to take advantage of increased margins by combining operations.

     Other than the transactions contemplated hereby and the proposed debt financing, the Company does not have, nor does it anticipate, any plans or proposals which would result in a sale or transfer of a material amount of assets, or a material change in the Company's dividend rate or policy or indebtedness or capitalization. See 'The Merger --Debt Financing.'

EFFECTIVE TIME

     The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in the certificate of merger. The date and time of effectiveness of the Merger is referred to generally in this Proxy Statement as the 'Effective Time.' The Effective Time is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the principal terms of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions set forth in the Merger Agreement.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a recapitalization for accounting purposes. Accordingly, the Merger will have no impact on the historical basis of Allied's assets and liabilities.

APPRAISAL RIGHTS

     If the Merger is consummated, holders of shares of Allied Common Stock are entitled to appraisal rights under Section 262 of the DGCL ('Section 262'), provided that they comply with the conditions established by Section 262.

     Section 262 is reprinted in its entirety as Annex C to this Proxy Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

     A record holder of shares of Allied Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time of the Merger, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the 'Delaware Court') of the fair value of his or her shares of Allied Common Stock. All references in this summary of appraisal rights to a 'stockholder' or 'holders of shares of Allied Common Stock' are to the record holder or holders of shares of Allied Common Stock. Except as set forth herein, stockholders of Allied will not be entitled to appraisal rights in connection with the Merger.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement will constitute such notice to the record holders of Allied Common Stock. Holders of shares of Allied Common Stock who desire to exercise their appraisal rights must not vote in favor of the Merger and must deliver a separate written demand for appraisal to Allied prior to the vote by the stockholders of Allied on the Merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Allied of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of Allied Common Stock. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time, Allied must provide notice of the Effective Time to all stockholders who have complied with Section 262.

     A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Corporate Secretary c/o Allied Digital Technologies Corp., 140 Fell Court, Hauppauge, New York 11788.

     A person having a beneficial interest in shares of Allied Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly, and in a timely manner, to perfect appraisal rights. If the shares of Allied Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Allied Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Allied Common Stock through a broker who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Allied Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Allied Common Stock outstanding in the name of such record owner.

     Within 120 days after the Effective Time, either Allied or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Allied in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Allied to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Allied will file such a petition or that Allied will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Allied Common Stock who desire to have their shares appraised should initiate petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Allied a statement setting forth the aggregate number of shares of Allied Common Stock not voting in favor of the Merger and with respect to which demands for appraisal were received by Allied and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by Allied.

     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Allied Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

     Although Allied believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, Allied does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the 'fair value' of share of Allied Common Stock is less than the Merger Consideration. In determining 'fair value', the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that 'proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court' should be considered and that '[f]air price obviously requires consideration of all relevant factors involving the value of a company.' The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be 'exclusive of any element of value arising from the accomplishment or expectation of the Merger.' In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a 'narrow exclusion [that] does not encompass known elements of value,' but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that 'elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.' In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a stockholder's exclusive remedy in connection with transactions such as the Merger.

     Holders of shares of Allied Common Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Allied, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Allied Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Allied. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal will cease, and all holders of shares of Allied Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as Allied has no obligation to file such a petition, and Allied has no present intention to do so, any holder of shares of Allied Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Allied a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Allied and (ii) that no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

DEBT FINANCING


     399, directly or indirectly, expects to make the Equity Investment in AAC (which will be converted in the Merger into equity of the Surviving Corporation), which amount will be used to partially fund the payment of the cash consideration and expenses incurred in connection with the Merger. The Company anticipates that approximately $100 million of financing will be arranged through loans from a syndicate of banks led by Fleet National Bank or a comparable financial institution and CMP. The proceeds of these loans will be used to provide the balance of the funds required to consummate the transactions contemplated by the Merger Agreement and to pay fees and expenses incurred in connection with the Merger. At the Effective Time, it is anticipated that the Company will enter into a loan agreement with Fleet National Bank or a comparable financial institution providing for a $25 million Revolving credit facility and a $25 million Term A facility, each maturing on December 31, 2003, and a $50 million Term B facility maturing on December 31, 2005. It is expected that loans under the Revolving credit facility and Term A facility will bear interest for the initial six months at the applicable LIBOR rate plus 2.50% or Prime Rate plus 1.25% and loans under the Term B facility will bear interest for the initial six months at the applicable LIBOR rate plus 3.00% or Prime Rate plus 1.50%, and, thereafter, all loans under the Term and Revolving credit facility will bear interest at applicable margins over the LIBOR and Prime rates determined on the basis of the Company's ratio of total debt to 12 months trailing earnings before interest, taxes, depreciation and amortization. It is expected that the senior Term credit facilities will be secured by substantially all of the assets of the Company and guaranteed by its subsidiaries. It is also anticipated that at the Effective Time the Company will enter into a loan agreement with CMP providing for an approximately $20 million unsecured senior subordinated credit facility with a maturity date of 10 years from the Closing Date and an annual interest rate of 12.00%. In connection with the issuance of the unsecured senior subordinated credit facility, it is anticipated that CMP will be entitled to receive warrants to purchase up to 7 1/2% (subject to reduction by 50% in the event of a prepayment of the credit facility provided by
CMP) of the fully diluted Surviving Corporation Common Stock outstanding as of the Closing Date, after giving effect to the Merger, at an exercise price of $0.01.


     It is anticipated that all indebtedness under each of the following loan agreements and/or notes will be fully satisfied prior to the Effective Time: (a) Amended and Restated Loan and Security Agreement (the 'ANB Loan Agreement'), dated as of October 30, 1996, as amended, between ADI and ANB (as defined herein); (b) Subordinated 11% Series B Notes, dated January 11, 1995, issued by HMG in favor of 399, Brian Wilson, George N. Fishman, Charles P. Kavanagh, Donald L. Olesen, Seymour Leslie and two individuals who are not affiliated with the Company; (c) subordinated promissory notes, dated October 30, 1996, issued by HMG in favor of William H. Smith, as trustee of William H. Smith Trust, George N. Fishman and Donald L. Olesen; (d) notes, dated October 30, 1996, issued by ADI in favor of William H. Smith, as trustee of the William H. Smith Trust and William H. Smith; (e) note, dated March 31, 1993, issued by AFL in favor of VTC, Inc.; and (f) New York State Development Corporation ('NYSDC') Note, dated May 14, 1996, issued by NYSDC in favor of Town of Islip Industrial Development Agency.

EXPENSES OF THE TRANSACTION


     As a result of the proposed Merger and the Debt Financing, the Company will incur various costs, currently estimated at $7.1 million, in connection with consummating the Merger transaction. These costs consist of $4.5 million of professional fees, $350,000 printing costs and filing fees and $2.25 million of broker fees payable to John Percival as financial advisor. The exact timing, nature and amount of these costs are subject to change.


     See 'Special Factors --Fairness Opinion' for a description of the fees to be paid to Furman Selz in connection with its engagement.

                              THE MERGER AGREEMENT


     The following is a brief summary of all material provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex B and is incorporated herein by reference.

THE MERGER

     The Merger Agreement contemplates that as soon as practicable after satisfaction or waiver of all conditions to the Merger, Allied and AAC will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the 'Effective Time'). At the Effective Time, AAC will be merged with and into Allied, with Allied being the surviving corporation (the 'Surviving Corporation'). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Allied and AAC, except as provided under the DGCL.

THE SURVIVING CORPORATION

     At the Effective Time, the Certificate of Incorporation of the Surviving Corporation will be amended to read in its entirety as set forth in Annex D-1 attached hereto if the Merger receives an affirmative vote of at least a majority of the shares entitled to vote thereon but less than 66 2/3% of the shares entitled to vote thereon, (the 'Amended and Restated Classified Board Certificate of Incorporation'), or Annex D-2 attached hereto if the Merger receives the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon, in each case until thereafter amended as provided by law or such Certificate of Incorporation (the 'Amended and Restated Non-Classified Board Certificate of Incorporation'). However, because 68.51% of the shares of Allied Common Stock are subject to Stockholder Voting Agreements or are owned by 399, the Amended and Restated Non-Classified Board Certificate of Incorporation attached hereto as Annex D-2 will in all likelihood be adopted. For a further discussion, see 'Certificate of Incorporation.' At the Effective Time, the By-laws of the Surviving Corporation will be amended to read as set forth in Exhibit C to the Merger Agreement until thereafter amended as provided by law and such By-laws. From and after the Effective Time, all directors of Allied designated by AAC, except Mr. Donald L. Olesen, will resign from the Board. Other than for the retirement of Messrs. Fishman and Smith, neither Allied nor AAC has any present intention to change management of Allied. See '--Directors and Officers of Allied Following the Merger.'

CONSIDERATION TO BE RECEIVED IN THE MERGER

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Allied Common Stock, each share of Allied Common Stock issued and outstanding immediately prior to the Merger, except for shares held by Allied or any of its subsidiaries as treasury shares ('Treasury Shares'), shares held by 399, shares held by certain members of management and any Dissenting Shares, will be canceled and will be converted automatically into the right to receive an amount equal to $5.00 in cash, payable, without interest, to the holder of a share of Allied Common Stock upon surrender of the certificate evidencing the share of Allied Common Stock. At the Effective Time, all Treasury Shares and all shares of Allied Common Stock owned by AAC, if any, immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto. All of (A) the issued and outstanding shares of common stock, par value $.01 per share, of AAC, (B) the issued and outstanding shares of preferred stock, par value $.01 per share, of AAC, and (C) 1,100,110 shares of Allied Common Stock held by and registered in the name of 399 will be converted into 74,000 shares of Surviving Corporation Class A Common Stock, 351,000 shares of Surviving Corporation Class B Common Stock and 165,000 shares of Surviving Corporation Series A Preferred Stock, par value $.01 per share. Certain members of management have elected to retain an aggregate of 74,998 shares of Allied Common Stock which shall be converted into shares of Surviving Corporation Class A Common Stock (the 'Rollover Shares').

     Except as otherwise provided in the Rollover Agreements, each option to purchase Allied Common Stock, except for 'Substitute Options' (as defined in the Option Plan) or the Anchor Bay Option (as defined in the Merger Agreement), outstanding immediately prior to the Effective Time (whether or not the option is vested or exercisable) will be canceled and in exchange therefor, each holder of an option to purchase Allied Common Stock will receive a cash payment equal to the product of (a) the excess of the cash consideration in the Merger over the exercise price of the option multiplied by (b) the number of shares subject to the option, less any applicable withholding taxes.

     The Warrants, the Substitute Options, and the Anchor Bay Option will have been adjusted in accordance with their terms, unless any such Warrants have expired in accordance with their terms, such that, upon exercise and payment of the exercise price, any holder thereof will have the right to receive only $5.00 per share, and in no event will such holder have the right to receive any shares of capital stock of Allied or the Surviving Corporation.

     At the Effective Time, except as described above, all shares of Allied Common Stock outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and retired and each holder of a stock certificate representing shares of Allied Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive the cash consideration in the Merger, upon surrender of such certificates in accordance with the terms of the Merger Agreement.

     No conversion will be made in respect of any shares of Allied Common Stock as to which an Allied stockholder has elected to exercise appraisal rights until such time, if any, as such stockholder will have effectively lost appraisal rights.

     Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares in favor of the Merger, who will have delivered a written demand for appraisal of such shares in the manner provided by the DGCL and who, as of the Effective Time, will not have effectively withdrawn or lost such right to appraisal will not be converted into a right to receive the cash consideration in the Merger ('Dissenting Shares'). The holders of Dissenting Shares will be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL will receive payment therefor from Allied in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares will have failed to establish his entitlement to appraisal rights as provided in
Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares will have effectively withdrawn his demand for appraisal of such shares or lost his right to appraisal and payment for his shares under Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor Allied will have filed a petition demanding a determination of the value of all appraisal shares within the time provided in Section 262 of the DGCL, such holder will forfeit the right to appraisal of such shares and each such share will be treated as if it had not elected appraisal rights and had been converted, as of the Effective Time, into a right to receive the cash consideration in the Merger, without interest thereon, from the Surviving Corporation. Allied will give AAC prompt notice of any demands received by Allied for appraisal of shares, and AAC will have the right to participate in all negotiations and proceedings with respect to such demands. Allied will not, except with the prior written consent of Allied, make any payment with respect to, or settle or offer to settle, any such demands. See also 'The Merger--Appraisal Rights.'

SURRENDER AND PAYMENT FOR SHARES

     The Paying Agent has been designated to act as agent for the benefit of the holders of shares of Allied Common Stock in connection with the Merger to receive the $5.00 cash consideration to which holders of shares will become entitled, and will deposit with the Paying Agent the proceeds of the Debt Financing required in order to consummate the Merger. Such funds will be invested by the Paying Agent as directed by the Surviving Corporation. Promptly after the Effective Time, the Surviving Corporation will send, or will cause the Paying Agent to send, to each holder of shares of Allied Common Stock outstanding immediately prior to the Effective Time a Letter of Transmittal for use in effecting the surrender of certificates. The Letter of Transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates representing shares of Allied Common Stock to the Paying Agent.

     Each holder of Allied Common Stock that has been converted into the right to receive the cash consideration in the Merger, upon surrender to the Paying Agent of a certificate or certificates representing such shares, together with a properly completed Letter of Transmittal covering such shares, will be entitled to receive the cash consideration payable in respect of such Shares. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes, only the right to receive such cash consideration. No interest will be paid or will accrue on any cash payable as cash consideration in the Merger.

     If any portion of the cash consideration is to be paid to a person other than the registered holder of the shares of Allied Common Stock represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such payment that the certificate or certificates so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment will pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

     At any time following the sixth month after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Allied Common Stock, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any cash consideration that may be payable upon due surrender of the certificates held by them to the fullest extent permitted by law. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor the Paying Agent will be liable to any holder of a share for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law.

     Any portion of the cash consideration made available to the Paying Agent to pay for shares of Allied Common Stock for which appraisal rights have been perfected will be returned to Allied, upon demand.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties of Allied relating, with respect to Allied and its subsidiaries, to, among other things: (a) organization, standing and similar corporate matters; (b) Allied's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (d) the need to obtain any third party consents; (e) documents filed by Allied with the SEC and the accuracy of information contained therein; (f) Allied's financial statements; (g) material adverse changes with respect to Allied; (h) the absence of material undisclosed liabilities; (i) brokers' fees and expenses; (j) the absence of certain changes or events since July 31, 1997; (k) pending or threatened material litigation;
(l) filing of tax returns and payment of taxes; (m) compliance with applicable laws; (n) possession of required permits; (o) material contracts; (p) ownership of or rights to use Allied intellectual property; (q) the approval by the board of the Merger and the receipt of the opinion of Furman Selz as to the fairness of the transaction to Allied stockholders from a financial point of view; (r) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters; (s) certain labor matters; (t) matters relating to leased real property; (u) Allied's material compliance with all environmental laws; (v) Allied's interest in any corporation, partnership, joint venture, business, trust or entity; (w) certain business practices; (x) Allied's maintenance of insurance on its assets; (y) the accuracy of information supplied by Allied in connection with this Proxy Statement; and (z) the receipt of notice by Allied of any customer cancellations.

     The Merger Agreement also contains customary representations and warranties of AAC relating to, among other things: (a) organization, standing and similar corporate matters; (b) the ability of AAC to provide adequate financing in connection with the Merger; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) the need to obtain any third party consents; (e) brokers' fees and expenses; (f) pending or threatened material litigation; and (g) the accuracy of information supplied by AAC in connection with this Proxy Statement.

CERTAIN PRE-CLOSING COVENANTS

     Pursuant to the Merger Agreement, Allied and AAC have agreed that prior to the Effective Time:

          (a) Allied and its subsidiaries will use their reasonable best efforts to obtain any required third party consents that AAC reasonably may request; (b) AAC and Allied will use their respective reasonable best efforts to obtain any necessary authorizations, consents and approvals of any governmental or regulatory body; (c) Allied will prepare and file with the SEC preliminary proxy materials ('Preliminary Proxy Materials') and a
     Schedule 13E-3 under the Exchange Act relating to the Merger, and will use its best efforts to respond to the comments of the SEC thereon; (d) Allied and AAC will each use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing of the Schedule 13E-3 and definitive proxy materials ('Joint Disclosure Documents'); (e) Allied will call the Special Meeting as soon as reasonably practicable in order that Allied stockholders may consider and vote upon the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL, and mail the Joint Disclosure Documents to Allied stockholders as soon as reasonably practicable, which Joint Disclosure Documents will contain the affirmative recommendation of the Board of Directors of Allied in favor of the adoption of the Merger Agreement and the approval of the Merger; provided, however, that Allied will not have any obligation to call the Special Meeting of Allied stockholders or mail the Joint Disclosure Documents to Allied stockholders if such action would require any director or officer of Allied either to violate any requirement imposed by law or violate such director's or officer's fiduciary duty; (f) each of Allied and AAC will cooperate with the other Party hereto in connection with the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, providing appropriate disclosure with regard to such recording in all filings with the SEC; (g) Allied will not engage in any practice, take any action or enter into any transaction outside the ordinary course of business, including, without limitation, those actions relating to effecting a change to its certificate of incorporation or by-laws, granting any rights to purchase capital stock, paying any dividends, incurring indebtedness or encumbering assets (except as provided in the Merger Agreement), making material changes in the employment terms of any officer or director, making any capital or other investments, adopting any employee benefit plan, revaluing any significant portion of assets, paying any material liabilities, making any tax election and taking actions with respect to accounting policies; (h) subject to the terms and conditions of the Confidentiality Agreement (as defined in the Merger Agreement), Allied and its subsidiaries will permit representatives of AAC and its affiliates to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Allied and its subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to each of Allied and its subsidiaries; (i) each of Allied and AAC will give prompt written notice to the other of any event which could reasonably be expected to have a material adverse effect on the financial condition or the business operations of Allied or could reasonably be expected to cause a breach of any of its respective representations, warranties or covenants contained in the Merger Agreement; (j) Allied will cause the Joint Disclosure Documents to comply with the Exchange Act in all material respects and each of Allied and AAC will cause the Joint Disclosure Documents to not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, with respect to information provided by or on behalf of Allied and AAC, respectively; (k) Allied will deliver to AAC on or before the date the Joint Disclosure Documents are mailed to Allied Stockholders a letter from its accountants, Grant Thornton, stating its conclusions as to the accuracy of certain information derived from the financial records from Allied and its subsidiaries and contained in the Joint Disclosure Documents; and (l) Prior to the Effective Time, Allied will take such action as may be necessary to terminate Allied's Option Plan.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that neither Allied nor any of its subsidiaries will (whether directly or indirectly through advisors, agents or other intermediaries) authorize or knowingly permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any third party relating to
(A) any acquisition of 5% or more of the consolidated assets of Allied and its subsidiaries or of over 5% of any class of equity securities of Allied or any of its subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any third party beneficially owning 5% or more of any class of equity securities of Allied or any of its subsidiaries, (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Allied or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 5% of the consolidated assets of Allied, other than the acquisition of Allied by AAC and the transactions contemplated by the Merger Agreement (the 'Transactions') or (D) any other transaction, the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute the benefits to AAC of the Transactions (collectively, the 'Acquisition Proposals' and which, if consummated, will be an 'Acquisition Transaction'), or enter into or participate in any discussions (except as may be necessary to inform a third party of the no solicitation provisions of the Merger Agreement or negotiations regarding any of the foregoing) or furnish to any third party any information with respect to the business, properties or assets of Allied in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any third party to do or seek any of the foregoing.

     The non-solicitation provisions contained in the Merger Agreement will not limit or prohibit Allied from (x) engaging in discussions or negotiations with such a third party who has made an Acquisition Proposal that the Board of Directors determines, in good faith, and after consultation with and advice from its financial advisors, is reasonably likely to be subject to completion and would, if consummated, result in a transaction more favorable, from a financial point of view, to the Allied stockholders than the Transactions contemplated by the Merger Agreement (a 'Superior Acquisition Proposal'), but only if the Board of Directors of Allied, after consultation with and advice from its outside counsel, determines in good faith that, in the exercise of its fiduciary responsibilities, such discussions or negotiations should be commenced or such information should be furnished; (y) furnishing information pursuant to an appropriate and customary confidentiality letter concerning Allied or any subsidiary thereof and its businesses, properties or assets to a third party who has made a Superior Acquisition Proposal as to which a prior determination of the Board of Directors of Allied as contemplated under clause (x) above has been made; provided, further, that (1) the Board of Directors of Allied will not take any of the foregoing actions until notice to AAC of Allied's intent to take such action will have been given; and (2) if the Board of Directors of Allied receives a Superior Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Superior Acquisition Proposal, Allied will promptly inform AAC of the material terms and conditions of such proposal and the identity of the third party making it; or (z) taking a position on a tender offer by a third party, as required by Rule 14e-2 under the Exchange Act (provided no such position will constitute a recommendation of such transaction if it does not constitute a Superior Acquisition Proposal) or complying with its duties of disclosure under applicable state law.

DIRECTORS AND OFFICERS OF ALLIED FOLLOWING THE MERGER

     The officers of Allied immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. As a condition to AAC's obligation to consummate the Merger, Allied shall have received and accepted the resignations of all directors of Allied designated by AAC. See 'The Merger --Certain Effects of the Merger.'

INDEMNIFICATION

     Pursuant to the terms of the Merger Agreement, for a period of six years after the Effective Time, and subject to any limitation imposed from time to time under applicable law, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of Allied and its subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under Allied's Certificate of Incorporation and By-laws, or any of its subsidiaries' Certificate of Incorporation or By-laws, in either case, as in effect on the date of the execution of the Merger Agreement.

     For a period of six years after the Effective Time, the Surviving Corporation will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by Allied's or any of its subsidiary's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided, that, in satisfying its obligation to provide liability insurance, the Surviving Corporation will not be obligated under the Merger Agreement, to pay premiums in excess of 150% of the amount per annum Allied paid in its last full fiscal year.

FINANCING

     Pursuant to the terms of the Merger Agreement, AAC has agreed to use its reasonable best efforts to assist Allied in obtaining the Debt Financing or other alternative financing on substantially comparable or more favorable terms, and Allied has agreed to use its reasonable best efforts to obtain a revolving credit facility commitment from a lending institution designated by AAC in the amount of approximately $25 million. See 'The Merger --Debt Financing.'

COOPERATION AND REASONABLE BEST EFFORTS

     Pursuant to the Merger Agreement, and subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions contemplated by the Merger Agreement.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of Allied and AAC to consummate the Merger are subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties made by each party contained in the Merger Agreement will be true and correct in all respects at and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which will have been true and correct as of such date); and (ii) the Merger Agreement will have been adopted by the stockholders of Allied and AAC in accordance with the DGCL; (iii) each of Allied and AAC will have performed and complied with all of its respective covenants under the Merger Agreement in all material respects; (iv) there will not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of the Transactions; (v) Allied and AAC will have each delivered to the other a certificate to the effect that each of the conditions specified required to be satisfied by it has been satisfied in all respects; and (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Act shall have expired or otherwise been terminated and the parties shall have received all other authorizations, consents and approvals of governmental or regulatory bodies in connection with the execution, delivery and performance of the Merger Agreement.

     In addition, the obligations of AAC to consummate the Merger are further subject to the satisfaction or waiver by Allied of the following conditions:

          (i) the holders of not more than 10% of the outstanding shares of Allied Common Stock shall have demanded appraisal of such shares in accordance with the DGCL;

          (ii) Allied shall have delivered to AAC written consents to the Transactions from persons who are parties to contracts set forth in the schedules to the Merger Agreement;

          (iii) AAC shall be reasonably satisfied that the Merger will be recorded as a recapitalization for financial reporting purposes;

          (iv) total debt of the Allied and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles in the U.S. consistently applied as of the Effective Time will not exceed $45 million;

          (v) Allied shall have received the proceeds of the Debt Financing and the amount to be drawn under the Revolving Credit Facility or other proceeds on terms and conditions which are substantially equivalent thereto;

          (vi) Allied shall have received and accepted the resignations of all directors of Allied designated by AAC;

          (vii) each of the Stockholder Voting Agreements and the Rollover Agreements shall be in full force and effect;

          (viii) there will not be instituted or pending any action or proceeding by any governmental or regulatory body, or any action or proceeding by any other person, that has a reasonable likelihood of success before any governmental or regulatory body, (A) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transaction, (B) seeking to restrain or prohibit the ownership or operation by AAC of all or any material portion of the business or assets of Allied and its subsidiaries, taken as a whole, (C) seeking to impose or confirm material limitations on the ability of AAC to effectively control the business or operations of Allied and its subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the shares of Allied Common Stock, or (D) requiring divestiture by AAC of any shares of Allied Common Stock, and no governmental or regulatory body will have issued any judgment, order, decree or injunction, and there will not be any statute, rule or regulation, that, in the reasonable judgment of AAC is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (A) through (D);

          (ix) the Warrants will have been adjusted in accordance with the terms of such Warrants, except for such Warrants that have expired in accordance with their terms; and

          (x) AAC will have received an opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, counsel to Allied, in the form of Exhibit E attached to the Merger Agreement.

          The obligation of Allied to consummate the Merger is further subject to the satisfaction of the following additional conditions:

          (i) there will not be instituted or pending any action or proceeding by any governmental or regulatory body, or any action or proceeding by any other person, that has a reasonable likelihood of success before any governmental or regulatory body, (A) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transaction, or (B) seeking to impose liability on any officer or director of Allied for any actions taken in connection with the Merger, and no governmental or regulatory body will have issued any judgment, order, decree or injunction, and there will not be any statute, rule or regulation, that, in the reasonable judgement of Allied is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (A) or (B);

          (ii) Allied will have received an opinion of Furman Selz as to the fairness to the Allied stockholders of the cash Merger Consideration; and

          (iii) Allied will have received an opinion of Houlihan Lokey Howard & Zukin to the effect that consummation of the transactions contemplated hereby will not render Allied (a) insolvent, (b) unable to pay its debts as they mature or (c) left with an unreasonably small capital.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of Allied):

          (a) by mutual written consent of Allied and AAC; (b) any time after the Special Meeting, by either Allied or AAC, in the event that the Merger fails to receive requisite stockholder approval; (c) by either Allied or AAC, if the other party at any time prior to the Effective Time (i) has breached any material representation, warranty or covenant contained in the Merger Agreement when made or at any time prior to the consummation of the Merger in any material respect, the non-breaching party has given notice to the breaching party, and the breach remains uncured for 30 days after notice has been given, or (ii) if the consummation of the Merger will not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under the applicable provisions of the Merger Agreement (unless the failure results from a breach by the other party of any of its representations, warranties or covenants); (d) by either Allied or AAC, if there will be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Allied or AAC from consummating the Merger is entered and such judgment, injunction, order or decree will become final and nonappealable; (e) by AAC, if (i) the Board of Directors of Allied will have withdrawn or modified or amended, in a manner adverse to AAC, either its approval or recommendation of the Merger Agreement or its recommendation that the Allied stockholders adopt and approve the transactions contemplated by the Merger Agreement, (ii) the Board of Directors of Allied will have approved, recommended or endorsed any Superior Acquisition Proposal, or (iii) if Allied has failed to duly call the Special Meeting of Allied stockholders; or (f) by Allied, if a person has made a Superior Acquisition Proposal.


     The party desiring to terminate the Merger Agreement will give written notice of such termination to the other party in accordance with the terms thereof.

     If either party terminates the Merger Agreement for any of the reasons set forth above, all rights and obligations set forth in the Merger Agreement will terminate; provided however, certain provisions relating to termination of this Merger Agreement, AAC's right to obtain access to Allied's books and records, Allied's solicitation of proposals from third parties, AAC's obligation to pay the Debt Financing expenses, third party beneficiaries, assignment, amendments and waivers, expenses and limited recourse will survive any such termination and no such termination will release any party from liability for any breach thereof.

TERMINATION FEES

     In accordance with the terms of the Merger Agreement, Allied must pay AAC $3,375,000, and reimburse AAC for its reasonable out-of-pocket expenses up to a maximum of $1,000,000 if the Merger Agreement is terminated for any of the following reasons:

          (i) Allied's Board of Directors notifies AAC that it has determined, in good faith and after consultation with and advice from its financial advisors, that a Superior Acquisition Proposal exists;

          (ii) Allied's Board of Directors approves, recommends or endorses a Superior Acquisition Proposal;

          (iii) Allied breaches any material representation, warranty, covenant, agreement or other obligation under the Merger Agreement and the breach continues without cure for 30 days after notice by AAC, another Acquisition Proposal has been made and within 12 months after termination by AAC, Allied enters into a definitive agreement or consummates an agreement with respect to any other Acquisition Proposal;

          (iv) the Merger has not occurred before September 30, 1998, another acquisition proposal has been made and within 12 months after termination by AAC, Allied enters into a definitive agreement or consummates an agreement with respect to any other Acquisition Proposal;

          (v) Allied's Board of Directors withdraws or modifies its approval of the Merger in a manner adverse to AAC, another acquisition proposal has been made and within 12 months after termination by AAC, Allied enters into a definitive agreement or consummates an agreement with respect to any other Acquisition Proposal; or

          (vi) Allied fails to call a Special Meeting of its stockholders to consider and vote upon the Merger, another acquisition proposal has been made and within 12 months after termination, Allied enters into a definitive agreement or consummates an agreement with respect to any other Acquisition Proposal.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended or its conditions precedent to closing waived if, and only if, such amendment or waiver is in writing and signed by both Allied and AAC. Once Allied's stockholders approve the Merger, however, applicable law may require that subsequent amendments be approved by Allied stockholders.

In addition, either Allied or AAC may waive circumstances, that under the Merger Agreement, would allow them to withdraw from the Merger.

EXPENSES

     Except as otherwise described in '--Termination Fees' and '--Surrender and Payment of Shares' above, costs and expenses incurred in connection with the Merger will be paid by the party incurring such cost or expense, provided, however, that in the event the Merger is not consummated, subject to any right or reimbursement contained in Merger Agreement, 399 and AAC, will jointly and severally be responsible for the payment of any expenses incurred by or fees due to any lender in connection with the Debt Financing. See 'The Merger --Debt Financing.'

CERTIFICATE OF INCORPORATION

     The Amended and Restated Classified Board Certificate of Incorporation attached hereto as Annex D-1 will be the Surviving Corporation Amended and Restated Certificate of Incorporation if a majority of the outstanding shares of Allied Common Stock entitled to vote thereon, but less than 66 2/3%, entitled to vote thereon, are voted in favor of the Merger. The Amended and Restated Non-Classified Board Certificate of Incorporation attached hereto as Annex D-2 will be the Surviving Corporation Amended and Restated Certificate of Incorporation if at least 66 2/3% of the outstanding shares of Allied Common Stock are voted in favor of the Merger.

     There is only one material difference between the two Surviving Corporation Amended and Restated Certificates of Incorporation. Allied's current Certificate of Incorporation provides for a classified Board of Directors, with the entire Board of Directors being divided into three classes with each director being elected to serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Any amendment to this provision requires an affirmative vote of the stockholders of not less than two-thirds (66 2/3%) of the total number of votes eligible to be cast by the holders of all outstanding shares of capital stock.

     Under the Amended and Restated Non-Classified Board Certificate of Incorporation attached as Annex D-2, the classified Board of Directors is eliminated and the entire Board of Directors will stand for election at any given annual meeting of stockholders. Furthermore, subsequent changes with respect to classification of the Surviving Corporation Board could be made by an affirmative vote of greater than fifty (50%) percent of the total number of votes then eligible to be cast by the holders of all outstanding shares of Surviving Corporation Common Stock. The Amended and Restated Classified Board Certificate of Incorporation attached as Annex D-1 will continue to have the existence of a classified Board of Directors immediately after the Merger.

     Because 68.51% of the outstanding shares of Allied Common Stock are either owned by 399 or are subject to Stockholder Voting Agreements, the Amended and Restated Non-Classified Board Certificate of Incorporation attached hereto as Annex D-2 in all likelihood will be adopted.

     All other provisions of the proposed Amended and Restated Classified Board Certificates of Incorporation and the Amended and Restated Non-Classified Board Certificate of Incorporation attached as Annex D-1 and D-2, respectively, (generally the 'Surviving Corporation Amended and Restated Certificate of Incorporation') are substantially the same.

DESIGNATIONS

     Preferred Stock. The Surviving Corporation Amended and Restated Certificate of Incorporation will be amended in the Merger to provide that the Surviving Corporation may issue 500,000 shares of Surviving Corporation Preferred Stock. The Surviving Corporation Amended and Restated Certificate of Incorporation will also be amended in the Merger to create a series of Surviving Corporation Preferred Stock designated as Surviving Corporation Series A Preferred Stock consisting of 250,000 authorized shares. The Surviving Corporation Series A Preferred Stock will have a stated value of $100 per share and will be entitled to semi-annual dividends when, as and if declared, which dividends will be cumulative, whether or not earned or declared, and will accrue at a rate of 12%, compounding daily. The vote of holders of a majority of the outstanding shares of the Surviving Corporation Series A Preferred Stock, voting as a separate class, will be required to (i) amend the Surviving Corporation Amended and Restated Certificate of Incorporation or By-Laws or alter the powers, rights, privileges or preferences of the Surviving Corporation Series A Preferred Stock, if such amendment or alteration would adversely affect the relative rights and preferences of the holders of the

Surviving Corporation Series A Preferred Stock, and (ii) authorize the issuance of any class of Preferred Stock which ranks senior to or pari passu with the Surviving Corporation Series A Preferred Stock with respect to dividends upon liquidation, dissolution or winding up of the Surviving Corporation, (iii) increase the number of shares of Surviving Corporation Series A Preferred Stock authorized for issuance or (iv) issue after the Effective Time any shares of Surviving Corporation Series A Preferred Stock (with certain exclusions, except for any issuance of shares of Surviving Corporation Series A Preferred Stock which have been redeemed or otherwise acquired. Except as described in the immediately preceding sentence or as otherwise required by law, the Surviving Corporation Series A Preferred Stock will not be entitled to vote. The Surviving Corporation may not pay any dividend upon (except for a dividend payable in Junior Stock), or redeem or otherwise acquire shares of Junior Stock unless all cumulative dividends on the Surviving Corporation Series A Preferred Stock have been paid in full. Upon liquidation, dissolution or winding up of the Surviving Corporation, holders of Surviving Corporation Series A Preferred Stock will be entitled to receive out of the legally available assets of the Surviving Corporation, before any amount shall be paid to holders of Junior Stock, an amount equal to $100 per share of Preferred Stock, plus all accrued and unpaid dividends to the date of final distribution. If such available assets are insufficient to pay the holders of the outstanding shares of Surviving Corporation Series A Preferred Stock in full, such assets, or the proceeds thereof, will be distributed ratably among such holders. The Surviving Corporation Series A Preferred Stock will not be mandatorily redeemable prior to the earlier of the eleventh anniversary of the Effective Time and the date upon which a Sale of the Surviving Corporation or a Qualifying Offering (as such terms are defined in the Amended and Restated Certificate of Incorporation) occurs.

     Common Stock. The Surviving Corporation Amended and Restated Certificate of Incorporation will provide that the Surviving Corporation may issue 750,000 shares of common stock, divided into two classes consisting of 500,000 shares of Surviving Corporation Class A Stock and 250,000 shares of Surviving Corporation Class B Stock. The holders of the Surviving Corporation Class A Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders of the Surviving Corporation. Except as required by law, the holders of Surviving Corporation Class B Stock will have no voting rights. Under the Surviving Corporation Amended and Restated Certificate of Incorporation, a holder of either class of Common Stock may convert any or all of his shares into an equal number of shares of the other class of Common Stock.

     The form of each proposed Surviving Corporation Amended and Restated Certificate of Incorporation are attached to this Proxy Statement as Annex D-1 and D-2, respectively.

STOCKHOLDER VOTING AGREEMENTS

     In connection with the Merger, each of George N. Fishman, William H. Smith and various parties related to and affiliated trusts of William H. Smith and Donald L. Olesen (and various parties related to Donald L. Olesen) (each, a 'Significant Stockholder') has entered into the Stockholder Voting Agreement with AAC, dated as of May 5, 1998, representing in the aggregate 8,233,641 shares of Allied Common Stock, which together with the 1,100,110 shares of Allied Common Stock currently owned by 399 represents approximately 68.51% of the shares of Allied Common Stock issued and outstanding.

     During the period (the 'Agreement Period') beginning on May 5, 1998 and ending on the Termination Date (as defined in the Merger Agreement), each of the Significant Stockholders has agreed not to directly or indirectly (i) except pursuant to the terms of the Merger Agreement or the Stockholder Voting Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with Allied or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Significant Stockholder's shares of Allied Common Stock or any interest therein, including any trust income or principal, except in each case to a permitted transferee (a 'Permitted Transferee'), who is or agrees to become bound by the Stockholder Voting Agreement; (ii) except as contemplated by the Stockholder Voting Agreement, grant any proxies or powers of attorney with respect to any shares of Allied Common Stock, deposit any shares of Allied Common Stock into a voting trust or enter into a voting agreement with respect to any shares of Allied Common Stock; or (iii) take any action that would make any representation or warranty of such Significant Stockholder contained in the Stockholder Voting Agreement untrue or incorrect or have the effect of preventing or disabling such Significant Stockholder from performing such Stockholder's obligations under the Stockholder Voting Agreement.

     Each Significant Stockholder has waived any rights of appraisal or rights to dissent from the Merger that such Significant Stockholder may have. The Significant Stockholders have represented that no beneficiary who is a beneficial owner of shares of Allied Common Stock under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

     Each Significant Stockholder has agreed that, until the Termination Date, such Significant Stockholder shall vote (or cause to be voted) the shares of Allied Common Stock held of record or beneficially by such Significant Stockholder (i) in favor of the Merger, the execution and delivery by Allied of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Stockholder Voting Agreement and any actions required in furtherance of the Stockholder Voting Agreement; (ii) gainst any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Allied under the Merger Agreement or the Stockholder Voting Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by AAC in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving Allied or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of Allied or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Allied or its subsidiaries; (C) any change in the majority of the board of directors of Allied; (D) any material change in the present capitalization of Allied or any amendment of Allied's Certificate of Incorporation or By-Laws; (E) any other material change in Allied's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or the Stockholder Voting Agreement.

     Each Significant Stockholder has appointed AAC and any designee of AAC, each of them individually, such Stockholder's irrevocable (until the Termination
Date) proxy and attorney-in-fact (with full power of substitution) to vote such Stockholder's shares of Allied Common Stock as described above. The proxy is irrevocable (until the Termination Date) and coupled with an interest. Each Significant Stockholder has agreed to take such further action and execute such other instruments as may be necessary to effectuate the intent of the proxy and has revoked any proxy previously granted by such Significant Stockholder with respect to such Stockholder's shares of Allied Common Stock.

     The Stockholder Voting Agreement will terminate upon the expiration of the Agreement Period.

     A form of Stockholder Voting Agreement is attached to the Proxy Statement as Annex E.

ROLLOVER AGREEMENTS

     Subject to the terms and provisions of the Merger Agreement, in connection with the Merger, each of Charles A. Mantione, John K. Mangini, John J. Mangini, Emily M. Hill, Steven Granat, Edward Simek, David R. Conrad, Brian Wilson and Donald L. Olesen (and various parties related to Donald L. Olesen) has entered into a Rollover Agreement with AAC, dated as of May 5, 1998, whereby they have agreed to retain an aggregate of 74,998 shares of Surviving Corporation Class A Common Stock upon conversion of, and with respect to, 74,998 shares of Allied Common Stock owned by the Rollover Stockholders immediately prior to the Effective Time unless otherwise agreed with AAC.

     Unless the shares of Allied Common Stock held by any trust which are presently subject to the terms of the Rollover Agreement are transferred to one or more Rollover Stockholders (and remain subject in all respects to the terms of the Rollover Agreement) or other Permitted Transferees who upon receipt of such shares of Allied Common Stock become signatories to the Rollover Agreement, the Rollover Stockholders who are trustees shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the Termination Date.

     Each Rollover Stockholder has waived any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. The Rollover Stockholders have represented that no beneficiary who is a beneficial owner of shares of Allied Common Stock under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

     A form of Rollover Agreement is attached to this Proxy Statement as Annex
F.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' section appearing elsewhere in this Proxy Statement. The consolidated financial statement data as of and for the fiscal years ended July 31, 1997 and 1996 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements of the Company included elsewhere in this Proxy Statement. The Consolidated Financial Statements of the Company have been audited by Grant Thornton LLP, independent certified public accountants, for the fiscal years ended July 31, 1997 and 1996. The Consolidated Financial Statements of the Company for the fiscal year ended July 31, 1995, the seven months ended July 31, 1994, and the years ended December 31, 1993 and 1992 have been audited by Arthur Andersen LLP, independent certified public accountants. The consolidated financial statement data as of and for the seven months ended July 31, 1993 is unaudited. The consolidated financial statement data as of April 30, 1998 and for the nine months ended April 30, 1998 and 1997 has been derived from, and is qualified by reference to, the Unaudited Condensed Consolidated Financial Statements of the Company included elsewhere in this Proxy Statement. Such interim data, in the opinion of management, contain all adjustments necessary for a fair presentation of such information. The results of operations for the interim periods should not be taken as indicative of results for the full year.

                                                                                                                              YEAR
                                                                                                                              ENDED
                                      NINE MONTHS ENDED                YEAR ENDED                  SEVEN MONTHS ENDED      DECEMBER
                                          APRIL 30,                      JULY 31,                        JULY 31,              31,
                                     -------------------     --------------------------------     ----------------------     -------
                                       1998       1997         1997       1996       1995(a)       1994         1993          1993
                                     --------   --------     --------   --------     --------     -------   ------------     -------
                                                                                                            (UNAUDITED)
                                         (UNAUDITED)              (IN THOUSANDS EXCEPT PER-SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net Sales..........................  $127,110   $119,367     $159,147   $160,942     $116,564     $40,939     $ 54,898      $93,191
Cost of Sales......................    99,868     95,500      127,034    132,262       89,442      28,998       38,329       63,862
Nonrecurring Charge................        --         --           --      1,250(b)        --          --           --           --
                                     --------   --------     --------   --------     --------     -------       ------      -------
Gross Profit.......................    27,242     23,867       32,113     27,430       27,122      11,941       16,569       29,329
Operating Expenses.................    19,539     18,460       24,829     30,029(b)    23,815      11,075(c)     11,986      20,873
                                     --------   --------     --------   --------     --------     -------       ------      -------
Income (loss) from operations......     7,703      5,407        7,284     (2,599)       3,307         866        4,583        8,456
Interest Expense...................    (3,359)    (3,573)      (5,025)    (6,186)      (3,816)     (1,137)        (565)        (984)
Other Income, Net..................       162        162          168        665          761         238          124          230
                                     --------   --------     --------   --------     --------     -------       ------      -------
Income (loss) before Income
 Taxes.............................     4,506      1,996        2,427     (8,120)         252         (33)       4,142        7,702
Income Tax Provision
 (Benefit).........................     2,630      1,367        1,760     (2,535)      (2,576)         85          160          375
                                     --------   --------     --------   --------     --------     -------       ------      -------
Net Income (loss)..................     1,876        629          667     (5,585)       2,828        (118)       3,982        7,327
Pro forma data (unaudited)
 AFL as a C Corporation
 subject to Federal income
 taxes for all periods presented
 Adjustment to income tax provision
 (credit)..........................        --         --           --         --        2,530         (11)       1,354        2,491
                                     --------   --------     --------   --------     --------     -------       ------      -------
Pro forma Net income (loss)........  $  1,876   $    629     $    667   $ (5,585)    $    298     $  (107)    $  2,628      $ 4,836
                                     --------   --------     --------   --------     --------     -------       ------      -------
                                     --------   --------     --------   --------     --------     -------       ------      -------
Weighted Average Common Shares
 Outstanding.......................    13,620     13,620       13,620     13,620       13,620          70           68           69
                                     --------   --------     --------   --------     --------     -------       ------      -------
                                     --------   --------     --------   --------     --------     -------       ------      -------
Basic and Diluted Earnings per
 Share(d)..........................     $0.14      $0.05        $0.05     $(0.41)       $0.21      $(1.69)      $58.56      $106.19
                                     --------   --------     --------   --------     --------     -------       ------      -------
                                     --------   --------     --------   --------     --------     -------       ------      -------
Pro forma Basic and Diluted
 Earnings Per Share(d).............                                                  $    .02     $ (1.53)    $  38.65      $ 70.09
                                                                                     --------     -------       ------      -------
                                                                                     --------     -------       ------      -------
Stock Options and Warrants.........        90                                               1
Diluted Common Shares
 Outstanding.......................    13,710     13,620       13,620     13,620       13,621          70           68           69
Cash Dividends(e)..................        --         --           --         --           --          --           --           --

BALANCE SHEET DATA:
Total Assets.......................  $105,285   $110,482     $107,880   $113,878     $125,867     $38,604     $ 49,849      $41,096
Working Capital (deficiency).......    (2,392)     4,470        3,944       (491)       9,691      13,999        9,344       10,673
Long-Term Debt and Capitalized
 Lease Obligations.................    33,260     40,635       36,548     39,386       46,170      16,898       12,547       12,154
Subordinated Notes Payable to
 Stockholders......................    10,132      9,915       10,060     10,996        8,417      14,000           --           --
Total Liabilities..................    64,606     71,876       69,236     75,901       82,305      38,136       32,827       23,468
Total Stockholders' Equity.........    40,679     38,606       38,644     37,977       43,562         468       17,022       17,628
Book Value per Share(d)............     $2.99      $2.84        $2.84      $2.79        $3.20       $6.69      $250.32      $255.48
Common Shares Issued and
 Outstanding.......................    13,620     13,620       13,620     13,620       13,620          70           68           69

OTHER DATA:
EBITDA(f)..........................  $ 15,934   $ 13,548     $ 17,897   $ 10,613     $ 12,501     $ 4,389     $  7,192      $13,208
Net cash provided by (used in)
 operating activities..............     8,771      1,582        8,459     14,317        9,067        (447)       2,232        7,768
Net cash used in investing
 activities........................    (5,505)      (507)      (2,616)    (9,262)      (9,147)       (380)      (6,708)      (7,658)
Net cash provided by (used in)
 financing activities..............    (3,863)    (1,394)      (5,480)    (4,784)        (173)      1,200        4,395       (1,200)
Depreciation and Amortization......     8,069      7,979       10,445     11,297        8,432       2,785        2,485        4,522
Capital expenditures(g)............     5,705      1,613        2,419      9,410        7,888         432        6,177        7,191
Ratio of earnings to fixed
 charges(h)........................      1.99x      1.41x        1.36x        --         1.05x         --         4.87x        5.11x

                                     YEAR
                                     ENDED
                                   DECEMBER 31,
                                   ------------
                                      1992
                                    --------
STATEMENT OF OPERATIONS DATA:
Net Sales..........................  $69,134
Cost of Sales......................   46,553
Nonrecurring Charge................       --
                                     -------
Gross Profit.......................   22,581
Operating Expenses.................   16,376
                                     -------
Income (loss) from operations......    6,205
Interest Expense...................     (284)
Other Income, Net..................      537
                                     -------
Income (loss) before Income
 Taxes.............................    6,458
Income Tax Provision
 (Benefit).........................      323
                                     -------
Net Income (loss)..................    6,135
Pro forma data (unaudited)
 AFL as a C Corporation
 subject to Federal income
 taxes for all periods presented
 Adjustment to income tax provision
 (credit)..........................    2,086
                                     -------
Pro forma Net income (loss)........  $ 4,049
                                     -------
                                     -------
Weighted Average Common Shares
 Outstanding.......................       67
                                     -------
                                     -------
Basic and Diluted Earnings per
 Share(d)..........................   $91.57
                                     -------
                                     -------
Pro forma Basic and Diluted
 Earnings Per Share(d).............  $ 60.43
                                     -------
                                     -------
Stock Options and Warrants.........
Diluted Common Shares
 Outstanding.......................       67
Cash Dividends(e)..................       --

BALANCE SHEET DATA:
Total Assets.......................  $31,810
Working Capital (deficiency).......    9,493
Long-Term Debt and Capitalized
 Lease Obligations.................    3,641
Subordinated Notes Payable to
 Stockholders......................       --
Total Liabilities..................   17,291
Total Stockholders' Equity.........   14,519
Book Value per Share(d)............  $216.70
Common Shares Issued and
 Outstanding.......................       67

OTHER DATA:
EBITDA(f)..........................  $10,069
Net cash provided by (used in)
 operating activities..............    8,712
Net cash used in investing
 activities........................   (3,093)
Net cash provided by (used in)
 financing activities..............   (4,938)
Depreciation and Amortization......    3,317
Capital expenditures(g)............    2,708
Ratio of earnings to fixed
 charges(h)........................     8.72x

            NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

(a) On January 12, 1995, the Company acquired all of the outstanding common stock of Allied Film Laboratory, Inc. ('AFL') and HMG Digital Technologies Corp. ('HMG') in exchange for approximately 55% and 45% of the outstanding common shares of the Company, respectively (the 'Reorganization'). Subsequently, on March 10, 1995, the Company changed its fiscal year end from December 31, to July 31. Consequently, the results of operation (i) for the year ended July 31, 1996 (and thereafter) include the consolidated operations of AFL and HMG for such period, (ii) for the year ended July 31, 1995 include the operations of AFL for the twelve months ended July 31, 1995 and the operations of HMG for the period January 12, 1995 through July 31, 1995, and (iii) for the seven months ended July 31, 1994 (and prior thereto) represent the operations of AFL.

(b) For the year ended July 31, 1996, the results of operations were adversely impacted by a $1.3 million nonrecurring charge associated with a customer allowance and a restructuring charge of $3.1 million included in operating expenses.

(c) For the seven months ended July 31, 1994, the results of operations were adversely impacted by a $.5 million non-cash, nonrecurring charge included in operating expenses for compensation associated with the issuance of AFL common stock to certain employees in contemplation of the Reorganization.

(d) For all periods prior to the year July 31, 1995, basic and diluted earnings per share and book value per-share are based on the weighted average number of AFL shares outstanding.

(e) Prior to the Reorganization, AFL had elected to be treated as an S corporation under the Code. Historically, AFL has not paid cash dividends other than distributions of approximately 45% to 55% of its taxable income for each year. These distributions totaled $666,878 for the year ended July 31, 1995, $18,083,822 and $1,794,041 for the seven month periods ended July 31, 1994 and 1993, and $4,532,030 and $4,473,969 for the years ended
    December 31, 1993 and 1992, respectively. The $18,083,822 distribution made during the seven months ended July 31, 1994 distributed the Company's prior years, previously taxed S Corporation income accumulated through July 31, 1994.

(f) EBITDA represents operating income and other income (expense), before depreciation and amortization and excludes nonrecurring charges of $1.3 million and $.5 million for the year ended July 31, 1996 and for the seven months ended July 31, 1994, respectively. While EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles or as a measure of liquidity, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations'. For the year ended July 31, 1996, EBITDA reflects, and accordingly is net of, a restructuring charge of $3.1 million.

(g) Capital expenditures include the acquisition of property and equipment and capitalized leased equipment.

(h) For the purpose of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense, whether expensed or capitalized and (iii) that portion of rental expense considered to represent interest cost. For the year ended July 31, 1996 and for the seven months ended July 31, 1994, earnings were insufficient to cover fixed charges by $8.1 million and $33 thousand, respectively.

               SELECTED PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA

     The following table sets forth selected pro forma unaudited condensed financial data for the Company, as adjusted to give effect to the Transactions, which have been derived from, and should be read in conjunction with, the Pro Forma Unaudited Condensed Financial Data, including the notes thereto, appearing elsewhere in this Proxy Statement. The selected pro forma unaudited condensed financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Transactions have been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                   PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                          STATEMENTS OF EARNINGS DATA
                      (IN THOUSANDS EXCEPT PER-SHARE DATA)


                                                                                         NINE MONTH
                                                                                        PERIOD ENDED      YEAR ENDED
                                                                                       APRIL 30, 1998    JULY 31, 1997
                                                                                       --------------    -------------
Net sales...........................................................................      $127,110         $ 159,148
Cost of sales.......................................................................        99,868           127,034
                                                                                       --------------    -------------
Gross profit........................................................................        27,242            32,114
Operating expenses..................................................................        19,131            24,305
                                                                                       --------------    -------------
Income from operations..............................................................         8,111             7,809
Interest expense....................................................................        (7,767)          (10,888)
Other, net..........................................................................           162               168
                                                                                       --------------    -------------
Loss before income taxes............................................................           506            (2,911)
Provision (benefit) for income taxes................................................         1,030              (375)
                                                                                       --------------    -------------
Net loss............................................................................          (524)           (2,536)
Preferred stock dividends...........................................................        (1,485)           (1,980)
                                                                                       --------------    -------------
Net loss available to common stockholders...........................................      $ (2,009)        $  (4,516)
                                                                                       --------------    -------------
                                                                                       --------------    -------------
Loss per common share--basic and diluted(a).........................................      $  (4.02)        $   (9.03)
                                                                                       --------------    -------------
                                                                                       --------------    -------------
Weighted average common shares outstanding--basic and diluted.......................           500               500
                                                                                       --------------    -------------
                                                                                       --------------    -------------
Other Data:
Ratio of earnings to fixed charges(b)...............................................         1.06x                --


------------------

(a) Pro forma loss per common share--basic and diluted for the nine month period ended April 30, 1998 and for the year ended July 31, 1997 is based on the 500 shares of Class A Common Stock and Class B Common Stock of the Surviving Corporation that will be outstanding following the Transactions.



(b) For the purpose of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and fixed charges. Fixed charges consist of the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense, whether expensed or capitalized and (iii) that portion of rental expense considered to represent interest cost. On a pro forma basis, for the twelve months ended July 31, 1997, giving effect to the Recapitalization as if it occurred on August 1, 1996, earnings were insufficient to cover fixed charges by $2,911.


                   PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                               BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                                                                          AS OF
                                                                                                      APRIL 30, 1998
                                                                                                      --------------
Total assets.......................................................................................      $108,915
Long term debt and capitalized lease obligations (including current maturities)....................        98,648
Redeemable preferred stock.........................................................................        16,500
Stockholders' deficit..............................................................................       (29,220)

                       BUSINESS AND OPERATIONS OF ALLIED

GENERAL

     Allied is engaged primarily in the duplication and replication of multimedia software products. Through its subsidiary, ADI (formerly known as Hauppauge Records Manufacturing Ltd.), the Company duplicates and replicates film and video products for the corporate communications, educational, religious and special interest video markets, as well as analog audiocassettes for the recorded music and spoken word industries and compact discs with a primary focus on the recorded music industry. Allied's principal executive office is located at 140 Fell Court, Hauppauge, New York 11788 and its telephone number is (516) 232-2323.

CORPORATE ORGANIZATION

     Allied was incorporated in 1994 to acquire Allied Film Laboratory, Inc., a Michigan corporation engaged in the duplication of multimedia software products since 1960 ('AFL'), and HMG, a Delaware corporation of which ADI is a wholly-owned subsidiary. As of November 1, 1996, AFL was merged with and into ADI (the 'Allied Merger') and, commencing as of that date, all operations of Allied are conducted through ADI. References in this Proxy Statement to Allied as of any date refer to Allied and its subsidiaries on a consolidated basis.

     The portion of Allied's business previously conducted by AFL consists of duplication of various film and video products for the corporate communications and educational, religious and special interest (e.g., children's, exercise, travel) video markets. The portion of Allied's business conducted by ADI prior to and following the Allied Merger consists of the duplication and replication of analog audiocassettes, videocassettes and compact discs, with a primary focus on the recorded music industry. As part of its business, the Company also provides various related services, such as dealer and consumer order fulfillment, film-to-tape and tape-to-film transfers, video editing and videocassette duplication in all popular formats.

     The Reorganization. On January 12, 1995, Allied acquired all of the outstanding capital stock of each of AFL and HMG. As a result, each of HMG, HRM Holdings Corp., a wholly-owned subsidiary of HMG, ADI and AFL became a direct or indirect wholly-owned subsidiary of Allied (the 'Reorganization').

     The Allied Merger. Pursuant to the Allied Merger, which was consummated on November 1, 1996, AFL merged with and into ADI and each issued share of AFL was converted into one share of ADI. In connection with the Allied Merger, the credit facility between AFL and its senior lender, American National Bank & Trust Company of Chicago ('ANB'), was terminated and the credit facility between ADI and ANB was restructured in numerous material respects. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

MULTIMEDIA SOFTWARE INDUSTRY

     General. The multimedia software industry is fragmented and seasonal. Although the types and sizes of the businesses in the industry vary greatly, the industry is generally categorized into specific sub-markets, including theatrical (i.e., primarily movies), prerecorded music, spoken word, foreign language, corporate communications, premium promotional, religious, educational, instructional 'How To' and special interest.

DEMAND FOR PRIMARY PRODUCTS AND SERVICES

     Compact Discs--Audio. Consumer demand for audio compact discs ('CDs') has been increasing steadily since their introduction to the marketplace in the mid-1980's. Industry analysts estimate that the current U.S. installed CD-audio player base is approximately 75%, up from approximately 71% last year. Based on information supplied by the Recording Industry Association of America ('RIAA'), total shipments in the United States net of returns ('Shipments') of CDs remained flat from 1996 to 1997 at approximately 821 million units.

     CD-ROM. CD-ROM drives were introduced to the marketplace in 1991. Industry analysts estimate that in 1993, the year that CDs surpassed audiocassettes in unit volume, U.S. household penetration of CD-ROM drives was approximately 2.5 million or 8% of the 29 million home computers in the United States. By the end of 1997, industry experts expect the number of CD-ROM drives to have grown to 64 million.

     Various industry sources estimate that Shipments of CD-ROM software products were approximately 461 million units in 1997, up from approximately 390 million units in 1996. These products were concentrated in three major categories: educational, entertainment and games.

     Audiocassettes. Audiocassettes were the music market's most popular audio medium until 1993 when they were surpassed in unit volume by CDs. Industry analysts predict that because of the high existing penetration of the audiocassette player in United States households and automobiles, Shipments of audiocassettes in 1998 will remain stable as compared with 1997 with only a mild decline over the next several years, despite the increasing demand for CDs. According to the RIAA, aggregate Shipments of pre-recorded music cassettes declined by 23% in 1997 versus 1996. This decline was due in large part to the transition to the CD-audio configuration as well as an overall slowing of growth in the pre-recorded music industry. This decline has been offset in part by the dramatic growth in the spoken word audiocassette business.

     Videocassettes. Veronis, Suhler and Associates, a market analyst firm specializing in media ('VS&A'), estimates that over 83% of households in the United States own at least one videocassette recorder ('VCR'), with many households owning multiple VCRs. According to VS&A and the RIAA, although theatrical video software comprises over 40% of video software sales, there is significant growth being demonstrated in the corporate communications, premium/promotional and special interest sub-markets.

     There are two primary videocassette formats: standard play and extended play. Standard play is used for virtually all movies, music videos and certain other specialty applications. Extended play is used for many applications in non-theatrical and non-music sub-markets where the superior playback quality of standard play is not required. In these non-critical applications, the extended play format is desirable because it uses one third of the tape required for standard play and can utilize high speed duplication technology. These characteristics make extended play less costly to produce than standard play.

SALES AND MARKETING

     Allied markets its products and services nationally through the use of its own internal staff of approximately 55 sales and marketing employees located throughout the United States in key markets. In March 1997, Allied opened a national sales office in Los Angeles, California to coordinate national sales efforts in the western region of the United States. This office is staffed with sales personnel specializing in the theatrical home video, music and CD-ROM markets and complements the national sales and marketing office in New York City. Allied also operates sales facilities in Landover (MD), Orlando, Elk Grove
(IL), Detroit, Dallas, Houston, Nashville and San Francisco. Remote sales coverage exists in Philadelphia, Atlanta, Miami, Austin, Seattle, Boston, Charlotte, Copley (OH) and Tampa.

     Approximately 60% of Allied's business is repeat business resulting from ongoing relationships with its customers. The remainder of Allied's business comes from new customers, one time orders and occasional orders from other industry duplicators and replicators.

     Allied's manufacturing facilities are geographically distributed throughout the United States. See 'Manufacturing.' Allied believes that this geographic distribution of manufacturing facilities enhances its sales and marketing efforts by giving Allied a regional and local presence, which facilitates direct contact with customers.

     Due to the highly competitive nature of Allied's core duplication/replication business, Allied has developed additional 'value-added' services in an effort to gain a competitive advantage over its competitors. These services include graphic design and special packaging, component security and inventory management, retail order distribution and direct-to-customer fulfillment.

     In addition to the core duplication/replication and value-added services described above, Allied also offers motion picture film processing, film-to-tape transfer, video post-production services and recordable laser video disc services.

     The following sets forth Allied's market share and sales performance for each of its primary product categories:

     CD and CD-ROM. Allied replicates CDs and CD-ROMs (collectively, 'CD Products') for which its most significant customers are the domestic music recording companies. For the fiscal year ended July 31, 1997 ('Fiscal 1997'), Allied produced approximately 41,800,000 units of CD Products which generated revenues of approximately $31,905,000, or approximately 20.0% of Allied's sales revenues.

     These units consisted of approximately 10,500,000 CD-ROM units and approximately 31,300,000 CD units, which generated revenues of approximately $7,240,000 and $24,665,000, respectively. Allied believes that there is significant growth opportunity in CD Products, especially as CD-ROM drive penetration into American households increases and new applications such as Digital Versatile Disc ('DVD'), a new high-density compact disc format which allows for significantly greater data storage than existing disc formats, are introduced to the marketplace.

     Audiocassettes. Allied duplicates audiocassettes, for which its most significant customers are the domestic music recording companies. In Fiscal 1997, Allied produced approximately 56,000,000 audiocassette units (consisting of approximately 43,000,000 music audiocassette units and 13,000,000 spoken word audiocassette units), which generated revenues of approximately $27,520,000, or approximately 17.3% of Allied's aggregate revenues. Allied believes that despite the long-term trend toward replacing audiocassettes with CDs, there remain opportunities for growth in this market, especially in the non-music and special interest sectors.

     In Fiscal 1997, Allied's spoken word audiocassettes production included books-on-tape and corporate communications, as well as products for the foreign language and religious submarkets. Allied's most significant spoken word audiocassette customers in Fiscal 1997 were domestic publishing companies.

     Reliable external market data is not readily available for the spoken word audiocassette submarket. Consequently, Allied's market share is difficult to estimate. Allied believes there is significant growth opportunity in spoken word audiocassettes because of the deep penetration of the audiocassette player and the relatively low cost of duplicating audiocassettes.

     Videocassettes. Based on a combination of industry data and data generated by its own management, Allied believes it is one of the two largest duplicators of music videos in the United States and is the largest independent duplicator of videocassettes for non-theatrical, non-music video applications, which include corporate communications, premium/promotional, educational, instructional 'How-To', special interest and religious applications. In Fiscal 1997, Allied had total sales of videocassettes of approximately $97,080,000, which represented approximately 61.0% of Allied's total revenues. Allied believes that there is significant growth opportunity in videocassettes because of the deep penetration of the videocassette player into American households and the extensive use of videocassettes for entertainment and information software.

     Other Services. Motion picture film processing, film-to-tape transfer, video pre and post-production and recordable laser disc services represented approximately 1.7% of Allied's sales revenues during Fiscal 1997.

     Marketing Strategy. Allied has allocated sufficient monies in the coming year to support an aggressive and diversified series of marketing initiatives designed to broaden and add depth to Allied's customer base. Allied's sales and marketing program consists of targeting the counter-seasonal consumption patterns typical of premium/promotional videos and spoken word audiocassettes as well as increasing its penetration into the special interest video and CD-ROM markets. The purpose of this strategy is to build counter-seasonal flow in Allied's manufacturing facilities, and to take advantage of the increase in demand by many industries and businesses for multimedia products for all types of corporate applications, including internal communications, training, marketing and sales. The initiatives include mailings to companies in specific industry segments identified by a variety of standard industry codes ('SICs')within which Allied's business has been historically successful, and promoting the use of video and CD-ROM applications for direct-mail marketing.

     Although Allied will continue to focus on the entertainment industry, Allied believes that the pre-recorded music industry may offer diminishing returns to Allied in the future as the industry matures due to (i) new technologies developing for delivery of pre-recorded music media to consumers and (ii) proprietary manufacturing capabilities of the major recording companies. For this reason, many of Allied's new sales and marketing plans involve the non-entertainment sector, where Allied believes there are many opportunities to develop new, profitable and continuing relationships. There has been a growing use of CD-ROM drives by the corporate community due to the transition of many consumers from video media to CD-ROM. CD-ROM offers consumers a cheaper and faster way to communicate with employees, shareholders and outside consumers. Allied believes that the development of the corporate CD-ROM market will provide many opportunities to develop new business relationships.

     Allied has installed new sophisticated sales lead management software, which has significantly improved tracking and management of sales leads and has made possible the distribution of such leads for prompt review and follow-up to the appropriate sales facility.

     Allied has expended resources and capital of approximately $75,000 during fiscal 1996, and approximately $100,000 during fiscal 1997, for development of a prototype technology to be marketed under the name 'CD Online.' The product is designed to link the multimedia capability and capacity of a CD-ROM disc with real-time communications capability of network dial-up services to yield a versatile and interactive medium for consumer products companies, corporate communications and other commercial applications. Allied has determined to suspend its development of 'CD Online.'

     Significant Customers. For the nine-month period ended April 30, 1998, Allied's top four customers accounted for 38% of its total sales. Allied has more than 3,000 accounts in its current customer base. Approximately 50% of Allied's sales come from approximately 40 customers. During the nine-month period ended April 30, 1998, PolyGram Group Distribution, Inc. ('PGD') and Bertelsmann Music Group, Inc. ('BMG') each accounted for more than 10% of Allied's net sales.

     Most of Allied's customers operate without contractual obligations except for commitments to purchase a certain percentage of their needs from Allied. The commitments typically last one year or less. However, there are no adverse consequences to customers with this type of commitment who do not ultimately place orders with Allied or whose orders do not reach the committed percentage.

     In June 1995, Allied entered into a five year agreement with Anchor Bay Entertainment ('Anchor Bay') to provide videocassette duplication and order fulfillment services. Under this agreement, as modified in September 1997, Allied is Anchor Bay's exclusive videocassette duplicator. While it is not assured, it is expected that this contract will provide significant annual revenues for Allied over its term without material impact on liquidity or capital expenditures.

     In September 1997, Allied entered into a three year agreement with Sofsource, Inc. ('Sofsource') to provide CD replication and order fulfillment services. Under this agreement, Allied is Sofsource's exclusive duplicator. While it is not assured, it is expected that this contract will provide significant annual revenues for Allied over its term without material impact on liquidity or capital expenditures.

     Seasonality. Although demand for Allied's products exists throughout the year, there is an increase in demand from August through November due to the extra requirements of customers for the holiday selling season, particularly sales of theatrical videocassettes and pre-recorded musical CDs and audiocassettes.

     Backlog. As of July 31, 1997 and 1996, Allied had open orders on a consolidated basis of approximately $3.3 million and $1.9 million, respectively. As of April 30, 1998, Allied had open orders on a consolidated basis of approximately $4.1 million. Allied expects that the open orders as of April 30, 1998 will be filled within a 60-day period.

     Typically, Allied's customers demand turnaround times (the time from which a duplicating/replicating order is received until that order is shipped) of seven days or less. Because of this characteristic of the industry, Allied does not believe that the size of the backlog at any given time in and of itself is an effective indication of its ongoing revenues going forward.

MANUFACTURING

     General. Allied's manufacturing facilities are geographically distributed throughout the United States so that high-volume manufacturing can be accomplished in four facilities: Hauppauge (NY) (videocassettes, audiocassettes and CDs), Clinton (TN) (videocassettes), Elk Grove (IL) (videocassettes) and Denver (videocassettes). Allied has seven other facilities for smaller volume video manufacturing: Landover (MD), Orlando, Detroit, Los Angeles and San Francisco, as well as Dallas and Houston where film, in addition to video, is duplicated.

     CD Products. Allied's production of CD Products begins with pre-mastering and mastering in controlled 'clean room' environments that are designed to eliminate airborne particles from the manufacturing process. Using lasers and computer-based photo resist technology, Allied creates exact digital replicas of the customer's original disc. These glass replicas, or 'masters,' are used in the replication process to manufacture duplicates through an injection molding process using high grade, optical quality polycarbonate. The polycarbonate is pressed against a metal stamper to create a replica of the CD Master at a rate of approximately one every four seconds. The clear polycarbonate disc containing all of the data is then covered with a metallic coating to provide for reflection of the reading laser beam in the CD player. A thin layer of lacquer is applied over the metal to protect it and to serve as a base for printing on the disc. The finished CD Products are then checked to ensure they conform to strict standards established by Allied and the industry. The finished CD Products are then released to the packaging department where they are inserted into sleeves or boxes and processed through high speed shrink-wrapping machines for distribution to Allied's customers.

     As a result of the recent expansion of Allied's Hauppauge, New York facility and the installation at such facility of production and multi-media packaging equipment, Allied has increased its maximum annual capacity of CD Products to approximately 62 million units in Fiscal 1997 from 54 million units per year capacity in Fiscal 1996.

     Audiocassettes. The manufacturing process for audiocassettes utilizes machines that duplicate a tape 80 times faster than normal listening speed. Master transports are used to download master recordings through the use of electronic signals to duplicating machines, which allow multiple copies of the same recording to be duplicated simultaneously. At various points in the manufacturing process, the tape goes through both a statistical quality control procedure, to ensure that it meets the technical standards established by RIAA, and Allied's quality control procedure, which includes a random sampling of audio levels, physical characteristics, program content, signals and other characteristics of the tape. The finished audiocassette products are then released to the packaging department where they are inserted into sleeves or boxes and processed through high speed shrink-wrapping machines for distribution to Allied's customers. Allied's audiocassette plant production capacity is between 250,000 and 275,000 audio tapes per 24 hour day, depending upon the length of the tapes. The expansion of Allied's Hauppauge, New York manufacturing facility in 1995 provided Allied with the capability for multimedia packaging for audiobook and other spoken word audiocassettes. When necessary, Allied is able to deliver finished product to its customers approximately 48 to 72 hours after receipt of the sales order.

     Videocassettes. The manufacturing process for videocassettes generally utilizes duplicating machines that copy from a master in 'real time' speed, i.e., the regular speed of the videocassette being duplicated. In this process, high speed tape winders are used to wind blank tape loaded to specific program lengths into video shells. The video shells are then loaded into the duplicating machines which receive the program being copied from a master transport. In addition, Allied utilizes high speed machines, which allow it to duplicate a master 150 times faster than in 'real time' speed. Real time duplicating machines are used to duplicate videocassettes in standard play mode. High speed duplicating machines are capable of duplicating videocassettes in either the extended play mode or the standard play mode. The extended play format utilizes less tape than regular speed machines require for the same program content.

     The entire video duplicating and winding process takes place in an environment that is designed to eliminate airborne particles from the duplicating process. These areas are air conditioned and pressurized to filter out such particles. Allied believes that its use of these areas prolongs the head life on videocassette recorders and results in a higher quality product.

     Once a videocassette is loaded with tape and duplicated, the finished product is checked to ensure that it conforms to strict audio and visual standards established by Allied and the industry. The videocassettes are then released to the packaging department where they are labeled, inserted into sleeves or boxes and processed through high speed shrink-wrapping machines for distribution to Allied's customers.

     In Fiscal 1997, Allied increased the production capacity of its facilities in Clinton, Tennessee and Hauppauge, New York by a combined nine million annual videocassette unit capacity. Allied's total videocassette capacity is the equivalent of approximately 67 million 90-minute programs annually. When necessary, Allied is able to deliver finished product to its customers approximately 24 to 48 hours after receipt of the sales order.

     Raw Materials; Supplies. Although Allied's practice is to seek cost savings and enhanced quality by purchasing from a limited number of suppliers, all raw materials and components necessary to manufacture CD Products are readily available from several sources of supply at competitive prices.

     Blank audiocassettes, videocassettes, cartridges, magnetic tape and other component parts utilized by Allied in the duplication/replication process generally are readily available in the marketplace at prices that are generally stable. Allied purchases its components from a variety of manufacturers, most of which are located in China, South Korea, Mexico and the United States. Allied does not believe the loss of any one of its current suppliers would have a material adverse effect on its business because alternative sources of supply are generally readily available at competitive prices. However, a significant change in Allied's ability to obtain components at comparable prices from suppliers located in China, South Korea, Mexico and the United States, whether through the imposition of tariffs or other trade barriers or from any foreign or U.S. supplier for any other reason, could have a material adverse effect on Allied. Allied does not have long term contracts with any such suppliers. Allied's customers generally supply the printed components used in the packaging of the videocassettes.

LICENSES

     CD Products. Allied, like most other CD Product manufacturers, uses patented technology primarily under nonexclusive licenses from the holders of patents which generally provide for the payment of royalties based upon the number of CD Products sold. For Fiscal 1997, fees for these licenses of approximately $2,261,000 were charged against earnings, related primarily to the licenses with U.S. Philips Corporation and Discovision Associates.

     Audiocassettes. Allied does not require any licenses for the duplication of audiocassettes.

     Videocassettes. The industry does not have established quality standards for the duplication of videocassettes, although the Victor Company of Japan, Ltd. ('JVC'), which owns the 'VHS' logo, has established standards for the physical characteristics of the videocassette. Compliance with the JVC standards ensures that the videocassette will be compatible with any VHS machine. Duplicators whose product conforms to the JVC standards are permitted to apply the 'VHS' logo to such product and pay JVC a license fee for such privilege. Allied ensures that all of its video product conforms to the JVC standards and pays JVC a license fee for the privilege of applying the 'VHS' logo to its video product. For Fiscal 1997, fees for this license of approximately $523,000 were charged against earnings.

     Since 1986, Allied has had a license with Macrovision Corporation to encode videocassettes with anti-piracy protection. The license is for a one-year term, renewable annually by agreement of both parties. Allied pays a license fee to Macrovision Corporation equal to a portion of the sublicense fees received by Allied from its customers. For Fiscal 1997, the license fees paid by Allied to Macrovision under this arrangement were approximately $240,000, all of which was billed to Allied's customers.

COMPETITION

     Allied's core business of replication/duplication is highly competitive. Although Allied believes that it is one of the two largest independent manufacturers in North America of pre-recorded multi-media products-audiocassettes, videocassettes, audio CDs and CD ROMs, it is in competition with approximately 50 audiocassette duplicators, approximately 100 videocassette duplicators and approximately seven compact disc replicators. Allied believes it is one of only three companies in the domestic replication/duplication industry in North America that manufactures audiocassette, videocassette and CD Products for the prerecorded music industry.

     Allied believes that the principal competitive factors in the replication/duplication business are: price, terms of sale, quality of service, range of pre- and post-production services, scope of graphics and packaging capabilities, order turnaround time, large order capability, order fulfillment capability, ability to customize small orders to customer specifications, and certain other value-added service offerings.

     Virtually all raw materials, machinery and equipment are readily available on the open market, and no industry competitor holds proprietary rights or positions with respect to these factors. Although this fact results in low barriers to entry, Allied believes that the relatively low margins offered by the core business and the number of competitors (including Allied) who offer an array of value-added services, serve as deterrents to entry by most potential competitors.

     Allied also believes that the goodwill and loyalty of many of its established relationships combined with the excellent reputation which the Company believes it has in the marketplace give Allied a significant competitive advantage. Allied further believes that its geographic diversity, fulfillment capabilities, and national/regional/market-specific sales and marketing and its geographically dispersed manufacturing and fulfillment capabilities add to its competitive advantage.

     In its budget planning process, Allied takes into account expected price erosion, which occurs as competition for market share increases and competitors lower prices to gain that market share. Allied attempts to limit margin erosion by lowering its material costs and by achieving unit volume sales increases. While there can be no assurance that such a margin protection strategy will be successful in the future, Allied's efforts to reduce operating costs and its new series of marketing and sales initiatives are intended to forestall and curtail such erosion of margins.

     Allied believes that its principal competitors in each of its product offerings are as follows:

     CD Products. In music CD replication, Allied's competitors are major independent replicators such as Cinram and Nimbus, and the in-house capacity of five of the six major domestic pre-recorded music companies: SONY Music Entertainment, PGD, Warner-Elektra-Atlantic, BMG, and EMI, each of which has CD manufacturing capacity to meet all its production needs except in times of unusually high output. Additionally, there are approximately 70 small to medium-sized (i.e., having an annual capacity of approximately five million to 75 million units, as compared to an average annual capacity of 100-200 million units for the major domestic pre-recorded music companies) CD Products manufacturers in the marketplace. Allied believes it is among the larger of the medium-sized companies in the CD Products replication industry segment.

     Audiocassettes. In audiocassettes, Allied believes that it is the largest independent duplicator of pre-recorded audiocassette products in the United States. Principal competitors are Cinram, Ltd., a publicly-traded Canadian-based company with operations in the United States, and Sonopress Audio, a division of BMG.

     Videocassettes. Allied believes it is the largest independent duplicator of videocassettes for the non-theatrical market, which includes corporate communications, premium/promotional, educational instructional 'How-To,' and other special interest applications. Allied's principal competitors in this market are Premier Video and Vaughn Communication.

EMPLOYEES

     At May 24, 1998, Allied had approximately 1,242 full-time employees of whom approximately 362 (representing those employees employed at the Hauppauge location) are covered by a collective bargaining agreement between Allied and Local 810, Steel, Metals, Alloys and Hardware Fabricators and Warehousemen affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America. This agreement was renewed in January 1997 and expires in January 2000. Management, supervisors and clerical workers are not covered by the collective bargaining agreement. Allied has never experienced a strike and believes its relationship with its employees is satisfactory. Allied provides paid vacations, sick leave, group life, disability, hospitalization and medical insurance for its employees. During Fiscal 1997, eligible employees were able to participate in Allied's 401(k)/profit-sharing plan.

PROPERTIES

     Allied's headquarters are located at 140 Fell Court, Hauppauge, New York, where Allied leases approximately 7,165 square feet of office space from Shivom Enterprises LLC for a term expiring October 31, 2001 at an annual rate of approximately $109,000 in 1998.

     Allied's Long Island CD products replication and audiocassette and videocassette duplication operations are conducted at two locations. The first location is at 15 Gilpin Avenue, Hauppauge, New York, where Allied leases approximately 144,000 square feet of manufacturing, warehouse and office space from Keelson Associates, a general partnership of which George N. Fishman, Co-Chairman of Allied, is a partner, at an annual rental rate of approximately $1,058,000 for a term expiring November 1, 2015. Future cumulative rentals under this agreement as of August 1, 1997 are approximately $19,789,000. The second location is at 30 Gilpin Avenue, Hauppauge, New York, where Allied leases approximately 78,000 square feet of manufacturing, warehouse and office space from Lee Halpern for a term expiring January 31, 2008, at an annual rental rate of approximately $489,000 in 1998.

     Allied leases various facilities from Greenfield Land Company, a Michigan co-partnership ('Greenfield Land') of which William H. Smith (Co-chairman of the Board and a principal stockholder of Allied), members of his family and Werner
H. Jean (a Director of Allied) are partners. The office and warehouse space for all locations leased from Greenfield Land aggregates approximately 214,000 square feet. The 1997 annual rental payments from Allied to Greenfield Land were approximately $1,548,000. Future cumulative rentals due under existing leases with Greenfield Land for 1998 and thereafter are approximately $8,871,000. The existing leases are for properties located at: 7375 Woodward Avenue (office, warehouse, and manufacturing), Detroit, Michigan; 7411 and 7371 Woodward Avenue (parking lots), Detroit, Michigan; 35 W. Bethune (parking lot), Detroit, Michigan; 4364 35th Street (office, warehouse and manufacturing facility), Orlando, Florida; 370 JD Yarnell Industrial Parkway (office, warehouse, and manufacturing facility), Clinton, Tennessee . In addition, Allied's leases with Greenfield Land of 7375 Woodward Avenue (formerly an office, warehouse and manufacturing facility), Detroit, Michigan; 7411 and 7371 Woodward Avenue (formerly parking lots), Detroit, Michigan; and 35 W. Bethune (formerly a parking lot), Detroit, Michigan were terminated without penalty by mutual agreement on March 31, 1998.

     Allied subleases approximately 22,160 square feet of manufacturing, warehouse and office space located at 480 Valley Drive, Brisbane, California, from Frase Enterprises Inc. for a term expiring June 30, 2008 at an annual rental rate of approximately $166,200.

     Allied also leases manufacturing, warehouse and office space from Dallas Communications Complex at 6301 and 6305 N. O'Connor Road, Irving, Texas, representing 18,712 square feet (manufacturing and office facilities), 11,936 square feet (warehouse facility) and 18,900 square feet (manufacturing and office facilities), respectively. The aggregate annual rent payable under these leases in 1997 is approximately $380,000. The current leases expire December 31, 1999, January 1, 2000, and December 31, 1999, respectively.

     Allied leases approximately 70,000 square feet of property located at 7375 Woodward Avenue (office, warehouse, and manufacturing), Detroit, Michigan; 7411 and 7371 Woodward Avenue (parking lots), Detroit, Michigan; and 35 W. Bethune (parking lot), Detroit, Michigan; from Woodlo, LLC for a term expiring September 30, 1998 at an annual rental rate of approximately $45,000 in 1998.

     Allied leases approximately 17,614 square feet of manufacturing and office space located at 819 Brightseat Road, Landover, Maryland, from Centre Pointe Business Park, L.P. for a term expiring October 24, 2001 at an annual rental rate of approximately $100,000 in 1997.

     On a month-to-month basis, Allied leases approximately 25,000 square feet of warehouse space located at Highway 25 West, Clinton, Tennessee, from HomeCrest Corporation for $5,000 per month.

     On a month-to-month basis, Allied leases approximately 10,000 square feet of warehouse space located at 101 Charles Seivers Boulevard, Clinton, Tennessee from Clinch River Properties for $2,500 per month.

     Allied leases approximately 51,000 square feet of warehouse space located at 108 Centre Stage Business Park, Clinton, Tennessee from Joseph A. Hollingsworth, Jr. for a term expiring July 2, 2000 at a rental rate of $13,750 per month.

     Allied leases approximately 3,600 square feet of manufacturing, warehouse and office space located at 4140B Directors Row, Houston, Texas, from Weingarten Realty Investors for a term expiring December 31, 1999 at an annual rate of approximately $22,000 in 1998.

     Allied leases 97,888 square feet of manufacturing, warehouse and office space located at Elk Grove Industrial Park #33, Elk Grove Village, DePage, Illinois, from Elk Grove Village Industrial Park Ltd. for a term expiring May 31, 1999 at an annual rental rate of approximately $682,000 in 1998.

     Effective December 17, 1997, Allied leases 39,700 square feet of manufacturing, warehouse and office space located at 65 Inverness Drive, Englewood, Colorado, from Guitte Holdings L.L.C. for a term expiring December 16, 2002 at an annual rate of approximately $185,000 in 1998.

     Allied leases approximately 4,637 square feet of office space at 11835 West Olympic Blvd., Suite 705, West Los Angeles, California from Westside Associates for a term expiring January 1, 2003 at an annual rental rate of approximately $106,000 per year.

     Allied leases approximately 950 square feet of office space at 1207 17th Avenue, Nashville, Tennessee from The Vanderbilt University for a term expiring July 29, 1999 at an annual rental rate of approximately $14,000 per year.

     Allied leases approximately 590 square feet of office space at the Massala Building, 310 Alabama Street, Indianapolis, Indiana from E&C Properties for a term expiring June 30, 2000 at an annual rental rate of approximately $5,880 per year.

     Allied leases office space at 5825 Glenridge Drive, Atlanta, Georgia from Premier Business Centers for a term expiring June 30, 1998 at an annual rental rate of $5,150 for 1998.

     Allied subleases approximately 4,832 square feet of office space at 1301 Avenue of the Americas, New York, New York from The Bibb Company for a term expiring December 30, 2000 at an annual rental rate of approximately $149,000 per year.

     In addition, from time to time, Allied leases temporary warehouse space on a month-to-month basis for storage of customer components and finished goods.

LEGAL PROCEEDINGS

     Allied is involved in various legal proceedings which are incidental to the conduct of its business. Allied does not believe that the outcome of these matters, even if unfavorable to Allied, will have a material adverse effect on its financial condition or results of operations. In addition to the foregoing, Allied and each of its directors have been named as defendants in a complaint relating to the Merger. See 'The Merger --Litigation.'

                  PRO FORMA UNAUDITED CONDENSED FINANCIAL DATA

     Pursuant to the Merger Agreement between the Company and AAC, AAC will merge with and into the Company, with the Company as the Surviving Corporation. Each issued and outstanding share (or fraction thereof) of Allied Common Stock immediately prior to the effective date of the Merger will be canceled and converted into the right to receive $5.00 in cash other than (i) 74,998 shares of Allied Common Stock held or to be held through the exercise of 69,998 stock options (at a price ranging from $2.00 to $2.4375 per share) and the purchase of 1,520 shares of Allied Common Stock (at a price of $5.00 per share) by certain members of the Company's management, which will remain outstanding and be converted into 74,998 shares of Surviving Corporation Class A Common Stock, representing, in the aggregate, approximately 51% of the Surviving Corporation Class A Common Stock; (ii) 1,100,110 shares of Allied Common Stock owned by 399 (valued at $5,500,550 in total or $5.00 per share based on the offering price to the public), of which 73,999 shares will be converted into 73,999 shares of Surviving Corporation Class A Common Stock, 351,000 shares will be converted into 351,000 shares Surviving Corporation Class B Common Stock and 675,111 shares will be converted into 33,375.55 shares of Surviving Corporation Series A Preferred Stock which has a stated value of $100 per share; and (iii) shares of stockholders who are entitled to, and who have perfected, their appraisal rights. In addition, (i) 399 will purchase 131,244.45 shares of preferred stock, par value $.01 per share, of AAC for $13,124,444 in cash and one share of AAC Common Stock for $5.00, and (ii) the Company's Chief Operating Officer will purchase 2 shares of AAC Common Stock for $10.00. Further, (i) each share of common stock of AAC outstanding immediately prior to the effective date of the Merger will be canceled and converted on a one-for-one basis into shares of Surviving Corporation Class A Common Stock and (ii) each share of preferred stock of AAC outstanding prior to the Effective Date will be canceled and converted on a one-for-one basis into shares of Surviving Corporation Series A Preferred Stock. As a result of the cancellation and conversion of the shares of AAC and the conversion of 1,100,110 shares of Allied Common Stock owned by 399 described above, 399 will own 165,000 shares of Surviving Corporation Series A Preferred Stock, 74,000 shares of Surviving Corporation Class A Common Stock and 351,000 shares of Surviving Corporation Class B Common Stock. Members of management will own 75,000 shares of Surviving Corporation Class A Common Stock.

     The following Pro Forma Unaudited Condensed Financial Data is based upon the historical audited consolidated financial statements of Allied for the year ended July 31, 1997 and unaudited condensed consolidated financial statements as of and for the nine months ended April 30, 1998 included elsewhere in this Proxy Statement, adjusted to give effect to (i) borrowings of $75.0 million aggregate principal amount from two senior secured term loans with a bank, (ii) borrowings of $20.0 million aggregate principal amount from a subordinated loan with an entity related to 399, (iii) borrowings of $5.346 million from the $25 million senior revolving credit facility, (iv) the issuance of $16.5 million aggregate stated value of Surviving Corporation Series A Preferred Stock, (v) the receipt of $167,000 from exercise of stock options and purchase of common stock by certain members of management, (vi) the payment of (a) $62.599 million for the purchase of Allied Common Stock from the public and management and (b) $1.526 million for the settlement of unexercised stock options, (vii) the repayment of existing debt aggregating $42.482 million, plus the payment of a related termination charge and the write-off of deferred financing costs, (viii) the payment of expenses relating to the Transactions, (ix) the estimated cost savings in operating expenses for changes, subject to execution, contemplated in conjunction with consummating the Transactions consisting of the resignations of the Co-Chairmen and related support personnel and the reduction of compensatory directorships, and (x) the tax effects of certain of the Transactions. The Pro Forma Unaudited Condensed Consolidated Statements of Earnings gives effect to such Transactions as if they had occurred as of August 1, 1996 exclusive of non-recurring charges directly attributable thereto, and the Pro Forma Unaudited Condensed Consolidated Balance Sheet gives effect to such Transactions as if they had occurred as of April 30, 1998.

     The Transactions and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Unaudited Condensed Financial Data does not purport to represent what Allied's results of operations or financial position would actually have been had such Transactions in fact occurred on such dates or to project Allied's results of operations or financial position for any future period or date. The Pro Forma Unaudited Condensed Financial Data should be read in conjunction with the historical audited Consolidated Financial Statements, the Unaudited Condensed Interim Consolidated Financial Statements and

'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Proxy Statement.

     The Pro Forma Unaudited Condensed Consolidated Statements of Earnings exclude the following non-recurring charges which will be reflected in Allied's statements of earnings in connection with the Transactions in the period in which the Transactions close: (i) $1.026 million relating to the cash settlement of unexercised stock options granted to employees, (ii) an extraordinary charge of $1.132 million relating to a termination charge and write-off of deferred financing costs relating to the repayment of borrowings under Allied's existing credit agreement and (iii) related tax effects.

     The Merger will be accounted for as a leveraged recapitalization as there will be a significant continuation of stockholder ownership. Further, AAC, formed solely for the purpose of effectuating the Transactions, will merge with and into the Company. Accordingly, the Transactions will have no impact on the historical basis of Allied's assets and liabilities.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                  YEAR ENDED JULY 31, 1997
                                                                           ---------------------------------------
                                                                            ACTUAL     ADJUSTMENTS       PRO FORMA
                                                                           --------    -----------       ---------
Net Sales...............................................................   $159,148                      $ 159,148
Cost of Sales...........................................................    127,034                        127,034
                                                                           --------                      ---------
     Gross Profit.......................................................     32,114                         32,114
                                                                           --------                      ---------
Operating Expenses
  Selling, general and administrative...................................     22,246     $     525(c)        21,721
  Amortization of excess of cost over fair value of net assets
     acquired...........................................................      2,584                          2,584
                                                                           --------    -----------       ---------
     Total operating expenses...........................................     24,830           525           24,305
                                                                           --------    -----------       ---------
  Income from operations................................................      7,284           525            7,809
Other income (expense)
  Interest expense......................................................     (5,025)        4,246(a)       (10,888)
  Other, net............................................................        168       (10,109)(b)          168
                                                                           --------    -----------       ---------
Income (loss) before income taxes.......................................      2,427        (5,338)          (2,911)
Provision (benefit) for income taxes....................................      1,760        (2,135)(d)         (375)
                                                                           --------    -----------       ---------
Net Income (Loss).......................................................        667        (3,203)          (2,536)
Preferred stock dividends...............................................                   (1,980)(e)       (1,980)
                                                                           --------    -----------       ---------
Net income (loss) available to common stockholders......................   $    667     ($  5,183)       ($  4,516)
                                                                           --------    -----------       ---------
                                                                           --------    -----------       ---------
Earnings (loss) per common share--basic and diluted.....................   $   0.05                      ($   9.03)(f)
                                                                           --------                      ---------
                                                                           --------                      ---------
Weighted average common shares outstanding--basic and diluted...........     13,620                            500
                                                                           --------                      ---------
                                                                           --------                      ---------


                                                                           NINE-MONTH PERIOD ENDED APRIL 30, 1998
                                                                           ---------------------------------------
                                                                            ACTUAL     ADJUSTMENTS       PRO FORMA
                                                                           --------    -----------       ---------
Net Sales...............................................................   $127,110                      $ 127,110
Cost of Sales...........................................................     99,868                         99,868
                                                                           --------                      ---------
     Gross profit.......................................................     27,242                         27,242
                                                                           --------                      ---------
Operating Expenses
  Selling, general and administrative...................................     17,584     $   408(c)          17,176
  Amortization of excess of cost over fair value of net assets
     acquired...........................................................      1,955                          1,955
                                                                           --------    -----------       ---------
     Total operating expenses...........................................     19,539           408           19,131
                                                                           --------    -----------       ---------
  Income from operations................................................      7,703           408            8,111
Other income (expense)
  Interest expense......................................................     (3,359)        3,157(a)        (7,767)
  Other, net............................................................        162        (7,565)(b)          162
                                                                           --------    -----------       ---------
Income (loss) before income taxes.......................................      4,506        (4,000)             506
Provision (benefit) for income taxes....................................      2,630        (1,600)(d)        1,030
                                                                           --------    -----------       ---------
Net Income (Loss).......................................................      1,876        (2,400)            (524)
Preferred stock dividends...............................................                   (1,485)(e)       (1,485)
                                                                           --------    -----------       ---------
Net income (loss) available to common stockholders......................   $  1,876     ($  3,885)       ($  2,009)
                                                                           --------    -----------       ---------
                                                                           --------    -----------       ---------
Earnings (loss) per common share--basic and diluted.....................   $   0.14                      ($   4.02)(f)
                                                                           --------                      ---------
                                                                           --------                      ---------
Weighted average common shares outstanding:
  Basic.................................................................     13,620                            500
                                                                           --------                      ---------
                                                                           --------                      ---------
  Diluted...............................................................     13,710                            500
                                                                           --------                      ---------
                                                                           --------                      ---------


See Notes to Pro Forma Unaudited Condensed Consolidated Statements of Earnings.

                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                      CONSOLIDATED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

(a) To reflect the elimination of historical interest expense for amounts of existing debt being retired as a result of the Transactions. The repayment of the Company's existing long-term debt is indirectly attributable to the Transactions as the existing debt precludes the Company from incurring additional indebtedness. Accordingly, the new debt will in part be used to repay the existing debt holders. The debt being retired as a result of the Transactions and the associated interest rates are as follows:

                                                                                     BALANCE AS
                                                                 INTEREST           OF APRIL 30,
DESCRIPTION OF EXISTING DEBT                                       RATE                 1998
----------------------------------------------------------   -----------------      ------------
Loan and Security Agreement
  Term loan...............................................   1.5% over the            $ 11,850
                                                             Bank's base rate
  Revolving loan..........................................   1.25% over the             18,214
                                                             Bank's base rate
  Capital expenditure loan................................   1.5% over the               1,280
                                                             Bank's base rate
Subordinated notes payable to stockholders................   10%                         7,251
Additional subordinated notes
  payable to stockholders.................................   10%                         2,000
Subordinated Series B notes
  payable to stockholders.................................   11%                           881
Notes payable to VCA......................................   12%                           926
Other.....................................................   Various                        80
                                                                                    ------------
                                                                                      $ 42,482
                                                                                    ------------
                                                                                    ------------

(b) To reflect the pro forma adjustments to interest expense for new borrowings contemplated in conjunction with consummating the Transactions as follows:


                                                               YEAR ENDED      NINE MONTHS ENDED
                                                              JULY 31, 1997     APRIL 30, 1998
                                                              -------------    -----------------
Interest expense resulting from borrowings under the $25
  million senior revolving credit facility at an assumed
  rate of LIBOR + 2.50% per annum (8.25%) for the first six
  months of the term of the facility and at the Bank's
  prime rate thereafter per annum (8.5%) including a .5%
  commitment fee on the unused balance.....................      $   546            $   415
Interest expense on the Senior Secured Term Loan A, at an
  assumed rate of LIBOR + 2.50% per annum (8.25%) for the
  first six months of the term of the facility and at the
  Bank's prime rate thereafter per annum (8.5%)............        2,094              1,594
Interest expense on the Senior Secured Term Loan B, at an
  assumed rate of LIBOR + 3.00% per annum (8.75%) for the
  first six months of the term of the facility and at the
  Bank's prime rate thereafter per annum (8.5%)............        4,363              3,226
Interest expense on subordinated loan from an entity
  related to 399 at an assumed rate of 12% per annum.......        2,400              1,800
Amortization of the estimated debt issuance costs related
  to the Offering..........................................          706                530
                                                              -------------         -------
                                                                 $10,109            $ 7,565
                                                              -------------         -------
                                                              -------------         -------

                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                CONSOLIDATED STATEMENTS OF EARNINGS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

     A 0.125% change in the interest rate payable on borrowings under the new $25 million senior revolving credit facility, the senior secured term loans, and the subordinated loan would change pro forma interest expense and pro forma net loss as follows:

                                                               YEAR ENDED      NINE MONTHS ENDED
                                                              JULY 31, 1997     APRIL 30, 1998
                                                              -------------    -----------------
$25 million senior revolving credit facility...............        $ 7                $ 5
Senior Secured Term Loan A.................................         31                 23
Senior Secured Term Loan B.................................         63                 47
Subordinated Loan..........................................         25                 19
                                                                   ---                ---
Effect on interest expense.................................        126                 94
Income tax effect (40%)....................................         50                 38
                                                                   ---                ---
Effect on net loss.........................................        $76                $56
                                                                   ---                ---
                                                                   ---                ---


     Further, the estimated debt issuance costs related to the Offering will be amortized over the respective terms of the debt ranging from 5.25 years to 10 years on a straight-line basis.



(c) To reflect the estimated cost savings in operating expenses for changes, subject to execution, contemplated in conjunction with consummating the Transactions consisting of (i) the resignations of the Co-Chairmen and related support personnel, and (ii) the reduction of compensatory directorships. The Company's Co-Chairmen have tendered their resignations which become effective upon the consummation of the Transactions. In addition, management of the Company has represented that the related support personnel's positions will be eliminated upon the consummation of the Transactions. These resignations and terminations are a condition of the Recapitalization. Furthermore, the existing directors terminate their directorships upon the consummation of the Transactions with the new directors being appointed at such time, all of which, except two, are not being compensated. The Company expects to realize additional cost savings in operating expenses for reductions in investor relations and public filing expenses aggregating $158 for the year ended July 31, 1997 and $123 for the nine month period ended April 30, 1998 which are not included in the pro forma presentation.


(d) To reflect the estimated income tax benefit of the pro forma adjustments at an effective rate of 40%.

(e) Represents dividends on the Redeemable Preferred Stock at 12% per annum.


(f) Pro forma loss per common share--basic and diluted for each period presented is based on the 500,000 shares of Class A Common Stock and Class B Common Stock of the Surviving Corporation that will be outstanding following the Transactions.

            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


                                                                                        APRIL 30, 1998
                                                                            --------------------------------------
                                                                             ACTUAL     ADJUSTMENTS      PRO FORMA
                                                                            --------    -----------      ---------
                                  ASSETS
Current Assets
  Cash..................................................................... $    596     $  25,000(a)    $      0
                                                                                            50,000(b)
                                                                                             5,346(c)
                                                                                            20,000(d)
                                                                                            (4,550)(e)
                                                                                            13,125(f)
                                                                                               167(g)
                                                                                           (64,999)(h)
                                                                                            (1,526)(i)
                                                                                           (43,159)(j)
  Accounts receivable......................................................   25,078
                                                                                                           25,078
  Inventories..............................................................    4,714
                                                                                                            4,714
  Prepaid expenses.........................................................      872            28(k)         900
  Deferred income taxes....................................................    2,068
                                                                                                            2,068
                                                                            --------    -----------      ---------
     Total current assets..................................................   33,328          (568)        32,760
Property and equipment, net................................................   26,940                       26,940
Other Assets
  Excess of cost over fair value of net assets acquired....................   42,053                       42,053
  Deferred charges and other...............................................    2,964         4,653(e)       7,162
                                                                                              (455)(j)
                                                                            --------    -----------      ---------
Total Assets............................................................... $105,285     $   3,630       $108,915
                                                                            --------    -----------      ---------
                                                                            --------    -----------      ---------
              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Current maturities of long-term debt and capitalized lease obligations... $ 12,737     $   2,000(a)    $  2,608
                                                                                               275(b)
                                                                                           (12,404)(j)
  Current maturities of subordinated notes payable to stockholders.........    2,881        (2,881)(j)          0
  Accounts payable.........................................................   13,558
                                                                                                           13,558
  Accrued liabilities......................................................    5,709
                                                                                                            5,709
  Income taxes payable.....................................................      835          (835)(k)          0
                                                                            --------    -----------      ---------
     Total current liabilities.............................................   35,720       (13,845)        21,875
Long-Term Debt and Capitalized Lease Obligations, less current
  maturities...............................................................   20,523        23,000(a)      78,648
                                                                                            49,725(b)
                                                                                             5,346(c)
                                                                                           (19,946)(j)
Related Party Loan Payable.................................................
                                                                                            20,000(d)      20,000
Subordinated Notes Payable to stockholders, less current maturities........    7,251        (7,251)(j)          0
Deferred Income Taxes......................................................    1,112
                                                                                                            1,112
Redeemable 12% Cumulative Preferred Stock..................................        0        16,500(f)      16,500
Stockholders' Equity (Deficit)
  Preferred Stock..........................................................        0
                                                                                                                0
  Common Stock.............................................................      136            (7)(f)          5
                                                                                                 1(g)
                                                                                              (125)(h)
Additional paid-in capital.................................................   44,901        (3,368)(f)          0
                                                                                               166(g)
                                                                                           (41,699)(h)
Accumulated deficit........................................................   (4,368)          103(e)     (29,225 )
                                                                                           (23,175)(h)
                                                                                            (1,526)(i)
                                                                                            (1,132)(j)
                                                                                               863(k)
                                                                            --------    -----------      ---------
     Total stockholders' equity (deficit)..................................   40,679       (69,889)       (29,220 )
                                                                            --------    -----------      ---------
Total Liabilities and Stockholders' Equity (Deficit)....................... $105,285     $   3,630       $108,915
                                                                            --------    -----------      ---------
                                                                            --------    -----------      ---------


     See Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet.

       NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(a) Reflects the borrowings of $25,000 aggregate principal amount from a senior secured term loan ('Senior Secured Term Loan A') with a bank.

(b) Reflects borrowings of $50,000 aggregate principal amount from a senior secured term loan ('Senior Secured Term Loan B') with a bank.

(c) Reflects borrowings of $5,346 under a new $25,000 senior revolving credit facility. Such borrowings under this facility were used as a source of funds in connection with satisfying the cash outlays of the Transactions.

(d) Reflects borrowings of $20,000 aggregate principal amount from a subordinated loan with an entity related to 399.


(e) Reflects estimated debt issuance costs of $4,653. A portion of these debt issuance costs relates to warrants issued by 399 to the related entity that provided the Company with the subordinated loan described in footnote (d). Such borrowings and the warrants granted in connection therewith will be consummated upon the Company's public to non-public change in status resulting from the Recapitalization. Specifically, 399 issued warrants to the related entity to purchase up to 7 1/2% (subject to reduction by 50% in the event of a prepayment of the unsecured senior subordinated credit facility prior to the first anniversary of the Closing Date) of the fully diluted Surviving Corporation Common Stock outstanding as of the Closing Date, at an exercise price of $.01 per share, fair valued at $103 (valued using the minimum value method in accordance with Statement of Financial Accounting Standards No. 123). A value of $5.00 per share of the Company's common stock was the underlying value used in assigning a value to the warrants derived from the application of the minimum value method which is justified, in that, the Company is changing from a public to nonpublic status.


(f) Reflects the issuance of 165,000 shares of redeemable preferred stock ($100 stated value per-share) consisting of 131,244.45 shares issued for cash and 33,755.55 shares issued in exchange for 675,111 shares (from a total of 1,100,110 shares) of Allied Common Stock owned by 399 having a value of $5.00 per-share.

(g) Reflects the exercise of stock options and the purchase of common stock by certain members of management representing the Management Shares. Certain members of management exercised a total of 69,998 stock options at exercise prices ranging from $2.00 to $2.4375 per share and acquired 1,522 shares of common stock at a price of $5.00 per share; in total aggregating $167 in proceeds.

(h) Reflects the purchase of 12,519,804 shares of Allied Common Stock from the public and management at a price of $5.00 per share aggregating approximately $62,599 and the payment of related transaction costs of $2,400 consisting of $1,125 of broker fees, $900 of professional fees, $250 of financial advisor fees and $125 of printing and related expenses.

(i) Reflects the cash payment made to settle unexercised stock options of which $1,026 pertain to options granted to employees which will be charged to expense in Allied's statement of earnings. The $500 cash payment made to a non-employee/customer option holder (who received 250,000 options in connection with a fiscal 1995 sales contract) will be treated as an equity transaction on the basis that such options are fully exercisable and the customer opts to receive the cash payment in lieu of exercising their options and receiving $5.00 per share from the offering. The cash payment has been determined based on the difference between the exercise price ($3.00 per share) of the stock options and the cash price of $5.00 per share to be paid in the offering to the holders of Allied Common Stock.

(j) Reflects the payment of existing long term debt (except for capitalized lease obligations) and subordinated notes payable to stockholders and termination charge of $677 and the write-off of related deferred charges of $455. An extraordinary pre-tax charge of $1,132 to Allied's statement of earnings will be recognized relating to the termination charge and write-off of the deferred charges resulting from the early extinguishment of debt.

(k) Reflects the income tax benefit resulting from charges referred to in items
    (i) and (j) above at an effective rate of 40%.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Effective January 12, 1995, Allied acquired all of the outstanding common stock of AFL and HMG in exchange for approximately 55% and 45% of the outstanding common shares of Allied, respectively. Subsequently, on March 10, 1995, Allied changed its fiscal year end from December 31 to July 31. Consequently, the results of operations (i) for the twelve months ended July 31, 1996 (and thereafter) include the consolidated operations of AFL and HMG for such period, and (ii) for the twelve month period ended July 31, 1995 include the earnings of AFL for the twelve months ended July 31, 1995 and the earnings of HMG for the period January 12, 1995 through July 31, 1995. Therefore, the results of operations for the twelve month period ended July 31, 1995 are not necessarily indicative of the performance of AFL and HMG expected for a full (12 month) year.

RESULTS OF OPERATIONS--NINE MONTH PERIOD ENDED APRIL 30, 1998, COMPARED TO NINE MONTH PERIOD ENDED APRIL 30, 1997

     Net sales for the nine month period ended April 30, 1998 were $127.1 million, an increase of $7.7 million or 6.5% as compared to the nine month period ended April 30, 1997. The sales increase attributable to volume was $21.6 million. Several factors contributed to this increase. As Allied continues to penetrate its existing market, there also continues to be additions of new customers to its expanding customer base. Allied has entered into an exclusive CD manufacturing agreement with a new customer, and continues to experience favorable growth trends in sales to Allied's CD Audio and CD ROM customers. Partially offsetting this volume sales increase was the decline in unit pricing of approximately $13.9 million due to price declines and a change in the sales mix.

     Gross profit for the nine month period ended April 30, 1998 increased $3.4 million to $27.2 million, or 21.4% of net sales, from $23.9 million or 20.0% of net sales, for the nine month period ended April 30, 1997. Although the gross profit dollar increase was primarily due to increased sales, the unpredictably strong demand for audiocassettes and the demand for CDs exceeded Allied's internal capacity in the first quarter of fiscal 1998, which caused Allied to source additional capacity to outside contractors at lower margins. Despite the negative impact of this outsourcing, the gross profit percentage increased slightly primarily due to improvements in the manufacturing efficiencies as well as fixed costs being spread over higher production volumes.

     Operating expenses for the nine months ended April 30, 1998 were $19.5 million or 15.4% of net sales compared to $18.5 million or 15.5% of net sales for the nine months ended April 30, 1997. The $1.0 million increase was primarily the result of additional costs incurred for bad debt and sales commissions and salaries.

     Income from operations of $7.7 million for the nine months ended April 30, 1998 compares to $5.4 million for the nine months ended April 30, 1997. This increase of $2.3 million resulted from an increase in gross profit partially offset by increased operating expenses described above.

     Non-operating expenses decreased to $3.2 million for the nine months ended April 30, 1998 from $3.4 million for the nine months ended April 30, 1997. This decrease was primarily a result of a reduction in interest expense, attributable to a reduction in the principal amount of interest bearing debt.

     For the nine months ended April 30, 1998, Allied realized income before income taxes of $4.5 million compared to income before income taxes of $2.0 million for the nine months ended April 30, 1997 for the reasons noted above.

     A provision for Federal, state and local income taxes of $2.6 million was recognized for the nine months ended April 30, 1998, compared to a tax provision of $1.4 million for the nine months ended April 30, 1997. The Company's effective tax rate will vary from period to period, in part given, the relationship the recurring amortization of the excess of cost over fair value of assets acquired has to reported pre-tax income.

     After recognition of applicable income taxes, Allied recognized net income for the nine months ended April 30, 1998 of $1.9 million, compared to income of $0.6 million for the nine months ended April 30, 1997.

RESULTS OF OPERATIONS--YEAR ENDED JULY 31, 1997 COMPARED TO YEAR ENDED JULY 31, 1996

     Net sales for the twelve month period ended July 31, 1997 ('Fiscal 1997') were $159.1 million, a decrease of $1.8 million or 1% as compared to the twelve month period ended July 31, 1996 ('Fiscal 1996'). The sales decrease attributable to volume was $8.8 million which was partially offset by increases in unit pricing of approximately $7.0 million. The decrease in sales due to volume and the increase in sales due to unit price in Fiscal 1997 as compared to Fiscal 1996 were primarily the result of a large promotional video sale to one customer which was recognized during Fiscal 1996.

     Gross profit for Fiscal 1997 increased $4.7 million to $32.1 million or 20% of net sales, from $27.4 million, or 17% of net sales for Fiscal 1996. The increase in gross margin dollars and percentage, despite decreased sales, was primarily attributable to the favorable (declining) trend in material costs, a reduction in the direct labor force, and a $1.3 million non-recurring charge in Fiscal 1996 resulting from a sales contract signing allowance with a large customer and increased costs in Fiscal 1996 associated with the start-up efforts in preparing to process orders for this large customer in Allied's Tennessee manufacturing plant.

     Operating expenses for Fiscal 1997 were $24.8 million, or 16% of net sales, compared to $30.0 million, or 19% of net sales for Fiscal 1996. The $5.2 million decrease was primarily a result of a $3.1 million restructuring charge recorded in Fiscal 1996 in connection with Allied's June 1996 plan to streamline and reduce resources utilized in the business, $1.3 million decrease in administrative costs realized in Fiscal 1997 as a result of this restructuring and a $0.5 million of capitalized employee work force expenditures associated with the implementation phase of a computer software system developed for internal use.

     Allied's interest expense decreased to $5.0 for Fiscal 1997 from $6.2 million for Fiscal 1996. This decrease was primarily a result of a reduction in interest expense attributable to a rate reduction and a reduction in the principal amount of interest bearing debt.

     Other income net of other expenses for Fiscal 1997 was $0.2 million compared to $0.7 million in Fiscal 1996. The decrease of $0.5 million was primarily attributable to a reduction in finance charges collected from Allied's customers on past due invoices and a reduction in scrap material sales.

     For Fiscal 1997, Allied reported a pre-tax profit of $2.4 million, compared to a pre-tax loss of $8.1 million for Fiscal 1996. The increase in income of $10.5 million occurred for the reasons noted above.

     A provision for income taxes of $1.8 million was recognized for Fiscal 1997 compared to a net tax credit of $2.5 million for Fiscal 1996. Allied's effective tax rate of 72.5% for Fiscal 1997 is attributable to the non-deductibility for tax purposes of a significant portion of the amortization of excess of costs over fair value of net assets acquired.

     Allied's effective tax rate will vary from year to year, in part, given the relationship the annual recurring amortitization of the excess of cost over fair value of assets acquired ($2.6 million) has to reported pre-tax income.

     Allied has state investment tax credit carryforwards at July 31, 1997 and 1996 of $2,035,000 and $1,590,000, respectively. The valuation allowance at July 31, 1997 and 1996 of $890,000 and $732,000, respectively, is attributable to Allied's ability to utilize investment tax credit carryovers prior to their expiration. Changes in the deferred tax asset valuation is based on projections of future taxable income.

     After recognition of applicable income taxes, Allied reported net income in Fiscal 1997 of $0.7 million as compared to a net loss of $5.6 million in Fiscal 1996 for the reasons noted above.

RESULTS OF OPERATIONS--YEAR ENDED JULY 31, 1996 COMPARED TO YEAR ENDED JULY 31, 1995

     Net sales for Fiscal 1996 were $160.9 million, an increase of $44.3 million compared to the twelve month period ended July 31, 1995 ('Fiscal 1995'). Such increase was attributable primarily to the full year inclusion of HMG's operations in the Fiscal 1996 results ($36.2 million) and increased sales volume in Fiscal 1996 resulting primarily from the commencement of videocassette duplication and order fulfillment services under a five-year sales contract entered into with a customer in June 1995 partially offset by unit price reductions and sales mix changes. Net sales for fiscal 1996 of $160.9 as compared to pro forma net sales for fiscal 1995 of $158.1 million (as though HMG had been acquired at the beginning of fiscal 1995) increased by $2.8 million. The $2.8 million pro forma sales increase in fiscal 1996 is attributable to approximately $19.6 million in volume increases and offset in part by approximately $16.6 million in unit price reductions and a change in sales mix.

     Gross profit for Fiscal 1996 increased $0.3 million to $27.4 million, or 17% of net sales, from $27.1 million, or 23% of net sales for Fiscal 1995. The increase in gross margin dollars was primarily due to the full year inclusion of HMG margin of $12.0 million in the Fiscal 1996 results as compared to a margin contribution in Fiscal 1995 by HMG of $8.7 million for the period January 12, 1995 through July 31, 1995. This net $3.3 million gross margin increase was partially offset by a $1.3 million non-recurring charge in Fiscal 1996 resulting from a sales contract signing allowance with a large customer. The sales contract signing allowance was issued to the customer in June 1995 in connection with consummating a five year production and fulfillment contract. The amount was to be amortized over the term of the contract. Based on the fiscal 1996 financial results relating to the sales contract and an assessment made in the fiscal 1996 fourth quarter of anticipated future results of performing thereunder, Allied determined that the unamortized balance of the deferred charge was not recoverable. The gross margin was further reduced by the start-up efforts commencing in June 1995 in preparing to process orders for this large customer in Allied's Tennessee manufacturing plant. Moreover, declining unit prices to customers due to continuing price pressures and a change in Allied's sales mix which includes the adverse impact on average margins caused by a production and fulfillment sales contract with a large customer further contributed to the 6% gross margin decline in Fiscal 1996.

     Operating expenses for Fiscal 1996 were $30.0 million, or 18% of net sales, compared to $23.8 million, or 20% of net sales for Fiscal 1995. Of the $6.2 million increase, $3.1 million resulted from a current year restructuring charge in connection with Allied's June 1996 plan to streamline and reduce resources utilized in the business. The restructuring charge comprised of work force related expenses of $1,126,385, idle plant lease costs of $863,000, abandoned asset write-off of $837,935 and other related costs of $250,000. The plan encompassed (i) the merger and integration of the Company's two operating subsidiaries, (ii) the closure of the Company's Detroit manufacturing facility and (iii) the consolidation of the Company's corporate and administrative offices from Detroit to New York. Further, the full year inclusion of HMG operations in Fiscal 1996 resulted in an incremental increase of approximately $2.3 million in operating expenses over Fiscal 1995 of which $1.0 million results from the full year inclusion of the amortization of the excess cost over fair value of the net assets acquired associated with the Reorganization. Operating expenses for Fiscal 1996 also included a $0.4 million increase in bad debt expense over the prior year.

     Allied's non-operating expenses increased to $5.5 million for Fiscal 1996 from $3.1 million for Fiscal 1995. This $2.4 million increase was due to increased interest expense primarily associated with the full-year inclusion of HMG in Fiscal 1996 results together with increased average borrowings for Allied related to the additional debt required to finance capital expenditures.

     For Fiscal 1996, Allied reported a pre-tax loss of $8.1 million, compared to pre-tax earnings of $0.3 million for Fiscal 1995. The decrease in income of $8.4 million occurred for the reasons noted above.

     A net credit for Federal, state and local income taxes of $2.5 million was recognized for Fiscal 1996 compared to a net credit for Federal, state and local income taxes of $2.6 million for Fiscal 1995. This $2.5 million net credit relates primarily to a net operating loss, restructuring costs and a non-recurring charge which will be deductible in future periods, as well as state investment tax credits realized during this period. The effective tax rate was approximately 31%. Non-deductible expenses related to the amortization of excess of cost over fair value of net assets acquired arising from the Reorganization were offset in part during the period by state income tax benefits and investment tax credits resulting from purchase of equipment in the State of New York. The effective tax rate is expected to be higher in future periods due to the non deductible amortization of costs in excess of net assets acquired, net of non-recurring benefits from investment tax credits. Allied's effective tax rate will vary from year to year, in part, given the relationship the annual recurring amortization of the excess of cost over fair value of assets acquired ($2.6 million) has to reported pre-tax income.

     Allied has state investment tax credit carryforwards at July 31, 1996 and 1995 of $1,590,000 and $937,000, respectively. The valuation allowance at July 31, 1996 and 1995 of $732,000 and $519,000, respectively, is attributable to Allied's ability to utilize investment tax credit carryovers prior to their expiration. Changes in the deferred tax asset valuation is based on projections of future taxable income.

     After recognition of applicable income taxes, Allied reported a net loss in Fiscal 1996 of $5.6 million as compared to net income of $2.8 million in Fiscal 1995 for the reasons noted above.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities for the nine months ended April 30, 1998 was $8.8 million as compared to $1.6 million for the nine months ended April 30, 1997. The increase was primarily attributable to a $1.2 million increase in the net income and a $4.4 million decrease in working capital.

     Net cash provided by operating activities for the year ended July 31, 1997 was $8.5 million as compared to $14.3 million for the year ended July 31, 1996. The decrease was primarily attributable to a $14.6 million increase in working capital offset by a $6.3 million increase in net income and a $4.2 million increase from income taxes.

     Net cash provided by operating activities for the year ended July 31, 1996 was $14.3 million as compared to $9.1 million for the year ended July 31, 1995. The increase was primarily attributable to reductions in accounts receivable of $5.1 million and reductions in inventories of $4.0 million. In addition, the 1996 period reflects a higher depreciation and amortization expense as compared with the 1995 period, which was principally a result of the HMG merger.

     Cash used in investing activities for the nine months ended April 30, 1998 and 1997 and for the years ended July 31, 1997, 1996 and 1995 was $5.5 million, $.5 million, $2.6 million, $9.3 million and $9.1 million, respectively. The use of cash for all periods was primarily for the purchase of property and equipment.

     Cash used for financing activities for the nine months ended April 1998 and 1997 and for the years ended July 31, 1997, 1996 and 1995 was $3.9 million, $1.4 million, $5.5 million, $4.8 million and $.2 million, respectively, and consisted primarily of repayment of long term debt offset principally, in part, by borrowings from a bank under long term credit facilities and from stockholders of the Company under subordinated note agreements.

     Cash Requirements. Allied's current cash requirements, including working capital and capital expenditure requirements, are funded from the operations and the proceeds of borrowings by Allied under the ANB Loan Agreement.

     As of April 30, 1998, Allied had a net working capital deficiency of $2.4 million and $3.8 million unused and available under the ANB Revolving Loan. Net cash provided by operating activities during the nine months ended April 30, 1998 was $8.8 million. Net cash used in investing activities totaled $5.5 million, of which substantially all was used for the purchase of replication equipment and leasehold improvements. The net working capital deficiency is primarily a result of the current classification of the ANB term loan $5,000,000 prepayment due on October 31, 1998. One source of eliminating such deficit is the use of the $3.8 million available under the ANB Revolving Loan.

     Allied currently expects that capital expenditures will be divided primarily between maintenance capital expenditures and capital projects. Maintenance capital expenditures include those required to maintain production performance, while capital projects relate primarily to extending the life of existing equipment, increasing capacity, and decreasing production costs. Allied incurs approximately $1.5 million per year in cost of sales for maintenance and repairs.

     Allied has not paid any dividends on Allied Common Stock since its inception. The payment of dividends, if any, will be contingent upon Allied's revenues and earnings, if any, capital requirements and general financial condition. It is the current policy of the Board of Allied, in view of Allied's contemplated financial requirements, to retain all earnings, if any, for use in Allied's business operation.

     Allied is a legal entity separate and distinct from its subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds will be dividends and other distributions from its operating subsidiary, borrowings and sales of equity. Restrictions contained in the ANB Loan Agreement impose limitations on the amount of distributions that Allied may make to Allied and prohibit Allied from using any such distributions to pay dividends to its stockholders.

     The year 2000 data management issue, which has received widespread publicity, is not expected to have a material impact on Allied.

                        OWNERSHIP OF ALLIED COMMON STOCK

     The following table sets forth, as of May 27, 1998, information with respect to the beneficial ownership of Allied Common Stock by (i) each person known by Allied to be the beneficial owner of more than 5% of the outstanding shares of Allied Common Stock, (ii) each director of Allied, (iii) each executive officer of Allied named in the Summary Compensation Table and (iv) all directors and current executive officers of Allied as a group (11 persons):

                                                                                                       PERCENTAGE OF
                                                                                                        BENEFICIAL
NAME AND ADDRESS                                                                 NUMBER OF SHARES        OWNERSHIP
------------------------------------------------------------------------------   ----------------      -------------
William H. Smith(2)(14).......................................................       3,627,958              25.6%
7375 Woodward Avenue
Detroit, Michigan 48202
Patricia M. Smith(3)..........................................................       1,256,749               9.1%
7375 Woodward Avenue
Detroit, Michigan 48202
399 Venture Partners, Inc.(4).................................................       1,100,110               8.1%
399 Park Avenue
14th Floor
New York, New York 10043
Donald L. Olesen(5)(14).......................................................         887,400               6.5%
1301 Avenue of the Americas
New York, New York 11109
George N. Fishman(6)(14)......................................................         894,022               6.6%
140 Fell Court
Hauppauge, New York 11788
Seymour Leslie(7).............................................................         352,327               2.6%
1370 Avenue of the Americas
New York, New York 10019
Charles P. Kavanagh(8)........................................................         160,275               1.2%
140 Fell Court
Hauppauge, New York 11788
H. Sean Mathis(9).............................................................          91,400                 *
1301 Avenue of the Americas
New York, New York 10019
Eugene A. Gargaro, Jr.(10)....................................................          40,000                 *
21001 Van Born Road
Taylor, Michigan 48180
John K. Mangini(11)...........................................................          12,500                 *
140 Fell Court
New York, New York 11788
Werner H. Jean(12)............................................................         190,720                 *
16288 Barryknoll Way
Granger, Indiana 46530
John A. Morgan................................................................               0                --
767 Fifth Avenue
New York, New York 10153
All directors and executive officers as a group(13)...........................       6,256,602              43.7%

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
* Less than 1%.

 (1) Unless otherwise noted, Allied believes that all persons named in the table have (i) sole voting and investment power with respect to all shares of Allied Common Stock owned by them, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of such shares. All information in the table is based upon reports filed by such persons with the SEC and Allied and upon questionnaires submitted by such persons to Allied in connection with the preparation of this Proxy Statement.

 (2) Consists of (i) 2,067,723 shares of Allied Common Stock owned by the William H. Smith Trust, of which Mr. Smith is the trustee, (ii) 550,235 shares of Allied Common Stock issuable upon exercise of the Class C Warrants owned by the William H. Smith Trust, (iii) 10,000 shares of Allied Common Stock owned jointly with his wife, Patricia M. Smith, and (iv) 1,000,000 shares owned by the William H. Smith and Patricia M. Smith Foundation, of which Mr. Smith is the President. Prior to March 31, 1998, shares of Allied Common Stock owned by Mrs. Smith and Mr. Smith's children were voted as directed by Mr. Smith in accordance with a certain ten year shareholder voting agreement, dated as of January 11, 1995, among Allied and each of the above persons and trusts (the 'Smith Family Shareholders Agreement'). The 2,067,723 shares of Allied Common Stock owned by the William H. Smith Trust, the 10,000 shares jointly owned by Mr. and Mrs. Smith and the 550,235 shares of Allied Common Stock issuable upon exercise of the Class C Warrants owned by the William H. Smith Trust are subject to the Allied Digital Shareholders Agreement. See '--Allied Digital Shareholders Agreement.' On March 31, 1998, the Smith Family Shareholders Agreement was terminated.

 (3) Consists of (i) 1,044,161 shares of Allied Common Stock owned by the Patricia M. Smith Trust, of which Mrs. Smith is the trustee, and (ii) 212,588 shares of Allied Common Stock issuable upon exercise of the Class C Warrants owned by the Patricia M. Smith Trust. In addition, Mrs. Smith owns 10,000 shares of Allied Common Stock jointly with Mr. Smith (see note 2 above). All such shares are subject to the Allied Digital Shareholders Agreement. See '--Allied Digital Shareholders Agreement.' Mrs. Smith is the spouse of William H. Smith.

 (4) All of the shares of Allied Common Stock owned by 399 are subject to the Allied Digital Shareholders Agreement. See '--Allied Digital Shareholders Agreement.'

 (5) Consists of (i) 872,400 shares of Allied Common Stock owned by Mr. Olesen and (ii) 15,000 shares of Allied Common Stock which are the subject of incentive options granted to Mr. Olesen which are currently exercisable or are exercisable within 60 days after the Record Date. See 'Executive Compensation --Stock Options.' All of the shares owned by Mr. Olesen are subject to the Allied Digital Shareholders Agreement. See '--Allied Digital Shareholders Agreement.'

 (6) All of the shares of Allied Common Stock owned by Mr. Fishman are subject to the Allied Digital Shareholders Agreement. See '--Allied Digital Shareholders Agreement.'

 (7) Consists of (i) 327,327 shares of Allied Common Stock owned by Leslie/Linton Entertainment Inc., a company of which Seymour Leslie is Co-Chairman and a minority shareholder and (ii) 25,000 shares of Allied Common Stock issuable upon the exercise of Substituted Options granted to Mr. Leslie under the Incentive Plan. See 'Executive Compensation --Stock Options.' The shares of Allied Common Stock owned by Leslie/Linton Entertainment Inc. are subject to the Allied Digital Shareholders Agreement. See '--Allied Digital Shareholders Agreement.' Number of shares does not include shares of Allied Common Stock owned by Mr. Leslie's children, as to all of which he disclaims beneficial ownership.

 (8) Consists of (i) 150,275 shares of Allied Common Stock owned by Mr. Kavanagh and (ii) 10,000 shares of Allied Common Stock which are the subject of incentive options granted to Mr. Kavanagh which are currently exercisable or are exercisable within 60 days after the Record Date.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 (9) Consists of (i) 41,400 shares of Allied Common Stock owned by Mr. Mathis and (ii) 50,000 shares of Allied Common Stock issuable upon the exercise of presently exercisable options granted to Mr. Mathis under the Incentive Plan.

(10) Consists of (i) 15,000 shares of Allied Common Stock owned by Mr. Gargaro and (ii) 25,000 shares of Allied Common Stock owned by the Eugene A. Gargaro, Jr. Trust, of which Mr. Gargaro is the trustee.

(11) Consists of 12,500 shares of Allied Common Stock which are the subject of incentive options granted to Mr. Mangini which are currently exercisable or are exercisable within 60 days after the Record Date.

(12) Consists of (i) 4,000 shares of Allied Common Stock owned by the Werner H. Jean Trust, of which Mr. Jean is the trustee and (ii) 186,720 shares of Allied Common Stock in the aggregate owned by certain trusts for the benefit of other individuals, of which Mr. Jean is the trustee.

(13) Consists of the shares of Allied Common Stock referred to in notes (2) and
     (5)-(12) above.

(14) Indicates party to voting agreement with AAC to vote all shares of Allied owned by such person in favor of the Merger subject to there not occurring certain events. See 'The Merger Agreement--Stockholder Voting Agreements'.

ALLIED DIGITAL SHAREHOLDERS AGREEMENT

     In connection with the acquisition by Allied of all of the outstanding capital stock of AFL and HMG at the Reorganization, Allied, Mr. Smith, Mrs. Smith, certain trusts of which Mr. Smith or Mrs. Smith act as trustees (the 'AFL Shareholders'), Mr. Fishman, Mr. Olesen, The Donald L. Olesen Annuity Trust, Leslie/Linton Entertainment, Inc., and 399 (the 'HMG Shareholders' and, together with the AFL Shareholders, the 'Shareholder Parties'), entered into the Allied Digital Shareholders Agreement dated as of January 11, 1995 (the 'Shareholders Agreement').

     Pursuant to the Shareholders Agreement, among other things, (i) the number of directors of Allied was initially fixed at nine members, divided into three classes of three members each, and Mr. Smith, James A. Merkle (who resigned effective November 6, 1995), Mr. Jean, Jerry E. Stone (who requested that Allied not nominate him for re-election at the annual meeting of shareholders held in
1997), and Mr. Gargaro (the 'AFL Nominees'), and Messrs. Fishman, Leslie, Mathis and Olesen (the 'HMG Nominees'), were elected to the initial Board of Directors of Allied, (ii) Messrs. Smith, Olesen and Fishman were re-elected as directors of Allied for an additional three-year term at the Annual Meeting held in 1996,
(iii) the Shareholder Parties agreed to vote all shares of Allied Common Stock owned by them against, and to use their best efforts to cause the then directors of Allied, subject to such directors' fiduciary duties, to vote against, any proposed change in the size or rights or powers of the Board of Directors of Allied and (iv) the Shareholder Parties agreed until at least the day preceding the 1998 Annual Meeting to use their best efforts to secure the election of Messrs. Fishman, Smith and a person designated by the AFL Shareholders to the Executive Committee of the Board of Directors of Allied and the boards of directors of Allied's subsidiaries. The Shareholders Agreement was amended in November 1995 (the '1995 Amendment') to provide that Mr. Olesen would be appointed to fill the vacancy in the Class I Directors resulting from Mr. Merkle's resignation and that Mr. Olesen would be nominated for election at the Annual Meeting held in 1996 and to appoint John A. Morgan to fill the vacancy in the Class II directors resulting from Mr. Olesen's appointment as a Class I director. The Shareholders Agreement was further amended as of January 15, 1997 (the '1997 Amendment'), among other things, (i) to reduce the number of directors from nine to eight, (ii) to reduce the number of Class III directors from three to two, (iii) to provide that at each annual meeting of shareholders to be held through and including the annual meeting of shareholders to be held in 2000 (the '2000 Annual Meeting'), the Shareholder Parties must use their best efforts to secure the nomination and vote their shares for the reelection of such members of the Board of Directors of Allied whose terms expire at each such meeting, (iv) to provide that until the day preceding the annual meeting of shareholders of Allied to be held in 2003 (the '2003 Annual Meeting'), the Shareholder Parties will use their best efforts to secure the election of Messrs. Fishman, Smith, Jean and Leslie (or, in the case of Mr. Jean, another person designated by the AFL Shareholders who is reasonably acceptable to the HMG Shareholders, and in the case of Mr. Leslie, another person designated by the HMG Shareholders who is reasonably acceptable to the AFL Shareholders) to the Executive Committee of the Board of Directors of Allied, and (v) to provide that until the day preceding the 2003 Annual Meeting, the Shareholder Parties will use their best efforts to cause its nominees to vote, and Allied must vote its shares in any of its subsidiaries and cause any of such subsidiaries to vote its shares in any such subsidiary, in favor of Messrs. Fishman and Smith as a director of each subsidiary so long as each is a director of Allied. As a result of the amendment to the Allied Digital Shareholders Agreement set forth in clauses (i) through (iii) above, the AFL Shareholders, on the one hand, and the HMG Shareholders, on the other hand, are each assured of having four seats on the Board of Directors of Allied through the 2000 Annual Meeting, except to the extent that any of the AFL Shareholders transfers its shares to an unaffiliated person, which unaffiliated person would not be bound by the Allied Digital Shareholders Agreement. All references below to the Shareholders Agreement shall refer to the Shareholders Agreement as amended by the 1995 Amendment and the 1997 Amendment.

     In connection with the 1997 Amendment, the Board of Directors of Allied voted to amend the By-laws of Allied to require that any vacancy on the Board of Directors of Allied be filled at a special meeting of directors called by the Secretary of Allied to be held within ten days following the event that created the vacancy.

     Under the Shareholders Agreement, during the period commencing on the date of the Shareholders Agreement (January 11, 1995) and ending on the day preceding the 2003 Annual Meeting, if a seat on the Board of Directors of Allied or on the Executive Committee of the Board of Directors held by any AFL Nominee or HMG Nominee becomes vacant during such director's term for any reason (including, without limitation, such director's death, resignation or removal), then (i) with respect to a vacant seat previously held by an AFL Nominee, the AFL Shareholders have the right to designate a nominee, who shall be reasonably acceptable to the HMG Shareholders, to fill such vacancy until the next annual meeting of shareholders of Allied at which such director's term would expire and the HMG Shareholders shall use their best efforts to cause the HMG Nominees on the Board of Directors of Allied, subject to such nominees' fiduciary duties, to vote in favor of the election and continuation in office of such nominee designated by the AFL Shareholders, and (ii) with respect to a vacant seat previously held by an HMG Nominee, the HMG Shareholders have the right to designate a nominee, who shall be reasonably acceptable to the AFL Shareholders, to fill such vacancy until the next annual meeting of shareholders of Allied at which such director's term would expire and the AFL Shareholders shall use their best efforts to cause the AFL Nominees on the Board of Directors of Allied, subject to such nominees' fiduciary duties, to vote in favor of the election and continuation in office of such nominee designated by the HMG Shareholders; provided, however, that the obligations set forth in clauses (i) and (ii) above will terminate with respect to (x) a Class III director at any time on or following the annual meeting of shareholders of Allied to be held in 2001, (y) a Class I director at any time on or following the annual meeting of shareholders of Allied to be held in 2002, or (z) a Class II director at any time on or following the 2003 Annual Meeting.

     The Shareholders Agreement also provides that until the day preceding the date of the 2003 Annual Meeting, none of the AFL Shareholders may transfer any of their shares of common stock among themselves, to family members, to trusts for the benefit of themselves or their families or to affiliates of any of the foregoing unless any such transferee becomes a party to the Shareholders Agreement and agrees in writing to be bound by the terms thereof. The Shareholders Agreement also provided that (i) except for transfers among themselves, to family members, to trusts for the benefit of themselves or their families or to affiliates, prior to July 11, 1997, none of the AFL Shareholders were permitted to transfer any of their shares of common stock, other than in compliance with the volume limitations contained in Rule 144 of the General Rules and Regulations under the Securities Act, and (ii) except for transfers among themselves, to family members, to trusts for the benefit of themselves or their families or to affiliates, prior to January 11, 1998, none of the AFL Shareholders was permitted to transfer any of their Class C Warrants.

     In addition, under the terms of the Shareholders Agreement, prior to January 11, 1998, and subject to certain limited exceptions relating to transfers among themselves, to family members, to trusts for the benefit of themselves or their families and to affiliates, none of the AFL Shareholders was permitted to transfer, in any single transaction or series of related transactions to a single transferee or to a 'group,' any shares of common stock then owned or thereafter acquired by them if such transfer would have caused the number of shares of common stock transferred by all of the AFL Shareholders, individually or in the aggregate, to such transferee or group to equal or exceed 30% of the common stock outstanding as of the date of the Shareholders Agreement unless, prior to any such transfer, the proposed transferee (whether an individual or a group) of such shares of common stock executed and delivered to Allied a written agreement to the effect that such proposed transferee would not, for a period of 18 months from the closing of such transfer, purchase or cause Allied, directly or indirectly, to purchase common stock at a price which is less than the highest price paid by the proposed transferee for such common stock from any AFL Shareholder, or for a different form of consideration.

     In the event Mr. Smith died or became incapacitated prior to January 11, 1998, each of the AFL Shareholders (a) would have been required during the period ending on such date to vote all shares of common stock beneficially owned as directed by Mr. Jean (currently a director of Allied) or his successor, and
(b) would have been prohibited during the period ending on January 11, 1998 from transferring any such shares of common stock in a block (or series of sales) of more than 500,000 shares to a single person or group other than (i) a transfer among themselves, to family members, to trusts for the benefit of themselves or their families or to affiliates, (ii) in connection with or to fund the payment of federal and state estate and inheritance taxes and administration and related expenses and otherwise for the orderly administration of the estate of Mr. Smith or any trust for his benefit and/or any member of his family, (iii) as any AFL Shareholder would have reasonably determined to be necessary and ample for the support, maintenance and education of the AFL Shareholders and family members, or (iv) with the consent of Mr. Fishman (currently Co-Chairman of the Board) or his successor. The Shareholders Agreement also prohibited the Shareholder Parties and Allied from engaging in a 'going private' transaction under Rule 13e-3 of the General Rules and Regulations under the Exchange Act prior to January 11, 1998 unless such transaction was approved by a majority of the votes cast by shareholders who are neither parties to the Shareholders Agreement nor affiliates or associates of such parties.

                             STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 of the General Rules and Regulations promulgated under the Exchange Act, stockholders may present proper proposals for inclusion in Allied's Proxy Statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to Allied in a timely manner. The 1999 annual meeting will be held only if the Merger is not consummated. In order to be included for the 1999 annual meeting, stockholder proposals must be received by Allied no later than November 28, 1998, and must otherwise have complied with all applicable legal requirements.

                      WHERE YOU CAN FIND MORE INFORMATION

     Allied files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other reports, statements or other information that Allied files at the SEC's public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Additionally, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such material may also be accessed through the SEC Internet web site at http://www.sec.gov. Allied Common Stock is listed on the AMEX. Such reports, proxy statements and other information of Allied may also be inspected at the offices of The American Stock Exchange, 86 Trinity Place, New York, New York 10006. Once the Merger is consummated, Allied will no longer be subject to the reporting requirements of the Exchange Act.

     A copy of Allied's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 and Allied's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998, accompany this Proxy Statement. These reports contain financial statements, prepared in conformity with generally accepted accounting principles, for the fiscal year ended July 31, 1997 and the fiscal quarter ended January 31, 1998, respectively, and certain other information and should be read in connection with this Proxy Statement.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Allied Special Meeting. Neither Allied nor AAC has authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.

     This Proxy Statement is dated                   , 1998. You should not
assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and schedule of Allied Digital Technologies Corp. and subsidiaries as of and for the years ended July 31, 1997 and 1996 have been audited by Grant Thornton LLP, independent certified public accountants ('Grant Thornton'), whose report appears elsewhere in this Proxy Statement.

     The consolidated financial statements and schedule of Allied Digital Technologies Corp. and subsidiaries as of and for the year ended July 31, 1995 have been audited by Arthur Andersen LLP, independent certified public accountants, whose report appears elsewhere in this Proxy Statement.

     Representatives of Grant Thornton will have an opportunity to make a statement at the Special Meeting and will be available at the Special Meeting to answer any appropriate questions asked by stockholders.

                                 OTHER MATTERS

     It is not intended that any business other than the proposals described above will be presented at the Special Meeting. With respect to any other matters or proposals that may properly come before the Special Meeting, however, it is the intention of the persons named as proxies in any proxy solicited hereunder to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors of
                                          Allied Digital Technologies Corp.

                                          _________/s/ GEORGE N. FISHMAN________
                                                     George N. Fishman
                                             Co-Chairman and Chief Executive
                                                         Officer

                                 OTHER MATTERS
           TABLE OF CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS OF
                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES

                                                                                                              PAGE
                                                                                                              ----

Report of Independent Certified Public Accountants.........................................................    F-2

Consolidated Balance Sheets--July 31, 1997 and 1996........................................................    F-4

Consolidated Statements of Earnings for the Years Ended July 31, 1997,
  1996 and 1995............................................................................................    F-5

Consolidated Statement of Stockholders' Equity for the Years Ended July 31, 1997,
  1996 and 1995............................................................................................    F-6

Consolidated Statements of Cash Flows for the Years Ended July 31, 1997, 1996 and 1995.....................    F-7

Notes to Consolidated Financial Statements--Years Ended July 31, 1997, 1996 and 1995.......................    F-8

Condensed Consolidated Balance Sheets--April 30, 1998 and 1997 (unaudited).................................   F-27

Condensed Consolidated Statements of Earnings--Nine Months Ended April 30, 1998
  and 1997 (unaudited).....................................................................................   F-28

Condensed Consolidated Statements of Cash Flows--Nine Months Ended April 30, 1998
  and 1997 (unaudited).....................................................................................   F-29

Notes to Condensed Consolidated Financial Statements--Nine Months Ended April 30, 1998
  and 1997 (unaudited).....................................................................................   F-30

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Allied Digital Technologies Corp.

     We have audited the accompanying consolidated balance sheets of Allied Digital Technologies Corp. and subsidiaries (the 'Company') as of July 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allied Digital Technologies Corp. and subsidiaries as of July 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

     We have also audited Schedule II of Allied Digital Technologies Corp. and subsidiaries as of and for the years ended July 31, 1997 and 1996. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

                                          GRANT THORNTON LLP


Melville, New York
October 24, 1997 (except for Note 14, as to which the date is May 12, 1998)

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

To Allied Digital Technologies Corp.

     We have audited the accompanying consolidated statements of earnings, stockholders' equity and cash flows of Allied Digital Technologies Corp. (a Delaware corporation) and subsidiaries for the year ended July 31, 1995. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Allied Digital Technologies Corp. and subsidiaries for the year ended July 31, 1995 in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule, as of and for the year ended July 31, 1995 has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                               ARTHUR ANDERSEN LLP

Detroit, Michigan
November 9, 1995

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                              JULY 31,
                                                                                    ----------------------------
                                                                                        1997            1996
                                                                                    ------------    ------------
                                     ASSETS
Current assets:
  Cash...........................................................................   $  1,192,827    $    830,723
  Accounts receivable, less allowance for doubtful accounts of $1,650,000 and
     $1,515,000 at July 31, 1997 and 1996, respectively..........................     25,516,385      23,906,859
  Inventories....................................................................      4,380,126       5,374,498
  Prepaid expenses...............................................................        785,737         756,009
  Deferred income taxes..........................................................      3,422,006       3,312,869
                                                                                    ------------    ------------
       Total current assets......................................................     35,297,081      34,180,958
Property and equipment, at cost
  Manufacturing equipment........................................................     63,182,825      62,266,718
  Leasehold improvements.........................................................     10,728,648      10,408,703
  Furniture and fixtures.........................................................      8,154,766       8,072,625
  Capitalized leased equipment...................................................      4,000,922       2,900,312
  Automobiles....................................................................        197,499         197,499
                                                                                    ------------    ------------
                                                                                      86,264,660      83,845,857
  Less accumulated depreciation and amortization.................................    (59,481,974)    (51,620,715)
                                                                                    ------------    ------------
                                                                                      26,782,686      32,225,142
Other assets:
  Excess of cost over fair value of net assets acquired, net of accumulated amortization of $7,203,805 and $4,620,134 at July 31, 1997 and 1996,
     respectively................................................................     43,064,233      45,537,736
  Deferred income taxes..........................................................                        708,173
  Deferred charges and other.....................................................      2,736,392       1,225,624
                                                                                    ------------    ------------
                                                                                      45,800,625      47,471,533
                                                                                    ------------    ------------
                                                                                    $107,880,392    $113,877,633
                                                                                    ------------    ------------
                                                                                    ------------    ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt and capitalized lease obligations.........   $  9,836,946    $  9,153,641
  Accounts payable...............................................................     14,780,703      16,805,887
  Accrued liabilities............................................................      6,735,393       8,712,456
                                                                                    ------------    ------------
       Total current liabilities.................................................     31,353,042      34,671,984
Long-term debt and capitalized lease obligations, less current portion above.....     26,711,260      30,232,409
Subordinated notes payable to stockholders.......................................     10,060,366      10,996,386
Deferred income taxes............................................................      1,111,946              --
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued and
     outstanding.................................................................             --              --
  Common stock, $0.01 par value, 25,000,000 shares authorized, 13,619,644 shares
     issued and outstanding......................................................        136,196         136,196
  Additional paid-in capital.....................................................     44,742,073      44,742,073
  Accumulated deficit............................................................     (6,234,491)     (6,901,415)
                                                                                    ------------    ------------
                                                                                      38,643,778      37,976,854
                                                                                    ------------    ------------
                                                                                    $107,880,392    $113,877,633
                                                                                    ------------    ------------
                                                                                    ------------    ------------

        The accompanying notes are an integral part of these statements.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                               YEAR ENDED JULY 31,
                                                                   --------------------------------------------
                                                                       1997            1996            1995
                                                                   ------------    ------------    ------------
Net sales.......................................................   $159,147,638    $160,941,632    $116,564,144
Cost of sales...................................................    127,034,302     132,261,644      89,442,592
Nonrecurring charge.............................................                      1,250,000
                                                                   ------------    ------------    ------------
       Gross profit.............................................     32,113,336      27,429,988      27,121,552
                                                                   ------------    ------------    ------------
Operating expenses
  Selling, general and administrative...........................     22,246,164      24,371,797      22,254,730
  Amortization of excess of cost over fair value
     of net assets acquired.....................................      2,583,671       2,580,314       1,559,878
  Restructuring charge..........................................                      3,077,295
                                                                   ------------    ------------    ------------
       Total operating expenses.................................     24,829,835      30,029,406      23,814,608
                                                                   ------------    ------------    ------------
       Income (loss) from operations............................      7,283,501      (2,599,418)      3,306,944
Other income (expense)
  Interest expense..............................................     (5,024,905)     (6,186,049)     (3,816,376)
  Other, net....................................................        168,328         665,160         762,331
                                                                   ------------    ------------    ------------
       Total other income (expense).............................     (4,856,577)     (5,520,889)     (3,054,045)
                                                                   ------------    ------------    ------------
       Income (loss) before income taxes........................      2,426,924      (8,120,307)        252,899
Provision (credit) for income taxes.............................      1,760,000      (2,534,847)     (2,575,618)
                                                                   ------------    ------------    ------------
       Net income (loss)........................................        666,924      (5,585,460)      2,828,517
Pro forma data (unaudited)
  AFL as a C Corporation subject to Federal income tax
    (Note 8)
  Adjustment to income tax credit...............................                                      2,529,990
                                                                   ------------    ------------    ------------
       Net income (loss)........................................   $    666,924    $ (5,585,460)   $    298,527
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------
Historical earnings (loss) per common share--basic and
  diluted.......................................................   $        .05    $       (.41)   $        .21
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------
Pro forma earnings per common share-basic and diluted...........                                   $        .02
                                                                                                   ------------
                                                                                                   ------------
Weighted average common shares outstanding
  Basic.........................................................     13,619,644      13,619,644      13,619,644
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------
  Diluted.......................................................     13,619,644      13,619,644      13,621,113
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------

        The accompanying notes are an integral part of these statements.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                              ALLIED DIGITAL TECHNOLOGIES CORP.
                                                                           ---------------------------------------
                                                                            COMMON       PAID-IN      (ACCUMULATED
                                                                            STOCK        CAPITAL        DEFICIT)
                                                                           --------    -----------    ------------
Balance as of August 1, 1994............................................   $      2    $     1,998
Net income (loss).......................................................                              $ (1,315,955)
Distributions to stockholders...........................................
ADT organization costs..................................................                  (500,000)
Recapitalization and pooling of AFL and ADT.............................     74,907      3,867,739
Stock issued to purchase HMG............................................     61,287     41,372,336
                                                                           --------    -----------    ------------
Balance as of July 31, 1995.............................................    136,196     44,742,073      (1,315,955)
Net loss................................................................                                (5,585,460)
                                                                           --------    -----------    ------------
Balance as of July 31, 1996.............................................    136,196     44,742,073      (6,901,415)
Net income..............................................................                                   666,924
                                                                           --------    -----------    ------------
Balance as of July 31, 1997.............................................   $136,196    $44,742,073    $ (6,234,491)
                                                                           --------    -----------    ------------
                                                                           --------    -----------    ------------


                                                                ALLIED FILM LABORATORY, INC.
                                                           ---------------------------------------
                                                                                        RETAINED
                                                                                        EARNINGS
                                                            COMMON       PAID-IN      (ACCUMULATED
                                                            STOCK        CAPITAL        DEFICIT)         TOTAL
                                                           --------    -----------    ------------    -----------
Balance as of August 1, 1994............................   $ 23,715    $ 1,893,591    $ (1,452,254)   $   467,052
Net income (loss).......................................                                 4,144,472      2,828,517
Distributions to stockholders...........................                                  (666,878)      (666,878)
ADT organization costs..................................                                                 (500,000)
Recapitalization and pooling of AFL and ADT.............    (23,715)    (1,893,591)     (2,025,340)
Stock issued to purchase HMG............................                                               41,433,623
                                                           --------    -----------    ------------    -----------
Balance as of July 31, 1995.............................                                               43,562,314
Net loss................................................                                               (5,585,460)
                                                           --------    -----------    ------------    -----------
Balance as of July 31, 1996.............................                                               37,976,854
Net income..............................................                                                  666,924
                                                           --------    -----------    ------------    -----------
Balance as of July 31, 1997.............................   $           $              $               $38,643,778
                                                           --------    -----------    ------------    -----------
                                                           --------    -----------    ------------    -----------

         The accompanying notes are an integral part of this statement.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   YEAR ENDED JULY 31,
                                                                        -----------------------------------------
                                                                           1997           1996           1995
                                                                        -----------    -----------    -----------
Cash flows from operating activities
  Net income (loss)..................................................   $   666,924    $(5,585,460)   $ 2,828,517
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
     Noncash accrued interest to stockholder.........................       600,000        579,726
     Write-off of capitalized software costs.........................                      837,935
     Depreciation and amortization of property and equipment.........     7,861,259      8,716,315      6,871,693
     Amortization of excess of cost over fair value of net assets
       acquired......................................................     2,583,671      2,580,314      1,559,878
     Deferred income taxes...........................................     1,710,982     (2,534,847)    (2,575,618)
     Gain on sale of property and equipment..........................                      (19,662)       (35,502)
     Provision for doubtful accounts.................................     1,242,860      1,297,294        937,504
     Changes in operating assets and liabilities, net of effect of acquisitions and mergers
       Accounts receivable...........................................    (2,852,386)     5,048,617     (4,177,330)
       Inventories...................................................       994,372      4,037,751      2,595,669
       Prepaid expenses..............................................       (29,728)        (1,437)        41,009
       Other assets..................................................      (317,183)     1,403,582     (1,474,849)
       Accounts payable and accrued liabilities......................    (4,002,247)    (2,042,770)     2,496,259
                                                                        -----------    -----------    -----------
     Net cash provided by operating activities.......................     8,458,524     14,317,358      9,067,230
                                                                        -----------    -----------    -----------
  Cash flows from investing activities
  Purchases of property and equipment................................    (1,312,361)    (9,304,407)    (7,887,612)
  Costs of HMG acquisition...........................................                                  (1,520,856)
  Proceeds from sale of property and equipment.......................                       42,443        150,792
  Proceeds from cash surrender value of life insurance...............                                     754,648
  Internally developed software......................................    (1,303,753)                     (643,723)
                                                                        -----------    -----------    -----------
     Net cash used in investing activities...........................    (2,616,114)    (9,261,964)    (9,146,751)
                                                                        -----------    -----------    -----------
Cash flows from financing activities
  Net borrowings (payments) under revolving loan.....................     3,922,348     (6,764,383)     6,023,372
  ADT organization costs.............................................                                    (500,000)
  Repayment of long-term debt and subordinated notes payable.........   (12,588,107)    (7,335,188)   (27,472,086)
  Borrowing of long-term debt and subordinated notes payable to
     stockholders....................................................     3,500,000      9,470,620     23,174,729
  Principal payments under capitalized lease obligations.............      (314,547)      (155,131)
  Payment of deferred financing fees.................................                                    (731,672)
  Distributions to stockholders......................................                                    (666,878)
                                                                        -----------    -----------    -----------
     Net cash used in financing activities...........................    (5,480,306)    (4,784,082)      (172,535)
                                                                        -----------    -----------    -----------
     Net increase (decrease) in cash.................................       362,104        271,312       (252,056)
Cash at beginning of year............................................       830,723        559,411        811,467
                                                                        -----------    -----------    -----------
Cash at end of year..................................................   $ 1,192,827    $   830,723    $   559,411
                                                                        -----------    -----------    -----------
                                                                        -----------    -----------    -----------
Supplemental disclosures of cash flow information:
  Cash paid during the period for Interest...........................   $ 4,421,026    $ 5,671,786    $ 4,459,248
                                                                        -----------    -----------    -----------
                                                                        -----------    -----------    -----------
     Income taxes....................................................   $   117,836    $     8,978    $ 1,144,500
                                                                        -----------    -----------    -----------
                                                                        -----------    -----------    -----------
Supplemental schedule of noncash financing and investing activities:
     Equipment under capitalized lease...............................   $ 1,106,442    $   105,784
                                                                        -----------    -----------
                                                                        -----------    -----------

        The accompanying notes are an integral part of these statements.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 1997 AND 1996

NOTE 1. BASIS OF PRESENTATION

     The consolidated financial statements have been prepared by Allied Digital Technologies Corp. ('Allied Digital'), including the accounts of its wholly-owned subsidiaries, HMG Digital Technologies Corp. ('HMG') and subsidiary, HRM Holdings Corp. ('Holdings') and its wholly-owned subsidiary, Allied Digital, Inc. (formerly known as Hauppauge Record Manufacturing, Ltd.) ('Allied'), and Allied Film Laboratories Inc. ('AFL'), hereinafter referred to collectively as the 'Company.' Allied Digital is a holding company; all assets, liabilities and operating activities are related to its wholly-owned subsidiaries. The consolidated statements of earnings include the operations of Allied Digital and AFL (entities under common control through January 12, 1995) for all periods presented. The results of operations of HMG, Holdings and Allied have been included in the consolidated results of operations since the date of merger (Note 2). In conjunction with the Company's restructuring plan (Note 10), AFL merged with and into Allied on November 1, 1996 as a condition to the Company's debt refinancings described in Note 4 below.

     The Company (i) provides video cassette duplication and fulfillment services in addition to processing and duplicating commercial film and offering post-production services, and (ii) replicates cassette tapes, VHS video tapes and compact discs under production contracts with companies primarily in the recorded music industry.

NOTE 2. MERGERS AND ACQUISITIONS

  HMG Merger

     Effective January 12, 1995, Allied Digital (a shell company formed for the sole purpose of acquiring AFL and HMG), acquired all of the outstanding common stock of AFL and HMG in exchange for approximately 55% and 45%, respectively, of the then outstanding common shares of Allied Digital representing approximately 7,490,700 and 6,127,000 shares, respectively. The value assigned to the shares issued in connection with the acquisition of HMG of approximately $6.76 per share was based on an independent valuation determination. In addition, AFL stockholders were issued Class C Warrants to purchase an additional 1,250,000 shares of Allied Common Stock (Note 7). Upon consummation of the merger, existing HMG warrants totalling 3,067,500 shares, were converted into Allied Digital warrants on similar terms. In addition, options to acquire up to 400,000 shares of common stock were issued in substitution for outstanding options of HMG. The acquisition of AFL stock was accounted for as a merger under the pooling of interests method of accounting as the companies were under common control. The merger of HMG was accounted for under the purchase method of accounting as a reverse acquisition of HMG by AFL for financial reporting purposes because, among other factors, the shareholders of AFL controlled Allied Digital. Accordingly, the assets acquired and liabilities assumed of HMG were recorded at their estimated fair values of approximately $88,666,000 and $45,776,000, respectively. The excess of fair value of HMG over the estimated fair value of the net assets acquired was approximately $45,611,000. This asset has been recorded as excess of cost over fair value of net assets acquired and is being amortized on a straight-line basis over 20 years.

     The unaudited consolidated results of operations on a pro forma basis for the year ended July 31, 1995 as though HMG had been acquired as of August 1, 1994 are presented below. The pro forma information does not purport to be indicative of what would have occurred had the acquisition been made as of that date or of results which may occur in the future.

                                                                                  YEAR ENDED
                                                                                 JULY 31, 1995
                                                                                 -------------
                                                                                  (UNAUDITED)
Net sales.....................................................................   $ 158,079,000
Loss before extraordinary item................................................        (220,000)
Net loss......................................................................        (220,000)
Loss per common share before extraordinary item...............................            (.02)
Net loss per common share--basic and diluted..................................            (.02)
Weighted average common shares--basic.........................................      13,619,644
Weighted average common shares--diluted.......................................      13,621,113

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 2. MERGERS AND ACQUISITIONS--(CONTINUED)
     In preparing the pro forma data, adjustments have been made for: (i) the amortization of the excess of cost over fair value of net assets acquired and stepped-up property and equipment; (ii) the interest expense related to the borrowings to finance the shareholder distributions of previously taxed income and the conversion of preferred stock into subordinated debt; (iii) the elimination of intercompany sales; and (iv) the related tax impacts including the revocation of the Subchapter S election. A component to this merger transaction included the conversion of preferred stock into subordinated debt. The acquisition transaction was structured to be a one-step transaction whereby the conversion of the preferred stock into debt was accomplished as part of the merger of HMG and AFL into the Company.

     The following is a reconciliation from reported net income for Allied Digital to pro forma consolidated operations of HMG and AFL:

                                                                                              YEAR ENDED
                                                                                             JULY 31, 1995
                                                                                             -------------
                                                                                              (UNAUDITED)
Net income as reported....................................................................    $ 2,829,000
HMG net earnings, pre-acquisition.........................................................        768,000
Amortization of cost in excess of fair value of net assets acquired.......................     (1,013,000)
Interest expense..........................................................................       (231,000)
Reversal of tax credit arising from revoking S election...................................     (1,625,000)
Pro forma tax provision...................................................................       (736,000)
Depreciation of excess of fair value over book for acquired assets........................       (212,000)
                                                                                             -------------
                                                                                              $  (220,000)
                                                                                             -------------
                                                                                             -------------
Pro forma loss per share reflecting consolidated operations of AFL and HMG--basic and
  diluted.................................................................................    ($      .02)

     AFL provided certain video replication services to HMG. For the period from August 1, 1994 through January 11, 1995, sales to HMG amounted to approximately $4,000,000.

  VCA Acquisition

     Effective January 12, 1993, the Company acquired certain assets and assumed certain liabilities of VCA/Teletronics, Inc. ('VCA') for cash of $1,000,000 and a long-term note payable of $1,570,315 (Note 4). Also, under the purchase agreement, the Company is contingently liable to VCA for certain royalty payments payable for each of the calendar years ending December 31, 1996 through and including December 31, 2000 in an amount based on the number of videotape duplication units sold during those years. As the amount of videotape duplication units to be sold during those open years is not reasonably estimable, a liability has not been reflected in the accompanying financial statements. The purchase agreement also contained a covenant not-to-compete for a period of three years.

     The Company accounted for the acquisition as a purchase. The initial excess of consideration paid over the estimated fair value of the net assets acquired in the amount of $4,546,842 has been recorded as excess of fair value over the cost of net assets acquired and is being amortized on a straight-line basis over 15 years. Contingent purchase price consideration paid during fiscal 1997 of approximately $119,000 pertaining to calendar year ended December 31, 1996 is being amortized on a straight-line basis over the remaining amortization period.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies applied in the preparation of the consolidated financial statements follows:

  Principles of Consolidation

     The consolidated financial statements include the accounts of Allied Digital and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

  Inventories

     Inventories utilized in the manufacturing and loading of videocassettes, audiocassettes and manufacturing of compact discs are valued at the lower of cost or market, using the first-in, first-out (FIFO) method. Elements included in the determination of cost include direct materials, direct labor and certain other manufacturing labor and overhead costs.

     Inventories consist of the following classifications:

                                                                             JULY 31,
                                                                     ------------------------
                                                                        1997          1996
                                                                     ----------    ----------
Raw materials.....................................................   $3,415,970    $3,882,455
Work-in-process...................................................      674,125       827,142
Finished goods....................................................      290,031       664,901
                                                                     ----------    ----------
                                                                     $4,380,126    $5,374,498
                                                                     ----------    ----------
                                                                     ----------    ----------

  Property and Equipment

     Property and equipment are stated at historical cost. Depreciation and amortization are provided for over the estimated service lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Straight-line and accelerated methods are used for reporting purposes. Accelerated methods are used for income tax purposes. Accumulated amortization on capitalized leased equipment amounted to $3,006,637 and $2,685,744 as of July 31, 1997 and 1996, respectively.

  Long-Lived Assets

     Management reviews and evaluates its long-lived assets (including the excess of cost over fair value of net assets acquired and property and equipment) for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As part of this review and evaluation, the Company considers the value of anticipated undiscounted cash flow attributable to such long-lived assets in assessing potential impairment.

  Deferred Charges and Other

     Deferred charges and other consist principally of customer allowances under long-term contracts, internally developed software costs, and loan origination fees associated with the Company's financing transactions. Customer allowances are amortized over the term of the contract provided recoverability is assured (Note 9). Internally developed software is being amortized on a straight-line basis over a five-year expected useful life; however, internally developed software costs incurred prior to fiscal 1997 were written off in fiscal 1996 as an abandoned asset in connection with the Company's restructuring plan (Note
10). Loan origination fees are being amortized over the term of the underlying credit agreement.

  Revenue Recognition

     Revenue from substantially all production contracts is generally recognized upon shipment of the finished goods. In addition, for certain contracts, where risk and rewards of ownership have passed to the customer, the Company recognizes revenue when production is complete. Under the terms of these contracts, the customer

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) requests the Company to bill and hold completed finished goods until it is convenient for the customer to take physical possession. Further, title to such finished goods transfers to the customer upon completion of manufacturing, the customer's goods are segregated in a separate section of the Company's warehouse and the payment terms are comparable to customers that take delivery.

  Significant Customers

     During the year ended July 31, 1997, sales to two customers accounted for 17% and 14% of net sales with corresponding accounts receivable from these customers totaling 11% and 9% of accounts receivable as of July 31, 1997, respectively. During the year ended July 31, 1996, sales to two customers accounted for 16% and 13% of net sales with corresponding accounts receivable from these customers totaling 13% and 8% of accounts receivable as of July 31, 1996, respectively. During the year ended July 31, 1995, sales to one customer accounted for 15% of net sales with corresponding accounts receivable from this customer totaling 12% of accounts receivable as of July 31, 1995.

  Other Income

     Other income, net includes interest income, recovery of accounts receivable previously written off as uncollectible and scrap material sales.

  Stock-Based Compensation

     The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock-based compensation awards. Accordingly, no compensation cost has been recognized for the awards granted under the Plan.

  Income Taxes

     The Company follows the asset and liability method of accounting for income taxes by applying statutory tax rates in effect at the balance sheet date to differences among the book and tax bases of assets and liabilities. The resulting deferred tax liabilities or assets are adjusted to reflect changes in tax laws or rates by means of charges or credits to income tax expense. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.

  Earnings (Loss) Per Share

     The Company adopted Statement of Financial Accounting Standards No. 128 ('SFAS No. 128'), 'Earnings Per Share,' which supersedes Accounting Principles Board Opinion No. 15. Under SFAS No. 128, earnings (loss) per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings
(loss) per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock. Prior period amounts have been restated, where appropriate, to conform to the requirements of SFAS No. 128.

  Financial Instruments

     The Company's principal financial instruments consist of accounts receivable, accounts payable and debt. Because of their short maturity, the carrying value of accounts receivable, accounts payable and short-term debt approximates fair value. The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

  Use of Estimates in the Preparation of Financial Statements

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain reclassifications have been made to the prior years' amounts to conform with the current year's presentation.

NOTE 4. LONG-TERM DEBT, SUBORDINATED NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS

     Long-term debt, subordinated notes payable and capitalized lease obligations consist of the following:

                                                                                     JULY 31,
                                                                            --------------------------
                                                                               1997           1996
                                                                            -----------    -----------
Loan and Security Agreement
  Term loan..............................................................   $18,782,232    $27,112,055
  Revolving loan.........................................................    14,480,840     10,558,492
  Additional loan........................................................     1,020,000
Subordinated 10% Notes Payable to Stockholders...........................     7,179,726      6,579,726
Additional Subordinated 10% Notes Payable to Stockholders................     2,000,000
Subordinated 12% Series A Note Payable to Stockholder....................                    3,500,000
Subordinated 11% Series B Notes Payable to Stockholders..................       880,640        916,660
Note Payable to VCA......................................................     1,170,514      1,389,186
Capitalized lease obligations............................................       995,137        203,252
Other....................................................................        99,483        123,065
                                                                            -----------    -----------
                                                                             46,608,572     50,382,436
Less current portion.....................................................    (9,836,946)    (9,153,641)
                                                                            -----------    -----------
                                                                            $36,771,626    $41,228,795
                                                                            -----------    -----------
                                                                            -----------    -----------

  Debt Refinancings

     In conjunction with the Company's restructuring plan and merger of AFL into Allied referred to in Note 1 above, (i) the separate senior loan credit facilities previously maintained by AFL and Allied with a bank were combined under an amended and restated loan and security agreement between Allied and such bank dated as of October 30, 1996 and effectuated as of November 1, 1996,
(ii) the Subordinated 12% Series A Note Payable to Stockholder was repaid in full on November 8, 1996 with funds of (a) $1.5 million available as an additional loan under the October 30, 1996 amended and restated loan and security agreement and (b) $2 million advanced by certain other stockholders in the form of additional subordinated notes dated October 30, 1996 and (iii) the payment terms of the Subordinated 10% Notes Payable to Stockholders having an original principal sum of $6,000,000, plus unpaid interest thereon of $1,179,726 through July 31, 1997 ($579,726 as of July 31, 1996) were extended.

  Loan and Security Agreement

     The October 30, 1996 loan and security agreement provided the Company with borrowings of up to $48,910,169 under credit facilities consisting of a (i) $25,410,169 term loan, (ii) $22,000,000 revolving loan facility (combined with a $1,500,000 letter of credit facility) and (iii) $1,500,000 additional loan. As of August 19, 1997, Allied entered into an amendment to the October 30, 1996 loan and security agreement with the bank which provides the Company with a $3,450,000 capital expenditure credit facility.

     The loan and security agreement (as amended) is collateralized by substantially all of the assets of the Company. The agreement contains covenants which, among other matters, (1) require the Company to

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 4. LONG-TERM DEBT, SUBORDINATED NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS--(CONTINUED)
(i) maintain increasing levels of net worth, (ii) maintain a minimum debt service ratio and (iii) limit its annual capital expenditures, and (2) place limitations on (i) additional indebtedness, encumbrances and guarantees, (ii) consolidations, mergers or acquisitions, (iii) investments or loans, (iv) disposal of property, (v) compensation to officers and others, (vi) dividends and stock redemptions, (vii) issuance of stock, and (viii) transactions with affiliates, all as defined in the agreement. As of July 31, 1997, there is no equity available for the payment of dividends to stockholders. The agreement also contains provisions for fees payable to the bank upon prepayment and an increased rate of interest during periods of default. The term of Note 5--Employee Benefit Plans this agreement extends to November 30, 2000.

  a. Term Loan

     The $25,410,169 term loan dated October 30, 1996 ($27,112,055 at July 31,
1996) is payable in an initial scheduled installment aggregating $1,695,462 on October 31, 1996 (of which $1,179,000 was paid on November 8, 1996), 30 consecutive monthly installments of $548,054 thereafter through April 30, 1999 and a final installment on May 30, 1999 of $273,098, together with additional prepayments of principal of $2,000,000 on October 31, 1997 and $5,000,000 on October 31, 1998. No prepayment fees result from these scheduled prepayments. In addition, interest is payable monthly at 1.5% over the bank's base rate (10% at July 31, 1997). In the event the loan and security agreement has not been terminated prior to October 31, 1997, a $125,000 fee due on such date to the bank will not be required to be paid by the Company if on and as of such date no default or event of default has occurred and is continuing and the Company has made all principal and interest payments required to be paid on the term loan when due.

  b. Revolving Loan

     Under the revolving loan facility combined with a $1,500,000 letter of credit facility, the Company may borrow up to a maximum of $22,000,000 based upon a percentage of accounts receivable and inventory, as defined, less the sum of the undrawn face amount of any letters of credit outstanding. Interest is payable monthly at 1.25% over the bank's base rate. In addition, the Company is required to pay, on a monthly basis, an unused facility fee of .5% per annum. At July 31, 1997, the Company had approximately $7,270,000 unused and available under the revolving loan facility.

  c. Additional Term Loan

     The $1,500,000 additional loan dated October 30, 1996 is payable in 25 consecutive monthly installments which commenced December 31, 1996 of $60,000 each plus interest at 1.5% over the bank's base rate (10% at July 31, 1997). In the event the additional loan is paid in full on or before December 31, 1997 and the loan and security agreement has not been terminated on or before such date, the Company will not be required to pay a $100,000 fee to the bank on December 31, 1998.

  d. Capital Expenditure Credit Facility

     The $3,450,000 capital expenditure credit facility provides the Company with a credit line through July 31, 1998 to finance up to 80% of the value of capital equipment purchases (as defined). Such loans under the facility are payable based on a 36-month amortization schedule with a final payment of the entire unpaid principal balance on July 31, 2000. These loans bear interest at 1.5% over the bank's base rate. In addition, the Company is required to pay a $103,500 fee to the bank, payable at a rate of 3% of each advance with a final payment for any unpaid amount of the fee payable on July 31, 1998. As of October 24, 1997, no amounts were outstanding under this capital expenditure credit facility.

  Subordinated 10% Notes Payable to Stockholders

     The subordinated 10% notes payable to stockholders are uncollateralized and payable in full on January 1, 2001. Interest accrues only on the original principal sum of $6,000,000 and is payable quarterly at 10% per

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 4. LONG-TERM DEBT, SUBORDINATED NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS--(CONTINUED) annum (12% upon default); however, to date, interest is not permitted to be paid pursuant to the terms of the amended and restated loan and security agreement with the bank, and, accordingly, such accrued and unpaid interest becomes payable on January 1, 2001.

  Additional 10% Subordinated Notes Payable to Stockholders

     The additional 10% subordinated notes payable to stockholders are uncollateralized and payable in full on December 31, 1998 with interest payable quarterly; however, payment of principal and interest may be extended in full or in part to January 1, 2001 to the extent not permitted to be paid pursuant to the terms of the amended and restated loan and security agreement with the bank.

  Subordinated 11% Series B Notes Payable to Stockholders

     These uncollateralized notes mature on January 1, 1999 with interest payable quarterly.

  Note Payable to VCA

     This uncollateralized note is payable in annual installments of $385,374 beginning January 1995 through January 2001, including interest at 12%.

  Capitalized Lease Obligations

     The Company leases certain equipment under agreements accounted for as capital leases. During fiscal 1997, the Company leased approximately $1,100,000 of equipment which were accounted for as capital leases. The obligations for the equipment require the Company to make monthly payments through December 2002, with implicit interest rates from 5.27% to 19.48%.

  Interest Expense on Related Party Debt

     Amounts charged to interest expense on all of the subordinated notes payable to stockholders amounted to approximately $989,000, $1,101,000 and $1,182,000 for the years ended July 31, 1997, 1996 and 1995, respectively.

     The following is a summary of the aggregate annual maturities of long-term debt, subordinated notes payable and capitalized lease obligations as of July 31, 1997:

YEAR ENDING JULY 31,
---------------------------------------------------------------
1998...........................................................       $  9,836,946
1999...........................................................         13,955,946
2000...........................................................            579,547
2001...........................................................         22,231,494
2002...........................................................              4,639
                                                                  --------------------
                                                                      $ 46,608,572
                                                                  --------------------
                                                                  --------------------

NOTE 5. EMPLOYEE BENEFIT PLANS

  401(k)/Profit-sharing Plan

     The Company has a 401(k)/profit-sharing plan. Contributions to the plan are discretionary and are determined annually by the Board of Directors. No contributions were made for the years ended July 31, 1997, 1996 and 1995.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 5. EMPLOYEE BENEFIT PLANS--(CONTINUED)
  Retirement Plan

     Allied participates in a defined benefit multi-employer pension plan covering union employees. Contributions for the years ended July 31, 1997 and 1996, and for the period from January 12, 1995 to July 31, 1995 totaled $306,000, $308,000 and $153,000, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

  Related Party and Other Leases

     The Company leases certain of its processing and administrative facilities from affiliated companies under noncancellable operating leases which expire at various dates between 1997 and 2015. Rent expense under these leases amounted to approximately $2,594,000, $2,369,000 and $1,706,000 for the years ended July 31, 1997, 1996 and 1995, respectively. The Company has guaranteed certain mortgage debt on these facilities totalling approximately $527,000 and $1,514,000 for the years ended July 31, 1997 and 1996, respectively.

     The Company also leases other processing facilities from various nonrelated parties under noncancellable operating leases which expire at various dates between 1997 and 2008 and provide for renewals at various rates and terms. Amounts charged to operations for these facilities amounted to approximately $2,448,000, $2,237,000 and $2,547,000 for the years ended July 31, 1997, 1996 and 1995, respectively.

     The minimum annual rental commitments required under all facility leases are as follows:

                                                                RELATED      NONRELATED
YEAR ENDING JULY 31,                                            PARTIES       PARTIES         TOTAL
-----------------------------------------------------------   -----------    ----------    -----------
1998.......................................................   $ 2,522,000    $1,993,000    $ 4,515,000
1999.......................................................     2,422,000     2,007,000      4,429,000
2000.......................................................     2,022,000     1,172,000      3,194,000
2001.......................................................     2,022,000       800,000      2,822,000
2002.......................................................     2,022,000       609,000      2,631,000
Thereafter.................................................    20,079,000     3,417,000     23,496,000
                                                              -----------    ----------    -----------
                                                              $31,089,000    $9,998,000    $41,087,000
                                                              -----------    ----------    -----------
                                                              -----------    ----------    -----------

  Other Leases

     The Company also leases various office equipment and automobiles under noncancellable operating leases expiring through fiscal 2001. The minimum rent commitments required under these leases are as follows:

YEAR ENDING JULY 31,
------------------------------------------------------------
1998........................................................   $  395,000
1999........................................................      356,000
2000........................................................      261,000
2001........................................................      164,000
                                                               ----------
                                                               $1,176,000
                                                               ----------
                                                               ----------

  Employment Agreements

     The Company maintains employment agreements with certain executive officers. Salary continuation is provided for any executive who is terminated without cause, as defined. Effective August 1, 1997, the Company entered into an employment agreement with an executive officer expiring July 31, 2000.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 6. COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     As of July 31, 1997, the aggregate minimum compensation obligation under active employment agreements is as follows (taking into effect the August 1, 1997 agreement described above):

YEAR ENDING JULY 31,
------------------------------------------------------------
1998........................................................   $  614,000
1999........................................................      275,000
2000........................................................      275,000
                                                               ----------
                                                               $1,164,000
                                                               ----------
                                                               ----------

  Global Indemnification Agreement

     On June 17, 1994, the Company entered into a Global Indemnification Agreement with affiliates from whom it rents property. The Agreement indemnifies the affiliates and holds them harmless for liabilities, if any, related to environmental law and hazardous substance utilization on the leased properties. This indemnification excludes any hazardous substance that may be placed on the leased properties by someone other than the Company, after the Company ceases to occupy the applicable property. In exchange for indemnifying the affiliates, the Company received $25,000 from the affiliates.

  Consulting Agreement

     A director of the Company provides strategic advisory services to the Company pursuant to a five-year consulting agreement expiring in January 2000. The director received a fee of $96,000 payable in twenty-four monthly installments which ended in December 1996.

  Litigation Matters

     The Company is involved in various routine litigation which arise through the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the consolidated financial position or results of operations.

NOTE 7. STOCKHOLDERS' EQUITY

     The Company's issued and outstanding common stock warrants and options are as follows:

  Common Stock Warrants

     The Company has 1,353,750 Class A Warrants and 1,353,750 Class B Warrants outstanding as of July 31, 1997. Each Class A Warrant and Class B Warrant entitles the registered holder thereof to purchase one share of common stock at a price of $6.75 and $7.50 per share, respectively, subject to certain adjustment, until July 28, 1998 (originally July 28, 1997). The Company, at its own option, may redeem the Class A Warrants and the Class B Warrant, in each case as a class and not in part, at a price of $.05 per warrant provided the reported closing bid price of the common stock equals or exceeds $8.50 per share for a length of time as specified in the agreements. The warrant holders have exercise rights until the close of business on the date fixed for redemption.

     The Company had 120,000 units exercisable through July 28, 1997 at an exercise price of $9.90 per unit. Each unit consisted of one share of common stock, one Class A redeemable warrant and one Class B redeemable warrant. The exercise price of the Class A Warrant and the Class B Warrant, in accordance with these units, was $9.79 and $10.88, respectively. All of these units expired on July 28, 1997.

     The Company also has 1,250,000 Class C Warrants outstanding as of July 31, 1997. Each Class C Warrant entitles the registered holder thereof to purchase one share of common stock at a price of $9.00 per share, beginning two years after the date of the HMG merger (January 12, 1997) and expiring three years after becoming exercisable.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 7. STOCKHOLDERS' EQUITY--(CONTINUED)
  Stock Options

     The Company established an Amended and Restated 1994 Long-Term Incentive Plan (the 'Plan') under which options to purchase shares of the Company's common stock and other stock incentives may be granted to eligible participants. The maximum number of shares available for awards under the Plan is 2,400,000 shares, of which no more than half may be newly-issued shares. Shares issued to holders of HMG common stock or AFL common stock in the merger and subsequently reacquired by Allied Digital, as well as any other shares acquired by Allied Digital after the merger, in the public market or otherwise, would not be considered newly-issued shares for this purpose. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options may be granted only to employees of the Company. An incentive stock option must expire within ten years from the date it is granted (five years in the case of such options granted to a holder of more than 10% of the outstanding common stock). Incentive stock options are first exercisable not earlier than one year from the date of grant. The exercise price of an incentive stock option must be at least equal to the fair market value of the common stock on the date such incentive stock option is granted (or 110% of the fair market value of the common stock in the case of such options granted to a holder of more than 10% of the outstanding common stock). To the extent that the aggregate fair market value of the common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options will be treated as nonqualified stock options.

     At July 31, 1997, the Company has 522,500 options outstanding (of which 423,750 are exercisable) at prices ranging from $2.875 to $8.63, vesting at various dates through July 1999 and expiring at various dates between November 1998 and September 2003.

                                                                                                               WEIGHTED-
                                                   INCENTIVE STOCK OPTIONS      NONQUALIFIED STOCK OPTIONS      AVERAGE
                                                 ---------------------------    ---------------------------    EXERCISE
                                                 EXERCISE PRICE     QUANTITY    EXERCISE PRICE     QUANTITY      PRICE
                                                 ---------------    --------    ---------------    --------    ---------
Outstanding as of
  August 1, 1995..............................   $5.5625 - $6.94    349,500      $6.66 - $8.63     275,000      $6.6185
Forfeited.....................................       5.5625         (77,000 )         --                --       5.5625
                                                                    --------                       --------
Outstanding as of
  July 31, 1996...............................    5.5625 -  6.94    272,500       6.66 -  8.63     275,000       6.7670
Granted.......................................        2.875          25,000           --                --        2.875
Expired.......................................       5.5625         (12,500 )         --                --       5.5625
Forfeited.....................................       5.5625         (37,500 )         --                --       5.5625
                                                                    --------                       --------
Outstanding as of
  July 31, 1997...............................   $2.875 -  $6.94    247,500      $6.66 - $8.63     275,000      $6.6140
                                                 ---------------    --------    ---------------    --------    ---------
                                                 ---------------    --------    ---------------    --------    ---------
Amounts exercisable as of
  July 31, 1997...............................   $5.5625 - $6.94    148,750      $6.66 - $8.63     275,000      $7.5541
                                                 ---------------    --------    ---------------    --------    ---------
                                                 ---------------    --------    ---------------    --------    ---------

     The following table summarizes information regarding stock options at July 31, 1997:

                                                  OPTIONS EXERCISABLE                        OPTIONS OUTSTANDING
                                        ---------------------------------------    ---------------------------------------
                                                        WEIGHTED                                   WEIGHTED
                                                         AVERAGE                                    AVERAGE
                                                        REMAINING     WEIGHTED-                    REMAINING     WEIGHTED-
                                                       CONTRACTUAL     AVERAGE                    CONTRACTUAL     AVERAGE
                                          NUMBER          LIFE        EXERCISE       NUMBER          LIFE        EXERCISE
RANGE OF EXERCISE PRICE                 EXERCISABLE     (MONTHS)        PRICE      OUTSTANDING     (MONTHS)        PRICE
-------------------------------------   -----------    -----------    ---------    -----------    -----------    ---------
$5.5625 - $6.94......................     298,750        37 months      $6.34        397,500        37 months      $6.15
$8.63................................     125,000        74 months      $8.63        125,000        74 months      $8.63

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 7. STOCKHOLDERS' EQUITY--(CONTINUED)
     The weighted-average option fair value on the grant date was $1.38 for options issued during the year ended July 31, 1997.

     The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123'); it applies APB Opinion No. 25, 'Accounting for Stock Issued to Employees,' and related interpretations in accounting for the Plan and does not recognize compensation expense for such Plan. If the Company had elected to recognize compensation expense based upon the fair value at the grant dates for awards under these plans consistent with the methodology prescribed by SFAS No. 123, the Company's reported net income and earnings per share would be reduced to the pro forma amount indicated below for the year ended July 31, 1997:

Net income
  As reported.................................................   $666,924
  Pro forma...................................................    658,299
Earnings per common share -- basic and diluted
  As reported.................................................        .05
  Pro forma...................................................        .05

     These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before fiscal 1996. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal year ended July 31, 1997: expected volatility of 45%; risk-free interest rate of 6.32% and expected term of 5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the use of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     In connection with a June 1995 sales contract (Note 9), the Company granted to a customer 250,000 options to acquire shares of Allied Common Stock at an exercise price of $5.5625, equivalent to the quoted market price on such date. In consideration for modifying certain provisions of the June 1995 sales contract in September 1997, the Company repriced these options to an exercise price of $3.00 per share (equivalent to the quoted market price on such date) for which the Company expects to recognize a noncash pretax charge to earnings of approximately $150,000 (representing the difference between the fair values of the modified and original options utilizing the Black-Scholes option valuation model). These options expire in June 2000.

     The following information summarizes the Company's stock options and warrants at July 31, 1997:

                                                                                                         RANGE OF
DESCRIPTION                                                 AUTHORIZED     ISSUED      EXERCISABLE    EXERCISE PRICE
---------------------------------------------------------   ----------    ---------    -----------    ---------------
Class A warrants.........................................    1,353,750    1,353,750      1,353,750              $6.75
Class B warrants.........................................    1,353,750    1,353,750      1,353,750               7.50
Class C warrants.........................................    1,250,000    1,250,000      1,250,000               9.00
Incentive stock options/nonqualified stock options.......    2,400,000      522,500        423,750       2.875 - 9.00
Options--other...........................................      250,000      250,000        250,000              5.562
                                                            ----------    ---------    -----------    ---------------
Balance as of July 31, 1997..............................    6,607,500    4,730,000      4,631,250     $2.875 - $9.00
                                                            ----------    ---------    -----------    ---------------
                                                            ----------    ---------    -----------    ---------------

     In connection with the August 1, 1997 employment agreement described in
Note 6, the Company granted incentive stock options to an executive officer to acquire 200,000 shares of common stock with an exercise price

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 7. STOCKHOLDERS' EQUITY--(CONTINUED) of $2.00 representing the quoted market price on such date. These options become exercisable over a four-year period commencing August 1, 2001 at a rate of 25% each year with possible acceleration based upon the market performance of the Company's common stock.

     On October 21, 1997, the Company: (i) repriced all outstanding incentive stock options to an exercise price of $2.4375, representing the quoted market price on such date and (ii) granted 27,500 incentive stock options to employees which become exercisable equally over five years with an exercise price of $2.4375.

NOTE 8. INCOME TAXES

     Prior to January 12, 1995, the stockholders of AFL had elected, under the provisions of Subchapter S of the Internal Revenue Code, to have the income and related tax benefits of AFL included in the taxable income of the individual stockholders. As a result, no provision for Federal income taxes has been included in the historical statements of earnings prior to January 12, 1995.

     On January 12, 1995, AFL became disqualified, under the provisions of Subchapter S of the Internal Revenue Code, to have the income of the Company included in the taxable income of the individual stockholders. In connection with this disqualification, the Company established net deferred tax assets of approximately $1,625,000. The effect of establishing the deferred tax assets was included in income for the year ended July 31, 1995. Subsequent to January 12, 1995, the Company has provided Federal income taxes in the statements of earnings based on the effective tax rate. The unaudited pro forma adjustment to income tax provision and net income have been presented in the consolidated statement of earnings for the year ended July 31, 1995 as if the Subchapter S election had been terminated prior to August 1, 1994.

     The provision (credit) for income taxes is as follows:

                                                                         YEAR ENDED JULY 31,
                                                               ----------------------------------------
                                                                  1997          1996           1995
                                                               ----------    -----------    -----------
Federal
  Current...................................................   $   40,000    $        --    $        --
  Deferred..................................................    1,578,500     (1,758,663)    (1,556,409)
                                                               ----------    -----------    -----------
                                                                1,618,500     (1,758,663)    (1,556,409)
                                                               ----------    -----------    -----------

State
  Current...................................................       10,000
  Deferred..................................................      131,500       (776,184)    (1,019,209)
                                                               ----------    -----------    -----------
                                                                  141,500       (776,184)    (1,019,209)
                                                               ----------    -----------    -----------
                                                               $1,760,000    $(2,534,847)   $(2,575,618)
                                                               ----------    -----------    -----------
                                                               ----------    -----------    -----------

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 8. INCOME TAXES--(CONTINUED)
     Deferred income tax assets (liabilities) resulting from differences between accounting for financial statement purposes and tax purposes are as follows:

                                                                                       JULY 31,
                                                                               ------------------------
                                                                                  1997          1996
                                                                               ----------    ----------
Restructuring costs.........................................................   $  501,000    $1,115,000
Nonrecurring charge.........................................................      293,000       391,000
Accounts receivable.........................................................      637,000       585,000
Inventory...................................................................      121,000       144,000
Accrued salaries............................................................      304,000       378,000
Net operating loss carryover................................................    2,500,000     2,365,000
State investment tax credits................................................    1,572,000     1,239,000
                                                                               ----------    ----------
                                                                                5,928,000     6,217,000
                                                                               ----------    ----------
Property and equipment......................................................   (2,747,000)   (1,332,000)
Other accrued expenses......................................................       19,000      (133,000)
                                                                               ----------    ----------
                                                                               (2,728,000)   (1,465,000)
                                                                               ----------    ----------
Valuation allowance.........................................................     (890,000)     (732,000)
                                                                               ----------    ----------
Net deferred tax asset......................................................   $2,310,000    $4,020,000
                                                                               ----------    ----------
                                                                               ----------    ----------

     The deferred tax valuation allowance at July 31, 1997 and 1996 is attributable to the Company's ability to utilize investment tax credit carryovers prior to expiration. Changes in the deferred tax asset valuation are based on projections of future taxable income.

     The Company's effective income tax rate was 72.5% in 1997, 31.2% in 1996 and (1,018)% in 1995. The components of the reconciliation of the Company's effective tax provision (credit) to the tax provision (credit) pursuant to the U.S. statutory rate of 34% are as follows:

                                                                                   YEAR ENDED JULY 31,
                                                                         ----------------------------------------
                                                                            1997          1996           1995
                                                                         ----------    -----------    -----------
Federal tax provision (credit) computed at statutory rate.............   $  825,154    $(2,760,904)   $    85,986
S Corporation earnings................................................                                   (880,464)
Amortization of costs in excess of net assets acquired................      637,989        625,949        427,582
Nondeductible entertainment expenses..................................       45,468         47,775         32,884
State tax expense (benefit) net of Federal tax........................      425,738       (341,448)      (202,370)
Recognition of investment tax credit..................................     (332,349)      (319,219)      (414,401)
Increase in valuation allowance.......................................      158,000        213,000             --
Reinstatement of deferred taxes.......................................           --             --     (1,624,835)
                                                                         ----------    -----------    -----------
Actual tax provision (credit).........................................   $1,760,000    $(2,534,847)   $(2,575,618)
                                                                         ----------    -----------    -----------
                                                                         ----------    -----------    -----------

     HMG is in the process of undergoing an IRS tax examination. In connection with this examination, management does not anticipate any material adverse effect on the Company's consolidated financial position and results of operations upon its ultimate resolution.

     The Company has an NOL carryforward as of July 31, 1997 for Federal purposes of approximately $6,585,000 which expires during the fiscal years ending 2010 through 2012.

     The Company uses the flow-through method of accounting for investment tax credits. The Company has state investment tax credit carryforwards at July 31, 1997 approximating $2,035,000 which expire between fiscal 2003 and 2007.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 9. NONRECURRING CHARGE

     In June 1995, the Company, in connection with consummating a five-year production and fulfillment sales contract, agreed to, among other things, a customer signing allowance in the amount of $1,250,000 to be amortized over the term of the contract. Based on the fiscal 1996 financial results relating thereto and an assessment made in the fiscal 1996 fourth quarter of anticipated future results of performing thereunder, the Company determined that the unamortized balance of the deferred charge was not recoverable and, accordingly, charged to operations the remaining unamortized balance.

NOTE 10. RESTRUCTURING CHARGE

     As a result of certain organizational changes which occurred during mid-fiscal 1996, management of the Company developed in April 1996 the framework of a restructuring plan. In June 1996, the Company adopted the plan to streamline and reduce resources utilized in the business which resulted in recording a restructuring charge of approximately $3.1 million in the fourth quarter of fiscal 1996. The restructuring charge comprised of work force related expenses of $1,126,385, idle plant lease costs of $863,000, abandoned asset write-off of $837,935 and other related costs of $250,000.

     The plan encompassed: (i) the merger and integration of the Company's two operating subsidiaries, (ii) the closure of the Company's Detroit manufacturing facility and (iii) the consolidation of the Company's corporate and administrative offices from Detroit to New York.

     The work force related expenses resulted in the termination of 25 corporate, administrative and operational employees receiving severance; all of which were notified of termination in fiscal 1996 with final payments made in fiscal 1997 with the exception of one former employee receiving scheduled payments through December 1998.

     The idle plant lease costs associated with the Detroit facility under a noncancellable lease term expiring in 2010 is an estimate of the cost for a two-year period such facility is expected to remain idle before the Company is able to sublease the facility.


     The merger and integration of the Company's two operating subsidiaries encompassed the consolidation of their separate information systems and credit facilities. In this regard, the Company decided to convert AFL's information systems which resulted in the abandoned asset write-off representing the remaining balance of the internally developed software costs which had been capitalized. Depreciation expense recognized in fiscal 1996 and fiscal 1995 in connection with these capitalized software costs aggregated approximately $242,000 and $364,000, respectively. All other assets and related production were or will be relocated to other facilities.


     In addition, the Company's bank had to consent to amend the separate credit facilities into one credit facility which was essential to the execution of the Company's restructuring plan to allow the merger of AFL into HMG and the commingling of assets. The bank charged restructuring fees representing the 'other related costs' with scheduled payments thereof throughout fiscal 1998.

     The status of the components of the restructuring charge is as follows:

                                                                  BALANCE AT                   BALANCE AT
                                                                   JULY 31,     FISCAL 1997     JULY 31,
                                                                     1996        ACTIVITY         1997
                                                                  ----------    -----------    ----------
Work force related expenses....................................   $1,126,000    $(1,022,000)    $ 104,000
Idle plant lease costs.........................................      863,000       (452,500)      410,500
Other related costs............................................      250,000        (62,500)      187,500
                                                                  ----------    -----------    ----------
                                                                  $2,239,000    $(1,537,000)    $ 702,000
                                                                  ----------    -----------    ----------
                                                                  ----------    -----------    ----------

     During fiscal 1997, the Company made payments for work force related expenses, idle plant lease costs and other related costs of approximately $1,022,000, $108,500 and $62,500, respectively. Idle plant costs were reduced in fiscal 1997 by $344,000 to reflect a change in estimate of the costs of closing the plant as it became apparent that the Company's exposure to the original 24 month idle plant period would be mitigated due to

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 10. RESTRUCTURING CHARGE--(CONTINUED) changes in the conditions in the Detroit real estate market. On a quarterly basis, the Company reviewed and reassessed the accrual made in connection with idle plant lease costs in relation to real estate broker activity and made changes to the accrual reflecting periodic improvements that were occurring in the downtown Detroit real estate market. During the course of fiscal 1997, particularly in the latter part of the year, it became apparent that the Company would, in fact, not have to sustain the level of idle plant lease costs that had originally been estimated. The Company also incurred and paid in fiscal 1997 costs of approximately $344,000 related to the restructure that were not contractually committed for in fiscal 1996. These costs related principally to consulting fees incurred by the Company during fiscal 1997 to wind down the corporate and administrative functions of the Detroit facility. Further, these costs were recognized in fiscal 1997 as they became reasonably estimable under the provisions of EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). At July 31, 1997, the Company considers the remaining accrual by component and in the aggregate to be adequate.

NOTE 11. QUARTERLY FINANCIAL DATA

     Summarized quarterly financial data is as follows (unaudited and in thousands, except per share data):

                                                                                                          EARNINGS
                                                                                                         (LOSS) PER
                                                                                                           COMMON
                                                                                GROSS     NET INCOME    SHARE-BASIC
                                                                     REVENUE    MARGIN      (LOSS)      AND DILUTED
                                                                     -------    ------    ----------    ------------
1997
  First quarter...................................................   $42,726    $8,599     $    488        $  .04
  Second quarter..................................................    38,132     7,594           43            --
  Third quarter...................................................    38,509     7,676           98            --
  Fourth quarter..................................................    39,781     8,244           38            --
1996
  First quarter...................................................   $46,335    $9,606     $    851        $  .06
  Second quarter..................................................    39,389     6,048       (1,465)         (.11)
  Third quarter...................................................    37,933     6,656       (1,012)         (.07)
  Fourth quarter..................................................    37,284     5,120       (3,959)(i)      (.29)

------------------
(i) The quarter's net loss reflects the after-tax effects of a nonrecurring charge (Note 9) and a restructuring charge (Note 10).

NOTE 12. EARNINGS (LOSS) PER COMMON SHARE

     The number of shares used in the Company's basic and diluted earnings
(loss) per common share at July 31 is as follows:

                                                                    1997          1996          1995
                                                                 ----------    ----------    ----------
Weighted-average common shares outstanding for basic earnings
  (loss) per share............................................   13,619,644    13,619,644    13,619,644
Common stock equivalents for stock options and warrants.......           --            --         1,469
                                                                 ----------    ----------    ----------
Weighted-average common shares outstanding for diluted
  earnings (loss) per share...................................   13,619,644    13,619,644    13,621,113
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------

     Options and warrants outstanding to purchase 4,730,000, 5,115,000 and 4,642,500 shares of common stock in fiscal 1997, 1996 and 1995, respectively, were excluded in the computation of diluted earnings per share as their effects were antidilutive.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 13. SHAREHOLDERS AGREEMENT

     On January 11, 1995, the Company and certain of its affiliated stockholders entered into a shareholders agreement, as amended in November 1995 and January 1997, whereby, among other things, such shareholders established parameters for the number and class of Company directors and agreed to use their best efforts to secure the election of certain affiliated stockholders and/or other designated individuals to the Executive Committee of the Board of Directors of the Company. The agreement also placed limitations on the transfer during specified periods of any shares of common stock held by certain of the affiliated shareholders, including the Class C Warrants, unless the transferee becomes a party to such agreement. Until January 11, 1998, certain of these affiliated shareholders may not transfer shares of common stock which would cause the transferee to own 30% or more of the Company's common stock outstanding unless the transferee agrees, for a period of eighteen months from the closing of such transfer, not to purchase or cause the Company, directly or indirectly, to purchase stock at a price which is less than the highest price paid by the transferee for such common stock from such affiliated stockholders. The agreement also prohibits the affiliated stockholders and the Company from engaging in a 'going private' transaction, as defined, prior to January 11, 1998, unless such transaction is approved by a majority of the stockholders who are neither parties to the agreement nor affiliates or associates to those subject to the conditions of the agreement.

NOTE 14. SUBSEQUENT EVENTS

  The Proposed Recapitalization

     Pursuant to a merger agreement (the 'Merger Agreement') dated May 5, 1998 between the Company and Analog Acquisition Corp. ('AAC'), an entity organized solely to effect the merger (as defined) on behalf of 399 Venture Partners, Inc., a wholly-owned subsidiary of Citibank, N.A. ('399'), and certain members of the Company's management, and subject to shareholder approval, AAC will merge with and into the Company, with the Company as the surviving corporation (the 'Merger'). Each issued and outstanding share (or fraction thereof) of Allied Common Stock immediately prior to the effective date of the Merger will be canceled and converted into the right to receive $5.00 in cash other than (i) 74,998 shares of Allied Common Stock held by certain members of the Company's management, which will remain outstanding and be converted on a one-for-one basis into shares of Surviving Corporation Class A Common Stock, representing, in the aggregate, approximately 51% of the Surviving Corporation Class A Common Stock; (ii) 1,100,110 shares of Allied Common Stock owned by 399, which will be converted into 73,999 shares of Surviving Corporation Class A Common Stock, 351,000 shares of Surviving Corporation Class B Common Stock and 33,375.55 shares of Surviving Corporation Series A Preferred Stock; and (iii) shares of stockholders who are entitled to, and who have perfected, their appraisal rights. In addition, 399 will purchase 131,244.45 shares of AAC Series A Preferred Stock, par value $0.01 per share, for $13,124,445 in cash. Further,
(i) each share of common stock of AAC outstanding immediately prior to the effective date of the Merger will be canceled and converted on a one-for-one basis into shares of Surviving Corporation Class A Common Stock and (ii) each share of AAC Series A Preferred Stock outstanding prior to the effective date of the Merger will be canceled and converted on a one-for-one basis into shares of Surviving Corporation Series A Preferred Stock.

     As a result of the cancellation and conversion of the shares of AAC and the conversion of 1,100,110 shares of Allied Common Stock owned by 399 described above, 399 will own 165,000 shares of Surviving Corporation Series A Preferred Stock, 74,000 shares of Surviving Corporation Class A Common Stock and 351,000 shares of Surviving Corporation Class B Common Stock. Members of management will own 75,000 shares of Surviving Corporation Class A Common Stock. As part of the recapitalization, all of the existing long-term debt of the Company (except for capitalized lease obligations) aggregating, at April 30, 1998, $42.5 million, including subordinated notes payable to the stockholders aggregating $10.1 million (of which $9.5 million is payable to the Company's Co-Chairmen) and a termination charge of approximately $0.7 million, will be repaid with the proceeds from the funding described below.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 14. SUBSEQUENT EVENTS--(CONTINUED)
     The recapitalization will be funded by (i) approximately $5.3 million of borrowings under a proposed new $25.0 million senior revolving credit facility,
(ii) approximately $75.0 million of borrowings from two proposed senior secured term loans with a bank, (iii) approximately $20.0 million of borrowings from a proposed subordinated loan with an entity related to 399, (iv) approximately $13.1 million from the purchase of the AAC Series A Preferred Stock and (v) $0.2 million from the exercise of stock options and purchase of Allied Common Stock by certain members of management.

     The 165,000 shares of Surviving Corporation Series A Preferred Stock will have (i) a stated value of $100 per share, (ii) cumulative dividends payable semianually at a rate of 12% per annum and (iii) a mandatory redemption in 2009 or earlier upon either the sale of the Company or any offering (as defined).


     The Transactions will be financed principally from loans proposed to be arranged through a syndicate of banks. 399 has received executed commitment letters from (a) Fleet National Bank providing for a $75 million senior secured term credit facility consisting of (i) a $25 million secured term loan with a maturity date of December 31, 2003 and an initial annual interest rate for the first six months of the Eurodollar rate plus 2.50% to be adjusted based on the ratio (the 'Leverage Ratio') of total debt to earnings before interest, taxes, depreciation and amortization ('EBITDA') and (ii) a $50 million secured term loan with a maturity date of December 31, 2005 with an initial annual interest rate for the first six months of the Eurodollar rate plus 3.0%, to be adjusted based on the Leverage Ratio, and a $25 million secured revolving credit facility with a maturity date of December 31, 2003 at an annual initial interest rate for the first six months of the Eurodollar rate plus 2.50% to be adjusted based on the Leverage Ratio and subject to certain borrowing base limitations, and (b) Citicorp Mezzanine Partners, L.P. ('Citicorp Mezzanine'), an entity related to 399, providing for a $20 million unsecured senior subordinated credit facility with a maturity date of 10 years from the Closing Date at an annual interest rate of 12%. The senior term credit facilities will be secured by substantially all of the assets of the Company and guaranteed by its subsidiaries.



     In connection with the $20 million unsecured senior subordinated credit facility, Citicorp Mezzanine will be entitled to receive warrants to purchase up to 7 1/2% (subject to reduction by 50% in the event of a prepayment of the unsecured senior subordinated credit facility prior to the first anniversary of the Closing Date) of the fully diluted Surviving Corporation Common Stock outstanding as of the Closing Date, after giving effect to the Merger at an exercise price of $0.01. These warrants have been valued at approximately $103,000 using the minimum value method in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. A value of $5.00 per share of the Company's common stock was the underlying value used in assigning a value to the warrants derived from the application of the minimum value method which is justified, in that, the Company is changing from a public to nonpublic status. These deferred financing costs of $103,000 will be amortized over 10 years, the term of the unsecured senior subordinated credit facility.


     The Merger will be accounted for as a recapitalization for accounting purposes as there will be a significant continuation of stockholder ownership. Further, AAC, formed solely for the purpose of effectuating the recapitalization, will merge with and into the Company. Accordingly, the Merger will have no impact on the historical basis of the Company's assets and liabilities.

     The following non-recurring charges will be reflected in the Company's statements of earnings in connection with the Transactions in the period in which the Transactions close: (i) $1.026 million relating to the cash settlement of unexercised stock options granted to employees, (ii) an extraordinary charge of $1.132 million relating to a termination charge and write-off of deferred financing costs relating to the repayment of borrowings under the Company's existing credit agreement and (iii) related tax effects.

     In accordance with the terms of the Merger Agreement, the Company must pay AAC $3,375,000, and reimburse AAC for its reasonable out-of-pocket expenses up to a maximum of $1,000,000, if the Merger Agreement is terminated for certain specified reasons (as defined).

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                             JULY 31, 1997 AND 1996

NOTE 14. SUBSEQUENT EVENTS--(CONTINUED)
  Litigation

     On May 12, 1998, a complaint purporting to state a class action was filed in the Delaware Court of Chancery by Crandon Capital Partners, alleged to be a stockholder of the Company, on behalf of itself and all others similarly situated, against the Company and its directors. The plaintiffs allege that the Merger is wrongful, unfair and harmful to holders of Common Stock and that it has been effected with unfair dealing, that the proposed consideration of $5.00 a share is unfair to the Company's stockholders and that the directors of the Company have violated their fiduciary obligations owed to the plantiffs and other members of the class. The complaint seeks to enjoin the Merger and an unspecified amount of damages, in addition to payment of attorney's fees and reimbursement of expenses. Management believes that this claim is without merit and does not believe such claim will have a material adverse effect on the Merger or on the Company's financial position, results of operations or liquidity; however, there can be no assurance as to the outcome of such claim.

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                                        COLUMN C
                                                               --------------------------
                                                                       ADDITIONS
                                                               --------------------------
                                                  COLUMN B        (1)            (2)                         COLUMN E
                                                 -----------                 CHARGED TO       COLUMN D      ----------
                                                 BALANCE AT    CHARGED TO       OTHER       -------------   BALANCE AT
                                                  BEGINNING    COSTS AND     ACCOUNTS--     DEDUCTIONS--      END OF
COLUMN A                                          OF PERIOD     EXPENSES      DESCRIBE        DESCRIBE        PERIOD
-----------------------------------------------  -----------   ----------   -------------   -------------   ----------
                  Description
-----------------------------------------------

Allowance for doubtful accounts

  For the year ended July 31, 1997.............  $ 1,515,000   $1,242,860                   $ 1,107,860(a)  $1,650,000
                                                 -----------   ----------                   -------------   ----------
                                                 -----------   ----------                   -------------   ----------

  For the year ended July 31, 1996.............  $   871,000   $1,297,294                   $   653,294(a)  $1,515,000
                                                 -----------   ----------                   -------------   ----------
                                                 -----------   ----------                   -------------   ----------

  For the year ended July 31, 1995.............  $   918,000   $  937,504    $ 395,000(b)   $ 1,379,504(a)  $  871,000
                                                 -----------   ----------   -------------   -------------   ----------
                                                 -----------   ----------   -------------   -------------   ----------

------------------

(a) Write-off of uncollectible accounts

(b) Attributable to HMG Merger

               ALLIED DIGITAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                     APRIL 30,        JULY 31,
                                                                                        1998            1997
                                                                                    ------------    ------------
                                     ASSETS
Current assets
  Cash...........................................................................   $    596,000    $  1,193,000
  Accounts receivable, net.......................................................     25,078,000      25,516,000
  Inventories....................................................................      4,714,000       4,380,000
  Prepaid expenses...............................................................        872,000         786,000
  Deferred income taxes..........................................................      2,068,000       3,422,000
                                                                                    ------------    ------------
     Total current assets........................................................     33,328,000      35,297,000
Property and equipment, net......................................................     26,940,000      26,783,000
Other assets
  Excess of cost over fair value of net assets acquired, net of accumulated amortization of $9,159,000 and $7,204,000 at April 30, 1998 and
     July 31, 1997, respectively.................................................     42,053,000      43,064,000
  Deferred charges and other.....................................................      2,964,000       2,737,000
                                                                                    ------------    ------------
                                                                                      45,017,000      45,801,000
                                                                                    ------------    ------------
                                                                                    $105,285,000    $107,881,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt and capitalized lease obligations.........   $ 12,737,000    $  9,837,000
  Current maturities of subordinated notes payable to stockholders...............      2,881,000
  Accounts payable...............................................................     13,558,000      14,781,000
  Accrued liabilities............................................................      5,709,000       6,735,000
  Income taxes payable...........................................................        835,000
                                                                                    ------------    ------------
     Total current liabilities...................................................     35,720,000      31,353,000
Long-term debt and capitalized lease obligations, less current maturities........     20,523,000      26,711,000
Subordinated notes payable to stockholders, less current maturities..............      7,251,000      10,061,000
Deferred income taxes............................................................      1,112,000       1,112,000
Commitments and contingencies
Stockholders' equity
  Preferred stock, $0.01 par value; 1,000 shares authorized; no shares issued and
     outstanding.................................................................             --              --
  Common stock, $0.01 par value; 25,000,000 shares authorized; 13,623,394 and
     13,619,644 shares issued and outstanding at April 30, 1998 and July 31,
     1997, respectively..........................................................        136,000         136,000
  Additional paid-in capital.....................................................     44,901,000      44,742,000
  Accumulated deficit............................................................     (4,358,000)     (6,234,000)
                                                                                    ------------    ------------
                                                                                      40,679,000      38,644,000
                                                                                    ------------    ------------
                                                                                    $105,285,000    $107,881,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------

        The accompanying notes are an integral part of these statements.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)

                                                        THREE-MONTH PERIODS             NINE-MONTH PERIODS
                                                          ENDED APRIL 30,                ENDED APRIL 30,
                                                     --------------------------    ----------------------------
                                                        1998           1997            1998            1997
                                                     -----------    -----------    ------------    ------------
Net sales.........................................   $38,518,000    $38,509,000    $127,110,000    $119,367,000
Cost of sales.....................................    30,048,000     30,833,000      99,868,000      95,500,000
                                                     -----------    -----------    ------------    ------------
     Gross profit.................................     8,470,000      7,676,000      27,242,000      23,867,000
                                                     -----------    -----------    ------------    ------------
Operating expenses
  Selling, general and administrative.............     6,110,000      5,629,000      17,584,000      16,575,000
  Amortization of excess of cost over fair value
     of net assets acquired.......................       661,000        645,000       1,955,000       1,885,000
                                                     -----------    -----------    ------------    ------------
       Total operating expenses...................     6,771,000      6,274,000      19,539,000      18,460,000
                                                     -----------    -----------    ------------    ------------
       Income from operations.....................     1,699,000      1,402,000       7,703,000       5,407,000
                                                     -----------    -----------    ------------    ------------
Other income (expense)
  Interest expense................................      (798,000)    (1,118,000)     (3,359,000)     (3,573,000)
  Other, net......................................        77,000         83,000         162,000         162,000
                                                     -----------    -----------    ------------    ------------
       Total other expense........................      (721,000)    (1,035,000)     (3,197,000)     (3,411,000)
                                                     -----------    -----------    ------------    ------------
       Income before income taxes.................       978,000        367,000       4,506,000       1,996,000
Provision for income taxes........................       680,000        269,000       2,630,000       1,367,000
                                                     -----------    -----------    ------------    ------------
       Net income.................................   $   298,000    $    98,000    $  1,876,000    $    629,000
                                                     -----------    -----------    ------------    ------------
                                                     -----------    -----------    ------------    ------------
Earnings per common share--basic and diluted......   $      0.02    $        --    $       0.14    $       0.05
                                                     -----------    -----------    ------------    ------------
                                                     -----------    -----------    ------------    ------------
Average common shares outstanding
  Basic...........................................    13,621,394     13,619,644      13,620,227      13,619,644
                                                     -----------    -----------    ------------    ------------
                                                     -----------    -----------    ------------    ------------
  Diluted.........................................    13,785,073     13,619,644      13,709,852      13,619,644
                                                     -----------    -----------    ------------    ------------
                                                     -----------    -----------    ------------    ------------

        The accompanying notes are an integral part of these statements.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                  NINE-MONTH PERIODS ENDED APRIL
                                                                                               30,
                                                                                  ------------------------------
                                                                                     1998               1997
                                                                                  -----------       ------------

Cash flows provided by operating activities....................................   $ 8,771,000       $  1,582,000

Cash flows used in investing activities
  Purchases of and deposits on property and equipment..........................    (5,505,000)          (507,000)

Cash flows from financing activities

  Net borrowings under revolving loan..........................................     3,733,000          6,106,000

  Borrowings of long-term debt.................................................     1,598,000          3,500,000

  Repayment of long-term debt..................................................    (9,194,000)       (11,000,000)
                                                                                  -----------       ------------

     Net cash used in financing activities.....................................    (3,863,000)        (1,394,000)
                                                                                  -----------       ------------

     Net decrease in cash......................................................      (597,000)          (319,000)

Cash at beginning of period....................................................     1,193,000            831,000
                                                                                  -----------       ------------

Cash at end of period..........................................................   $   596,000       $    512,000
                                                                                  -----------       ------------
                                                                                  -----------       ------------

        The accompanying notes are an integral part of these statements.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 1998
                                  (UNAUDITED)

NOTE A--BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of April 30, 1998 and the related condensed consolidated statements of earnings for the three- and nine-month periods ended April 30, 1998 and 1997 and the condensed consolidated statements of cash flows for the nine-month periods ended April 30, 1998 and 1997 have been prepared by Allied Digital Technologies Corp. ('Allied Digital'), including the accounts of its wholly-owned subsidiaries, HMG Digital Technologies Corp. ('HMG') and subsidiary, HRM Holdings Corp. ('Holdings'), and its wholly-owned subsidiary, Allied Digital, Inc. (formerly known as Hauppauge Record Manufacturing, Ltd.) ('Allied') (hereinafter referred to collectively as the 'Company') without audit. In the opinion of management, all adjustments necessary to present fairly the financial position as of April 30, 1998 and for all periods presented, consisting of normal recurring adjustments, have been made. Results of operations for the nine-month period ended April 30, 1998 are not necessarily indicative of the operating results expected for the full year.

     The Company (i) provides videocassette duplication and fulfillment services in addition to processing and duplicating commercial film and offering post-production services, and (ii) replicates cassette tapes, VHS videotapes and compact discs under production contracts with companies primarily in the recorded music industry.

     These statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the accompanying notes included in the Company's Form 10-K for the fiscal year ended July 31, 1997.

NOTE B--INVENTORIES

     Inventories consist of the following classifications:

                                                                     APRIL 30,      JULY 31,
                                                                        1998          1997
                                                                     ----------    ----------
Raw materials.....................................................   $3,790,000    $3,416,000
Work-in-process...................................................      618,000       674,000
Finished goods....................................................      306,000       290,000
                                                                     ----------    ----------
                                                                     $4,714,000    $4,380,000
                                                                     ----------    ----------
                                                                     ----------    ----------

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                               AND SUBSIDIARIES
     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                APRIL 30, 1998
                                 (UNAUDITED)

NOTE C--LONG-TERM DEBT, SUBORDINATED NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS

     Long-term debt, subordinated notes payable and capitalized lease obligations consist of the following:

                                                                             APRIL 30,      JULY 31,
                                                                               1998           1997
                                                                            -----------    -----------
Loan and Security Agreement
  Term loan..............................................................   $11,850,000    $18,782,000
  Revolving loan.........................................................    18,214,000     14,481,000
  Additional term loan...................................................                    1,020,000
  Capital expenditure loan...............................................     1,280,000
Subordinated 10% Notes Payable to Stockholder............................     7,251,000      7,180,000
Additional Subordinated 10% Notes Payable to Stockholders................     2,000,000      2,000,000
Subordinated 11% Series B Notes Payable to Stockholders..................       881,000        881,000
Note Payable to VCA......................................................       926,000      1,171,000
Capitalized lease obligations............................................       910,000        995,000
Other....................................................................        80,000         99,000
                                                                            -----------    -----------
                                                                             43,392,000     46,609,000
Less current maturities..................................................   (15,618,000)    (9,837,000)
                                                                            -----------    -----------
                                                                            $27,774,000    $36,772,000
                                                                            -----------    -----------
                                                                            -----------    -----------

LOAN AND SECURITY AGREEMENT

     The October 30, 1996 loan and security agreement provided the Company with borrowings of up to $48,910,169 under credit facilities consisting of a (i) $25,410,169 term loan, (ii) $22,000,000 revolving loan facility (combined with a $1,500,000 letter of credit facility) and (iii) $1,500,000 additional loan. On August 19, 1997, the Company entered into an amendment to the October 30, 1996 loan and security agreement with the bank which provides the Company with a $3,450,000 capital expenditure credit facility.

     The loan and security agreement (as amended) is collateralized by substantially all of the assets of the Company. The agreement contains covenants which, among other matters, (1) require the Company to (i) maintain increasing levels of net worth, (ii) maintain a minimum debt service ratio and (iii) limit its annual capital expenditures, and (2) place limitations on (i) additional indebtedness, encumbrances and guarantees, (ii) consolidations, mergers or acquisitions, (iii) investments or loans, (iv) disposal of property, (v) compensation to officers and others, (vi) dividends and stock redemptions, (vii) issuance of stock, and (viii) transactions with affiliates, all as defined in the agreement. As of April 30, 1998, there is no equity available for the payment of dividends to stockholders. The agreement also contains provisions for fees payable to the bank upon prepayment and an increased rate of interest during periods of default. The term of this agreement extends to November 30, 2000.

  a. Term Loan

     The $25,410,169 term loan dated October 30, 1996 is payable in an initial scheduled installment aggregating $1,695,462 on October 31, 1996 (of which $1,179,000 was repaid on November 8, 1996), 30 consecutive monthly installments of $548,054 thereafter through April 30, 1999 and a final installment on May 30, 1999 of $273,098 together with additional prepayments of principal of $2,000,000 on October 31, 1997 and $5,000,000 on October 31, 1998. No prepayment fees result from these scheduled prepayments. In addition, interest is payable monthly at 1.5% over the bank's base rate (8.25% at April 30, 1998).

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                               AND SUBSIDIARIES
     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                APRIL 30, 1998
                                 (UNAUDITED)

NOTE C--LONG-TERM DEBT, SUBORDINATED NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS--(CONTINUED)
  b. Revolving Loan

     Under the revolving loan facility combined with a $1,500,000 letter of credit facility, the Company may borrow up to a maximum of $22,000,000 based upon a percentage of accounts receivable and inventory, as defined, less the sum of the undrawn face amount of any letters of credit outstanding. Interest is payable monthly at 1.25% over the bank's base rate. In addition, the Company is required to pay, on a monthly basis, an unused facility fee of 0.5% per annum. At April 30, 1998, the Company had approximately $3,786,000 unused and available under the revolving loan facility.

  c. Additional Term Loan

     The $1,500,000 additional loan dated October 30, 1996 was payable in 25 consecutive monthly installments commencing December 31, 1996 of $60,000 each plus interest at 1.5% over the bank's base rate. In the event the additional loan was repaid in full on or before December 31, 1997 and the loan and security agreement had not been terminated on or before such date, the Company would not be required to pay a $100,000 fee to the bank on December 31, 1998. On December 31, 1997, the Company repaid in full the remaining outstanding balance of $720,000 on this additional loan to the bank.

  d. Capital Expenditure Credit Facility

     The $3,450,000 capital expenditure credit facility provides the Company with a credit line through July 31, 1998 to finance up to 80% of the value of capital equipment purchases (as defined). Such loans under the facility are payable based on a 36-month amortization schedule with a final payment of the entire unpaid principal balance on July 31, 2000. These loans bear interest at 1.5% over the bank's base rate. In addition, the Company is required to pay a $103,500 fee to the bank, payable at a rate of 3% of each advance with a final payment for any unpaid amount of the fee payable on July 31, 1998. Through April 30, 1998, the Company borrowed $1,589,000 from this credit facility. As of April 30, 1998, $1,280,000 was outstanding under this facility.

SUBORDINATED 10% NOTES PAYABLE TO STOCKHOLDER

     The subordinated 10% notes payable to stockholder are uncollateralized and payable in full on January 1, 2001. Interest accrues only on the original principal sum of $6,000,000 and is payable quarterly at 10% per annum (12% upon default); however, through April 30, 1998, certain interest payments were postponed pursuant to the terms of the loan and security agreement with the bank. Partial payment of such accrued and unpaid interest becomes periodically payable to the stockholder and is limited to a stipulated percentage as defined in the loan and security agreement, provided no default or event of default has occurred. The remaining portion of the unpaid interest subject to this payment postponement becomes payable on January 1, 2001. In accordance with the periodic interest payment limitation provisions of the loan and security agreement, the Company paid in fiscal 1998 approximately $383,000 of the accrued interest payable on these notes through April 30, 1998.

ADDITIONAL SUBORDINATED 10% NOTES PAYABLE TO STOCKHOLDERS

     The additional subordinated 10% notes payable to stockholders are uncollateralized and payable in full on December 31, 1998 with interest payable quarterly; however, payment of principal and interest may be extended in full or in part to January 1, 2001 to the extent not permitted to be paid pursuant to the terms of the loan and security agreement with the bank.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                               AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                APRIL 30, 1998
                                 (UNAUDITED)

NOTE C--LONG-TERM DEBT, SUBORDINATED NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS--(CONTINUED)
SUBORDINATED 11% SERIES B NOTES PAYABLE TO STOCKHOLDERS

     These uncollateralized notes mature on January 1, 1999 with interest payable quarterly.

NOTE PAYABLE TO VCA

     This uncollateralized note is payable in annual installments of $385,374 beginning January 1995 through January 2001, including interest at 12%.

CAPITALIZED LEASE OBLIGATIONS

     The Company leases certain equipment under agreements accounted for as capital leases. The obligations for the equipment require the Company to make monthly payments through December 2001 with implicit interest rates from 5.27% to 19.48%.

     The following is a summary of the aggregate annual maturities of long-term debt, subordinated notes payable and capitalized lease obligations as of April 30, 1998:

TWELVE MONTHS ENDING APRIL 30,
-------------------------------------------------------------------------------
1999...........................................................................   $15,618,000
2000...........................................................................     1,422,000
2001...........................................................................    26,334,000
2002...........................................................................        18,000
                                                                                  -----------
                                                                                  $43,392,000
                                                                                  -----------
                                                                                  -----------

NOTE D--EARNINGS PER SHARE

     In the second quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128 ('SFAS No. 128'), 'Earnings Per Share,' which supersedes Accounting Principle Board Opinion No. 15. Under SFAS No. 128, earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock. Prior-period amounts have been restated, where appropriate, to conform to the requirements of SFAS No. 128.

     The number of shares used in the Company's basic and diluted earnings per share computations are as follows:

                                                    THREE-MONTH PERIODS          NINE-MONTH PERIODS
                                                      ENDED APRIL 30,             ENDED APRIL 30,
                                                  ------------------------    ------------------------
                                                     1998          1997          1998          1997
                                                  ----------    ----------    ----------    ----------
Weighted average common shares Outstanding for
  basic earnings per share.....................   13,621,394    13,619,644    13,620,227    13,619,644
Common stock equivalents for stock options and
  warrants.....................................      163,679            --        89,625            --
                                                  ----------    ----------    ----------    ----------
Weighted average common shares Outstanding for
  diluted earnings per share...................   13,785,073    13,619,644    13,709,852    13,619,644
                                                  ----------    ----------    ----------    ----------
                                                  ----------    ----------    ----------    ----------

NOTE E--STOCKHOLDERS' EQUITY

     In March 1998, options to acquire 3,750 shares of common stock at an exercise price of $2.4375 per share were exercised.

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                               AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                APRIL 30, 1998
                                 (UNAUDITED)

NOTE F--ACQUISITION

     On December 17, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Denver Dubbing, Inc., a videocassette duplicator. The purchase price was $873,000 payable in cash of $170,000 and the assumption of net liabilities for the balance. The purchase agreement contained a covenant not-to-compete for a period of three years. Also, under the purchase agreement, the Company may pay additional consideration of $270,000 in the event net sales for the acquired company exceed certain predetermined amounts during 1998 and 1999. Such additional consideration will be accounted for as compensation expense in the periods in which the contingencies are met in so far as the employment contract term coincides with the contingency period and the amounts are considered reasonable in relation to other compensation levels within the Company. The Company accounted for the acquisition as a purchase and as such, the fair values of the assets acquired and liabilities assumed have been recorded on the date of the acquisition and the results of operations are included in the Company's statement of earnings since the acquisition date. The excess of consideration paid over the estimated fair value of the net assets acquired in the amount of $773,000 has been recorded as excess of fair value over the cost of net assets acquired and is being amortized on a straight-line basis over 15 years. Pro forma historical results of operations are not presented, as such results would not be materially different from the historical results of the Company.

     In connection with this acquisition, the Company entered into a two year employment agreement with an officer of the acquired company with an annual base salary of approximately $150,000.

NOTE G--SUBSEQUENT EVENTS

  The Proposed Recapitalization

     Pursuant to a merger agreement (the 'Merger Agreement') dated May 5, 1998 between the Company and Analog Acquisition Corp. ('AAC'), an entity organized solely to effect the merger (as defined) on behalf of 399 Venture Partners Inc., a wholly-owned subsidiary of Citibank, N.A. ('399'), and certain members of the Company's management, and subject to shareholder approval, AAC will merge with and into the Company, with the Company as the surviving corporation (the 'Merger'). Each issued and outstanding share (or fraction thereof) of Allied Common Stock immediately prior to the effective date of the Merger will be canceled and converted into the right to receive $5.00 in cash other than (i) 74,998 shares of Allied Common Stock held by certain members of the Company's management, which will remain outstanding and be converted on a one-for-one basis into shares of Surviving Corporation Class A Common Stock, representing, in the aggregate, approximately 51% of the Surviving Corporation Class A Common Stock; (ii) 1,100,110 shares of Allied Common Stock owned by 399, which will be converted into 73,999 shares of Surviving Corporation Class A Common Stock, 351,000 shares of Surviving Corporation Class B Common Stock and 33,375.55 shares of Surviving Corporation Series A Preferred Stock; and (iii) shares of stockholders who are entitled to, and who have perfected, their appraisal rights. In addition, 399 will purchase 131,244.45 shares of AAC Series A Preferred Stock, par value $.01 per share, for $13,124,445 in cash. Further, (i) each share of common stock of AAC outstanding immediately prior to the effective date of the Merger will be canceled and converted on a one-for-one basis into shares of Surviving Corporation Class A Common Stock and (ii) each share of AAC Series A Preferred Stock outstanding prior to the effective date will be canceled and converted on a one-for-one basis into shares of Surviving Corporation Series A Preferred Stock.

     As a result of the cancellation and conversion of the shares of AAC and the conversion of 1,100,110 shares of Allied Common Stock owned by 399 described above, 399 will own 165,000 shares of Surviving Corporation Series A Preferred Stock, 74,000 shares of Surviving Corporation Class A Common Stock and 351,000 shares of Surviving Corporation Class B Common Stock. Members of management will own 75,000 shares of Surviving Corporation Class A Common Stock. As part of the recapitalization, all of the existing long-term debt of the Company (except for capitalized lease obligations) aggregating, at April 30, 1998, $42.5 million, including

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                               AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                APRIL 30, 1998
                                 (UNAUDITED)

NOTE G--SUBSEQUENT EVENTS--(CONTINUED)
subordinated notes payable to the stockholders aggregating $10.1 million (of which $9.5 million is payable to the Company's Co-Chairmen) and a termination charge of approximately $0.7 million, will be repaid with the proceeds from the funding described below.

     The recapitalization will be funded by (i) approximately $5.3 million of borrowings under a proposed new $25.0 million senior revolving credit facility,
(ii) approximately $75.0 million of borrowings from two proposed senior secured term loans with a bank, (iii) approximately $20.0 million of borrowings from a proposed subordinated loan with an entity related to 399, (iv) approximately $13.1 million from the purchase of the AAC Series A Preferred Stock and (v) $0.2 million from the exercise of stock options and purchase of Allied Common Stock by certain members of management.

     The 165,000 shares of Surviving Corporation Series A Preferred Stock will have (i) a stated value of $100 per share, (ii) cumulative dividends payable semiannually at a rate of 12% per annum and (iii) a mandatory redemption in 2009 or earlier upon either the sale of the Company or any offering (as defined).


     The Transactions will be financed principally from loans proposed to be arranged through a syndicate of banks. 399 has received executed commitment letters from (a) Fleet National Bank providing for a $75 million senior secured term credit facility consisting of (i) a $25 million secured term loan with a maturity date of December 31, 2003 and an initial annual interest rate for the first six months of the Eurodollar rate plus 2.50% to be adjusted based on the ratio (the 'Leverage Ratio') of total debt to earnings before interest, taxes, depreciation and amortization ('EBITDA') and (ii) a $50 million secured term loan with a maturity date of December 31, 2005 with an initial annual interest rate for the first six months of the Eurodollar rate plus 3.0%, to be adjusted based on the Leverage Ratio, and a $25 million secured revolving credit facility with a maturity date of December 31, 2003 at an annual initial interest rate for the first six months of the Eurodollar rate plus 2.50% to be adjusted based on the Leverage Ratio and subject to certain borrowing base limitations, and (b) Citicorp Mezzanine Partners, L.P. ('Citicorp Mezzanine'), an entity related to 399, providing for a $20 million unsecured senior subordinated credit facility with a maturity date of 10 years from the Closing Date at an annual interest rate of 12%. The senior term credit facilities will be secured by substantially all of the assets of the Company and guaranteed by its subsidiaries.



     In connection with the $20 million unsecured senior subordinated credit facility, Citicorp Mezzanine will be entitled to receive warrants to purchase up to 7 1/2% (subject to reduction by 50% in the event of a prepayment of the unsecured senior subordinated credit facility prior to the first anniversary of the Closing Date) of the fully diluted Surviving Corporation Common Stock outstanding as of the Closing Date, after giving effect to the Merger at an exercise price of $0.01. These warrants have been valued at approximately $103,000 using the minimum value method in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. A value of $5.00 per share of the Company's common stock was the underlying value used in assigning a value to the warrants derived from the application of the minimium value method which is justified in that the Company is changing from a public to non-public status. These deferred financing costs of $103,000 will be amortized over 10 years, the term of the unsecured senior subordinated credit facility.


     The Merger will be accounted for as a recapitalization for accounting purposes as there will be a significant continuation of stockholder ownership. Further, AAC, formed solely for the purpose of effectuating the recapitalization, will merge with and into the Company. Accordingly, the Merger will have no impact on the historical basis of the Company's assets and liabilities.

     The following non-recurring charges will be reflected in the Company's statements of earnings in connection with the Transactions in the period in which the Transactions close: (i) $1.026 million relating to the cash settlement of unexercised stock options granted to employees, (ii) an extraordinary charge of $1.132 million

                       ALLIED DIGITAL TECHNOLOGIES CORP.
                               AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                APRIL 30, 1998
                                 (UNAUDITED)

NOTE G--SUBSEQUENT EVENTS--(CONTINUED)
relating to a termination charge and write-off of deferred financing costs relating to the repayment of borrowings under the Company's existing credit agreement and (iii) related tax effects.

     In accordance with the terms of the Merger Agreement, the Company must pay AAC $3,375,000, and reimburse AAC for its reasonable out-of-pocket expenses up to a maximum of $1,000,000, if the Merger Agreement is terminated for certain specified reasons (as defined).

  Litigation

     On May 12, 1998, a complaint purporting to state a class action was filed in the Delaware Court of Chancery by Crandon Capital Partners, alleged to be a stockholder of the Company, on behalf of itself and all others similarly situated, against the Company and its directors. The plaintiffs allege that the Merger is wrongful, unfair and harmful to holders of Common Stock and that it has been effected with unfair dealing, that the proposed consideration of $5.00 a share is unfair to the Company's stockholders and that the directors of the Company have violated their fiduciary obligations owed to the plaintiffs and other members of the class. The complaint seeks to enjoin the Merger and an unspecified amount of damages, in addition to payment of attorney's fees and reimbursement of expenses. Management believes that this claim is without merit and does not believe such claim will have a material adverse effect on the Merger or on the Company's financial position, results of operations or liquidity; however, there can be no assurance as to the outcome of such claim.

                                                                         ANNEX A

                                                                    May 27, 1998

The Board of Directors of Allied Digital Technologies Corp.
c/o Mr. Steven Wolosky
Olshan, Grundman, Frome & Rosenzweig
505 Fifth Avenue
New York, NY 10022

Gentlemen:

We understand that Allied Digital Technologies Corp. ('Allied' or the 'Company') and Analog Acquisition Corp. ('AAC'), an affiliate of Citicorp Venture Capital, Ltd. ('CVC'), will enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of April 28, 1998 (the 'Agreement'), which has been furnished to us, whereby among other things, AAC will be merged with and into the Company (the 'Merger') and the Company will be the corporation surviving the Merger (the 'Surviving Corporation') and in which, among other things:

     (a) Each share of Allied's Common Stock, par value $0.01 per share (the 'Company Common Stock') (or fraction thereof) issued and outstanding immediately prior to the Effective Time, as defined in the Agreement, (excluding treasury shares, shares held directly or indirectly by AAC, the Rollover Shares (as defined herein) and Dissenting Shares (as defined in the Agreement)) shall be converted automatically into the right to receive an amount equal to $5.00 in cash (the 'Merger Consideration').

     (b) Certain of the shares held by and registered in the names of 399 Venture Partners Inc., an affiliate of CVC, and certain Company stockholders who are members of management of the Company shall remain outstanding and become shares of the Surviving Corporation common stock (the 'Rollover Shares').

The terms and conditions of the Merger are set forth in more detail in the Agreement.

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Merger Consideration to be offered to the holders of the Company Common Stock excluding treasury shares, shares held directly or indirectly by AAC, the Rollover Shares and Dissenting Shares.

In connection with rendering our opinion as set forth below, we have, among other things:

          (i) reviewed the Agreement and certain related documents and the financial terms of the Merger set forth therein;

          (ii) reviewed the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998 and certain other filings with the Securities and Exchange Commission made by the Company, including proxy statements and Form 8-Ks;

          (iii) reviewed certain other publicly available information concerning the Company and the trading market for the Company's Common Stock;

          (iv) reviewed certain non-public information relating to the Company, including financial forecasts and projections, furnished to us by the Company;

          (v) reviewed certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company's and the trading markets for certain of such companies' securities;

          (vi) reviewed the financial terms of certain recent mergers and acquisitions, which we believe to be relevant;

          (vii) conducted discussions with certain members of senior management of the Company concerning its businesses and operations, assets, present condition and future prospects; and

          (viii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render an opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided to us by the Company and we have not assumed responsibility for any independent verification of such information or undertaken any obligation to verify such information. In addition, with respect to the financial forecasts and projections of the Company used in our analysis, the management of the Company has informed us that such forecasts and projections represent the best current judgment of the management of the Company as to the future financial performance of the Company on a stand-alone basis, and we have assumed that the projections have been reasonably prepared based on such current judgment. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.

For purposes of our opinion, we were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

In arriving at our opinion, we made limited physical inspections of the properties and facilities of the Company and have not made, obtained or assumed any independent evaluations or appraisals of any such properties and facilities or of the assets or liabilities of the Company.

We have also taken into account our assessment of general economic, market, and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on, and the information made available to us, as of the date hereof, and does not represent an opinion as to the value of the Company.

Furman Selz is acting as financial advisor to the Independent Committee of the Board of Directors of Allied (the 'Independent Committee') in connection with the Merger and has received a fee for its services to the Independent Committee in connection with this opinion pursuant to the engagement letter dated April 29, 1998 entered into and between Furman Selz and the Independent Committee. In addition, the Independent Committee has agreed to reimburse Furman Selz for certain out-of-pocket expenses and to indemnify Furman Selz for certain liabilities arising in connection with this opinion. In the ordinary course of our business, we may actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger. We were not requested to opine as to, and this opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies which might exist for the Company or the effect of any other transaction in which the Company might engage. This opinion may be included in its entirety in any proxy statement/prospectus with respect to the Merger, but it may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, as investment bankers it is our opinion as of the date hereof that the Merger Consideration to be offered in the Merger is fair, from a financial point of view, to the holders of the Company Common Stock, excluding treasury shares, shares held directly or indirectly by AAC, the Rollover Shares and Dissenting Shares.

                                               Very truly yours,
                                               /s/ Furman Selz LLC

                                                                         ANNEX B

--------------------------------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER,
                            DATED AS OF MAY 5, 1998,
                                    BETWEEN
                            ANALOG ACQUISITION CORP.
                                      AND
                       ALLIED DIGITAL TECHNOLOGIES CORP.

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.     Definitions..........................................................................................    B-1
2.     Transactions.........................................................................................    B-7
       (a)   The Merger.....................................................................................    B-7
       (b)   The Closing....................................................................................    B-7
       (c)   Effect of Merger...............................................................................    B-7
       (d)   Certificate of Incorporation...................................................................    B-7
       (e)   Bylaws.........................................................................................    B-7
       (f)   Directors and Officers.........................................................................    B-7
       (g)   Conversion of Securities.......................................................................    B-7
       (h)   Employee Stock Options; Warrants...............................................................    B-8
       (i)   Dissenting Shares..............................................................................    B-8
       (j)   Surrender of Shares; Stock Transfer Books......................................................    B-8
3.     Representations and Warranties of the Company........................................................   B-10
       (a)   Organization, Qualification, and Corporate Power...............................................   B-10
       (b)   Capitalization.................................................................................   B-10
       (c)   Authorization of Transactions..................................................................   B-10
       (d)   Noncontravention...............................................................................   B-10
       (e)   Filings with the SEC...........................................................................   B-11
       (f)   Financial Statements...........................................................................   B-11
       (g)   Events Subsequent to Most Recent Fiscal Year End...............................................   B-11
       (h)   No Undisclosed Liabilities.....................................................................   B-11
       (i)   Brokers' Fees..................................................................................   B-11
       (j)   Absence of Certain Changes.....................................................................   B-11
       (k)   Litigation.....................................................................................   B-12
       (l)   Taxes..........................................................................................   B-12
       (m)   Compliance with Laws...........................................................................   B-13
       (n)   Permits........................................................................................   B-13
       (o)   Contracts......................................................................................   B-13
       (p)   Intellectual Property Rights...................................................................   B-13
       (q)   Board Recommendation...........................................................................   B-14
       (r)   ERISA..........................................................................................   B-14
       (s)   Labor and Employment Matters...................................................................   B-15
       (t)   Real Estate....................................................................................   B-16
       (u)   Environmental Matters..........................................................................   B-16
       (v)   Other Interests................................................................................   B-16
       (w)   Certain Business Practices.....................................................................   B-16
       (x)   Insurance......................................................................................   B-17
       (y)   Disclosure Documents...........................................................................   B-17
       (z)   Customers and Suppliers........................................................................   B-17
4.     Representations and Warranties of AAC................................................................   B-17
       (a)   Organization...................................................................................   B-17
       (b)   Debt Financing.................................................................................   B-18
       (c)   Authorization of the Transactions..............................................................   B-18
       (d)   Noncontravention...............................................................................   B-18
       (e)   Brokers' Fees..................................................................................   B-18
       (f)   Litigation.....................................................................................   B-18
       (g)   Disclosure Documents...........................................................................   B-19
5.     Covenants............................................................................................   B-19
       (a)   Further Assurances.............................................................................   B-19

                                                                                                               PAGE
                                                                                                               ----
       (b)   Notices and Consents...........................................................................   B-19
       (c)   Regulatory Matters and Approvals...............................................................   B-19
       (d)   Securities Act, Securities Exchange Act, and State Securities Laws.............................   B-19
       (e)   DGCL; Special Meeting..........................................................................   B-19
       (f)   Accounting Treatment...........................................................................   B-20
       (g)   Debt Financing.................................................................................   B-20
       (h)   Operation of the Company's Business............................................................   B-20
       (i)   Full Access....................................................................................   B-21
       (j)   Notice of Developments.........................................................................   B-21
       (k)   No Solicitation................................................................................   B-21
       (l)   Insurance and Indemnification..................................................................   B-22
       (m)   Joint Disclosure Documents.....................................................................   B-23
       (n)   Comfort Letters................................................................................   B-23
       (o)   Options........................................................................................   B-23
       (p)   Debt Financing Expense.........................................................................   B-23
6.     Conditions to Obligation to Close....................................................................   B-23
       (a)   Conditions to Closing by AAC...................................................................   B-23
       (b)   Conditions to Closing by the Company...........................................................   B-24
7.     Termination..........................................................................................   B-25
       (a)   Termination of Agreement.......................................................................   B-25
       (b)   Effect of Termination..........................................................................   B-26
8.     Miscellaneous........................................................................................   B-26
       (a)   Press Releases and Public Announcement.........................................................   B-26
       (b)   No Third Party Beneficiaries...................................................................   B-26
       (c)   Entire Agreement...............................................................................   B-26
       (d)   Succession and Assignment......................................................................   B-26
       (e)   Counterparts...................................................................................   B-26
       (f)   General Interpretive Principles................................................................   B-26
       (g)   Notices........................................................................................   B-27
       (h)   Governing Law..................................................................................   B-28
       (i)   Waiver of Jury Trial...........................................................................   B-28
       (j)   Amendments and Waivers.........................................................................   B-28
       (k)   Severability...................................................................................   B-28
       (l)   Expenses.......................................................................................   B-28
       (m)   Incorporation of Exhibits and Schedules........................................................   B-28
       (n)   Transfer Taxes.................................................................................   B-28
       (o)   Limited Recourse...............................................................................   B-28
       (p)   Parties in Interest............................................................................   B-28
       (q)   Specific Performance...........................................................................   B-29
       (r)   Headings.......................................................................................   B-29
       (s)   Counterparts...................................................................................   B-29

                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger (the 'Agreement'), dated as of May 5, 1998, between Analog Acquisition Corp., a Delaware corporation ('AAC'), and Allied Digital Technologies Corp., a Delaware corporation (the 'Company'). AAC and the Company are sometimes referred to collectively herein as the 'Parties.'

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of AAC and the Company have each determined that it is in the best interests of its shareholders for AAC to acquire the Company and consummate the transactions contemplated by the Agreement (the 'Transactions') upon the terms and subject to the conditions set forth herein; and

     WHEREAS, also in furtherance of such acquisition, the Boards of Directors of AAC and the Company have each approved the merger (the 'Merger') of AAC with and into the Company in accordance with the General Corporation Law of the State of Delaware ('DGCL') upon the terms and subject to the conditions set forth herein; and

     WHEREAS, AAC is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company have entered into certain voting agreements, substantially in the form of Exhibit A-1 (the 'Voting Agreements') and certain rollover agreements, substantially in the form of Exhibit A-2 (the 'Rollover Agreements'), or combination thereof, in each case providing for certain actions relating to certain of the shares ('Shares') of common stock, par value $.01 per Share, of the Company ('Company Common Stock') or Options (as hereinafter defined) owned or controlled by them;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. DEFINITIONS.

     '399' means 399 Venture Partners, Inc., a Delaware corporation.

     'AAC' has the meaning set forth in the preamble.

     'Acquisition Proposals' has the meaning set forth in Section 5(k)(i).

     'Acquisition Transaction' has the meaning set forth in Section 5(k)(i).

     'Affiliate' has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     'Agreement' has the meaning set forth in the preamble.

     'AMEX' means the American Stock Exchange.

     'Anchor Bay Option' has the meaning set forth in Section 2(h).

     'Bankruptcy Code' has the meaning set forth in Section 6(b).

     'Benefit Plan' means any Plan, other than a Multiemployer Plan, existing at the Closing Date or within the 5 years prior thereto, established or to which contributions have at any time been made by the Company or any Subsidiary thereof, or any predecessor of the Company or any Subsidiary thereof, under which any employee, former employee or director of the Company or any Subsidiary thereof, or any beneficiary thereof is covered, is eligible for coverage or has benefit rights in respect of service to the Company or any Subsidiary thereof.

     'Business Day' means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

     'Capital Lease' means a Lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a Liability in accordance with GAAP.

     'Capital Lease Obligation' means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a Liability on a balance sheet of such Person.

     'Certificate of Merger' has the meaning set forth in Section 2(c).

     'Certificates' has the meaning set forth in Section 2(j).

     'Class A Common Stock' has the meaning set forth in Section 2(g)(iv).

     'Class A Warrants' has the meaning set forth in Section 2(h).

     'Class B Warrants' has the meaning set forth in Section 2(h).

     'Class C Warrants' has the meaning set forth in Section 2(h).

     'Closing' has the meaning set forth in Section 2(b).

     'Closing Date' has the meaning set forth in Section 2(b).

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Company' has the meaning set forth in the preamble.

     'Company Comfort Letter' has the meaning set forth in Section 5(n).

     'Company Common Stock' has the meaning set forth in the recitals.

     'Company Preferred Stock' has the meaning set forth in Section 3(b).

     'Company Stockholder' means any Person who or which holds any Shares of Company Common Stock.

     'Confidential Information' means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not (i) already generally available to the public, (ii) otherwise required to be disclosed by law or court order, or (iii) already within the possession of the party to whom the information is proposed to be delivered without violating the terms of any confidentiality agreement governing such information.

     'Confidentiality Agreement' means the confidentiality agreement, dated as of January 16, 1998, between CVC and the Company.

     'Contracts' means, with respect to any Person, any agreement, contract, obligation, note, bond, mortgage, indenture, option, Lease, promise or undertaking that is legally binding on such Person or to which such Person is a party.

     'CVC' means Citicorp Venture Capital, Ltd., a New York corporation.

     'Debt' with respect to any Person means, at any time, without duplication,
(a) Liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock; (b) Liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the Ordinary Course of Business but including all Liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) Capital Lease Obligations of such Person; (d) Liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such Liabilities); (e) Liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swap Obligations of such Person; and (g) any Guaranty of such Person with respect to Liabilities of a type described in any of clauses
(a) through (f) hereof.

     'Debt Financing' has the meaning set forth in Section 4(b).

     'Definitive Proxy Materials' means the definitive proxy materials relating to the Special Meeting.

     'DGCL' has the meaning set forth in the recitals.

     'Dissenting Shares' has the meaning set forth in Section 2(i).

     'Effective Time' has the meaning set forth in Section 2(c).

     'Environment' means all air, surface water, groundwater or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

     'Environmental Claim' means any and all administrative or judicial actions, suits, orders, claims, Liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or, to the Knowledge of the Company or any Subsidiary thereof, oral), whether criminal or civil pursuant to or relating to any applicable Environmental Law by any Person (including but not limited to any Governmental or Regulatory Body, private Person and citizens' group) based upon, alleging, asserting or claiming any actual or potential (i) violation of or Liability under any Environmental Law, (ii) violation of any Environmental Permit, or
(iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal.

     'Environmental Clean-up Site' means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

     'Environmental Law' means any and all current and future, federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions or agreements with any Governmental or Regulatory Body, relating to the protection of health and the Environment, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury or property damage related to or arising out of the presence, Release or exposure to a Hazardous Material.

     'Environmental Permit' means any federal, state, local, provincial or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Body under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Body under any applicable Environmental Law.

     'Equity Financing Commitment' has the meaning set forth in Section 4(b).

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     'ERISA Affiliate' means any Person who is, or was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any Subsidiary thereof, or any predecessor of any of the foregoing.

     'Fixed Amount' has the meaning set forth in Section 5(k).

     'GAAP' means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     'Governmental or Regulatory Body' means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision, or other governmental entity, any court, arbitral tribunal or arbitrator, and any nongovernmental regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

     'Guaranties' by any Person means all obligations (other than endorsements in the Ordinary Course of Business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt, cash dividend or other monetary obligation of any other Person (the 'primary obligor') in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Debt or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Debt or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation; or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or Liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, Liability or dividend unless such Guaranty is limited.

     'Hazardous Material' means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of 'hazardous substances,' 'hazardous materials,' 'hazardous wastes,' 'extremely hazardous wastes,' 'restricted hazardous wastes,' 'toxic substances,' 'toxic pollutants,' 'pollutants,' 'regulated substances,' 'solid wastes' or 'contaminants' or words of similar import, under any Environmental Law.

     'HSR Act' means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     'Intellectual Property' shall mean all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, brand names, trade dress, business and product names, logos, slogans, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), confidential and proprietary information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past payment, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

     'Joint Disclosure Documents' means the disclosure document combining the
Schedule 13E-3 and the Definitive Proxy Materials.

     'Knowledge' means actual or constructive knowledge without independent investigation of any current director or current executive officer.

     'Liability' means all indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), fixed or otherwise, or whether due or to become due).

     'Lease' means all oral and written leases, subleases, license agreements and other use and occupancy agreements (and any amendments, renewals, supplements, modifications or extensions thereto), in each case affecting or relating to real property under which the Company or any Subsidiary thereof is a party or to what it or any of its property is bound.

     'Lien' means any lien, claim, restriction, security interest, preemptive right, covenant, easement, mortgage, other encumbrance or any claim of any Third Party other than mechanic's, materialman's and similar liens.

     'Material Adverse Effect' means any material adverse effect on the financial condition or operations, business, prospects, assets or results of operations of the Company and its Subsidiaries taken as a whole, or AAC, as the context in this Agreement requires.

     'Merger' has the meaning set forth in the recitals.

     'Merger Consideration' has the meaning set forth in Section 2(g).

     'Most Recent Fiscal Year End' has the meaning set forth in Section 3(f).

     'Multiemployer Plan' means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

     'Options' has the meaning set forth in Section 2(h).

     'Option Plan' means Allied Digital Technologies Corp. Amended and Restated 1994 Long Term Incentive Plan.

     'Ordinary Course of Business' means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     'Parties' has the meaning set forth in the preamble.

     'Paying Agent' has the meaning set forth in Section 2(j).

     'Permits' means each material license (other than with respect to Intellectual Property), franchise, permit, certificate, approval, consent or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries.

     'Per Share Amount' has the meaning set forth in Section 2(g).

     'Person' means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an estate, a joint venture, an unincorporated organization or other entity or a Governmental or Regulatory Body.

     'Plan' means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, without limitation, any 'employee benefit plan' within the meaning of Section 3(3) of ERISA (whether or not subject thereto).

     'Preliminary Proxy Materials' has the meaning set forth in Section 5(d)(i).

     'Release' means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

     'Requisite Stockholder Approval' means the affirmative vote of at least a majority, but less than the 66 2/3% of the Shares in favor of this Agreement and the Merger in accordance with the DGCL.

     'Requisite Super-Majority Stockholder Approval' means the affirmative vote of at least 66 2/3% of the Shares in favor of the Merger and this Agreement in accordance with the DGCL.

     'Restricted Parties' has the meaning set forth in Section 5(k).

     'Revolving Credit Facility' has the meaning set forth in Section 5(g).

     'Rollover Agreements' has the meaning set forth in the recitals.

     'Rollover Stockholders' has the meaning set forth in Section 2(g)(iii).

     'Schedule 13E-3' has the meaning set forth in Section 3(y).

     'SEC' means the Securities and Exchange Commission.

     'SEC Reports' has the meaning set forth in Section 3(e).

     'Securities Act' means the Securities Act of 1933, as amended.

     'Securities Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Share(s)' has the meaning set forth in the recitals.

     'Site' means any of the real properties currently or previously owned, leased or operated by the Company or any Subsidiary thereof, including all soil, subsoil, surface water and groundwater thereat.

     'Special Meeting' has the meaning set forth in Section 3(y).

     'Subsidiary' means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     'Superior Acquisition Proposal' has the meaning set forth in Section 7(a)(iv).

     'Surviving Corporation' has the meaning set forth in Section 2(a).

     'Surviving Corporation Common Stock' has the meaning set forth in Section 2(g)(iv).

     'Swap Obligations' means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and, in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

     'Taxes' means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

     'Tax Returns' means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

     'Third Party' means any 'group,' as described in Rule 13d-5(b) promulgated under the Securities Exchange Act, or Person, other than AAC or any of its Affiliates.

     'Transactions' has the meaning set forth in the recitals.

     'Warrants' has the meaning set forth in Section 2(h).

     'Voting Agreements' has the meaning set forth in the recitals.

2. TRANSACTIONS.

     (a) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the DGCL, AAC will merge with and into the Company at the Effective Time. Upon the Effective Time, the separate existence of AAC shall cease and the Company shall be the corporation surviving the Merger and shall continue under the name Allied Digital Technologies Corp. (the 'Surviving Corporation').

     (b) The Closing. The closing of the Transactions contemplated by this Agreement (the 'Closing') shall take place at the offices of Morgan, Lewis & Bockius LLP in New York City commencing at 9:00 a.m., local time, on the first Business Day immediately following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions as set forth in
Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of those conditions) or such other date as the Parties may mutually determine (the 'Closing Date').

     (c) Effect of Merger. The Merger shall become effective at the time (the 'Effective Time') the Company duly files a certificate of merger ('Certificate of Merger') with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger. The Merger shall have the effect set forth in the DGCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or AAC in order to carry out and effectuate the Transactions.

     (d) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit B-1 attached hereto if the Transactions receive the Requisite Stockholder Approval or Exhibit B-2 attached hereto if the Transactions receive the Requisite Super-Majority Stockholder Approval, in each case until thereafter amended as provided by law and such certificate of incorporation.

     (e) Bylaws. At the Effective Time, the bylaws of the Surviving Corporation shall be amended to read as set forth in Exhibit C attached hereto until thereafter amended as provided by law and such bylaws.

     (f) Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     (g) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AAC, the Company or the holders of any of the following securities:

          (i) Each Share (or fraction thereof) issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2(g)(ii), any Shares to remain outstanding pursuant to Section 2(g)(iii) and any Dissenting Shares (as defined in Section 2(i)) shall be canceled and shall be converted automatically into the right to receive an amount equal to $5 (the 'Per Share Amount') in cash (the 'Merger Consideration') payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2(j), of the Certificate that formerly evidenced such Share.

          (ii) Treasury Stock and AAC-owned Shares. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the Company or AAC or any holder of Shares of Company Common Stock, each Share of Company Common Stock owned by the Company or any Subsidiary as treasury stock and each Share owned by AAC held immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be delivered or deliverable with respect thereto.

          (iii) Certain of the Shares held by and registered in the names of certain Company Stockholders who are members of management of the Company (the 'Rollover Stockholders'), in each case as set forth in Exhibit D shall not be canceled as provided above, but shall remain outstanding and become shares of Class A Common Stock (as defined below).

          (iv) Conversion of AAC Common and Preferred Stock and Shares Held by
     399. All of (A) the issued and outstanding shares of common stock, par value $.01 per share, of AAC, (B) the issued and outstanding shares of preferred stock, par value $.01 per share, of AAC, and (C) 1,100,110 Shares of Company Common Stock held by and registered in the name of 399, shall be converted into 74,000 shares of Class A common stock, $.01 par value per share, of the Surviving Corporation ('Class A Common Stock'), 351,000 shares of Class B Common Stock, $.01 par value per share, of the Surviving Corporation and 165,000 shares of Series A preferred stock, par value $.01 per share, of the Surviving Corporation.

     (h) Employee Stock Options; Warrants.

          (i) Unless otherwise provided in the Rollover Agreements, each option to purchase Shares that is not a Substitute Option (as defined in the Option Plan) or the Option held by Anchor Bay Entertainment Inc. issued on September 15, 1997 pursuant to a Modification Agreement, dated September 12, 1997, between the Company and Anchor Bay Entertainment (the 'Anchor Bay Option') and is outstanding immediately prior to the Effective Time (whether or not vested or exercisable) shall, at the Effective Time, be canceled, and in exchange therefor, each holder of each such Option shall receive a cash payment which, prior to deduction for applicable withholding Taxes, is in an amount equal to the product of (A) the excess, if any, of the Per Share Amount over the per share exercise price of such Option and
     (B) the number of shares subject to the Option (whether or not vested). If the per share exercise price of any such Option equals or exceeds the Per Share Amount, such Option shall be canceled without any payment required thereunder. The Option Plan will not survive the Effective Time.

          (ii) The Class A warrants issued by the Company with an exercise price of $6.75 per share of the Company Common Stock (the 'Class A Warrants'), Class B warrants issued by the Company with an exercise price of $7.50 per share of the Company Common Stock (the 'Class B Warrants') and Class C warrants issued by the Company with an exercise price of $9.00 per share of the Company Common Stock (the 'Class C Warrants') (the Class A Warrants, Class B Warrants and Class C Warrants collectively being referred to herein as the 'Warrants') the Substitute Options, and the Anchor Bay Option will have been adjusted in accordance with their terms, unless any such Warrants have expired in accordance with their terms, such that, upon exercise and payment of the exercise price, any holder thereof shall have the right to receive only $5 per share, and in no event shall have the right to receive any shares of capital stock of the Company or the Surviving Corporation.

     (i) Dissenting Shares. Notwithstanding any provisions of the Agreement to the contrary, Shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a Company Stockholder who has not voted such Shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Shares in the manner provided by the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ('Dissenting Shares') shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under Section 262 of the DGCL or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if such Share had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in this Section 2. The Company shall give AAC prompt notice of any demands received by the Company for appraisal of Shares, and, until the Effective Time, AAC shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of AAC, make any payment with respect to, or settle or offer to settle, any such demands.

     (j) Surrender of Shares; Stock Transfer Books.

          (i) Prior to the Effective Time, AAC shall designate a bank or trust company (which bank or trust company shall be reasonably acceptable to the Company) to act as agent (the 'Paying Agent') for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2(g)(i) and shall deposit with the Paying Agent the proceeds of the Debt Financing required in order to consummate the Transactions. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

          (ii) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2(g)(i), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing Shares (the 'Certificates') shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable.

          (iii) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them to the fullest extent permitted by law. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

          (iv) Any portion of the Merger Consideration made available to the Paying Agent to pay for Shares of Company Common Stock for which appraisal rights have been perfected shall be paid to the Surviving Corporation upon demand.

          (v) At the Effective Time, the stock transfer books of the Company shall be closed to the extent permitted by applicable law and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

          (vi) The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to AAC as follows, except as set forth in the disclosure schedule attached hereto:

     (a) Organization, Qualification, and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Capitalization. (i) The authorized capital stock of the Company consists of 25,000,000 Shares of Company Common Stock and 1,000,000 shares, $.01 par value per share, of preferred stock (the 'Company Preferred Stock'). As of the date of this Agreement: (A) 13,623,394 Shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued or outstanding, and (C) no Shares of Company Common Stock were held by the Company in its treasury. All of the issued and outstanding Shares of Company Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as indicated in Schedule 3(b), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any Subsidiary thereof to issue, sell, or otherwise cause to become outstanding any of its capital stock or the capital stock of any Subsidiary thereof. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. All shares of capital stock of Subsidiaries of the Company are wholly owned directly or indirectly by the Company and have been duly authorized and are validly issued, fully paid and nonassessable.

          (ii) Except as provided in Schedule 3(b), there are no voting trusts or shareholder agreements to which the Company or any Subsidiary thereof is a party with respect to the voting of the capital stock of the Company or any Subsidiary thereof.

          (iii) The Class A Warrants and Class B Warrants expire on July 28, 1998 and the Class C Warrants expire on January 11, 2000. Upon consummation of the Transactions, the Warrants, Substitute Options and Anchor Bay Option shall have been adjusted so that, in the case of each Warrant (other than any Warrant that has expired in accordance with its terms) or applicable Option, upon exercise and payment of the exercise price, any holder thereof shall have the right to receive only $5 per share, and in no event shall have the right to receive any shares of capital stock of the Company or the Surviving Corporation.

     (c) Authorization of Transactions. The Company has, and subject to the Requisite Stockholder Approval will have, full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the Merger, and the performance of the Company's obligations hereunder, have been and, subject to the Requisite Stockholder Approval or Requisite Super-Majority Stockholder Approval, as the case may be, will be, duly authorized by all requisite corporate action, and this Agreement has been executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Body or court to which any of the Company and its Subsidiaries is subject, including, without limitation, Section 203 of the DGCL, or any provision of the certificate of incorporation or bylaws of any of the Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel or require any notice under any Contract to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the Transactions. Other than in connection with the provisions of the HSR Act, the DGCL, the Securities Exchange Act, the Securities Act, the state securities laws, and as set forth on Schedule 3(d), none of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental or Regulatory Body in order for the Parties to consummate the Transactions or execute, deliver and perform its obligations under this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the Transactions.

     (e) Filings with the SEC. Since July 31, 1994, the Company and its Subsidiaries have made all filings with the SEC that are required under the Securities Act and the Securities Exchange Act (collectively, the 'SEC Reports'). Each of the SEC Reports has complied with the applicable provisions of the Securities Act and the Securities Exchange Act and the rules and regulations promulgated thereunder in all material respects. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore furnished or made available to AAC complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     (f) Financial Statements. The Company has delivered to AAC an Annual Report on Form 10-K of the Company for the fiscal year ended July 31, 1997 (the 'Most Recent Fiscal Year End'). The financial statements included in or incorporated by reference into such SEC Reports (including the related notes and schedules) have been prepared in accordance with GAAP and present fairly the financial condition of the Company and its Subsidiaries as of the indicated dates and the results of operations of the Company and its Subsidiaries for the indicated periods.

     (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole.

     (h) No Undisclosed Liabilities. Except for (i) liabilities incurred in connection with the Transactions and (ii) as and to the extent disclosed in the SEC Reports or as set forth in Schedule 3(h), since July 31, 1997, neither the Company nor any of its Subsidiaries has incurred any Liabilities of any nature (whether accrued, absolute, contingent or otherwise) which could reasonably be expected to be required to be reflected in or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company and its consolidated Subsidiaries prepared in accordance with GAAP consistent with past practice.

     (i) Brokers' Fees. Other than fees related to financial advisory services performed for the Company to be paid to the Persons set forth on Schedule 3(i), neither the Company nor any of its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions. The Company has furnished to AAC true, correct and complete copies of engagement letters relating to such services.

     (j) Absence of Certain Changes. Except as disclosed in Schedule 3(j), since July 31, 1997, the Company and its Subsidiaries have conducted their business in the Ordinary Course of Business and there has not been:

          (i) any event, occurrence or development of a state of facts which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or (other than (A) any retirement of, or issuance of Company Common Stock pursuant to the exercise of Options to acquire Shares of Company Common Stock granted to employees or directors or other Option holders, or (B) as contemplated pursuant to this Agreement) any repurchase, redemption or other acquisition by the Company or any Subsidiary thereof of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary thereof;

          (iii) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary thereof;

          (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary thereof of any indebtedness for borrowed money, other than in the Ordinary Course of Business in amounts and on terms consistent with past practices;

          (v) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (vi) any material change in any method of accounting or accounting practice by the Company or any Subsidiary thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (vii) any (A) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary thereof, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary thereof, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary thereof; in each case, other than in the Ordinary Course of Business; or

          (viii) any cancellation of any Permits or Contracts to which the Company or any Subsidiary thereof is a party, or any written or oral notification to the Company or any Subsidiary thereof that any party to any such arrangement intends to cancel or not renew such arrangement beyond its expiration date as in effect on the date hereof, which cancellation or notification, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (k) Litigation. Except as set forth on Schedule 3(k), there is no action, suit or proceeding pending against, or, to the Knowledge of the Company or any Subsidiary thereof, any action, suit, investigation or proceeding threatened against or affecting, the Company or any Subsidiary thereof or any of their respective properties before any Governmental or Regulatory Body, (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other Transactions and has a reasonable likelihood of success.

     (l) Taxes. (i) The Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) except as set forth on Schedule 3(l), the Company and each of its Subsidiaries have paid all Taxes required to be paid by it including Taxes that the Company and its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or Third Party, except with respect to matters contested in good faith or for such amounts that, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) except as set forth on
Schedule 3(l), there are no pending or, to the Knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect;
(iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its Subsidiaries which, if such deficiencies or claims were finally resolved against the Company or any of its Subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) none of the Company or any of its Subsidiaries has made an election under Section 341(f) of the Code; (vii) except as set forth in Schedule 3(l), no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect; (viii) except as set forth in Schedule 3(l), none of the Company or its Subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by the Company or a Subsidiary of any 'excess parachute payments' within the meaning of Section 280 G or 162(m) of the Code; (ix) none of the Company or its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (x) all Taxes required to be withheld, collected or deposited by or with respect to the Company and its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority, except, in each case, to the extent that failing to so withhold, collect, deposit or pay would not have a Material Adverse Effect; (xi) none of the Company or its Subsidiaries has issued or assumed (A) any obligations described in Section 279(b) of the Code, (B) any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that are not in registered form; (xii) there are no requests for information currently outstanding that could affect the Taxes of the Company and its Subsidiaries; and (xiii) except as set forth on Schedule 3(l), there are no proposed reassessments of any property owned by the Company or any of its Subsidiaries or other proposals that could increase the amount of any Tax to which the Company, its Subsidiaries or any such Person would be subject.

     (m) Compliance with Laws. Except as set forth on Schedule 3(m), neither the Company nor any Subsidiary thereof is in violation of, or has since July 31, 1997 violated, and, to the Knowledge of the Company or any Subsidiary thereof, none of them is under investigation with respect to or has been threatened to be charged with or given notice of any violation by any Governmental or Regulatory Body of any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (n) Permits. Except as set forth on Schedule 3(n) and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Permits are valid and in full force and effect, (ii) neither the Company nor any Subsidiary thereof is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions. The Company and each of its Subsidiaries have all Permits necessary to carry on its business as currently conducted or as proposed to be conducted, except where the failure to have any Permit would not have a Material Adverse Effect.

     (o) Contracts. Schedule 3(o) sets forth a list of all material Contracts to which the Company or any of its Subsidiaries is a party or by or to which it or its assets are bound or subject, including, without limitation, (i) Contracts relating to the borrowing of money; (ii) Contracts with any current Affiliate or current or former officer or director of the Company or any Subsidiary thereof;
(iii) joint venture agreements between the Company or any of its Subsidiaries and an unaffiliated third party; (iv) any Contracts providing for payments to or from the Company or any Subsidiary thereof of $100,000 or more per year; (v) any license agreements, distribution agreements, franchise agreements or agreements in respect of similar rights granted to or held by the Company or any of its Subsidiaries; (vi) any Contract that materially limits the freedom of the Company or any Subsidiary thereof to compete in any line of business or with any Person or in any geographical area or which would so materially limit the freedom of the Company or any Subsidiary thereof so to compete after the Effective Time; (vii) any other Contract not made in the Ordinary Course of Business which Contract is material to the Company and its Subsidiaries taken as a whole; (viii) any Tax sharing agreement or other arrangement or (ix) any Lease. The Company has heretofore made available to AAC true and complete copies of each of the Contracts set forth in Schedule 3(o). Except for Contracts that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Contracts disclosed in Schedule 3(o) are valid and binding Contracts of the Company or a Subsidiary thereof, are in full force and effect (except for those that have terminated or will terminate by their own terms), and neither the Company, any Subsidiary thereof nor, to the Knowledge of the Company or any Subsidiary thereof, any other party thereto, is in default in any material respect under the terms of any such Contract.

     (p) Intellectual Property Rights. The Company or any Subsidiary thereof has interests in or uses only the Intellectual Property disclosed in Schedule 3(p) in connection with the conduct of the business as currently conducted or as proposed to be conducted. Except as set forth on Schedule 3(p), the Company or any Subsidiary thereof either owns or has a valid and binding license to use each item of Intellectual Property set forth on Schedule 3(p). No other Intellectual Property is used or necessary in the conduct of the business as currently conducted or as proposed to be conducted. Except as disclosed in
Schedule 3(p), (i) the Company or any Subsidiary thereof has the exclusive right to use the Intellectual Property disclosed in Schedule 3(p), (ii) all registrations with and applications to any Governmental or Regulatory Body in respect of such Intellectual

Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or any Subsidiary thereof to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Subsidiary thereof in respect of such Intellectual Property, (iv) the Company or any Subsidiary thereof has delivered to AAC prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company or any Subsidiary thereof has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the business, (vi) the Company or any Subsidiary thereof is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) the Company or any Subsidiary thereof does not have any Knowledge that such Intellectual Property is being infringed by any other Person. Except as set forth on Schedule 3(p), the Company or any Subsidiary thereof has not received notice that the Company or any Subsidiary thereof is infringing any Intellectual Property of any other Person in connection with the conduct of the business as currently conducted or as proposed to be conducted; no claim is pending or, to the Knowledge of the Company or any Subsidiary thereof, has been made to such effect that has not been resolved; and, to the Knowledge of the Company or any Subsidiary thereof, the Company or any Subsidiary thereof is not infringing any Intellectual Property rights of any other Person in connection with the conduct of the business as currently conducted or as proposed to be conducted.

     (q) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held and acting on the unanimous recommendation of the Board of Directors of the Company, has (i) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company Stockholders, (ii) approved this Agreement and the Transactions, including the Merger, which approval satisfies in full the requirements of the DGCL including, without limitation, Section 203 thereof with respect to the Transactions, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the Company Stockholders. Furman Selz LLC has delivered to the Company's Board of Directors its opinion that the consideration to be paid in the Merger is fair to the holders of Shares of Company Common Stock from a financial point of view.

     (r) ERISA.  All Benefit Plans and Multiemployer Plans are listed in
Schedule 3(r), and copies of all documentation relating to such Benefit Plans have been delivered to AAC (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Schedule 3(r):

          (i) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under
     Section 401(a) of the Code and nothing has occurred since the date of any such determination which would adversely affect such qualification.

          (ii) no Benefit Plan is a 'defined benefit plan' within the meaning of
     Section 414(j) of the Code, other than a Benefit Plan described in Section 401(a)(1) of ERISA;

          (iii) no direct, contingent or secondary Liability has been incurred or is expected to be incurred by the Company or any Subsidiary under Title IV of ERISA with respect to any Benefit Plan or Multiemployer Plan, or with respect to any other Plan presently or heretofore maintained or contributed to during the five (5) year period prior to the Closing Date by any ERISA Affiliate;

          (iv) with respect to each Multiemployer Plan, (A) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate, and the Company has no reason to believe that any such withdrawal liability will be incurred, prior to the Closing Date, (B) no such Multiemployer Plan is in 'reorganization' (within the meaning of Section 4241 of ERISA), (C) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become 'insolvent' (within the meaning of Section 4241 of ERISA), (D) the Company or any Subsidiary thereof has no Knowledge that proceedings have been instituted by the Pension Benefit Guaranty Corporation against the Multiemployer Plan, (E) neither the Company or any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of
     Section 4204 of ERISA, and (F) except as disclosed in Schedule 3(r), if the Company or any ERISA Affiliate were to have a complete or partial withdrawal under Section 4203 of ERISA as of the Closing, no withdrawal liability would exist on the part of the Company or any ERISA Affiliate;

          (v) neither the Company nor any ERISA Affiliate has incurred any Liability for any tax imposed under Sections 4971 through 4980B of the Code or civil Liability under Section 502(i) or (l) of ERISA;

          (vi) Except as set forth in Schedule 3(r), no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any Transaction contemplated under this Agreement;

          (vii) no tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

          (viii) no Benefit Plan provides health or death benefit coverage for claims incurred beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment;

          (ix) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) have been brought or, to the Knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation; and

          (x) all contributions to Benefit Plans and Multiemployer Plans that were required to be made under such Plans have been made and each of the Company and each Subsidiary has performed all material obligations required to be performed under all such Plans.

     (s) Labor and Employment Matters.

          (i) Except as set forth on Schedule 3(s), (A) no employee of the Company or any Subsidiary thereof is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and neither the Company nor any Subsidiary thereof has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such Contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of the Company or any Subsidiary thereof; (B) there are no pending or threatened representation campaigns, elections or proceedings; (C) the Company has no Knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; (D) neither the Company nor any Subsidiary thereof has engaged in, admitted committing or been held to have committed any unfair labor practice; and (E) there are no controversies or grievances between the Company or any Subsidiary thereof and any of its employees or representatives thereof.

          (ii) Schedule 3(s) sets forth all Contracts under which the Company or any Subsidiary thereof has any obligation to provide compensation or remuneration of any kind (other than obligations to make current wage or salary payments that are terminable at will without notice) to or on behalf of any employee or consultant.

          (iii) Except as set forth on Schedule 3(s), the Company and each of its Subsidiaries have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

          (iv) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have at all times since July 31, 1994 complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

     (t) Real Estate.

          (i) Neither the Company nor any of its Subsidiaries own any real property.

          (ii) Except as set forth on Schedule 3(t), neither the Company nor any Subsidiary thereof has assigned, pledged or otherwise transferred or has sublet (as sublessor) the premises demised by any Lease. The Company or a Subsidiary thereof is in possession of the premises demised by the Leases. Except as set forth on Schedule 3(t), no tenant or landlord under any Lease has exercised any option or right to (A) cancel or terminate such Lease or shorten the term thereof, (B) lease additional premises, (C) reduce or relocate the premises demised by such Lease, or (D) purchase any property. All brokerage commissions payable by the Company or any Subsidiary thereof with respect to any Lease have been fully paid.

     (u) Environmental Matters. To the Knowledge of the Company or any Subsidiary thereof, the Company or any Subsidiary thereof has obtained and holds all necessary Environmental Permits. To the Knowledge of the Company or any Subsidiary thereof, the Company or any Subsidiary thereof is in material compliance with all terms, conditions and provisions of all applicable Environmental Permits and Environmental Laws. There are no past, pending or, to the Knowledge of the Company or any Subsidiary thereof, threatened material Environmental Claims against the Company or any Subsidiary thereof, and the Company or any Subsidiary thereof is not aware of any facts or circumstances which could reasonably be expected to form the basis for any such material Environmental Claim against the Company or any Subsidiary thereof. To the Knowledge of the Company or any Subsidiary thereof, except as set forth on
Schedule 3(u), no Releases of Hazardous Materials have occurred at, from, in, to, on or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that constitutes a violation of any Environmental Law. Except as set forth on Schedule 3(u), neither the Company or any Subsidiary thereof, any predecessor of the Company or any Subsidiary thereof, nor any entity previously owned by the Company or any Subsidiary thereof, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which constitutes a violation of any Environmental Law. To the Knowledge of the Company, no Site is a current or proposed Environmental Cleanup Site. There are no Liens arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances or conditions that could reasonably be expected to restrict, encumber or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use or transferability of any Site. To the Knowledge of the Company or any Subsidiary thereof, except as set forth on Schedule 3(u), no Site contains any underground storage tanks, active or abandoned, polychlorinated biphenyl- containing equipment or asbestos-containing material. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any Subsidiary thereof with respect to any Site which have not been delivered to AAC or any of its representatives prior to execution of this Agreement.

     (v) Other Interests. Except as set forth in Schedule 3(v), the Company or any Subsidiary thereof does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     (w) Certain Business Practices. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees or, to the Knowledge of the Company or any Subsidiary thereof, agents or representatives (in their capacity as directors, officers, agents, representatives or employees) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other Person acting on behalf of or under the auspices of a governmental official or Governmental or Regulatory Body, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its Subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or (iii) made any payment to any customer or supplier of the Company or any of its Subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its Subsidiaries.

     (x) Insurance. Since July 31, 1992, the Company and its Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and each has maintained in full force and effect liability insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and its Subsidiaries or any properties owned, occupied or controlled by the Company or any of its Subsidiaries in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of its Subsidiaries failed to give any material notice or to present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the SEC Reports or in Schedule 3(x), (i) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the Knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to the Company or any of its Subsidiaries that is not covered by any of such policies and binders; (ii) no notice of cancellation or non-renewal of any such policies or binders has been received; and (iii) except as set forth in Schedule 3(x), there are no performance bonds outstanding with respect to the Company or any of its Subsidiaries.

     (y) Disclosure Documents. The Definitive Proxy Materials to be filed with the SEC and sent to the Company Stockholders in connection with the special meeting of the Company Stockholders (the 'Special Meeting'), as of the date first mailed to the Company Stockholders and at the time of the Special Meeting, and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the 'Schedule 13E-3') at the time filed with the SEC, or at any time thereafter when the information therein is required to be updated pursuant to applicable law, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Joint Disclosure Documents will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Securities Exchange Act and the SEC rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on written information supplied by or on behalf of AAC or any of its respective Affiliates specifically for inclusion therein.

     (z) Customers and Suppliers. Since July 31, 1997, neither the Company nor any of its Subsidiaries has received written notice that any customer or supplier intends to cancel, terminate or otherwise modify any relationship with the Company or any of its Subsidiaries, which constitutes a Material Adverse Effect.

4. REPRESENTATIONS AND WARRANTIES OF AAC.

     AAC represents and warrants to the Company, except as set forth in the disclosure schedule attached hereto:

     (a) Organization. AAC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. AAC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the Transactions. AAC has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. AAC was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby. AAC has not engaged, nor prior to the Effective Time will it engage, in any business activities other than the business activities contemplated hereby (including business activities contemplated by or reasonably incident to the Debt Financing). AAC has conducted and, prior to the Effective Time, will conduct its operations only as contemplated hereby (including activities contemplated by or reasonably incident to the Debt Financing). AAC has no Subsidiaries and, during the period commencing with the date hereof and ending at the Effective Time, AAC will have no Subsidiaries. AAC does not have, nor at the Effective Time will it have, any Liabilities or material obligations not expressly contemplated pursuant to this Agreement or the Transactions.

     (b) Debt Financing.

          (i) AAC has provided to the Company true and complete copies of a letter, dated March 31, 1998, from J.P. Morgan Securities Inc. pursuant to which it has indicated that it is highly confident of its ability to underwrite in the public markets senior notes of the Company in an aggregate amount of at least $100 million to provide, together with the equity financing referred to in Section 4(b)(ii) and the Revolving Credit Facility, all of the financing required in order to consummate the Transactions and to fund what AAC reasonably believes to be the working capital needs of the Company and its Subsidiaries following the Closing. The financing to be provided pursuant to the foregoing arrangements is hereinafter referred to as the 'Debt Financing.' As of the date hereof, the highly confident letter relating to the Debt Financing has not been withdrawn and is in full force and effect.

          (ii) AAC has delivered to the Company a true and complete copy of a commitment letter, dated as of April 21, 1998, from 399 pursuant to which 399 (together with its Affiliates) will have available $13.12445 million, subject to the terms and conditions set forth therein, for purposes of consummating the Transactions (the 'Equity Financing Commitment'). As of the date hereof, such commitment letter from 399 has not been withdrawn and is in full force and effect.

     (c) Authorization of the Transactions. AAC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by AAC, and the performance of its obligations hereunder, have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by AAC. This Agreement constitutes the valid and legally binding obligation of AAC, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental or Regulatory Body to which AAC is subject or any provision of the certificate of incorporation or bylaws of AAC or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any Contract or other arrangement to which AAC is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the Transactions. Other than in connection with the provisions of the HSR Act, the DGCL, the Securities Exchange Act, the Securities Act and the state securities laws, AAC is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental or Regulatory Body in order for the Parties to consummate the Transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a material adverse effect on the ability of the Parties to consummate the Transactions.

     (e) Brokers' Fees. AAC has no Liability or other obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions contemplated by this Agreement for which any of the Company or its Subsidiaries thereof could become liable.

     (f) Litigation. There is no action, suit or proceeding pending against, or, to the knowledge of AAC, any action, suit, investigation or proceeding threatened against or affecting, AAC or any of their respective properties before any Governmental or Regulatory Body (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other Transactions and has a reasonable likelihood of success.

     (g) Disclosure Documents. The information supplied by AAC for inclusion in the Definitive Proxy Materials to be filed with the SEC and sent to the Company Stockholders in connection with the Special Meeting, as of the date first mailed to the Company Stockholders and at the time of the Special Meeting, and the
Schedule 13E-3 at the time filed with the SEC, or at any time thereafter when the information therein is required to be updated pursuant to applicable law, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5. COVENANTS.

     The Parties hereto hereby covenant as follows:

     (a) Further Assurances. Each of the Company and AAC will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions contemplated by this Agreement; provided, however, that no director or officer of the Company shall be required either to violate any requirement imposed by law in connection therewith or to take any action such director or officer deems, after consultation with outside counsel, not consistent with such director's or officer's fiduciary duty.

     (b) Notices and Consents. The Company will, and will cause each of its Subsidiaries to, give any notices to third parties, and will, and will cause each of its Subsidiaries to, use its reasonable best efforts to obtain any required third party consents, that AAC reasonably may request.

     (c) Regulatory Matters and Approvals. Each of AAC and the Company will, and will cause any of its respective Subsidiaries to, give any notices to, make any filings with, and use its reasonable best efforts to obtain any necessary authorizations, consents and approvals of any Governmental or Regulatory Body. Without limiting the generality of the foregoing, each of AAC and the Company will, and will cause any of its respective Subsidiaries to, (i) file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, (ii) use its best efforts to obtain an early termination of the applicable waiting period and (iii) make any further filings pursuant thereto that may be necessary, proper, or advisable.

     (d) Securities Act, Securities Exchange Act, and State Securities Laws.

          (i) The Company will prepare and file with the SEC preliminary proxy materials ('Preliminary Proxy Materials') under the Securities Exchange Act relating to the Merger. The Company will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper or advisable. AAC will provide the Company with information and assistance in connection with the foregoing filings that the Company may reasonably request.

          (ii) The Company and AAC shall each use its reasonable best efforts to take, or cause to be taken, (A) all actions necessary, proper or advisable by such Party with respect to the prompt preparation and filing of the Joint Disclosure Documents with the SEC, (B) such actions as may be required to have the Joint Disclosure Documents declared effective under the Securities Act as promptly as practicable, and (C) such actions as may be required to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby.

          (iii) As soon as practicable after the date of announcement of the execution of this Agreement, the Company shall file with the SEC a Schedule 13E-3. AAC and the Company each agrees to correct any information provided by it for use in the Schedule 13E-3, if and to the extent that it shall have become false and misleading in any material respect.

     (e) DGCL; Special Meeting. The Company will (i) call the Special Meeting as soon as reasonably practicable in order that such stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the DGCL and (ii) mail the Joint Disclosure Documents to the Company Stockholders as soon as reasonably practicable, which Joint Disclosure Documents will contain the affirmative recommendation of the Board of Directors of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that any provision of this Agreement to the contrary notwithstanding, the Company will not have any obligation to call the Special Meeting or mail the Joint Disclosure Documents to the Company Stockholders if such action would require any director or officer of the Company either to violate any requirement imposed by law in connection therewith or, after consultation with and advice from its outside counsel, any director or officer of the Company determines in good faith that to take such action would be inconsistent with such director's or officer's fiduciary duty.

     (f) Accounting Treatment. Each Party hereto shall cooperate with the other Party hereto in connection with the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, providing appropriate disclosure with regard to such recording in all filings with the SEC. In furtherance of the foregoing, the Company shall provide AAC with a reasonable time period to review any description of the Transactions filed with the SEC.

     (g) Debt Financing.

          (i) AAC shall use its reasonable best efforts to assist the Company in obtaining the Debt Financing or other alternative financing on substantially comparable or more favorable terms. The Company shall use its reasonable best efforts to cooperate with AAC in the obtaining of the Debt Financing, including, without limitation, by participating in road shows and meeting with, and providing information to, potential sources of financing identified by AAC.

          (ii) The Company shall use its reasonable best efforts to obtain a revolving credit facility commitment from a lending institution designated by AAC in the amount of approximately $25 million ('Revolving Credit Facility').

     (h) Operation of the Company's Business. The Company will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business, including, without limitation, the following:

          (i) authorizing or effecting any change in its certificate of incorporation or bylaws (other than as contemplated by this Agreement);

          (ii) granting any options, warrants, or other rights to purchase or obtain any of its capital stock or issuing, selling or otherwise disposing of any of its capital stock (except upon the conversion or exercise of Options and other rights and obligations currently outstanding);

          (iii) declaring, setting aside, or paying any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeeming, repurchasing or otherwise acquiring any of its capital stock, in either case, outside the Ordinary Course of Business;

          (iv) except as set forth on Schedule 5(h), issuing any note, bond, or other debt security or creating, incurring, assuming or guaranteeing any indebtedness for borrowed money or capitalized lease obligation (except for inter-company loans or advances from the Company to, or Guaranties on behalf of, any one or more of its Subsidiaries), outside the Ordinary Course of Business;

          (v) except as set forth on Schedule 5(h), imposing any Lien upon any of its assets outside the Ordinary Course of Business;

          (vi) other than pursuant to the Transactions, making any material change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

          (vii) except pursuant to existing agreements or arrangements as of the date hereof, making any capital investment in, making any loan to, or acquiring the securities or assets of any other Person outside the Ordinary Course of Business;

          (viii) adopting or amending any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee Benefit Plan, agreement, trust, Plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, except for normal increases in the Ordinary Course of Business and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Subsidiary thereof;

          (ix) revaluing in any material respect any significant portion of its assets, including, without limitation, writing down the value of inventory in any material amount or write-off of notes or accounts receivable in any material amount;

          (x) paying, discharging or satisfying any material Liabilities (whether matured, unmatured, absolute, accrued, asserted or unassented, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business of Liabilities reflected or reserved against in the consolidated financial statements of the Company and set forth in the SEC Reports or incurred in the Ordinary Course of Business;

          (xi) making any Tax election with respect to or settling or compromising any material income Tax Liability;

          (xii) taking any action other than in the Ordinary Course of Business with respect to accounting policies or procedures; and

          (xiii) committing to any of the foregoing.

     (i) Full Access. Subject to the terms and conditions of the Confidentiality Agreement, the Company will, and will cause each of its Subsidiaries to, permit representatives of AAC and its Affiliates to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of the Company and its Subsidiaries.

     (j) Notice of Developments. Each Party will give prompt written notice to the other Party of any event which could reasonably be expected to give rise to a Material Adverse Effect or could reasonably be expected to cause a breach of any of its own respective representations, warranties, covenants or other agreement contained herein. No disclosure by any Party pursuant to this Section 5(j), however, shall be deemed to amend or supplement any Schedule, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (k) No Solicitation.

          (i) The Company shall not, and shall not permit any of its Subsidiaries to (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall not, and shall not permit any of its Subsidiaries to, authorize or knowingly permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries (all of the foregoing parties being referred to as the 'Restricted Parties') to solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any Third Party relating to (A) any acquisition of 5% or more of the consolidated assets of the Company and its Subsidiaries or of over 5% of any class of equity securities of the Company or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 5% or more of any class of equity securities of the Company or any of its Subsidiaries, (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 5% of the consolidated assets of the Company, other than the Transactions or (D) any other transaction the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute the benefits to AAC of the Transactions (collectively, the 'Acquisition Proposals' and which, if consummated, will be an 'Acquisition Transaction') or enter into or participate in any discussions (except as may be necessary to inform a Third Party of the provisions of this Section 5(k)) or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to the business, properties or assets of the Company in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing; provided, however, that the provisions of this Section 5(k) shall not limit or prohibit any of the Restricted Parties from (x) engaging in discussions or negotiations with such a Third Party who has made a Superior Acquisition Proposal, but only if the Board of Directors of the Company, after consultation with and advice from its outside counsel, determines in good faith that, in the exercise of its fiduciary responsibilities, such discussions or negotiations should be commenced or such information should be furnished or such facilitation, cooperation, encouragement or participation undertaken; (y) furnishing information pursuant to an appropriate and customary confidentiality letter (which shall not be substantially less restrictive than the Confidentiality Agreement) concerning the Company or any Subsidiary thereof and its businesses, properties or assets to a Third Party who has made a Superior Acquisition Proposal as to which a prior determination of the Board of Directors of the Company as contemplated under clause (x) above has been made; provided, further, that (1) the Board of Directors of the Company shall not, and shall not authorize any officers or representatives to, take any of the foregoing actions until notice to AAC of the Company's intent to take such action shall have been given; and
     (2) if the Board of Directors of the Company receives a Superior Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Superior Acquisition Proposal, then the Company shall promptly inform AAC of the material terms and conditions of such proposal and the identity of the Third Party making it; or (z) taking a position on a tender offer by a Third Party, as required by Rule 14e-2 under the Securities Exchange Act (provided no such position shall constitute a recommendation of such transaction if it does not constitute a Superior Acquisition Proposal) or complying with its duties of disclosure under applicable state law. As of the date hereof, the Company shall immediately cease and shall cause each of its Subsidiaries and its and their advisors, agents and other intermediaries to cease, any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing; provided that the limitation set forth in this sentence shall not restrict the Company from engaging in any such activities with such a Third Party who hereafter makes a Superior Acquisition Proposal so long as the Company has complied with the provisions of this Section 5(k).

          (ii) If (A) this Agreement shall be terminated pursuant to Section 7(a)(iv), 7(a)(vi)(B) or (B)(1) a Third Party shall have made an Acquisition Proposal, (2) the Agreement shall be terminated pursuant to
     Section 7(a)(ii), Section 7(a)(vi)(A), 7(a)(vi)(C) and (3) any Acquisition Proposal (whether or not proposed prior to the Special Meeting and whether or not it involves the Third Party making the Acquisition Proposal referred to in Section 5(k)(ii)(B)(1) above) shall have been consummated within twelve months following the termination of this Agreement, the Company shall pay to AAC, within ten (10) Business Days following such occurrence, a fee of $3.375 million as liquidated damages and not as a penalty together with reimbursement of all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of banks, investment banks, accountants or legal counsel and the expenses of any litigation incurred in connection with collecting the fees and other amounts provided for in this Section 5(k)(ii), which out-of-pocket costs, fees and expenses shall be no more than $1 million in the aggregate (collectively, the 'Fixed Amount'). Notwithstanding the foregoing, if the Company breaches any representation, warranty, covenant or other agreement hereunder, the Fixed Amount paid by Company and actually received by AAC shall be credited against the amount of damages awarded to AAC as a result of such breach and any damages awarded to AAC as a result of such breach shall be credited against any subsequent payment of the Fixed Amount, to the extent the Company is also obligated hereunder to pay the Fixed Amount.

     (l) Insurance and Indemnification.

      (i) For a period of 6 years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under the Company's certificate of incorporation and bylaws, or any of its Subsidiary's certificate of incorporation or bylaws, in either case, as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

      (ii) For a period of 6 years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's or any of its Subsidiary's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (or, if such insurance policy cannot be obtained, such insurance policy on terms with respect to coverage and amount as favorable as can be obtained, subject to the proviso at the conclusion of this sentence), provided that, in satisfying its obligation under this Section, the Surviving Corporation shall not be obligated to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to AAC.

     (m) Joint Disclosure Documents. The Company shall cause the Joint Disclosure Documents to comply with the Securities Exchange Act in all material respects. The Company shall cause the Joint Disclosure Documents to not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, other than with respect to information provided by or on behalf of AAC and its Affiliates. AAC shall cause the Joint Disclosure Documents to not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, with respect to information provided by or on behalf of AAC and its Affiliates.

     (n) Comfort Letters. The Company will deliver to AAC on or before the date the Joint Disclosure Documents are mailed to the Company Stockholders a letter from its accountants, Grant Thornton LLP, stating its conclusions as to the accuracy of certain information derived from the financial records from the Company and its Subsidiaries and contained in the Joint Disclosure Document (the 'Company Comfort Letter'). The Company Comfort Letter shall be reasonably satisfactory to AAC in form and substance.

     (o) Options. Prior to the Effective Time, the Company shall take such action as may be necessary to terminate the Company's Option Plan.

     (p) Debt Financing Expense. Subject to any right to reimbursement pursuant to Section 5(k)(ii) hereof, in the event the Transactions are not consummated, 399 and AAC shall, jointly and severally, be responsible for the payment of any fee due to, or reimbursement of expenses incurred by, J. P. Morgan Securities, Inc. and its affiliates or any other lender designated by AAC pursuant to the Debt Financing, including, without limitation, the Revolving Credit Facility.

6. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions to Closing by AAC. The obligations of AAC to consummate the Transactions are subject to satisfaction or waiver by AAC of the following conditions:

      (i) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Effective Time, except (A) for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (B)), and (B) where the failure of any representations and warranties set forth in Section 3, taken together without regard to any materiality or Knowledge qualification set forth therein, to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time;

      (ii) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

      (iii) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any ofthe Transactions;

      (iv) the Company shall have delivered to AAC a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

      (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

      (vi) the holders of not more than 10% of the outstanding Shares of Company Common Stock shall have demanded appraisal of such Shares in accordance with the DGCL;

      (vii) the Company shall have delivered to AAC written consents to the Transactions from the Persons who are parties to Contracts set forth on Schedule 6(a);

      (viii) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of

Governmental or Regulatory Bodies in connection with the execution, delivery and performance of this Agreement;

      (ix) AAC shall be reasonably satisfied that the Merger will be recorded as a recapitalization for financial reporting purposes;

      (x) total Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the Effective Time shall not exceed $45 million;

      (xi) the Company shall have received the proceeds of the Debt Financing and the amount to be drawn under the Revolving Credit Facility or other proceeds on terms and conditions which are substantially equivalent thereto;

      (xii) the Company shall have received and accepted the resignations of all directors of the Company designated by AAC;

      (xiii) each of the Voting Agreements and the Rollover Agreements shall be in full force and effect;

      (xiv) there shall not be instituted or pending any action or proceeding by any Governmental or Regulatory Body, or any action or proceeding by any other Person, that has a reasonable likelihood of success before any Governmental or Regulatory Body, (A) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the Transactions, (B) seeking to restrain or prohibit the ownership or operation by AAC of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (C) seeking to impose or confirm material limitations on the ability of AAC to effectively control the business or operations of the Company and its Subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the Shares of Company Common Stock or (D) requiring divestiture by AAC of any Shares of Company Common Stock, and no Governmental or Regulatory Body shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the reasonable judgment of AAC is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (A) through (D); and

      (xv) the Warrants shall have been adjusted in accordance with the terms of such Warrants, except for such Warrants that have expired in accordance with their terms.

      (xvi) AAC shall have received an opinion of Warshaw Burstein Cohen Schlesinger & Kuh LLP, counsel to the Company, in the form of Exhibit E attached hereto.

     (b) Conditions to Closing by the Company. The obligations of the Company to consummate the Transactions are subject to satisfaction or waiver by the Company of the following conditions:

      (i) the representations and warranties set forth in Section 4 above shall be true and correct in all respects at and as of the Effective Time, except (A) for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (B)), and (B) where the failure of any representations and warranties set forth in Section 4 taken together without regard to any materiality qualification set forth therein to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time;

      (ii) AAC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

      (iii) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the Transactions;

      (iv) AAC shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

      (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

      (vi) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of

Governmental or Regulatory Bodies in connection with the execution delivery and performance of this Agreement;

      (vii) there shall not be instituted or pending any action or proceeding by any Governmental or Regulatory Body, or any action or proceeding by any other Person, that has a reasonable likelihood of success before any Governmental or Regulatory Body, (A) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the Transaction or (B) seeking to impose liability on any officer or director of the Company for any actions taken in connection with the Transactions, and no Governmental or Regulatory Body shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the reasonable judgement of the Company is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (A) or (B);

      (viii) the Company shall have received an opinion of Furman Selz LLC as to the fairness to the Company Stockholders of the cash merger consideration to be received by them; and

      (ix) the Company shall have received an opinion of Houlihan Lokey Howard & Zukin to the effect that consummation of the Transactions contemplated hereby will not render the Company (i) 'insolvent' as that term is defined in Section 101(32) of the United States Bankruptcy Code (the 'Bankruptcy Code'), or Section 271 of the New York Debtor and Creditor Law (the 'NYDCL') (ii) unable to pay its debts as they mature, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code or Section 275 of the NYDCL, or (iii) left with an unreasonably small capital.

7. TERMINATION.

     (a) Termination of Agreement. The Parties hereto may terminate this Agreement as follows:

      (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

      (ii) AAC may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached any material representation, warranty or covenant contained in this Agreement when made or at any time prior to the Closing in any material respect, AAC has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results from a breach by AAC of any of its representations, warranties or covenants or other agreements contained in this Agreement);

      (iii) the Company may terminate this Agreement by giving written notice to AAC at any time prior to the Effective Time (A) in the event AAC has breached any material representation, warranty or covenant contained in this Agreement when made or at any time prior to the Closing in any material respect, the Company has notified AAC of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results from a breach by the Company of any of its representations, warranties, covenants or other agreements contained in this Agreement);

      (iv) the Company may terminate this Agreement by giving written notice to AAC, at any time prior to the Effective Time, in the event that a Person has made an Acquisition Proposal that the Board of Directors of the Company determines, in good faith, and after consultation with and advice from its financial advisors, is reasonably likely to be subject to completion and would, if consummated, result in a transaction more favorable, from a financial point of view, to the Company Stockholders than the Transactions contemplated by this Agreement and the Merger (a 'Superior Acquisition Proposal');

      (v) either the Company or AAC may terminate this Agreement by giving written notice to the other Party at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval;

      (vi) AAC may terminate this Agreement by giving written notice to the Company if (A) the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to AAC, either its approval or recommendation of this Agreement and the Merger or its recommendation that the Company Stockholders adopt and approve the Transactions contemplated by this Agreement and the Merger, (B) the Board of Directors of the Company shall have approved, recommended or endorsed any Superior Acquisition Proposal, or (C) if the Company has failed to duly call the Special Meeting;

      (vii) either the Company or AAC may terminate this Agreement by giving written notice to the other Party hereto if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining AAC or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

     (b) Effect of Termination. If either Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations hereunder shall terminate; provided, however, that (i) this Section 7(b), Section 5(i), Section 5(k), Section 5(p), Section 8 and the Confidentiality Agreement shall survive any such termination and (ii) nothing herein shall release any Party from Liability for any breach hereof.

8. MISCELLANEOUS.

     (a) Press Releases and Public Announcement. Neither the Company nor AAC shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that the Company or AAC may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns, other than Section 5(1) which shall be for the benefit of the Persons set forth therein, which Person shall have the independent right to enforce their rights under such Section.

     (c) Entire Agreement. This Agreement (including the Exhibits and the Schedules hereto and any attachments thereto) and the Confidentiality Agreement constitute the entire agreement between the Parties hereto and supersede any prior understandings, agreements or representations by or between the Parties hereto, written or oral, to the extent they related in any way to the subject matter hereof, including, without limitation, the Agreement, dated March 10, 1998, between the Company and CVC, as amended.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party hereto.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (ii) accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP;

      (iii) references herein to 'articles,' 'sections,' 'Sections,' 'subsections' and other subdivisions without reference to a document are to designated articles, sections, Sections, subsections and other subdivisions of this Agreement;

      (iv) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

      (v) the words 'herein,' 'hereof,' 'hereunder' and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (vi) the term 'include' or 'including' shall mean without limitation by reason of enumeration;

      (vii) the headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement;

      (viii) any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires; and

      (ix) the Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

     (g) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(i) on the day of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, provided that a copy shall be sent via certified mail, return receipt requested, simultaneously with any such facsimile; (iii) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Company:       Allied Digital Technologies Corp.
                         140 Fell Court
                         Hauppauge, New York 11788
                         Facsimile: (516) 232-5370
                         Attention: George Fishman

Copy to:                 Warshaw Burstein Cohen Schlesinger & Kuh LLP
                         555 Fifth Avenue
                         New York, New York 10017
                         Facsimile: (212) 972-9150
                         Attention: Frederick R. Cummings, Jr., Esq.

If to AAC:               Analog Acquisition Corp.
                         c/o 399 Venture Partners Inc.
                         399 Park Avenue
                         New York, New York 10043
                         Facsimile: (212) 888-2940
                         Attention: Richard M. Cashin, Jr.

Copies to:               399 Venture Partners Inc.
                         399 Park Avenue
                         New York, New York 10043
                         Facsimile: (212) 888-2940
                         Attention: Richard M. Cashin, Jr.

                         Morgan, Lewis & Bockius LLP
                         101 Park Avenue
                         New York, New York 10178-0060
                         Facsimile: (212) 309-6273
                         Attention: Philip H. Werner, Esq.

     Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the DGCL applies as a result of the Company being incorporated in the State of Delaware, in which case the DGCL shall apply.

      (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO.

      (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties hereto. No waiver by either Party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless the same shall be in writing and signed by both Parties.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any Party of the economic benefit intended to be conferred by this Agreement, the Parties shall negotiate in good faith to amend the Agreement in a manner so that the economic effect of the Agreement, as amended, is as nearly as possible the same as the economic effect of this Agreement.

     (l) Expenses. Other than as expressly set forth herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions, whether or not the Merger is consummated.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Transfer Taxes. Any Liability arising out of any real property transfer taxes, if applicable, and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a Liability of the Company Stockholders.

     (o) Limited Recourse. Notwithstanding anything in this Agreement, the Voting Agreements or the Rollover Agreements to the contrary (except as otherwise expressly provided in the Voting Agreements or the Rollover Agreements, as the case may be), (i) the obligations and Liabilities of the Parties hereunder and the parties thereunder shall be without recourse to any stockholder of such Party or any of such stockholder's Affiliates (other than the Parties), or any of their respective directors, employees, officers, representatives or agents (in each case, in their capacity as such) and shall be limited to the assets of such Party and (ii) the stockholders of AAC have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement, the Voting Agreements or the Rollover Agreements.

     (p) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5(1) which shall be for the benefit of the Persons set forth therein, which Person shall have the independent right to enforce their rights under such Section.

     (q) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     (r) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (s) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          ALLIED DIGITAL TECHNOLOGIES CORP.

                                          By: /s/ GEORGE N. FISHMAN
                                              ---------------------------------
                                              Name: George N. Fishman
                                              Title: Co-Charman of the Board of
                                                     Directors and Chief
                                                     Executive Officer

                                          ANALOG ACQUISITION CORP.

                                          By: /s/ IAN HIGHET
                                              ---------------------------------
                                              Name: Ian Highet
                                              Title: Vice President

                                  EXHIBIT A-1

                                 (SEE ANNEX E)

                                  EXHIBIT A-2
                                 (SEE ANNEX F)

                                  EXHIBIT B-1

                                (SEE ANNEX D-1)

                                  EXHIBIT B-2

                                (SEE ANNEX D-2)

                                                                       EXHIBIT C

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                       ALLIED DIGITAL TECHNOLOGIES CORP.
                                   ARTICLE I
                                  STOCKHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

     SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors or the Chairman of the Board. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

     SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.

     SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 6. Organization. The Chairman of the Board, or, in his absence, the Chief Executive Officer, or, in the absence of the Chairman of the Board and the Chief Executive Officer, the President, or, in the absence of the Chairman of the Board, the Chief Executive Officer and the President, a Vice President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer, the President and all of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

     The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

     SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

     Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

     SECTION 8. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     SECTION 9. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be stockholders of the Corporation. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

     SECTION 2. Removal, Vacancies and Additional Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

     SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

     SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No further notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

     SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or by any two of the Directors then in office.

     Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be transmitted by facsimile, telegram or telephone at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

     SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the

Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

     SECTION 7. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

     SECTION 8. Committees. The Board of Directors may designate one or more committees including, without limitation, compensation and audit committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing these By-laws.

     SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                                  ARTICLE III
                                    OFFICERS

     SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 8 of this Article III. The Chairman of the Board, the President, the Chief Executive Officer, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

     All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

     Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

     In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

     SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

     SECTION 3. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation's business and affairs and, subject to the control of the Board of Directors, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

     SECTION 4. Powers and Duties of the President. The President shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation's business and affairs and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

     SECTION 5. Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 6. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 7. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation. The Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; shall sign all receipts and vouchers for payments made to the Corporation; shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of and whenever required by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall render statements of such accounts. The Treasurer shall, at all reasonable times, exhibit the books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and shall have all powers and shall perform all duties incident of the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 8. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

     SECTION 9. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

     SECTION 10. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

     SECTION 11. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                   ARTICLE IV

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a 'Proceeding'), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an 'Indemnitee'), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this
Article IV with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     SECTION 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article IV shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an 'Advancement of Expenses'); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an 'Undertaking'), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a 'Final Adjudication') that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

     SECTION 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 or 2 of this Article IV shall be contract rights. If a claim under Sections 1 or 2 of this Article IV is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section or otherwise shall be on the Corporation.

     SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                                   ARTICLE V

                            STOCK--SEAL--FISCAL YEAR

     SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

     In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

     All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

     Except as hereinafter, provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

     SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

     SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article IV.

     SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

     Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

     SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary.

     A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

     Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

     SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     SECTION 3. Contracts. Except as otherwise provided in these By-Laws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

     SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 5. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

                                  ARTICLE VII

                                   AMENDMENTS

     These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                                                                       EXHIBIT D

NAME                                                                                                 ROLLOVER SHARES
--------------------------------------------------------------------------------------------------   ---------------
John K. Mangini...................................................................................        26,250
Donald L. Olesen..................................................................................        26,250
Steven Granat.....................................................................................         2,500
Brian Wilson......................................................................................         5,000
Emily Hill........................................................................................         3,750
David Conrad......................................................................................         3,750
Charles A. Mantione...............................................................................         2,500
John Mangini, Jr..................................................................................         2,500
Edward Simek......................................................................................         2,500

                                                                       EXHIBIT E
                                                                          , 1998

Analog Acquisition Corp.
c/o 399 Venture Partners Inc.
399 Park Avenue
New York, New York 10043

Gentlemen:

     We have acted as special transaction counsel to ALLIED DIGITAL TECHNOLOGIES CORP., a Delaware corporation ('ADT'), in connection that certain Agreement and
Plan of Merger, dated as of                   , 1998 (the 'Merger Agreement'),
by and between Analog Acquisition Corp., a Delaware corporation ('AAC') and ADT. Our opinion is being delivered to you pursuant to Section 6(a)(xvi) of the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

     In connection with the preparation of our opinion, we have reviewed the Merger Agreement as well as the following documents: (i) the Certificate of Incorporation of ADT, as amended to date, (ii) the By-Laws of ADT in effect on the date hereof, (iii) the form of Stockholders Agreement substantially in the
form dated April   , 1998, to be entered into between AAC and each Stockholder,
(iv) the form of Rollover Agreement substantially in the form dated April   ,
1998, to be entered into between AAC and each Stockholder, and (v) the form of Stockholder Voting and Rollover Agreement substantially in the form, dated April
  , 1998 to be entered into between AAC and Donald Olesen. In addition, we have examined such other records of ADT, and such other certificates and instruments, including certificates of public officials, as we have considered necessary or appropriate under the circumstances to render our opinion.

     In rendering our opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of all such latter documents, and we have assumed the incumbency and authority of all public officials.

     As to the matters of fact material to our opinion, we have relied solely upon the representations and warranties made by ADT in the Merger Agreement and upon certificates from public officials and officers of ADT or its Subsidiaries. We have assumed the accuracy of the factual matters contained therein, and have not attempted to verify independently any of such factual matters; however, nothing has come to our attention which would cause us to question the accuracy of such factual matters. Without limiting the generality of the foregoing, where the phrase 'to our knowledge' appears herein, the foregoing provisions of this paragraph apply.

     We have made such investigations of law as we have deemed appropriate and necessary for our opinion, although we have not reviewed the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States. Accordingly, we express no opinion as to the effect on the Transactions described herein, and in the agreements and materials referred to herein, of the laws of any State or other jurisdiction other than the laws of the state of New York or the General Corporation Law of the State of Delaware or the federal laws of the United States. As members of the Bar of the State of New York, we do not purport to be experts on the laws of any other State.

     In rendering our opinion, we also have assumed that the Merger Agreement embodies the entire agreement between the parties thereto with respect to the subject matter thereof, and has not been amended by oral or written agreement or by conduct of the parties.

     Our opinion is also qualified to the extent that the enforceability of any provisions of the Merger Agreement or any of the rights granted pursuant thereto, may be subject to or limited by (i) applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or other equitable remedies, and (b) concepts of materiality, reasonableness, good faith and fair dealing.

     Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

     1. ADT is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. Neither execution and delivery of the Merger Agreement, nor the consummation of the Transactions contemplated thereby, will (a) violate any applicable constitution, statute, regulation, rule, or to our knowledge, any injunction, judgment, order, decree, ruling, charge or other restriction, in each case, of any governmental or regulatory body or court to which ADT or its Subsidiaries is subject, or any provision of the certificate of incorporation or by-laws of ADT and its Subsidiaries, or (b) conflict with, result in breach of, constitute a default under, or result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel or require any notice under any Contract set forth on Schedules 3(d)(i) and 3(d)(ii) of the Merger Agreement to which any of ADT and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the Transactions.

     3. ADT has duly executed and delivered the Merger Agreement and it constitutes a legally valid and binding obligation of ADT, enforceable in accordance with its terms.

     Our opinion and the matters addressed herein are as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein after the date hereof. Our opinion is furnished by us solely for your benefit in connection with the Transactions referred to above, and it may not be relied upon, quoted by, or delivered to any other person. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Our opinion is not to be furnished to any other person or agency without our prior written consent, except (i) to your counsel, and (ii) in a legal proceeding, to the court or any party thereto, and then only after you have given us at least 20 days' prior written notice thereof (or such shorter period of notice thereof as shall be available if the situation does not permit 20 days' notice).

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262
                        DELAWARE GENERAL CORPORATION LAW

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value the shareholder's stock under the circumstances described in subsections
         (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock in deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title.

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
         (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)

                                                                       ANNEX D-1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ALLIED DIGITAL TECHNOLOGIES CORP.

     The undersigned officer of ALLIED DIGITAL TECHNOLOGIES CORP., a corporation organized and existing under the laws of the State of Delaware (the 'Corporation') does hereby certify on behalf of the Corporation as follows:

     WHEREAS, the name of the Corporation is Allied Digital Technologies Corp.;

     WHEREAS, this Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to amend and restate the Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment.

     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

     1. The name of the corporation is Allied Digital Technologies Corp.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,250,000 shares, consisting of (a) 500,000 shares of Class A Common Stock, par value $0.01 per share (the 'Class A Common'); (b) 250,000 shares of Class B Common Stock, par value $0.01 per share (the 'Class B Common'; the Class A Common and the Class B Common hereinafter being referred to collectively as the 'Common Stock') and (c) 500,000 shares of Preferred Stock, par value $0.01 per share (the 'Preferred Stock').

                                     PART I
                                  DEFINITIONS

     (A) The following terms shall have the following meanings in this Certificate of Incorporation (such definitions to be equally applicable to both singular and plural forms of the terms defined):

     'Affiliate' means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, 'control' (including its correlative meanings, the terms 'controlling', 'controlled' by and 'under common control with'), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

     'Board of Directors' means the board of directors of the Corporation.

     'Business Day' means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for business.

     'Effective Time' means the date upon which the certificate of merger regarding the merger of Analog Acquisition Corp. with and into the Corporation is filed with the Secretary of State of the State of Delaware.

     'Person' or 'person' means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

     'Qualifying Offering' means the consummation by the Corporation, after the Effective Time, of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration

                                     D-1-1
statement under the Securities Act, covering the distribution of the Common Stock which (taken together with all similar previous public offerings subsequent to the Effective Time) raises at least $15 million of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses).

     'Sale of the Company' means the sale of the Corporation (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons pursuant to which such Person or Persons (together with its Affiliates) acquires (1) securities representing at least a majority of the voting power of all securities of the Corporation, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (2) all or substantially all of the Corporation's assets on a consolidated basis.

     'Securities Act' means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     'Tax' or 'Taxes' means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     (B) The following terms, when used in this Amended and Restated Certificate of Incorporation, shall have the meanings provided for such terms in the Sections set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                                      SECTION (PART)
TERM                                 OF ARTICLE FOURTH
----------------------------     -------------------------
Class A Common                   preamble
Class B Common                   preamble
Common Stock                     preamble
Date of Issuance                 A(3)(b) (Part III)
Dividend Payment Date            A(3)(c) (Part III)
Dividend Period                  A(3)(b) (Part III)
Dividend Rate                    A(3)(b) (Part III)
Junior A Stock                   A(3)(e) (Part III)
Preferred Liquidation Value      A(3)(d) (ii) (Part III)
Preferred Stock                  preamble
Redemption Date                  A(4)(a) (iii) (Part III)
Redemption Event                 A(4)(a) (i) (Part III)
Redemption Price                 A(4)(a) (iii) (Part III)
Series A Preferred               A(1)(a) (Part III)
Special Acquisition              A(4)(d) (Part III)
Stated Value                     A(1)(b) (Part III)

                                    PART II
                                  COMMON STOCK

     The powers and rights of the shares of each class of Common Stock, and the qualifications, limitations or restrictions thereof, are set forth in this Part II.

     (A) (1) Voting Rights. Except as expressly provided herein or as required under the GCL, on all matters to be voted on by the Corporation's stockholders,
(a) each holder of record of shares of Class A Common will be entitled to one vote per share so held, and (b) each holder of record of shares of Class B Common will be entitled to no voting rights.

          (2) Cumulative Voting in Election of Directors. In any election of Directors of the Corporation, there shall be cumulative voting for election of Directors so that any holder of shares of the Corporation entitled to vote generally in the election of Directors may cumulate the voting power represented by his shares and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the

                                     D-1-2
     number of votes to which such shares are entitled, or distribute such votes on the same principle among as many candidates for election as such holder of shares determines.

          (3) Removal Without Cause. If at any time less than the entire Board of Directors is to be removed, no Director may be removed from office without cause if the votes cast against his removal would be sufficient to elect him as a Director if then cumulatively voted at an election of the entire Board of Directors.

          (4) Amendment, Repeal or Alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 95% of the combined voting power of the outstanding shares of the Common Stock entitled to vote thereon, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Section
     (A) of this Part II.

     (B) Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder, provided that (1) if dividends are declared in shares of Common Stock, such dividends will be declared and paid at the same rate per share on each class of Common Stock, and, unless the Corporation obtains the prior affirmative vote or written consent of at least 95% of the issued and outstanding shares of each class of Common Stock, dividends payable in shares of a specific class of Common Stock will be payable only to holders of that particular class of Common Stock; provided, further, that any dividend or distribution payable to one class of Common Stock entitles the other class of Common Stock to the same form and distribution amount (except as provided for in (2) below) on the same date, and
(2) if the dividends consist of voting securities of the Corporation, the Corporation will make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities of the Corporation, which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Class B Common are convertible into the shares of Class A Common.

     (C) Stock Splits; Combinations. If the Corporation, in any manner, subdivides or combines (by stock split, stock dividend or otherwise) the issued and the outstanding shares of any class of Common Stock, the issued and outstanding shares of the other class of Common Stock will be proportionately subdivided or combined , unless the Corporation obtains the prior affirmative vote or consent of the holders of all of the issued and outstanding shares of the Class A Common and the Class B Common voting together as a single class.

     (D) Liquidation.

          (1) Ratable Participation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding-up of the Corporation.

          (2) Mergers, etc. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

     (E) Conversion.

          (1) Optional Conversion of Class A Common. Each share of Class A Common is convertible into one share of Class B Common at the option of the holder.

          (2) Optional Conversion of Class B Common. Each share of Class B Common is convertible into one share of Class A Common at the option of the holder.

          (3) Conversion Procedure.

             (a) Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with written notice by the holder of such shares stating that the holder desires to convert the

                                     D-1-3
        shares, or a stated number of the shares, of a class of Common Stock represented by such certificate or certificates into such other class of Common Stock.

             (b) Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered and such notice was received. At such time the rights of the holder of the converted Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of such other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

             (c) Following each surrender of certificates and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the class of Common Stock issuable upon such conversion and (ii) a certificate representing any Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

             (d) The issuance of certificates for a class of Common Stock upon conversion of any class of Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of such other class of Common Stock.

             (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common and Class B Common the number of such shares sufficient for issuance upon conversion of any Class A Common and Class B Common hereunder.

             (f) The Corporation will not close its books against the transfer of any class of Common Stock in any manner which would interfere with the timely conversion of any class of Common Stock.

     (F) Mergers, etc. In connection with any merger, consolidation or recapitalization in which holders of Class A Common generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by the holders of a majority of shares of Class B Common voting as a separate class, all holders of Class B Common shall be given the opportunity to receive the same form and amount of consideration per share.

                                    PART III
                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers (including voting powers), designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

     (A) Series A Preferred Stock

        (1) Designation.

             (a) Series A Preferred. A series of Preferred Stock is hereby created with the designations, powers, preferences and rights set forth herein. The Corporation is authorized to issue a series of Preferred Stock designated as Series A Preferred Stock consisting of 250,000 shares (the 'Series A Preferred').

             (b) Stated Value; Date of Issuance. Each share of Series A Preferred shall have a stated value of $100 (the 'Stated Value'). No shares of Series A Preferred will be issued except as part of the original issuance thereof. The date on which the Corporation initially issues any share of Preferred Stock will be deemed its 'Date of Issuance' regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

                                     D-1-4

             (c) Ranking. For so long as any shares of Series A Preferred are issued and outstanding, the Corporation will not issue any series of Preferred Stock which will be senior or pari passu with respect to payment of dividends, other distributions, preference on redemption or liquidation rights or otherwise; provided, however, that holders of more than a majority of the shares of Series A Preferred may consent to the issuance of Preferred Stock ranking senior or pari passu to the Series A Preferred.

        (2) Voting.

             (a) No Voting Rights Generally. Except as otherwise provided specifically herein or required by law, none of the shares of Series A Preferred shall have any voting rights.

             (b) Consent Requirements. For so long as shares of Series A Preferred are issued and outstanding, the affirmative vote or consent of the holders of more than a majority of all of the shares of Series A Preferred at the time issued and outstanding, voting as a separate class, given in person or by proxy either in writing (as may be permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Corporation, whether such actions are effected directly or through a merger or another transaction (provided, that, no such affirmative vote or consent shall be required in connection with a merger or other transaction which would effect such an action if such merger or other transaction would result in a Sale of the Company, so long as prior to or simultaneously with completion of that transaction, the Series A Preferred will be redeemed in full):

                (i) the amendment of the Certificate of Incorporation or By-laws of the Corporation, or the alteration or change of the powers, rights, privileges or preferences of the Series A Preferred, if such amendment, alteration or change would adversely affect any of the powers, rights, privileges or preferences of the holders of the Series A Preferred;

                (ii) the authorization of (or issuance of any shares of) any class of Preferred Stock which ranks senior to or pari passu with the Series A Preferred with respect to dividends or upon liquidation, dissolution or winding-up of the Corporation;

                (iii) the increase of the number of shares of Series A Preferred authorized for issuance; or

                (iv) the issuance after the Effective Time of any shares of Series A Preferred (excluding the issuance of share certificates upon transfers or exchanges of shares by holders (other than the Corporation) thereof or upon replacement of lost, stolen, damaged or mutilated share certificates), except for issuances of shares of Series A Preferred which have been redeemed or otherwise acquired.

          (3) Dividends; Cash and Stock Dividends.

             (a) Payment. Dividends will be payable on each share of Series A Preferred, in cash, as provided herein when, as and if declared by the Board of Directors, to the extent funds are legally available therefor.

             (b) Rates; Dates Payable. Dividends on shares of Series A Preferred will be payable in cash at a rate per annum equal to 12% of the Preferred Liquidation Value (as defined in Section 3(d)(ii) below) thereof (the 'Dividend Rate'). Such dividends shall be payable semi-annually on June 30 and December 31 of each year (each such date hereinafter referred to as a 'Dividend Payment Date' and each such dividend period hereinafter referred to as a 'Dividend Period') (or, if such date is not a Business Day, then on the next succeeding Business
        Day), to the holders of record as they appear on the register of the Corporation for the shares of such Series A Preferred.

             (c) Record Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of the dividends payable pursuant to Section 3(b), which record date shall not be more than 60 days prior to the Dividend Payment Date.

           (d) Accrual.

                (i) Dividends on the shares of Series A Preferred shall accrue cumulatively on a daily basis and shall accrue from the Date of Issuance to and including the date on which the redemption of

                                     D-1-5
           such share of Series A Preferred shall have been effected or on which full payment with respect to such share shall have been made pursuant to any liquidation, dissolution or winding-up of the Corporation, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

                (ii) To the extent not paid on any Dividend Payment Date, all dividends which have accrued on any share of Series A Preferred then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Date of Issuance in the case of the initial Dividend Payment Date) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such share of Series A Preferred (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. The 'Preferred Liquidation Value' of any share of Series A Preferred as of a particular date shall be equal to the sum of $100 plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) on such share of Series A Preferred added to the Preferred Liquidation Value of such share of Series A Preferred on any Dividend Payment Date pursuant to this Section 3(d) and not thereafter paid.

             (e) Priority. For so long as any shares of Series A Preferred shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to the Common Stock, or any other class or series of stock of the Corporation ranking junior to the Series A Preferred (together with the Common Stock, a 'Junior A Stock') as to dividends or distributions of assets upon liquidation, dissolution or winding up, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation of shares of Common Stock or any other Junior A Stock shall be made on any date unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock or any other Junior A Stock or
        (ii) the acquisition of any shares of any Common Stock or any other Junior A Stock upon conversion or exchange thereof into or for any shares of any other class of Common Stock or other Junior A Stock.

        (4) Redemption.

             (a) Redemption by the Corporation.

                (i) To the extent funds are legally available therefor, on the
           earlier of (x)           , 2009(1), or if such date is not a Business
           Day then on the next Business Day, and (y) the date on which a Sale of the Company or a Qualifying Offering occurs, the Corporation shall redeem at the Redemption Price therefor all issued and outstanding shares of Series A Preferred (the events described in any of the above clauses (x) or (y) are each referred to herein as a 'Redemption Event').

                (ii) To the extent funds are legally available therefor, on any Business Day prior to a Redemption Event, the Corporation, at its option, may redeem at the Redemption Price therefor all or any portion of the shares of Series A Preferred then issued and outstanding.

                (iii) The date on which shares of Series A Preferred are required to be redeemed pursuant to this Section 4 is referred to herein as the 'Redemption Date.' If, on the Redemption Date, there shall be insufficient funds of the Corporation legally available for the complete redemption of the Series A Preferred, such amount of the funds as is legally available shall be used for the redemption obligation as described in Section 4(d) of this Part III. If the Corporation shall fail to discharge its obligation to redeem shares of the Series A Preferred upon the occurrence of a Redemption Event, such obligation shall be discharged as soon as the Corporation is permitted by law to discharge such obligations. Such redemption obligation shall be cumulative so that if such

------------------
(1) Day and month of closing.

                                     D-1-6
           obligation shall not be fully discharged for any reason, all funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such obligation is discharged.

          The redemption price (the 'Redemption Price') for each outstanding share of Series A Preferred to be redeemed pursuant to this Section 4(a) shall be the Preferred Liquidation Value thereof as of the Redemption Date.

             (b) Payment of Redemption Price. Each payment of the Redemption Price in accordance with Section 4(a)(iii) of this Part III shall be made to the holder of each share of Series A Preferred being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share of Series A Preferred, duly endorsed in blank or accompanied by an appropriate form of assignment.

             (c) Redeemed Shares not to be Reissued. All shares of Series A Preferred redeemed pursuant to Section 4(a) of this Part III shall be retired and canceled and shall not thereafter be reissued. This Section shall not apply to any shares of Series A Preferred which is otherwise redeemed, purchased or acquired by the Corporation.

             (d) Amount of Shares Redeemed. The Corporation may acquire shares of the Series A Preferred from time to time without redeeming or otherwise acquiring all or any other issued and outstanding shares of the Series A Preferred (such acquisition, a 'Special Acquisition'). Except with respect to any Special Acquisition, if less than all of the issued and outstanding shares of Series A Preferred is to be redeemed pursuant to this Section 4, the Corporation shall determine the number of shares held by each holder of such series to be redeemed as hereinafter provided. The number of shares of Series A Preferred to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares of Series A Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Preferred then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred then issued and outstanding.

             (e) Notice of Redemption. Notice of the redemption of shares of Series A Preferred pursuant to Section 4(a) of this Part III, specifying the time and place of redemption and the Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the stock records of the Corporation not less than 10 Business Days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred to be redeemed. Such notice shall also specify the number of shares of Series A Preferred of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares of Series A Preferred represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

             (f) Dividends After Redemption Date. Unless the Redemption Price is not made available on the Redemption Date to the holder of a share of Series A Preferred, then from and after the Redemption Date, such share of Series A Preferred shall not be entitled to any dividends accruing after such date, all rights of the holder of such share of Series A Preferred as a stockholder of the Corporation by reason of the ownership of such share of Series A Preferred shall cease, except the right to receive the Redemption Price of such share of Series A Preferred upon the presentation and surrender of the certificate representing such share of Series A Preferred and such share of Series A Preferred shall not after such date be deemed to be outstanding for any purpose.

          (5) Liquidation Rights.

          (a) Preference. Upon the dissolution, liquidation or winding-up of 0the Corporation, whether voluntary or involuntary, the holders of issued and outstanding shares of Series A Preferred shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other Junior A Stock, an amount per

                                     D-1-7
     share of Series A Preferred, in cash, equal to the Preferred Liquidation Value of such shares as of the date of final distribution. Such assets shall be distributed ratably among the shares of Series A Preferred.

          (b) Preferences are not Participating. After the payment to the holders of the shares of Series A Preferred of the full preferential amounts provided for in Section 5 of this Part III the holders of shares of Series A Preferred shall have no right or claim to any of the remaining assets of the Corporation.

          (c) Mergers, etc. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

          5. The corporation is to have perpetual existence.

          6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

          7. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

          8. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

          Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the General Corporation Law of the State of Delaware is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          11. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

                                     D-1-8

          12. Any action required or permitted under the General Corporation Law of the State of Delaware to be taken at an annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Not less than ten (10) days prior written notice of the corporate action to be taken without a meeting by less than unanimous written consent shall be given to stockholders who have not consented in writing.

          13. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors which shall constitute the whole board shall be not more than twelve (12) nor less than one (1), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial term of the Class I directors shall expire at the first annual meeting of stockholders after the Effective Time, the initial term of the Class II directors shall expire at the second annual meeting of stockholders after the Effective Time and the initial term of the Class III directors shall expire at the third annual meeting of stockholders after the Effective Time. At each annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Directors may only be removed only for cause. The initial Board of Directors of the corporation immediately after the Effective Time shall consist of nine (9) directors. This Article 13 may not be amended or repealed unless approved by the affirmative vote of not less than two-thirds of the outstanding shares of the corporation entitled to vote in an election of directors.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated
herein are true as of this    day of             , 1998.

                                          ALLIED DIGITAL TECHNOLOGIES CORP.
                                          By:___________________________________
                                            Name:
                                            Title:

                                     D-1-9

                                                                       ANNEX D-2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ALLIED DIGITAL TECHNOLOGIES CORP.

     The undersigned officer of ALLIED DIGITAL TECHNOLOGIES CORP., a corporation organized and existing under the laws of the State of Delaware (the 'Corporation') does hereby certify on behalf of the Corporation as follows:

     WHEREAS, the name of the Corporation is Allied Digital Technologies Corp.;

     WHEREAS, this Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to amend and restate the Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment.

     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

     1. The name of the Corporation is Allied Digital Technologies Corp.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,250,000 shares, consisting of (a) 500,000 shares of Class A Common Stock, par value $0.01 per share (the 'Class A Common'); (b) 250,000 shares of Class B Common Stock, par value $0.01 per share (the 'Class B Common'; the Class A Common and the Class B Common hereinafter being referred to collectively as the 'Common Stock') and (c) 500,000 shares of Preferred Stock, par value $0.01 per share (the 'Preferred Stock').

                                     PART I
                                  DEFINITIONS

     (A) The following terms shall have the following meanings in this Certificate of Incorporation (such definitions to be equally applicable to both singular and plural forms of the terms defined):

     'Affiliate' means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, 'control' (including its correlative meanings, the terms 'controlling', 'controlled by' and 'under common control with'), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

     'Board of Directors' means the board of directors of the Corporation.

     'Business Day' means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for business.

     'Effective Time' means the date upon which the certificate of merger regarding the merger of Analog Acquisition Corp. with and into the Corporation is filed with the Secretary of State of the State of Delaware.

     'Person' or 'person' means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

                                     D-2-1

     'Qualifying Offering' means the consummation by the Corporation, after the Effective Time, of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act, covering the distribution of the Common Stock which (taken together with all similar previous public offerings subsequent to the Effective
Time) raises at least $15 million of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses).

     'Sale of the Company' means the sale of the Corporation (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons pursuant to which such Person or Persons (together with its Affiliates) acquires (1) securities representing at least a majority of the voting power of all securities of the Corporation, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (2) all or substantially all of the Corporation's assets on a consolidated basis.

     'Securities Act' means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     'Tax' or 'Taxes' means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     (B) The following terms, when used in this Amended and Restated Certificate of Incorporation, shall have the meanings provided for such terms in the Sections set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                                                                         SECTION (PART)
TERM                                                                    OF ARTICLE FOURTH
---------------------------------------------------------------------   -----------------
Class A Common                                                          preamble
Class B Common                                                          preamble
Common Stock                                                            preamble
                                                                        A(3)(b) (Part
Date of Issuance                                                        III)
                                                                        A(3)(c) (Part
Dividend Payment Date                                                   III)
                                                                        A(3)(b) (Part
Dividend Period                                                         III)
                                                                        A(3)(b) (Part
Dividend Rate                                                           III)
                                                                        A(3)(e) (Part
Junior A Stock                                                          III)
                                                                        A(3)(d) (ii)
Preferred Liquidation Value                                             (Part III)
Preferred Stock                                                         preamble
                                                                        A(4)(a) (iii)
Redemption Date                                                         (Part III)
                                                                        A(4)(a) (i) (Part
Redemption Event                                                        III)
                                                                        A(4)(a) (iii)
Redemption Price                                                        (Part III)
                                                                        A(1)(a) (Part
Series A Preferred                                                      III)
                                                                        A(4)(d) (Part
Special Acquisition                                                     III)
                                                                        A(1)(b) (Part
Stated Value                                                            III)

                                     D-2-2

                                    PART II
                                  COMMON STOCK

     The powers and rights of the shares of each class of Common Stock, and the qualifications, limitations or restrictions thereof, are set forth in this Part II.

     (A) (1) Voting Rights. Except as expressly provided herein or as required under the GCL, on all matters to be voted on by the Corporation's stockholders,
(a) each holder of record of shares of Class A Common will be entitled to one vote per share so held, and (b) each holder of record of shares of Class B Common will be entitled to no voting rights.

     (2) Cumulative Voting in Election of Directors. In any election of Directors of the Corporation, there shall be cumulative voting for election of Directors so that any holder of shares of the Corporation entitled to vote generally in the election of Directors may cumulate the voting power represented by his shares and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shares are entitled, or distribute such votes on the same principle among as many candidates for election as such holder of shares determines.

     (3) Removal Without Cause. If at any time less than the entire Board of Directors is to be removed, no Director may be removed from office without cause if the votes cast against his removal would be sufficient to elect him as a Director if then cumulatively voted at an election of the entire Board of Directors.

     (4) Amendment, Repeal or Alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 95% of the combined voting power of the outstanding shares of the Common Stock entitled to vote thereon, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Section (A) of this Part II.

     (B) Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder, provided that (1) if dividends are declared in shares of Common Stock, such dividends will be declared and paid at the same rate per share on each class of Common Stock, and, unless the Corporation obtains the prior affirmative vote or written consent of at least 95% of the issued and outstanding shares of each class of Common Stock, dividends payable in shares of a specific class of Common Stock will be payable only to holders of that particular class of Common Stock; provided, further, that any dividend or distribution payable to one class of Common Stock entitles the other class of Common Stock to the same form and distribution amount (except as provided for in (2) below) on the same date, and
(2) if the dividends consist of voting securities of the Corporation, the Corporation will make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities of the Corporation, which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Class B Common are convertible into the shares of Class A Common.

     (C) Stock Splits; Combinations. If the Corporation, in any manner, subdivides or combines (by stock split, stock dividend or otherwise) the issued and the outstanding shares of any class of Common Stock, the issued and outstanding shares of the other class of Common Stock will be proportionately subdivided or combined , unless the Corporation obtains the prior affirmative vote or consent of the holders of all of the issued and outstanding shares of the Class A Common and the Class B Common voting together as a single class.

     (D) Liquidation.

          (1) Ratable Participation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding-up of the Corporation.

          (2) Mergers, etc. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more

                                     D-2-3
     corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

     (E) Conversion.

          (1) Optional Conversion of Class A Common. Each share of Class A Common is convertible into one share of Class B Common at the option of the holder.

          (2) Optional Conversion of Class B Common. Each share of Class B Common is convertible into one share of Class A Common at the option of the holder.

          (3) Conversion Procedure.

             (a) Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with written notice by the holder of such shares stating that the holder desires to convert the shares, or a stated number of the shares, of a class of Common Stock represented by such certificate or certificates into such other class of Common Stock.

             (b) Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered and such notice was received. At such time the rights of the holder of the converted Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of such other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

             (c) Following each surrender of certificates and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the class of Common Stock issuable upon such conversion and (ii) a certificate representing any Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

             (d) The issuance of certificates for a class of Common Stock upon conversion of any class of Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of such other class of Common Stock.

             (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common and Class B Common the number of such shares sufficient for issuance upon conversion of any Class A Common and Class B Common hereunder.

             (f) The Corporation will not close its books against the transfer of any class of Common Stock in any manner which would interfere with the timely conversion of any class of Common Stock.

     (F) Mergers, etc. In connection with any merger, consolidation or recapitalization in which holders of Class A Common generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by the holders of a majority of shares of Class B Common voting as a separate class, all holders of Class B Common shall be given the opportunity to receive the same form and amount of consideration per share.

                                    PART III
                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers (including voting powers), designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations or

                                     D-2-4
restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

     (A) Series A Preferred Stock

     (1) Designation.

          (a) Series A Preferred. A series of Preferred Stock is hereby created with the designations, powers, preferences and rights set forth herein. The Corporation is authorized to issue a series of Preferred Stock designated as Series A Preferred Stock consisting of 250,000 shares (the 'Series A Preferred').

          (b) Stated Value; Date of Issuance. Each share of Series A Preferred shall have a stated value of $100 (the 'Stated Value'). No shares of Series A Preferred will be issued except as part of the original issuance thereof. The date on which the Corporation initially issues any share of Preferred Stock will be deemed its 'Date of Issuance' regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

          (c) Ranking. For so long as any shares of Series A Preferred are issued and outstanding, the Corporation will not issue any series of Preferred Stock which will be senior or pari passu with respect to payment of dividends, other distributions, preference on redemption or liquidation rights or otherwise; provided, however, that holders of more than a majority of the shares of Series A Preferred may consent to the issuance of Preferred Stock ranking senior or pari passu to the Series A Preferred.

     (2) Voting.

          (a) No Voting Rights Generally. Except as otherwise provided specifically herein or required by law, none of the shares of Series A Preferred shall have any voting rights.

          (b) Consent Requirements. For so long as shares of Series A Preferred are issued and outstanding, the affirmative vote or consent of the holders of more than a majority of all of the shares of Series A Preferred at the time issued and outstanding, voting as a separate class, given in person or by proxy either in writing (as may be permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Corporation, whether such actions are effected directly or through a merger or another transaction (provided, that, no such affirmative vote or consent shall be required in connection with a merger or other transaction which would effect such an action if such merger or other transaction would result in a Sale of the Company, so long as prior to or simultaneously with completion of that transaction, the Series A Preferred will be redeemed in full):

             (i) the amendment of the Certificate of Incorporation or By-laws of the Corporation, or the alteration or change of the powers, rights, privileges or preferences of the Series A Preferred, if such amendment, alteration or change would adversely affect any of the powers, rights, privileges or preferences of the holders of the Series A Preferred;

             (ii) the authorization of (or issuance of any shares of) any class of Preferred Stock which ranks senior to or pari passu with the Series A Preferred with respect to dividends or upon liquidation, dissolution or winding-up of the Corporation;

             (iii) the increase of the number of shares of Series A Preferred authorized for issuance; or

             (iv) the issuance after the Effective Time of any shares of Series A Preferred (excluding the issuance of share certificates upon transfers or exchanges of shares by holders (other than the Corporation) thereof or upon replacement of lost, stolen, damaged or mutilated share certificates), except for issuances of shares of Series A Preferred which have been redeemed or otherwise acquired.

     (3) Dividends; Cash and Stock Dividends.

          (a) Payment. Dividends will be payable on each share of Series A Preferred, in cash, as provided herein when, as and if declared by the Board of Directors, to the extent funds are legally available therefor.

                                     D-2-5

          (b) Rates; Dates Payable. Dividends on shares of Series A Preferred will be payable in cash at a rate per annum equal to 12% of the Preferred Liquidation Value (as defined in Section 3(d)(ii) below) thereof (the 'Dividend Rate'). Such dividends shall be payable semi-annually on June 30 and December 31 of each year (each such date hereinafter referred to as a 'Dividend Payment Date' and each such dividend period hereinafter referred to as a 'Dividend Period') (or, if such date is not a Business Day, then on the next succeeding Business Day), to the holders of record as they appear on the register of the Corporation for the shares of such Series A Preferred.

          (c) Record Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of the dividends payable pursuant to Section 3(b), which record date shall not be more than 60 days prior to the Dividend Payment Date.

          (d) Accrual.

             (i) Dividends on the shares of Series A Preferred shall accrue cumulatively on a daily basis and shall accrue from the Date of Issuance to and including the date on which the redemption of such share of Series A Preferred shall have been effected or on which full payment with respect to such share shall have been made pursuant to any liquidation, dissolution or winding-up of the Corporation, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

             (ii) To the extent not paid on any Dividend Payment Date, all dividends which have accrued on any share of Series A Preferred then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Date of Issuance in the case of the initial Dividend Payment Date) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such share of Series A Preferred (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. The 'Preferred Liquidation Value' of any share of Series A Preferred as of a particular date shall be equal to the sum of $100 plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) on such share of Series A Preferred added to the Preferred Liquidation Value of such share of Series A Preferred on any Dividend Payment Date pursuant to this Section 3(d) and not thereafter paid.

          (e) Priority. For so long as any shares of Series A Preferred shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to the Common Stock, or any other class or series of stock of the Corporation ranking junior to the Series A Preferred (together with the Common Stock, a 'Junior A Stock') as to dividends or distributions of assets upon liquidation, dissolution or winding up, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation of shares of Common Stock or any other Junior A Stock shall be made on any date unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock or any other Junior A Stock or (ii) the acquisition of any shares of any Common Stock or any other Junior A Stock upon conversion or exchange thereof into or for any shares of any other class of Common Stock or other Junior A Stock.

     (4) Redemption.

          (a) Redemption by the Corporation.

             (i) To the extent funds are legally available therefor, on the
        earlier of (x)             , 2009(1), or if such date is not a Business
        Day then on the next Business Day, and (y) the date on which a Sale of the Company or a Qualifying Offering occurs, the Corporation shall redeem at the Redemption Price

------------------
(1) Day and month of closing.

                                     D-2-6
        therefor all issued and outstanding shares of Series A Preferred (the events described in any of the above clauses (x) or (y) are each referred to herein as a 'Redemption Event').

             (ii) To the extent funds are legally available therefor, on any Business Day prior to a Redemption Event, the Corporation, at its option, may redeem at the Redemption Price therefor all or any portion of the shares of Series A Preferred then issued and outstanding.

             (iii) The date on which shares of Series A Preferred are required to be redeemed pursuant to this Section 4 is referred to herein as the 'Redemption Date.' If, on the Redemption Date, there shall be insufficient funds of the Corporation legally available for the complete redemption of the Series A Preferred, such amount of the funds as is legally available shall be used for the redemption obligation as described in Section 4(d) of this Part III. If the Corporation shall fail to discharge its obligation to redeem shares of the Series A Preferred upon the occurrence of a Redemption Event, such obligation shall be discharged as soon as the Corporation is permitted by law to discharge such obligations. Such redemption obligation shall be cumulative so that if such obligation shall not be fully discharged for any reason, all funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such obligation is discharged.

             The redemption price (the 'Redemption Price') for each outstanding share of Series A Preferred to be redeemed pursuant to this Section 4(a) shall be the Preferred Liquidation Value thereof as of the Redemption Date.

          (b) Payment of Redemption Price. Each payment of the Redemption Price in accordance with Section 4(a)(iii) of this Part III shall be made to the holder of each share of Series A Preferred being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share of Series A Preferred, duly endorsed in blank or accompanied by an appropriate form of assignment.

          (c) Redeemed Shares not to be Reissued. All shares of Series A Preferred redeemed pursuant to Section 4(a) of this Part III shall be retired and canceled and shall not thereafter be reissued. This Section shall not apply to any shares of Series A Preferred which is otherwise redeemed, purchased or acquired by the Corporation.

          (d) Amount of Shares Redeemed. The Corporation may acquire shares of the Series A Preferred from time to time without redeeming or otherwise acquiring all or any other issued and outstanding shares of the Series A Preferred (such acquisition, a 'Special Acquisition'). Except with respect to any Special Acquisition, if less than all of the issued and outstanding shares of Series A Preferred is to be redeemed pursuant to this Section 4, the Corporation shall determine the number of shares held by each holder of such series to be redeemed as hereinafter provided. The number of shares of Series A Preferred to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares of Series A Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Preferred then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred then issued and outstanding.

          (e) Notice of Redemption. Notice of the redemption of shares of Series A Preferred pursuant to Section 4(a) of this Part III, specifying the time and place of redemption and the Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the stock records of the Corporation not less than 10 Business Days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred to be redeemed. Such notice shall also specify the number of shares of Series A Preferred of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares of Series A Preferred represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

          (f) Dividends After Redemption Date. Unless the Redemption Price is not made available on the Redemption Date to the holder of a share of Series A Preferred, then from and after the Redemption Date, such share of Series A Preferred shall not be entitled to any dividends accruing after such date, all rights of the holder of such share of Series A Preferred as a stockholder of the Corporation by reason of the

                                     D-2-7
     ownership of such share of Series A Preferred shall cease, except the right to receive the Redemption Price of such share of Series A Preferred upon the presentation and surrender of the certificate representing such share of Series A Preferred and such share of Series A Preferred shall not after such date be deemed to be outstanding for any purpose.

     (5) Liquidation Rights.

          (a) Preference. Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of issued and outstanding shares of Series A Preferred shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other Junior A Stock, an amount per share of Series A Preferred, in cash, equal to the Preferred Liquidation Value of such shares as of the date of final distribution. Such assets shall be distributed ratably among the shares of Series A Preferred.

          (b) Preferences are not Participating. After the payment to the holders of the shares of Series A Preferred of the full preferential amounts provided for in Section 5 of this Part III the holders of shares of Series A Preferred shall have no right or claim to any of the remaining assets of the Corporation.

          (c) Mergers, etc. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

     5. The Corporation is to have perpetual existence.

     6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     7. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     8. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

     Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the Corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the General Corporation Law of the State of Delaware is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

     11. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or

                                     D-2-8
class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on the Corporation.

     12. Any action required or permitted under the General Corporation Law of the State of Delaware to be taken at an annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     13. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors which shall constitute the whole board shall be not more than twelve (12) nor less than one
(1), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated
herein are true as of this      day of             , 1998.

                                            ALLIED DIGITAL TECHNOLOGIES CORP.
                                            By: ________________________________
                                                Name:
                                                Title:

                                     D-2-9

                                                                         ANNEX E

                          STOCKHOLDER VOTING AGREEMENT

     AGREEMENT, dated as of May 5, 1998, by and between Analog Acquisition Corp., a Delaware corporation ('Purchaser'), and the other party(ies) signatory hereto (the 'Stockholder'). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof, by and between Purchaser and ABC (the 'Company') (as such agreement may be amended from time to time, the 'Merger Agreement').

     WHEREAS, concurrently herewith, Purchaser and the Company are entering into a Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the 'Merger'), whereby each share of common stock, par value $.01 per share, of the Company ('Company Common Stock') issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash, other than any shares to remain outstanding pursuant to Section 2(g)(iii) of the Merger Agreement and any Dissenting Shares as defined in
Section 2(i) of the Merger Agreement.

     [WHEREAS, the Stockholder desires to convert, upon payment of the exercise price, certain of its Options into shares of Company Common Stock immediately prior to the Effective Time.]

     WHEREAS, as a condition to Purchaser's entering into the Merger Agreement, Purchaser requires that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement with Purchaser.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     SECTION 1. Certain Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

     'Acquisition Proposal' shall mean any agreement, letter of intent, proposal or offer (other than the transactions contemplated in the Merger Agreement) involving the Company or any of its Subsidiaries for, or an inquiry or indication of interest that reasonably could be expected to lead to: (i) any merger, consolidation, share exchange, recapitalization, reorganization, dissolution, liquidation, business combination, or other similar transaction with the Company or any of its Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions, or (iii) any tender offer or exchange offer for all or any portion of the outstanding shares of capital stock of the Company or any of its Subsidiaries or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, but shall not include the Merger Agreement.

     'Affiliate' means, with respect to any Person, any other Person directly or indirectly controlling, Controlled by, or under common Control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the Company. For the purpose of this definition, the term 'control' (including with correlative meanings, the terms 'controlling', 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

     'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a 'group' as described in Section 13(d)(3) of the Exchange Act.

     'Business Days' means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

     'Company' has the meaning ascribed thereto in the recitals of this Agreement.

     'Company Common Stock' has the meaning ascribed thereto in the recitals of this Agreement.

     'Control' (including the terms 'Controlled by' and 'under common Control with') means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

     'Existing Shares' has the meaning ascribed thereto in Section 2(a)(i).

     'HSR Act' means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     'Merger' has the meaning ascribed thereto in the recitals of this Agreement.

     'Permitted Transferee' means in the case of any Stockholder, (a) a spouse or lineal descendent (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of the Stockholder or (b) any trust or estate the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons described in clause (a) above.

     'Person' means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     'Purchaser' has the meaning ascribed thereto in the introductory paragraph of this Agreement.

     'Shares' means the Existing Shares, together with any shares of Company Common Stock acquired of record or beneficially by the Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; provided, however, that in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term 'Shares' shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     'Stockholder' has the meaning ascribed thereto in the introductory paragraph to this Agreement.

     'Subsidiary' means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     'Termination Date' has the meaning ascribed thereto in Section 10 of this Agreement.

     'Trustee' has the meaning ascribed thereto in Section 2(a)(i) of this Agreement.

     SECTION 2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:

          (a)(i) The Stockholder is either (A) the record holder or beneficial owner of the number of, or (B) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a 'Trustee'), shares of Company Common Stock and Options as is set forth opposite the Stockholder's name on Schedule I hereto (the 'Existing Shares').

          (ii) On the date hereof, the Existing Shares set forth opposite the Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by the Stockholder. The Stockholder does not have record or beneficial ownership of any Shares not set forth on Schedule I hereto.

          (iii) The Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite the Stockholder's name on
     Schedule I and sole voting power with respect to the matters set forth in

     Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite the Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          (iv) The Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by the Stockholder and will have sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by the Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          (b) The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. Other than as set forth in Schedule 2(b), the execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party or by which the Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification. All necessary consents of any beneficiary of or holder of interest in any trust of which a Stockholder is Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms.

          (c) (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents applicable to the Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

          (d) Except for the shares of Company Common Stock identified in
     Schedule II hereto (the 'Pledged Shares'), the Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

          (f) The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement with Purchaser.

     SECTION 3. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

          (b) Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action other than shareholder approval which shall be effected prior to the Effective Time. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally,
     (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

          (c) The execution and delivery of this Agreement do not, and the consummation by Purchaser of the transactions contemplated by this Agreement and compliance by Purchaser with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or 'put' right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Purchaser under, (i) any charter or by-laws of Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of any of the transactions contemplated by this Agreement.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

     SECTION 4.  Agreement to Vote; Proxy.

          (a) The Stockholder hereby agrees that, until the Termination Date (as defined in Section 10), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by the Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by Purchaser in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in the majority of the board of directors of the Company; (D) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (E) any other material change in the Company's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i) or (ii) of the preceding sentence.

          (b) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PURCHASER AND ANY DESIGNEE OF PURCHASER, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN SECTION 4(a) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE STOCKHOLDER'S SHARES.

     SECTION 5. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

          (a) Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Purchaser or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal. If the Stockholder in its capacity as such receives any such inquiry or proposal, then the Stockholder shall within 24 hours furnish Purchaser with an accurate description of the material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided, that the limitation set forth in this sentence shall not restrict the Stockholder from engaging in any such activities with such a third party who hereafter makes a Superior Acquisition Proposal. The foregoing provisions of this
     Section 5(a) shall not restrict a Stockholder who is also a director of the Company from taking any actions, or refraining from complying with the provisions of this Section 5(a) solely in the Stockholder's capacity as a director, provided that any such actions do not violate Section 5(k) of the Merger Agreement.

          (b) Prior to the Termination Date, the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of the Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have. The Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

          [(d) (i) [Stockholder hereby agrees to convert Options to purchase Company Common Stock into Shares immediately prior to the Effective Time and] subject to the terms and provisions of the Merger Agreement, in connection with the Merger, the Stockholder hereby agrees to retain an
     aggregate of        shares of Surviving Corporation Common Stock held by
     and registered in the name of the Stockholder, and
     in the amount opposite such name, set forth on Schedule III hereto, upon
     conversion of, and with respect to,        of such Stockholder's Shares
     (the 'Rollover Shares') unless otherwise agreed with Purchaser.

             [(ii) The Stockholder shall use its best efforts to negotiate and execute an Investors Agreement on terms and conditions mutually satisfactory to Purchaser and Stockholder.]

          (e) Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred to the Stockholder and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, the Stockholder who is a Trustee shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time and (ii) the Termination Date.

          [(f) The Stockholder shall take all actions necessary to cause any Rollover Shares that constitute Pledged Shares, prior to the Effective Time, to be free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.]

     SECTION 6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     SECTION 7. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

     SECTION 8. Stop Transfer. The Stockholder agrees with, and covenants to, Purchaser that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

     [SECTION 9. Rule 145 Affiliates. The Stockholder who is an 'affiliate' of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, hereby agrees to deliver to Purchaser, on or prior to the Effective Time, a written agreement in form and substance acceptable to Purchaser, restricting the disposition of Rollover Shares.]

     SECTION 10. Termination. The obligations of the Stockholder and the irrevocable proxy contained in Section 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the 'Termination Date'); provided that the provisions of Sections 2, 3, 10 and 11 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Effective Time and/or the Termination Date, as applicable.

     SECTION 11.  Miscellaneous.

          (a) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the day of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, provided that a copy shall be sent via certified mail, return receipt requested, simultaneously with any such facsimile; (iii) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Stockholder:             [            ]

If to Purchaser:                   Analog Acquisition Corp.
                                   c/o 399 Venture Partners Inc.
                                   399 Park Avenue
                                   14th Floor, Zone 4
                                   New York, NY 10043
                                   Attn: Richard M. Cashin, Jr.
                                   Telecopier: 212-888-2940

and:                               Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, NY 10178
                                   Attn: Philip H. Werner, Esq.
                                   Telecopier: 212-309-6273

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

          (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

          (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

          (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. The Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of the Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of the Stockholder's Shares.

          (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

          (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

          (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          ANALOG ACQUISITION CORP.
                                          BY: __________________________________
                                            NAME:
                                            TITLE:
                                            ____________________________________
                                            [STOCKHOLDER]

                                                                      SCHEDULE I

                                EXISTING SHARES

SHAREHOLDER                                                               NO. OF EXISTING SHARES    NO. OF OPTION SHARES
-----------------------------------------------------------------------   ----------------------    --------------------

                                                                     SCHEDULE II

                                 PLEDGED SHARES

                                                                           NO. OF PLEDGED SHARES
                                                                           ---------------------

                            ROLLOVER SHARES

                                                                              NO. OF ROLLOVER
STOCKHOLDER                                                                       SHARES
------------------------------------------------------------------------   ---------------------

                                                                         ANNEX F

                               ROLLOVER AGREEMENT

     AGREEMENT, dated as of May 5, 1998, by and between Analog Acquisition Corp., a Delaware corporation ('Purchaser' and the other party signatory hereto (the 'Stockholder'). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof, by and between Purchaser and ABC (the 'Company') (as such agreement may be amended from time to time, the 'Merger Agreement').

     WHEREAS, concurrently herewith, Purchaser and the Company are entering into a Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the 'Merger'), whereby each share of common stock, par value $.01 per share, of the Company ('Company Common Stock') issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash, other than any shares to remain outstanding pursuant to Section 2(g)(iii) of the Merger Agreement and any Dissenting Shares as defined in
Section 2(i) of the Merger Agreement.

     WHEREAS, the Stockholder desires to convert, upon payment of the exercise price, certain of its Options into shares of Company Common Stock immediately prior to the Effective Time.

     WHEREAS, as a condition to Purchaser's entering into the Merger Agreement, Purchaser requires that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement with Purchaser.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     SECTION 1. Certain Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

          'Acquisition Proposal' shall mean any agreement, letter of intent, proposal or offer (other than the transactions contemplated in the Merger Agreement) involving the Company or any of its Subsidiaries for, or an inquiry or indication of interest that reasonably could be expected to lead to: (i) any merger, consolidation, share exchange, recapitalization, reorganization, dissolution, liquidation, business combination, or other similar transaction with the Company or any of its Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions, or (iii) any tender offer or exchange offer for all or any portion of the outstanding shares of capital stock of the Company or any of its Subsidiaries or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, but shall not include the Merger Agreement.

          'Affiliate' means, with respect to any Person, any other Person directly or indirectly controlling, Controlled by, or under common Control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the Company. For the purpose of this definition, the term 'control' (including with correlative meanings, the terms 'controlling', 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

          'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a 'group' as described in Section 13(d)(3) of the Exchange Act.

          'Business Days' means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

          'Company' has the meaning ascribed thereto in the recitals of this Agreement.

          'Company Common Stock' has the meaning ascribed thereto in the recitals of this Agreement.

          'Control' (including the terms 'Controlled by' and 'under common Control with') means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

          'Existing Shares' has the meaning ascribed thereto in Section 2(a).

          'Merger' has the meaning ascribed thereto in the recitals of this Agreement.

          'Permitted Transferee' means in the case of any Stockholder, (a) a spouse or lineal descendent (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of the Stockholder or (b) any trust or estate the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons described in clause (a) above.

          'Person' means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          'Purchaser' has the meaning ascribed thereto in the introductory paragraph of this Agreement.

          'Shares' means the Existing Shares, together with any shares of Company Common Stock acquired of record or beneficially by the Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; provided, however, that in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term 'Shares' shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          'Stockholder' has the meaning ascribed thereto in the introductory paragraph to this Agreement.

          'Termination Date' has the meaning ascribed thereto in Section 9 of this Agreement.

          'Trustee' has the meaning ascribed thereto in Section 2(a) of this Agreement.

     SECTION 2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:

             (a) The Stockholder is either (A) the record holder or beneficial owner of the number of, or (B) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a 'Trustee'), shares of Company Common Stock and Options as is set forth opposite the Stockholder's name on
        Schedule I hereto (the 'Existing Shares').

             (b) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

             (c) The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement with Purchaser.

     SECTION 3. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:

             (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

             (b) Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action other than shareholder approval which shall be effected prior to the Effective Time. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

             (c) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

     SECTION 4. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

             (a) Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Purchaser or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal. If the Stockholder in its capacity as such receives any such inquiry or proposal, then the Stockholder shall within 24 hours furnish Purchaser with an accurate description of the material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; provided, that the limitation set forth in this sentence shall not restrict the Stockholder from engaging in any such activities with such a third party who hereafter makes a Superior Acquisition Proposal. The foregoing provisions of this Section 4(a) shall not restrict a Stockholder who is also a director of the Company from taking any actions, or refraining from complying with the foregoing provision, in the Stockholder's capacity as a director, provided that any such actions do not violate Section 5(k) of the Merger Agreement.

             (b) Prior to the Termination Date, the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of the Stockholder's Rollover Shares as defined below or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

             (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have. The Trustee represents that no beneficiary who is a beneficial owner of

        Rollover Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

             (d) [(i) Stockholder hereby agrees to convert, upon payment of the
        exercise price thereof, [      ] Options to purchase Company Common
        Stock into [      ] Shares immediately prior to the Effective Time and]
        subject to the terms and provisions of the Merger Agreement, in connection with the Merger, the Stockholder hereby agrees to retain an
        aggregate of [      ] shares of Surviving Corporation Class A Common
        Stock held by and registered in the name of the Stockholder, and in the amount opposite such name, set forth on Schedule II hereto, upon
        conversion of, and with respect to, [      ] of such Stockholder's
        Shares (the 'Rollover Shares') unless otherwise agreed with Purchaser.

               (ii) The Stockholder shall use its best efforts to negotiate and execute an Investors Agreement on terms and conditions mutually satisfactory to Purchaser and Stockholder.

             (e) Unless, in connection therewith, the Rollover Shares held by any trust which are presently subject to the terms of this Agreement are transferred to the Stockholder and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Rollover Shares become signatories to this Agreement, the Stockholder who is a Trustee shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time and (ii) the Termination Date.

             (f) The Stockholder shall take all actions necessary to cause any Rollover Shares, prior to the Effective Time, to be free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     SECTION 5. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     SECTION 6. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Rollover Shares and shall be binding upon any person or entity to which legal or Beneficial Ownership of such Rollover Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

     SECTION 7. Stop Transfer. The Stockholder agrees with, and covenants to, Purchaser that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Rollover Shares, unless such transfer is made in compliance with this Agreement.

     SECTION 8. Rule 145 Affiliates. The Stockholder who is an 'affiliate' of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, hereby agrees to deliver to Purchaser, on or prior to the Effective Time, a written agreement in form and substance acceptable to Purchaser, restricting the disposition of Rollover Shares.

     SECTION 9. Termination. The obligations of the Stockholder hereunder shall terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the 'Termination Date'); provided that the provisions of Sections 2, 3, 9 and 10 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Effective Time and/or the Termination Date, as applicable.

     SECTION 10. Miscellaneous.

     (a) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(i) on the day of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, provided that a copy shall be sent via certified mail, return receipt requested, simultaneously with any such facsimile; (iii) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Stockholder:      [Name]
                            [Address]

If to Purchaser:            Analog Acquisition Corp.
                            c/o 399 Venture Partners Inc.
                            399 Park Avenue
                            14th Floor, Zone 4
                            New York, NY 10043
                            Attn: Richard M. Cashin, Jr.
                            Telecopier: 212-888-2940

and:                        Morgan, Lewis & Bockius LLP
                            101 Park Avenue
                            New York, NY 10178
                            Attn: Philip H. Werner, Esq.
                            Telecopier: 212-309-6273

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

     (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

     (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. The Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of the Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of the Stockholder's Shares.

     (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

     (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

     (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          ANALOG ACQUISITION CORP.

                                          BY: __________________________________
                                            NAME:
                                            TITLE:
                                            ____________________________________
                                            (NAME)

                                                                      SCHEDULE I

                                EXISTING SHARES

STOCKHOLDER                       NO. OF EXISTING SHARES    NO. OF OPTION SHARES
--------------------------------------------------------    --------------------

                                                                     SCHEDULE II

                                ROLLOVER SHARES

STOCKHOLDER                                               NO. OF ROLLOVER SHARES
--------------------------------------------------------------------------------